                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                            -----------------------

                                FORM 10/A

                              AMENDMENT NO.1
                                      TO
                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR 12(G) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                       TCI Satellite Entertainment, Inc.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                               84-1352884
      -------------------------------                  ----------
        (State of incorporation                    (I.R.S. Employer
            or organization)                      Identification No.)


      8085 South Chester, Suite 300
          Englewood, Colorado                            80112
     -------------------------------                  ----------
        (Address of principal                         (Zip Code)
          executive offices)


Registrant's telephone number, including area code   (303) 712-4600
                                                     --------------

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                    Series A Common Stock, $1.00 par value
                    --------------------------------------
                               (Title of class)

                    Series B Common Stock, $1.00 par value
                    --------------------------------------
                               (Title of class)

                       TCI SATELLITE ENTERTAINMENT, INC.

                 INFORMATION INCLUDED IN INFORMATION STATEMENT
                    AND INCORPORATED IN FORM 10 BY REFERENCE

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10


ITEM                                            ITEM CAPTION                LOCATION IN INFORMATION STATEMENT
----                                            ------------                ---------------------------------
NO.
---
1.                                               Business.                  SUMMARY; RISK FACTORS; THE DISTRIBUTION -- Reasons for
                                                                            the Distribution; THE DISTRIBUTION -- Certain
                                                                            Consequences of the Distribution; ARRANGEMENTS BETWEEN
                                                                            TCI AND THE COMPANY AFTER THE DISTRIBUTION; BUSINESS OF
                                                                            THE COMPANY; MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                                                                            FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

2.                                               Financial Information.     SUMMARY; RISK FACTORS; SELECTED FINANCIAL DATA;
                                                                            MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                                                                            CONDITION AND RESULTS OF OPERATIONS; FINANCIAL
                                                                            STATEMENTS.

3.                                               Properties.                BUSINESS OF THE COMPANY -- Properties.

4.                                               Security Ownership of      RISK FACTORS -- Disparate Voting Rights; Substantial
                                                 Certain Beneficial         Stockholders; MANAGEMENT OF THE COMPANY -- Stock
                                                 Owners and Management.     Ownership of Management; PRINCIPAL STOCKHOLDERS OF THE
                                                                            COMPANY.

5.                                               Directors and Executive    MANAGEMENT OF THE COMPANY; DESCRIPTION OF COMPANY
                                                 Officers.                  CAPITAL STOCK -- Limitation on Directors' Liability;
                                                                            Indemnification.

6.                                               Executive Compensation.    MANAGEMENT OF THE COMPANY.

7.                                               Certain Relationships      SUMMARY; RISK FACTORS -- Relationship with TCI;
                                                 and Related Transactions.  RISK FACTORS -- Potential Conflicts of Interest


                                                                        ARRANGEMENTS BETWEEN TCI AND THE
                                                                         COMPANY AFTER THE DISTRIBUTION; THE
                                                                         DISTRIBUTION; MANAGEMENT OF THE COMPANY.

 8.  Legal Proceedings.                                                 BUSINESS OF THE COMPANY -- Legal Proceedings.

 9.  Market Price of and Dividends on the Registrant's                  SUMMARY; RISK FACTORS -- Dividends and
     Common Equity and Related Stockholder Matters.                      Dividend Policy; RISK FACTORS -- Absence of
                                                                         Prior Trading Market; THE DISTRIBUTION;
                                                                         DESCRIPTION OF COMPANY CAPITAL STOCK.

10.  Recent Sales of Unregistered Securities.                           Not Applicable.

11.  Description of Registrant's Securities to be Registered.           RISK FACTORS -- Potential Antitakeover
                                                                         Provisions; DESCRIPTION OF COMPANY CAPITAL
                                                                         STOCK.

12.  Indemnification of Directors and Officers.                         DESCRIPTION OF COMPANY CAPITAL STOCK --
                                                                         Limitation on Directors' Liability;
                                                                         Indemnification.

13.  Financial Statements and Supplementary Data.                       SUMMARY; RISK FACTORS; SELECTED FINANCIAL
                                                                         DATA; MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                                                                         FINANCIAL CONDITION AND RESULTS OF
                                                                         OPERATIONS; FINANCIAL STATEMENTS.

14.  Changes in and Disagreements with Accountants on                   Not Applicable.
     Accounting and Financial Disclosure.

15.  Financial Statements and Exhibits.                                 FINANCIAL STATEMENTS; EXHIBIT INDEX.

                           TELE-COMMUNICATIONS, INC.
                               TERRACE TOWER II
                               5619 DTC PARKWAY

                         ENGLEWOOD, COLORADO 80111-3000

Dear Fellow Shareholder:

  The Board of Directors of Tele-Communications, Inc. ("TCI") has declared a distribution (the "Distribution") by TCI to holders of its TCI Group Common Stock (as defined below) of shares of the Series A Common Stock, $1.00 par value per share (the "Series A Common Stock"), and the Series B Common Stock, $1.00 par value per share (the "Series B Common Stock" and, together with the Series A Common Stock, the "Company Common Stock"), of TCI Satellite Entertainment, Inc. (the "Company"), a wholly owned subsidiary of TCI. The
Distribution will occur on      , 1996 (the "Distribution Date") and will be
made as a dividend to holders of record at the close of business on      ,
1996 (the "Record Date") of shares of Tele-Communications, Inc. Series A TCI Group Common Stock, $1.00 par value per share (the "Series A TCI Group Common Stock") and Tele-Communications, Inc. Series B TCI Group Common Stock, $1.00 par value per share (the "Series B TCI Group Common Stock" and, together with the Series A TCI Group Common Stock, the "TCI Group Common Stock").

  If you are a stockholder of record of TCI Group Common Stock on the Record Date, you will receive one share of Series A Common Stock for each ten shares of Series A TCI Group Common Stock owned by you of record at the close of business on the Record Date and one share of Series B Common Stock for each ten shares of Series B TCI Group Common Stock owned by you of record as of the close of business on the Record Date. Fractional shares will not be issued. Fractions of one-half or greater of a share will be rounded up and fractions of less than one-half of a share will be rounded down to the nearest whole number of shares of Series A Common Stock and Series B Common Stock. You will receive your stock certificate or certificates for Company Common Stock in a separate mailing shortly after the Distribution Date.

  The Distribution will not affect the number of shares of Series A TCI Group Common Stock and Series B TCI Group Common Stock that you hold, and does not require any payment or other action by you. No vote of TCI's shareholders is required to effect the Distribution and proxies are not being solicited.

  The attached Information Statement, which is being distributed to all holders of TCI Group Common Stock in connection with the Distribution, contains information concerning the Distribution, the business of the Company and certain effects of the divestiture of the Company through the Distribution. You are urged to examine this document carefully and to retain it for future reference.

  The shares of Series A Common Stock and Series B Common Stock to be distributed are expected to be approved for listing on the Nasdaq National Market under the symbols "TSAT A" and "TSAT B", respectively.

  Any questions you may have concerning the Distribution may be addressed to Investor Relations, Tele-Communications, Inc., P.O. Box 5630, Denver, Colorado 80217; telephone (303) 267-5051.

                                          Sincerely,

                                          Bob Magness Chairman of the Board
                                          John C. Malone Chief Executive
                                           Officer

Englewood, Colorado
     , 1996

                       TCI SATELLITE ENTERTAINMENT, INC.
                         8085 SOUTH CHESTER, SUITE 300
                           ENGLEWOOD, COLORADO 80112

                                                               November  , 1996

Dear Shareholder:

  I am pleased to welcome you as a shareholder of TCI Satellite Entertainment, Inc. (the "Company"), a new Company formed to operate the digital satellite programming distribution business formerly operated as part of the TCI Group of Tele-Communications, Inc. ("TCI").

  While we are a new public Company, we are actually one of the pioneers in the satellite to home business. Our Company and its predecessor entities began operations back in 1990, as a distributor of the PRIMESTAR Partners, L.P. ("PRIMESTAR Partners") programming service. PRIMESTAR (R), at that time, was an analog service, limited to seven broadcast television superstations, TV Japan and three pay-per-view stations, and was offered in an effort to serve customers in rural areas unable to obtain cable television service. In 1994, PRIMESTAR Partners was among the first digital video to home satellite providers.

  Over the years, both technology and content have improved dramatically. Our PRIMESTAR By TCI service offers over 90 channels of digital programming with superb picture quality. As a result, the demand for satellite to home services has expanded beyond the rural marketplace. Today, your Company serves approximately 20 percent of a 3.5 million subscriber industry.

  Through PRIMESTAR Partners, your Company's partnership with six other companies, the Company expects to broadcast over two new satellites in 1997. This will increase our digital channel offerings to over 140 and reduce the receive dish size down to below 30 inches.

  The digital satellite television industry is a very competitive and fast growing industry. The future holds many challenges and opportunities for us. We hope you participate in this exciting future with us.

                                          Sincerely,

                                          Gary S. Howard
                                          President and Chief Executive
                                           Officer

                             INFORMATION STATEMENT

                       TCI SATELLITE ENTERTAINMENT, INC.

                         8085 SOUTH CHESTER, SUITE 300
                           ENGLEWOOD, COLORADO 80112
                                (303) 712-4600

  This Information Statement is being furnished by Tele-Communications, Inc., a Delaware corporation ("TCI"), in connection with the distribution (the "Distribution") by TCI to the holders of record of shares of Tele-Communications, Inc. Series A TCI Group Common Stock, $1.00 par value per share (the "Series A TCI Group Common Stock"), and to the holders of record of shares of Tele-Communications, Inc. Series B TCI Group Common Stock, $1.00 par value per share (the "Series B TCI Group Common Stock" and, together with the Series A TCI Group Common Stock, the "TCI Group Common Stock"), of all the issued and outstanding common stock (the "Company Common Stock") of TCI Satellite Entertainment, Inc., a Delaware corporation and a wholly owned
subsidiary of TCI (the "Company"). The Distribution will be made on       ,
1996 (the "Distribution Date") as a dividend to the holders of record of TCI Group Common Stock (such holders, the "TCI Group Stockholders") at the close
of business on      , 1996 (the "Record Date"), on the basis of one share of
the Company's Series A Common Stock, $1.00 par value per share (the "Series A Common Stock"), for each ten shares of Series A TCI Group Common Stock held of record on the Record Date, and one share of the Company's Series B Common Stock, $1.00 par value per share (the "Series B Common Stock"), for each ten shares of Series B TCI Group Common Stock held of record on the Record Date. No certificates or scrip representing fractional shares of Series A Common Stock or Series B Common Stock will be issued. Fractions of one-half or greater of a share will be rounded up and fractions of less than one-half of a share will be rounded down to the nearest whole number of shares of Series A Common Stock or Series B Common Stock.

  The TCI Group Stockholders will not be required to pay any consideration for the shares of Company Common Stock they receive in the Distribution. There is no current public trading market for the Company Common Stock. The shares of Series A Common Stock and Series B Common Stock to be distributed are expected to be approved for listing on the Nasdaq National Market upon issuance under the symbols "TSAT A" and "TSAT B," respectively.

  In connection with the Distribution, TCI will cause to be transferred to the Company and its subsidiaries certain assets and businesses (and the related liabilities) constituting all of TCI's interests in the business of distributing multichannel programming services directly to consumers in the United States via digital medium power or high power satellite, including the rental and sale of customer premises equipment relating thereto (the "Digital Satellite Business").

  In reviewing this Information Statement, stockholders should carefully consider the matters described under the heading "Risk Factors" beginning on
p. 15.

  THIS INFORMATION STATEMENT CONTAINS MANY FORWARD-LOOKING STATEMENTS ABOUT BUSINESS STRATEGIES, MARKET POTENTIAL, FUTURE FINANCIAL PERFORMANCE, NEW SERVICE LAUNCHES AND OTHER MATTERS. SUCH STATEMENTS INVOLVE MANY RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS, INCLUDING, WITHOUT LIMITATION, THOSE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING "RISK FACTORS," BEGINNING ON P. 15.

                                ---------------

 NO VOTE OF STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS DISTRIBUTION. WE
   ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                ---------------

 THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
  SECURITIES AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES COMMISSION NOR
   HAS  THE SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES
    COMMISSION PASSED  UPON THE ACCURACY  OR ADEQUACY OF  THIS INFORMATION
     STATEMENT.  ANY  REPRESENTATION  TO   THE  CONTRARY  IS  A  CRIMINAL
      OFFENSE.

                                ---------------

            THE DATE OF THIS INFORMATION STATEMENT IS      , 1996.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form 10 (including exhibits, schedules and amendments thereto, the "Company Form 10") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company Common Stock. This Information Statement, while forming a part of the Company Form 10, does not contain all of the information set forth in the Company Form
10. Reference is hereby made to the Company Form 10 for further information with respect to the Company and the securities to be distributed to the TCI Group Stockholders in the Distribution. Statements contained herein concerning the provisions of documents filed as exhibits to the Company Form 10 are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

  The Company Form 10 is available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the SEC at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained by mail from the Public Reference Branch of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains a Web site that contains information regarding registrants (including the Company) that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov.

  Following the Distribution, the Company will be subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports, proxy statements and other information with the SEC that will be available for inspection and copying at the SEC's public reference facilities referred to above. Copies of such material can be obtained by mail at prescribed rates by writing to the Public Reference Branch of the SEC at the address referred to above. In addition, it is expected that reports, proxy statements and other information concerning the Company will be available for inspection at the Nasdaq Stock Market, 1735 K Street, N.W., Washington D.C. 20006.

  Questions concerning the Distribution should be directed to Investor Relations, Tele-Communications, Inc., P.O. Box 5630, Denver, Colorado 80217; telephone (303) 267-5051. After the Distribution, holders of Company Common Stock having inquiries related to their investment in the Company should contact Investor Relations, TCI Satellite Entertainment, Inc., 8085 South Chester, Suite 300, Englewood, Colorado 80112, (303) 712-4600.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ADDITIONAL INFORMATION...................................................   2
SUMMARY..................................................................   4
ORGANIZATION OF THE COMPANY..............................................  14
RISK FACTORS.............................................................  15
THE DISTRIBUTION.........................................................  25
ARRANGEMENTS BETWEEN TCI AND THE COMPANY AFTER THE DISTRIBUTION..........  30
CAPITALIZATION...........................................................  35
SELECTED FINANCIAL DATA..................................................  36
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS...........................................................  37
BUSINESS OF THE COMPANY..................................................  46
REGULATORY MATTERS.......................................................  70
MANAGEMENT OF THE COMPANY................................................  74
PRINCIPAL STOCKHOLDERS OF THE COMPANY....................................  87
DESCRIPTION OF COMPANY CAPITAL STOCK.....................................  89
INDEPENDENT AUDITORS.....................................................  97
GLOSSARY OF TERMS........................................................  98
FINANCIAL STATEMENTS..................................................... F-1

                                    SUMMARY

  The following summary is qualified in its entirety by the more detailed information, including financial statements, appearing elsewhere in this Information Statement. For definitions of certain terms used in the satellite industry and this Information Statement, see "Glossary of Terms."

                                  THE COMPANY

  The Company was formed in connection with the Distribution to own and operate certain businesses of the TCI Group, defined below, constituting all of the TCI Group's interests in the Digital Satellite Business. At the time of the Distribution, TCI will cause to be transferred to the Company and its subsidiaries the ownership interests in (i) TCI's business of distributing the PRIMESTAR(R) programming service ("PRIMESTAR(R)"), known as PRIMESTAR By TCI, which, as of June 30, 1996, had an installed base of approximately 659,000 Authorized Units, (ii) an aggregate 20.86% partnership interest in PRIMESTAR Partners, L.P. ("PRIMESTAR Partners" or the "Partnership"), (iii) Tempo Satellite, Inc. ("Tempo"), which holds TCI's high power satellite interests, and (iv) TCI's rights under certain agreements with Telesat Canada, a Canadian corporation ("Telesat"). See "Business of the Company." References in this Information Statement to "Authorized Units" refer to the number of active authorized satellite receivers, more than one of which may be installed in a subscribing household.

  The Company was incorporated in Delaware in June 1996 and at the time of the Distribution will be a wholly owned subsidiary of TCI. The principal executive office of the Company is at 8085 South Chester, Suite 300, Englewood, Colorado 80112. Its telephone number is (303) 712-4600.

  Unless the context otherwise requires, references in this Information Statement to "the Company" refer to (i) TCI's collective interests in the Digital Satellite Business (as described above) before the Distribution Date and (ii) the Company and its consolidated subsidiaries on and after the Distribution Date. Additionally, references in this Information Statement to "TCI" include TCI's consolidated subsidiaries unless the context indicates otherwise. References to TCI prior to August 4, 1994, refer to TCI's predecessor.

                               PRIMESTAR(R)

  PRIMESTAR Partners was formed by subsidiaries of TCI, several other cable operators and General Electric Company ("G.E.") in February 1990, under the name K Prime Partners, L.P., to acquire, originate and/or provide television programming services for delivery by satellite (at Ku-band or higher frequencies) to subscribers in the continental U.S. In 1994 PRIMESTAR Partners was among the first satellite television providers to use digital compression technology for superior delivery of picture and sound. PRIMESTAR Partners currently provides 94 channels of entertainment programming throughout the continental U.S., via medium power satellite, to home satellite dishes ("dishes" or "HSDs") approximately 36 inches in diameter. During the first quarter of 1997, subject to the successful launch and operation of a new satellite, GE-2 (described below), PRIMESTAR Partners will have the capacity to increase its offering to about 140 channels of programming while reducing its dish size to approximately 29 inches for subscribers in the majority of the U.S. See "Business of the Company--PRIMESTAR By TCI--The PRIMESTAR Service."

  The PRIMESTAR(R) service is currently broadcast from Satcom K-1 ("K-1"), a medium power satellite located at the 85(degrees) West Longitude ("W.L.") orbital position that was launched in January 1986 and is nearing the end of its normal useful life. K-1 is ultimately expected to be replaced by GE-2 ("GE-2"), a medium power satellite that is currently scheduled to be launched on January 31, 1997 and to be operational within 60 days after launch. In November 1996, pending the availability of GE-2, K-1 will be replaced by another medium power satellite, Satcom K-2 ("K-2"), which is currently located at 81(degrees) W.L. and will be moved to 85(degrees) W.L. K-2 is expected to begin inclined orbit operations in January 1997, however, and if a replacement satellite is not available, PRIMESTAR(R) subscribers could begin to experience unacceptable outage levels in the month of June 1997. Thus, a delay in the availability of GE-2 could result in a material adverse effect on PRIMESTAR Partners and the Company. If GE-2 suffers a launch failure, another communications satellite, denominated GE-3 ("GE-3"), which is currently expected to be available for launch in the summer of 1997, will be launched to replace GE-2. Each of K-1, K-2, GE-2 and GE-3 is owned by GE American Communications, Inc. ("GE Americom"), which is a subsidiary of G.E. and the parent company of G.E. Americom Services, Inc. ("GEAS"), a partner of PRIMESTAR Partners. See "Risk Factors--Risks of Failure of Delay in Launch of GE-2--Risks of Satellite Defect, Loss or Reduced Performance" and "Risk Factors--Risks of Failure of Delay in Launch of GE-2-- Risk of Inclined Orbit Operations".

  The PRIMESTAR(R) service is distributed through distributors ("Distributors"), all of which are affiliated with the Partnership's partners other than G.E. The Partnership's Distributors operate in non-exclusive territories assigned by PRIMESTAR Partners' management, which territories generally comprise, among other areas, areas in and around localities in which affiliates of such Distributors have cable television franchises. TCI, through various subsidiaries, has been engaged in the business of distributing PRIMESTAR(R) since December 1990. The Company's predecessor was incorporated in February 1995 to consolidate TCI's PRIMESTAR(R) distribution business in one subsidiary, and will be merged into the Company in connection with the Distribution.

                                   TEMPO

  The Company is pursuing various alternative strategies to participate in the high power segment of the digital satellite industry. The Company, through Tempo, holds a construction permit issued by the Federal Communications Commission ("FCC"), authorizing construction of a high power direct broadcast satellite ("DBS") system consisting of two or more satellites delivering DBS service in 11 frequencies at the 119(degrees) W.L. orbital position and 11 frequencies at the 166(degrees) W.L. orbital position (the "Construction Permit"). Tempo is also a party to a satellite construction agreement with Space Systems/Loral, Inc. ("Loral"), dated as of February 22, 1990 (the "Satellite Construction Agreement"), pursuant to which Tempo has agreed to purchase two high power direct broadcast satellites (each, a "Company Satellite" and together, the "Company Satellites") and has an option to purchase up to three additional satellites. See "Business of the Company--High Power Satellites."

  Subject to American and Canadian regulatory approvals, Tempo entered into an arrangement with Telesat in May 1996 to launch one or both of the Company Satellites into the 82(degrees) W.L. orbital position, a high power direct broadcast satellite slot allocated by international agreement to Canada (the "Telesat Transaction"). The Telesat Transaction, if consummated, provides that
(i) Tempo will sell the Company Satellites to Telesat and (ii) Telesat will simultaneously resell 27 of the 32 transponders on the Company Satellites to a subsidiary of the Company. See "Business of the Company--High Power Satellites--Telesat Transaction." No assurance can be given that the regulatory approvals necessary for the Telesat Transaction will be obtained or will be obtained on terms satisfactory to the Company. See "Risk Factors--Risks of Adverse Government Regulations and Adjudications--Telesat."

  Subject to completion of the Telesat Transaction, the Company has exercised its option under the Satellite Construction Agreement to purchase a third satellite ("Satellite No. 3"), which, if the Telesat Transaction is completed, would be designated for deployment in the 119(degrees) W.L. orbital position. If the Telesat Transaction is not consummated, Tempo currently intends to deploy one of the Company Satellites into 119(degrees) W.L.

  If the Telesat Transaction is consummated, it is expected that PRIMESTAR Partners will purchase or lease 100% of the capacity of the 27 transponders to be repurchased from Telesat. If the Telesat Transaction is not consummated, it is expected that PRIMESTAR Partners will purchase or lease 100% of the capacity of the Company Satellite to be deployed at 119(degrees) W.L. See "Business of the Company--High Power Satellites--Tempo Option".

                                    STRATEGY

  The Company's primary objectives are to maintain its position in the market as one of the premier providers of satellite delivered entertainment programming and to become one of the major providers of informational services to the home and business. It is expected that the Company's strategy will be achieved as follows:

  High Quality Programming. The Company offers consumers the PRIMESTAR(R) service, which consists of a wide variety of high quality programming, delivered digitally for laser-disc quality image and compact-disc quality sound, for a competitive price. The Company believes that the image and sound quality of the PRIMESTAR(R) service is superior to that provided by most existing cable systems and wireless cable providers, which transmit analog signals to their subscribers, and is comparable to that of other digital satellite television providers, including those using compression methods based on the MPEG-2 digital compression architecture. The Company further believes that its combination of price and services provides consumers with greater value than the respective price and service offerings of other current digital satellite service providers. In addition, when GE-2 (or its replacement, GE-3) is successfully launched and begins commercial operation, PRIMESTAR(R) will increase its channel offerings from 94 video and audio channels to over 140 channel offerings, while reducing its dish size from 36 inches to approximately 29 inches for subscribers in the majority of the U.S. See "Business of the Company--PRIMESTAR By TCI--The PRIMESTAR(R) Service," "Risk Factors--Risks of Failure or Delay in Launch of GE-2--Risks of Satellite Defect, Loss or Reduced Performance" and "Risk Factors--Risks of Failure or Delay in Launch of GE-2-- Risk of Inclined Orbit Operations."

  Continued Subscriber Growth. The Company continues to grow its substantial customer base through its multiple sales and distribution channels, which include master sales agents and their sub-agents, direct sales representatives, telemarketing, cable system operators and consumer retail outlets. The Company recently began to distribute its services through Radio Shack, one of the nation's largest consumer electronics retailers. In February 1996, PRIMESTAR Partners entered into a national agreement with Radio Shack under which PRIMESTAR(R) is expected to be sold through more than 6,500 Radio Shack stores nationwide. As of October 1996, PRIMESTAR(R) is available for sale in approximately 2,200 Radio Shack stores located in the Company's authorized distribution territories, and the Company estimates that when the arrangement is fully implemented, PRIMESTAR(R) will be available for sale in over 2,500 such stores. In addition, the Company supports its multiple distribution channels with a wide variety of advertising, marketing and promotional activities. See "Business of the Company--PRIMESTAR By TCI--Distribution" and "Business of the Company--PRIMESTAR By TCI--Marketing."

  Differentiating the Company's Offerings Through Superior Customer
Service. The Company believes that providing outstanding service, convenience and value is essential in developing long term customer relationships. The Company offers consumers a "one-stop shopping" service which includes programming, installation, maintenance, reliable customer service and satellite reception equipment. The Company maintains its own national call center ("National Call Center"), providing customers with round-the-clock telephone support for sales, installation, authorization and billing, as well as to schedule repair and customer service calls, 365 days per year. See "Business of the Company--PRIMESTAR By TCI--Distribution."

  Providing Consumers Attractive Alternatives to Obtain Equipment. The Company's equipment rental program, which includes free maintenance and repair, provides significant benefits to customers, who are not required to buy satellite equipment in order to receive the PRIMESTAR(R) service. Because PRIMESTAR By TCI is marketed as a service, with programming, equipment rental, maintenance and 24-hour customer service included in the monthly charge, the up-front costs to new subscribers of PRIMESTAR By TCI are generally lower than the up-front costs to new subscribers of the Company's competitors, who must typically purchase and install HSDs, satellite receivers and related equipment. Moreover, since the Company generally owns, services and installs all customer premises equipment for its rental customers, the Company protects its subscribers from the inconvenience of equipment failure, maintenance concerns, obsolete technology, self-installation and expired warranties. In addition, the Company recently began offering consumers several options for purchasing, rather than renting, the necessary equipment, and intends to implement a consumer financing program in late 1996 through an independent financial institution. See "Business of the Company--PRIMESTAR By TCI-- Equipment and Installation."

  Expanding Commercial Opportunities For Digital Satellite Services. The Company believes that the commercial marketplace (i.e., hotels, motels, bars, restaurants, multiple dwelling units, businesses and schools) (the "Commercial Market") offers a substantial opportunity for growth and is therefore of strategic importance. With an enhanced channel capacity in its audio and video entertainment programming, subject to the successful launch and operation of GE-2 (or its replacement, GE-3), the Company anticipates having the ability to successfully penetrate the Commercial Market. The Company also intends to pursue opportunities to provide private network service to businesses, and to participate in the growing market for distance learning. In that connection, the Company is exploring opportunities to work together with At Home Corporation, a joint venture among TCI, Kleiner Perkins Caufield & Byers, Comcast Corporation ("Comcast") and Cox Communications, Inc. ("Cox"), to deliver Internet content to personal computers, and ETC w/tci, Inc., a majority-owned subsidiary of TCI, formed to develop and distribute content and technology applications for education, training and communications, as well as other Internet and educational content providers.

  Strategic Marketing Alliances. The Company intends to broaden its product and service offerings to further complement its existing video service offerings by forming alliances with strategic partners, such as its existing non-exclusive relationships with Bose Corporation ("Bose") and Apple Computer, Inc. ("Apple"). See "Business of the Company--PRIMESTAR By TCI--Marketing." The Company believes that such alliances can be important not only to expand the market awareness of the Company's name and service offerings, but also to increase the Company's potential market by expanding the scope of the use of its product and services.

  Focusing on Customers Currently Underserved by Multichannel Programming. The Company seeks to maximize penetration in the "underserved" marketplace, defined by the Company as those areas not passed by cable, or served by cable systems with fewer than 40 channels. To date, the Company's primary market focus has been the rural market, which is underserved for variety, choice and convenience in audio and video entertainment programming. With the successful launch of GE-2 (or its replacement, GE-3), the Company also intends to pursue subscriber growth in the more urban and suburban markets within its territories.

  High Power Opportunities. The Company continues to assess strategies for delivering high power digital satellite signals to the consumer's home. The Company's ultimate strategy could include one or a combination of the following options: (i) implementing a high power DBS system at 82(degrees) W.L. pursuant to the proposed Telesat Transaction, (ii) implementing a high power DBS system at 119(degrees) W.L. under its Construction Permit, either as a limited service complementary to off-the-air television, basic cable and other programming services, or, subject to future advances in digital channel compression, as a full-service, stand-alone offering, and (iii) securing additional spectrum capacity through any new opportunities that may arise. These strategic options may provide the Company the ability to complement or effectively upgrade its current service. The Company is currently evaluating the viability and attractiveness of each of the foregoing options from a regulatory, economic and technological perspective.

                                THE DISTRIBUTION

DESCRIPTION OF THE DISTRIBUTION

  TCI's Board of Directors (the "TCI Board") has declared a distribution of all of the shares of Company Common Stock held by TCI to the TCI Group Stockholders of record at the close of business on the Record Date, without any consideration being paid by such holders, on the basis of one share of Series A Common Stock for each ten shares of Series A TCI Group Common Stock, and one share of Series B Common Stock for each ten shares of Series B TCI Group Common Stock held by such holders on the Record Date. See "The

Distribution--Description of the Distribution." TCI has two other series of common stock outstanding--the Tele-Communications, Inc. Series A Liberty Media Group Common Stock, $1.00 par value per share, and the Tele-Communications, Inc. Series B Liberty Media Group Common Stock, $1.00 par value per share (collectively, the "Liberty Media Group Common Stock"). The Liberty Media Group Common Stock is intended to reflect the separate performance of TCI's programming and electronic retailing businesses (the "Liberty Media Group"). Prior to the Distribution, the Company was a member of the group of TCI businesses not attributed to the Liberty Media Group (the "TCI Group") and all of the assets and businesses transferred to the Company were included in the TCI Group. Accordingly, the Distribution is being made to the TCI Group Stockholders and the holders of Liberty Media Group Common Stock will not participate in the Distribution.

REASONS FOR THE DISTRIBUTION

  The Distribution has been designed to separate the TCI Group's interests in the cable distribution business from its interests in the Digital Satellite Business--two businesses that use distinct distribution networks to provide entertainment and other programming potentially to the same customer.

  The separation of the TCI Group's Digital Satellite Business from its cable business and the Company's status as a separate public company will enable investors to evaluate better the merits and outlook of the Company's business. TCI's management believes that, because of the relative size of the assets and business of the Company compared to that of the TCI Group as a whole, the value of the Company is largely overlooked by the investment community. By separating the Company from TCI and allowing the market to establish a separate valuation for the Company, the Distribution should, in management's opinion, result in an increase in the long-term value of the TCI Group Stockholders' current investment in the TCI Group. The Distribution would also give the TCI Group Stockholders and other potential investors the opportunity to direct their investment to their specific area of interest, satellite or cable, or to continue to retain an interest in both distribution media. Furthermore, as a part of TCI, the Company is currently one of several businesses competing for the allocation of TCI's financial resources. As a separate, publicly traded company, the Company will have increased flexibility to raise capital and effect acquisitions by issuing its own securities.

  The separation of the TCI Group's Digital Satellite Business from its principal cable business will also permit management of the Company to focus on the development and expansion of the Digital Satellite Business, and to tailor its business strategies and capital investments in a manner best suited to that business and its market, without concern for the objectives of, or competitive effect on, the TCI Group's cable business. Further, as an independent, publicly traded company, the Company will be able to design more effective incentive compensation programs for its management and employees by linking their compensation to the performance of the Company's Digital Satellite Business, as reflected in the stock market's evaluation of the Company Stock, thereby enhancing the Company's ability to attract, motivate and retain high quality employees. See "The Distribution--Reasons for the Distribution."

FEDERAL INCOME TAX CONSEQUENCES

  Prior to the Distribution, Baker & Botts, L.L.P., counsel for TCI, will render an opinion to the effect that the Distribution should qualify as a tax-free transaction to the TCI Group Stockholders under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), in which case no gain or loss will be recognized by (and no amount will be included in the income of) the TCI Group Stockholders by reason of their receipt of Company Common Stock pursuant to the Distribution. See "The Distribution--Federal Income Tax Consequences." The Company has not requested a ruling from the Internal Revenue Service (the "Service") with respect to the federal income tax consequences of the Distribution.

CERTAIN CONSEQUENCES OF THE DISTRIBUTION

  As a result of the Distribution, the TCI Group's interests in the Digital Satellite Business will be owned and operated by a separate publicly held company. Immediately after the Distribution, the TCI Group Stockholders will own the same interests in each of the Company and TCI that they held in TCI on the Record Date, but in the form of separate securities, TCI Group Common Stock and Company Common Stock. The Company expects that the Series A Common Stock and Series B Common Stock will be listed for trading on the Nasdaq National Market under the symbols "TSAT A" and "TSAT B," respectively. No prediction can be made as to the extent of the trading in the Company Common Stock, if any, that will occur after the Distribution, or the prices at which the TCI Group Common Stock or Company Common Stock will be traded. See "The Distribution-- Certain Consequences of the Distribution."

RELATIONSHIP BETWEEN TCI AND THE COMPANY AFTER THE DISTRIBUTION

  After the Distribution, pursuant to a transition services agreement between TCI and the Company (the "Transition Services Agreement"), TCI will provide to the Company certain services and other benefits, including certain administrative and other services that were provided to the Company by TCI prior to the Distribution. On or before the Distribution Date, the Company will also become a party to the existing tax sharing agreement among TCI and certain of its subsidiaries (the "Tax Sharing Agreement"), which will provide, among other things, for the allocation between the Company and the other members of the TCI consolidated tax group of tax liabilities attributable to periods prior to the Distribution. In addition, TCI Communications, Inc., a Delaware corporation and the subsidiary of TCI that owns and operates cable systems in the U.S. (together with its consolidated subsidiaries, "TCIC"), has historically provided the Company with installation, maintenance, retrieval and other customer fulfillment services for certain customers of the Company. TCIC will continue to provide fulfillment services to the Company following the Distribution, pursuant to a fulfillment agreement (the "Fulfillment Agreement") with respect to customers of the PRIMESTAR(R) medium power service.

  On the Distribution Date, the Company will issue to TCIC a promissory note in the principal amount of $250,000,000 (the "Company Note"), representing a portion of the Company's intercompany balance owed to TCIC on such date. The remainder of such intercompany balance, which remainder was $472,101,000 at June 30, 1996, will be assumed by TCI on or before the Distribution Date, in part in the form of a capital contribution to the Company and in part as consideration for the Company's assumption of TCI's obligations under certain stock options.

  TCIC also has agreed to make loans to the Company (the "TCIC Revolving Loans") from time to time following the Distribution Date up to an aggregate outstanding principal amount of $500,000,000. TCIC's commitment to make the TCIC Revolving Loans and the Company's obligations with respect to the TCIC Revolving Loans and the Company Note will be provided for in a credit agreement, dated as of the Distribution Date, between the Company and TCIC (the "TCIC Credit Facility"). The TCIC Credit Facility requires the Company to use its best efforts to refinance the TCIC Credit Facility with external debt or equity financing. See "Arrangements Between TCI and the Company After the Distribution--TCIC Credit Facility"

  Following the Distribution, TCI will continue to be liable under certain contracts relating to the business of the Company, and, on or before the Distribution Date, the Company will agree to indemnify TCI for any liability resulting therefrom. In addition, TCI and the Company will agree on behalf of themselves and their successors and assigns to certain indemnification provisions arising primarily from the operation of their respective businesses.

  John C. Malone, the President of TCI and a member of the TCI Board, is also Chairman of the Board and a director of the Company. See "Management of the Company--Directors and Executive Officers."

  See "Risk Factors--Relationship with TCI," "Risk Factors--Potential Conflicts of Interest" and "Arrangements Between TCI and the Company After the Distribution--Other Arrangements."

POTENTIAL CONFLICTS OF INTEREST

  Following the Distribution, the Company may face potential conflicts of interest with TCI and PRIMESTAR Partners. The Fulfillment Agreement may result in a potential for conflicts of interest between the Company and TCIC since in those parts of the Company's territories served by cable systems, the Company competes for subscribers with the cable systems owned and operated by TCIC. In order to offset this potential for conflicts, the Fulfillment Agreement contains specific performance standards designed to ensure that the Company's customers receive the appropriate service from TCIC's employees when they perform installation, maintenance and other functions for the Company. In addition, through PRIMESTAR Partners, the Company is a customer or potential customer of programming services affiliated with the Liberty Media Group. The Liberty Media Group's desire to maximize the fees it receives for its programming may conflict with the desire of the Company and PRIMESTAR Partners to minimize the fees that it pays for such programming.

  The Company may also face potential conflicts of interest with PRIMESTAR Partners because the Company holds a 20.86% interest in the Partnership but its customers, at June 30, 1996, represented approximately 47% of the Partnership's estimated installed Authorized Units. Although PRIMESTAR Partners may seek to maximize the economic benefit to the Partnership of its dealings with its Distributors, which could result in a potential conflict with the Company, a supermajority vote requirement in connection with many material decisions helps offset any such potential conflicts of interest. The Company alone, however, would not have sufficient votes to block any such action.

  Further, there is currently a dispute between the Company and PRIMESTAR Partners regarding rights to capacity on the Company Satellites under certain agreements. See "Business of the Company--High Power Satellites--Tempo Option." The Company and PRIMESTAR Partners are currently attempting to resolve their disagreement. There can be no assurance, however, that any resolution can be reached, or can be reached on terms acceptable to the Company. However, the Company does not believe that such dispute or its resolution is reasonably likely to have a material adverse effect on the Company.

  See "Risk Factors--Relationship with TCI," "Risk Factors--Dependence on PRIMESTAR Partners," "Risk Factors--Potential Conflicts of Interest," "Arrangements Between TCI and the Company After the Distribution" and "Business of the Company--PRIMESTAR Partnership Agreement."

TRANSFER AGENT

  The transfer agent for the Company Common Stock will be The Bank of New York.

DIVIDEND POLICY

  The Company does not anticipate declaring and paying cash dividends on the Company Common Stock in the foreseeable future. The decision whether to apply any legally available funds to the payment of dividends on the Company Common Stock will be made by the Board of Directors of the Company (the "Company Board") from time to time in the exercise of its business judgment, taking into account the Company's financial conditions, results of operations, existing and proposed commitments for use of the Company's funds and other relevant factors. See "Description of Company Capital Stock--Common Stock--Dividends."

RISK FACTORS AND FORWARD LOOKING STATEMENTS

  In reviewing this Information Statement, stockholders should carefully consider the matters described under the heading "Risk Factors" beginning on p. 15.

  THIS INFORMATION STATEMENT CONTAINS MANY FORWARD-LOOKING STATEMENTS ABOUT BUSINESS STRATEGIES, MARKET POTENTIAL, FUTURE FINANCIAL PERFORMANCE, NEW SERVICE LAUNCHES AND OTHER MATTERS. SUCH STATEMENTS INVOLVE MANY RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS, INCLUDING, WITHOUT LIMITATION, THOSE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING "RISK FACTORS," BEGINNING ON P. 15.

                   SUMMARY SELECTED FINANCIAL AND OTHER DATA

  The following table presents summary financial data relating to the Company's historical financial position as of June 30, 1996, and December 31, 1995 and 1994, and to the Company's historical results of operations for each of the six month periods ended June 30, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1995. In addition, the following table presents summary financial data relating to the Company's unaudited pro forma financial condition as of June 30, 1996, and the Company's unaudited pro forma results of operations for the six months ended June 30, 1996 and the year ended December 31, 1995. The historical financial data for each of the years in the three-year period ended December 31, 1995, is derived from the Audited Combined Financial Statements of the Company for the corresponding periods, which combined financial statements have been audited by KPMG Peat Marwick LLP, independent auditors. The historical data for the other periods presented has been derived from unaudited information. The unaudited pro forma statement of operations data gives effect to (i) the Distribution, and (ii) the "Reorganization Agreement," the "Fulfillment Agreement," the "Transition Services Agreement," and the "Stock Option Agreements" (collectively, the "TCI Intercompany Agreements"), as of January 1, 1995. The unaudited pro forma balance sheet data gives effect to the Distribution and the TCI Intercompany Agreements as of June 30, 1996. The unaudited pro forma data does not purport to be indicative of the results of operations or financial position that may be obtained in the future or that actually would have been obtained had such transactions occurred on such dates. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and is qualified in its entirety by reference to the historical and pro forma combined financial statements, including the notes thereto, of the Company. For a description of the TCI Intercompany Agreements, see "Arrangements Between TCI and the Company After the Distribution."

                         PRO FORMA(1)    HISTORICAL      PRO FORMA(1)       HISTORICAL
                         ------------ -----------------  ------------ -------------------------
                           SIX MONTHS ENDED JUNE 30,           YEARS ENDED DECEMBER 31,
                         ------------------------------  --------------------------------------
                             1996       1996     1995        1995       1995     1994     1993
                         ------------ --------  -------  ------------ --------  -------  ------
                              AMOUNTS IN THOUSANDS, EXCEPT PER AUTHORIZED UNIT AMOUNTS
SUMMARY OPERATING AND
 OTHER DATA:
Revenue.................  $ 193,647    193,647   61,611     208,902    208,902   30,279  11,679
Operating, selling,
 general and
 administrative
 expenses...............   (187,936)  (186,625) (56,717)   (211,455)  (214,116) (25,107) (7,069)
Depreciation............    (96,160)   (83,230) (26,625)    (76,128)   (68,233) (18,903) (6,513)
                          ---------   --------  -------    --------   --------  -------  ------
  Operating loss........    (90,449)   (76,208) (21,731)    (78,681)   (73,447) (13,731) (1,903)
Share of loss of
 PRIMESTAR Partners.....     (1,446)    (1,446)  (4,988)     (8,969)    (8,969) (11,722) (5,524)
Other, net..............     23,462     25,266    9,867      14,608     27,514    9,677   3,491
                          ---------   --------  -------    --------   --------  -------  ------
  Net loss..............  $ (68,433)   (52,388) (16,852)    (73,042)   (54,902) (15,776) (3,936)
                          =========   ========  =======    ========   ========  =======  ======
Operating income (loss)
 before
 depreciation(2)........  $   5,711      7,022    4,894      (2,553)    (5,214)   5,172   4,610
                          =========   ========  =======    ========   ========  =======  ======
Capital expenditures:
  Satellite reception
   equipment............              $175,340  139,397                442,781  109,184  14,881
  Construction of
   satellites...........                36,684   43,631                104,128  207,608  71,164
                                      --------  -------               --------  -------  ------
                                      $212,024  183,028                546,909  316,792  86,045
                                      ========  =======               ========  =======  ======
Average monthly revenue
 per Authorized
 Unit(3)................              $     44       39                     41       28      27
                                      ========  =======               ========  =======  ======

                                             JUNE 30, 1996       DECEMBER 31,
                                        ----------------------- ---------------
                                        PRO FORMA(1) HISTORICAL  1995    1994
                                        ------------ ---------- ------- -------
                                                 AMOUNTS IN THOUSANDS
SUMMARY BALANCE SHEET AND OTHER DATA:
Property and equipment, net............ $ 1,000,669  1,000,669  871,888 393,212
                                        ===========  =========  ======= =======
Total assets........................... $ 1,062,442  1,051,142  916,111 405,519
                                        ===========  =========  ======= =======
Due to PRIMESTAR Partners.............. $   386,219    386,219  382,900 278,772
                                        ===========  =========  ======= =======
Company Note........................... $   250,000        --       --      --
                                        ===========  =========  ======= =======
Stock compensation obligation.......... $    39,500        --       --      --
                                        ===========  =========  ======= =======
Equity................................. $   305,413    583,613  470,686 117,837
                                        ===========  =========  ======= =======
Authorized Units.......................                    659      535     100
                                                     =========  ======= =======

--------

(1) For additional information concerning the pro forma adjustments, see the Condensed Pro Forma Combined Financial Statements of the Company.

(2) Operating income before depreciation ("Operating Cash Flow") is a commonly used measure of value and borrowing capacity within the Company's industry, and is not intended to be a substitute for a measure of performance in accordance with generally accepted accounting principles and should not be relied upon as such.

(3) Represents average monthly revenue (exclusive of installation revenue) divided by the average number of Authorized Units.

                         ORGANIZATION OF THE COMPANY


The following chart illustrates the organizational structure of the Company and each entity's operational assets:

                             --------------------------
                                TCI Satellite
                                Entertainment, Inc.
                                .Business of
                                 distributing the
                                 PRIMESTAR/(R)/
                                 programming service
                             --------------------------

        -----------------------------------------------------------------

---------------------  ---------------------  ---------------------  -----------

TCISE Partner 1, Inc.  TCISE Partner 2, Inc.  Tempo Satellite, Inc.  TCISE
                                              .High power satellite  Canada,Inc.
---------------------  ---------------------   construction          . Rights
                                               agreement and FCC       under
                                               construction permit     certain
                                              ---------------------    agree-
       10.43%                  10.43%                                  ments
                                                                       relating
                                                                       to the
                                                                       Telesat
     PRIMESTAR Partners, L.P.                                          Transac-
  (See Note 1 for a list of partners                                   tion
  unaffiliated with the Company, and                                 ----------
    each such partner's respective
         partnership interest.)


                                Note 1:
                                -------

                                Partners in PRIMESTAR Partners, L.P.
                                unaffiliated with the Company:

                                G.E. Americom Services, Inc.            16.56%
                                Cox Satellite, Inc.                     10.43%
                                Comcast DBS, Inc.                       10.43%
                                Continental Satellite Company, Inc.     10.43%
                                New Vision Satellite                    10.43%
                                TW Programming Co.                      20.86%

                               RISK FACTORS

  An investment in the Company Common Stock involves certain risks, including those described below, which can adversely affect the value of the Company Common Stock. Neither TCI nor the Company makes, nor is any other person authorized to make, any representation as to the future market value of the Company Common Stock.

LIMITED OPERATING HISTORY; OPERATING LOSSES OF THE COMPANY

  The Company has had a limited history as a separate operating entity. From 1990 to 1995, TCI's business of distributing PRIMESTAR(R) was operated by TCIC. During this period of time, such business sustained significant operating losses.

  The Company has sustained significant losses in recent periods. The Company's operating losses were $76,208,000 for the six months ended June 30, 1996, and $73,447,000, $13,731,000 and $1,903,000 for the years ended December
31, 1995, 1994, and 1993, respectively. The Company had net losses of $52,388,000 for the six months ended June 30, 1996, and $54,902,000,
$15,776,000 and $3,936,000 for the years ended December 31, 1995, 1994 and
1993, respectively. Further, assuming the Distribution and the TCI Intercompany Agreements were effective on January 1, 1995, the Company would have incurred (i) pro forma operating losses of $90,449,000 and $78,681,000 and (ii) pro forma net losses of $68,433,000 and $73,042,000, during the six months ended June 30, 1996 and the year ended December 31, 1995, respectively. Improvements in the Company's results of operations are largely dependent upon its ability to increase its customer base while maintaining its price structure, reducing the rate at which subscribers terminate the Company's service ("churn") and effectively managing the Company's costs. No assurance can be given that any such improvements will occur. In addition, the Company incurs significant sales commission and installation costs when its customers initially subscribe to the service. Accordingly, management expects that operating costs will remain high as a percentage of revenue so long as the Company maintains its rapid growth in subscribers. The high cost of obtaining new subscribers also magnifies the negative effects of subscriber churn. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical and pro forma financial statements, including the notes thereto, of the Company.

RISKS OF FAILURE OR DELAY IN LAUNCH OF GE-2

  Limited Life of Satellites. All satellites have limited useful lives, which vary as a result of their construction, the durability of their components, the capability of their solar arrays and batteries, the amount of stationkeeping fuel remaining once in orbit, the launch vehicle used and the accuracy of the launch. PRIMESTAR(R) is currently broadcast from K-1, which is nearing the end of its useful operational life and is ultimately expected to be replaced by GE-2. The ability of PRIMESTAR Partners to increase the number of channels in the PRIMESTAR(R) programming service from 94 to approximately 140 channels is dependent upon the successful launch of GE-2 (or its replacement, GE-3), and the deployment of the additional channels could be adversely affected by an operational failure of the satellite's transponders after launch. See "--Risks of Satellite Defect, Loss or Reduced Performance" and "Business of the Company--PRIMESTAR By TCI--The PRIMESTAR(R) Service."

  The minimum design life of GE-2 is 15 years. There can be no assurance however that such satellite will achieve its minimum design life, and the contract with GE Americom does not guarantee the minimum useful life of GE-2. The Company could be adversely affected if a satellite used in connection with its business failed prior to its minimum design life.

  Risk of Inclined Orbit Operations. Communication satellites must maintain a fixed orbital position for their signals to be received by stationary HSDs. Accordingly, such satellites use maneuvering thrusters to maintain their orbital positions. The limited on-board fuel capacity of conventional satellites is a major factor limiting the useful life of such satellites. When on-board fuel supplies get low, the satellite operator may cause the satellite to enter inclined orbit. During inclined orbit operations North-South stationkeeping is terminated and only East-West positioning maneuvers are performed, thereby conserving fuel and extending the useful life of the satellite. Once inclined orbit operations have begun, the North-South excursion of the satellite, measured in degrees of drift above and below the equator, begins to grow steadily and PRIMESTAR Partners could continue broadcasting for up to five months before experiencing unacceptable outage levels as a result of the satellite signals moving outside of the viewing angle of the home receiving antenna during portions of each day.

  In November 1996, prior to the expected availability of GE-2 for PRIMESTAR Partners' use, K-1 will be replaced by K-2. GE Americom expects K-2 to begin inclined orbit operations in January 1997 and, consequently, if a replacement satellite is unavailable, PRIMESTAR subscribers could begin to experience unacceptable outage levels in the month of June 1997. Such timing is only a prediction, however, because at any point in time, the amount of on-board maneuvering fuel can only be estimated. Nevertheless, a delay in the availability of GE-2 (or, if applicable, GE-3) could result in a material adverse effect on both PRIMESTAR Partners and the Company as a result of a fully operational satellite not being available for PRIMESTAR Partners' use within five months of the beginning of inclined orbit operations of K-2. See "Business of the Company--PRIMESTAR By TCI--The PRIMESTAR(R) Service."

  Risks of Satellite Defect, Loss or Reduced Performance. Satellites are subject to significant risks, including: manufacturing defects affecting the satellite or its components; launch failure resulting in damage to, or destruction of, the satellite or incorrect orbital placement; and damage in orbit caused by asteroids, space debris or electrostatic storms. Such factors may prevent or limit commercial operation or reduce the satellite's useful life.

  While approximately 15% of all commercial geosynchronous satellite launches have resulted in a total or constructive total loss, the failure rate varies by launch vehicle and manufacturer. GE Americom has chosen one of the most reliable launch vehicles available for GE-2. Provided no delays occur, GE-2 is expected to be launched on January 31, 1997 via a dedicated ARIANE 4 launch vehicle from Kourou, French Guyana. Arianespace is generally perceived by the international launch insurance community to be among the most reliable launch providers today. Since 1985, there have been 21 ARIANE 4 launches, of which 20 were successful. The only launch failure experienced by the ARIANE 4 since 1985 occurred on February 22, 1990. There can, however, be no assurance that such launch vehicle will continue to be as reliable as it has been to date. Neither the Company nor PRIMESTAR Partners is entitled to the benefit of any launch insurance relating to the launch of any of GE Americom's satellites.

COMPETITIVE NATURE OF INDUSTRY

  The industry in which the Company operates is highly competitive, and the Company expects to face strong competition from existing and potential competitors. The Company's competitors comprise a broad range of companies engaged in communications and entertainment, including cable operators, other digital satellite programming distributors, wireless cable operators, television networks and home video products companies, as well as companies developing new technologies. A number of telephone companies have also expressed an interest in becoming subscription television providers and/or have made investments in this industry. Certain of these competitors and potential competitors are well established companies and have significantly greater financial, marketing and programming resources than the Company.

  Cable operators generally have large installed customer bases, and many cable operators have significant investments in, and access to, programming. According to industry sources, cable television service is currently available to as much as 97% of the approximately 96 million U.S. television households, and approximately 66% of total U.S. television households currently subscribe to cable. In order to increase substantially its subscriber base, the Company will be required to attract customers who currently subscribe to cable and to develop commercial accounts, including hotels, motels, bars and restaurants as well as multiple dwelling units

("MDUs"). There can be no assurance that the Company will be able to establish a substantial subscriber base or successfully attract customers in competition with cable operators.

  The Company also competes with companies offering programming through various other satellite broadcasting systems, including DirecTv, Inc. ("DirecTv"), United States Satellite Broadcasting Corporation ("USSB") and EchoStar Communications Corp. ("EchoStar"), which transmit from high power satellites and generally use smaller dishes to receive their signals. Alphastar, Inc. ("Alphastar") began offering medium power service in the second quarter of 1996. A joint venture ("MCI/News Corp.") between MCI Communications, Corp. ("MCI") and The News Corporation Limited ("News Corp.") has announced that it expects to commence offering high power service by the end of 1997. There can be no assurance that the Company will be able to compete successfully against such other current and prospective providers of digital satellite programming services, some of which will have access to greater resources and/or have secured the rights to broadcast from a greater number of satellite transponder frequencies. In addition, the territories in which the Company is authorized to distribute PRIMESTAR(R) are assigned on a non-exclusive basis. Accordingly, although only approximately 5% of the distribution territories assigned by PRIMESTAR Partners' management currently overlap, there can be no assurance that the Company will not in the future face substantial competition from other existing and/or prospective authorized distributors of PRIMESTAR(R). See "Business of the Company--Market for Digital Satellite Services" and "Business of the Company--Competition."

ALTERNATIVE STRATEGIES FOR DEPLOYMENT OF HIGH POWER SATELLITES

  Although the Company's current primary focus is the distribution of the PRIMESTAR(R) medium power programming service, the Company continues to explore various alternative strategies to participate in the high power segment of the digital satellite industry. Currently, the Company is pursuing two parallel strategies for deploying the Company Satellites. See "Business of the Company--High Power Satellites."

  The Telesat Transaction, in which one or both of the Company Satellites would be launched into the 82(degrees) W.L. orbital position, requires American and Canadian regulatory approval. See "Business of the Company--High Power Satellites--Telesat Transaction." No assurance can be given that the regulatory approvals necessary for the Telesat Transaction will be obtained or will be obtained on terms satisfactory to the Company. See "--Risks of Adverse Government Regulations and Adjudications--Telesat." Subject to completion of the Telesat Transaction, Satellite No. 3 would be designated for deployment in the 119(degrees) W.L. orbital position, pursuant to the Construction Permit. In the event of any delay in the construction or deployment of Satellite No. 3, however, the Company may be required to request an extension of the Construction Permit from the FCC and there can be no assurance that such request would be granted. See "--Risks of Adverse Government Regulations and Adjudications--Construction Permit." If the Telesat Transaction is not consummated, the Company currently intends to deploy one of the Company Satellites into the 119(degrees) W.L. orbital location. See "--Risks of Adverse Government Regulations and Adjudications--Construction Permit." In either event, a launch failure or other defect or damage affecting any such satellite could prevent or postpone the Company's entrance into the high power segment of the digital satellite industry. See "--Risks of Failure or Delay in Launch of GE-2--Risks of Satellite Defect, Loss or Reduced Performance" and "--Risks Pertaining to Foreign Satellite Launches." Alternatively, if either alternative for deploying the Company Satellites is successfully implemented, and current PRIMESTAR By TCI subscribers are given an opportunity to obtain service from such high power satellites in lieu of their current PRIMESTAR(R) service, the Company could incur substantial costs and expenses in connection with upgrading such customers' satellite receivers, repointing their HSDs and replacing their low noise block converters ("LNBs"), a component of the HSD.

  The minimum design life of both of the Company Satellites is 12 years. There can be no assurance, however, that either satellite will achieve its minimum design life and the contract with Loral does not guarantee the minimum useful life of the Company Satellites. See "--Risks of Failure or Delay in Launch of GE-2--Limited Life of Satellites." The Company is entitled to the benefit of certain limited warranties pursuant to the Satellite Construction Agreement with Loral and certain insurance coverage pursuant to its agreements with

Telesat. However, the insurance coverage provided through the Telesat Transaction is subject to customary exceptions for acts of war, public insurrection and the effects of certain weaponry. In addition, such warranties and/or insurance coverage might not be sufficient to compensate the Company for all of its losses in the event of a partial or total satellite failure or casualty, even if such failure or casualty were a covered loss.

  No assurance can be given that the Company will not significantly change the direction of its high power strategy or elect to enter into agreements with other parties to pursue other high power strategies.

DEPENDENCE ON ADDITIONAL CAPITAL; SUBSTANTIAL LEVERAGE

  In the past, the Company has relied on TCI to meet the majority of the Company's working capital and liquidity requirements. During the six months ended June 30, 1996, and the year ended December 31, 1995, TCI made aggregate advances to the Company of $165,491,000 and $398,323,000 respectively. Following the Distribution, it is anticipated that TCI will cease to be a source of long-term financing for the Company, although TCIC has agreed to enter into the TCIC Credit Facility with the Company on an interim basis, pending consummation of permanent financing. See "--Relationship with TCI," and "Arrangements Between TCI and the Company After the Distribution--TCIC Credit Facility." Pursuant to the TCIC Credit Facility, the Company will be required to use its best efforts to refinance the TCIC Credit Facility, and to repay all obligations of the Company under the TCIC Credit Facility, as soon as possible following the Distribution.

  The Company also has relied upon advances from PRIMESTAR Partners to finance the majority of the cost of constructing the Company Satellites. Such advances, which aggregate $386,219,000 at June 30, 1996, are reflected as a liability in the combined balance sheets included in the historical combined financial statements of the Company. The Company expects that the amount due to PRIMESTAR Partners will be settled through the sale or lease of all the DBS capacity of the Company Satellites. The ultimate settlement of the amounts advanced from PRIMESTAR Partners is dependent, in part, on the outcome of certain uncertainties. For additional information concerning such uncertainties, see "--Alternative Strategies for Deployment of High Power Satellites," "--Risks of Adverse Government Regulations and Adjudications" and "Business of the Company--High Power Satellites."

  Following the Distribution, the Company will require significant additional capital to meet its operating plan. Such capital will be used primarily to purchase additional inventory of satellite reception equipment for sale or rental to subscribers (including pursuant to existing minimum purchase commitments), to finance the cost of installing new customers and to fund operations and provide for working capital and other liquidity requirements that may arise. The Company also has significant contingent obligations pursuant to certain indemnification agreements and other arrangements. See, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and notes 4, 5 and 7 to the Unaudited Combined Financial Statements of the Company.

  As described above, the TCIC Credit Facility is intended to provide the Company with a source of liquidity until such time as the Company is able to arrange for permanent financing. In this regard, the Company currently is seeking to arrange for a possible bank financing and may in the future seek to obtain additional financing through an institutional private placement, a public offering of debt securities or a combination of such sources. The Company anticipates that it will use proceeds from any bank or other permanent financing, together with any net cash provided by operations, to (i) repay all amounts due under the TCIC Credit Facility and (ii) fund the Company's projected liquidity requirements for the next eighteen months. Although the Company believes that it will be able to obtain such permanent financing, there can be no assurance that this will be the case. Additionally, faster-than-anticipated subscriber growth or other contingencies may require additional financing. The Company expects that, if additional financing is needed, it would seek to obtain such financing through the capital markets, including the high-yield debt market. No assurance can be given however that such additional financing would be available on terms satisfactory to the Company, or that sufficient financing to meet the Company's needs would be available on any terms. See, "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  The degree to which the Company becomes leveraged may adversely affect the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally, and could limit its ability to pursue business opportunities that may be in the interests of the Company and its stockholders. The Company's ability to service its debt will require growth in the Company's Operating Cash Flow. There can be no assurance that the Company will be successful in increasing its Operating Cash Flow by a sufficient magnitude or in a timely manner or in raising additional equity or debt financing to enable it to meet its debt service requirements. In addition, a failure of the Company to have adequate access to capital may adversely affect the Company's ability, or choice, to launch proposed products and services in the time frames discussed herein.

ABILITY TO MANAGE GROWTH

  The Company's business has grown rapidly since 1994, when PRIMESTAR Partners completed its adoption of digital technology, and must continue to expand to achieve the Company's business objectives. The Company believes that such rapid growth has been a factor in the increases it has experienced in both subscriber churn and bad-debt write-offs. Whether the Company can meet its goal of increasing its customer base while maintaining its price structure, reducing its churn rate and managing costs will depend upon, among other things, the Company's ability to manage its growth effectively. To manage growth effectively, the Company must continue to develop its internal and external sales force, installation capability, customer service team and information systems, maintain its relationships with third party vendors and implement efficient procedures to mitigate subscriber credit risk. The Company will also need to continue to grow, train and manage its employee base, and its management will be required to assume even greater levels of responsibility. If the Company is unable to manage its growth effectively, the Company's business and results of operations could be materially adversely effected.

RISKS OF ADVERSE GOVERNMENT REGULATIONS AND ADJUDICATIONS

  General. The construction and launch of broadcasting satellites and the operation of satellite broadcasting systems are subject to substantial regulation by the FCC. FCC rules are subject to change in response to industry developments, new technology and political considerations. The Company's business and business prospects could be adversely affected by the adoption of new laws, policies, and regulations. While Tempo has generally been successful to date with respect to compliance with regulatory matters, there can be no assurance that the Company will succeed in obtaining all requisite regulatory approvals for its operations without the imposition of restrictions on, or adverse consequences to, the Company. There can also be no assurance that material adverse changes in regulations affecting the digital satellite television industry or the Company will not occur in the future.

  Construction Permit. Tempo holds the Construction Permit which authorizes construction of a DBS system with 11 frequency channels at 119(degrees) W.L. and 11 frequency channels at 166(degrees) W.L. The 119(degrees) W.L. position is generally visible to HSDs throughout all fifty states; the 166(degrees) is visible only in the western half of the continental U.S. as well as Alaska and Hawaii. The FCC's DBS construction permits are conditioned on the satisfaction of ongoing construction and related obligations. The Construction Permit expires in May 1998, and if Tempo's satellites are not launched by then, there can be no assurance that an extension of the Construction Permit would be granted. In July 1993, Tempo filed an application with the FCC proposing minor modifications to the technical designs of its satellites, which remains pending. Approval by the FCC of the proposed modifications is necessary before Tempo may launch the satellites. Tempo expects that the FCC would act on the application when Tempo notifies it of Tempo's intention to launch the satellites. There can be no assurance that the FCC will grant this application.

  In July 1996, WTCI filed an application with the FCC for authorization to construct and operate an earth station to uplink video programming to Tempo's proposed DBS system utilizing the 119(degrees) W.L. orbital slot. In October 1996, EchoStar and DirectSat Corporation ("DirectSat") jointly filed an objection to the application, alleging that WTCI's uplink station would interfere with operations of EchoStar's and DirectSat's DBS satellites at that same orbital location. WTCI filed an opposition to EchoStar's and DirectSat's objection on October 28, 1996, demonstrating that no harmful interference will result from its proposed operations and responding to the objectors' other comments. If the FCC denies WTCI's application, Tempo will be unable to operate its system. WTCI expects, but cannot assure, that its application will be approved.

  Telesat. On March 26, 1996, Western Tele-Communications, Inc. ("WTCI"), a subsidiary of TCIC, filed an application with the FCC for authorization to construct and operate an earth station to uplink video programming to the Company Satellites, which would be launched into a Canadian DBS orbital location (82(degrees) W.L.) and sold to Telesat pursuant to the Telesat Transaction. On July 1, 1996, four cabinet-level departments of the executive branch of the U.S. government filed a joint letter with the FCC recommending that the FCC treat the application as premature and raising concerns regarding the application relating to international agreement obligations, Canadian content restrictions, Canadian licensing restrictions and domestic competition policy (the "Executive Branch Letter"). On July 15, 1996, the FCC dismissed WTCI's application, without prejudice, on the ground that the application was premature because Canada has not yet issued licenses to Telesat, which will own and operate the satellite containing the Company's transponders to which WTCI will uplink. The FCC's order expressly did not address any of the substantive issues raised by WTCI's application or by the various petitions to deny WTCI's application that had been received from the Company's competitors. The FCC indicated, however, that if WTCI refiled its application, it would take into account concerns raised in the Executive Branch Letter with respect to the application.

  On August 14, 1996, WTCI filed a petition seeking reconsideration on the ground that, although a formal license has not been issued, Industry Canada, the government department that regulates communication satellites in Canada, has in fact issued all the pre-launch authority it customarily grants to satellite applicants and Telesat has received from Industry Canada its standard support in principle for its proposal. In addition, WTCI contends that none of the concerns raised in the Executive Branch Letter should impede grant of WTCI's application. There can be no assurance, however, that the FCC will respond favorably to WTCI's petition. Furthermore, although the Company believes that WTCI's proposal is in the public interest and fully consistent with applicable FCC rules and policies (as well as applicable treaties and international agreements), there can be no assurance that the FCC will not deny such application on substantive grounds when it reconsiders the matter, and the Company cannot predict whether WTCI will ultimately receive the necessary authorizations to operate the planned uplink station.

  State Taxes. In addition to being subject to FCC regulation, operators of satellite broadcast systems in the U.S. may be affected by imposition of state and/or local sales taxes on satellite-delivered programming. According to the Satellite Broadcasting and Communications Association ("SBCA"), several states, including Maryland, Missouri, North Dakota, New York and Washington have either adopted or proposed such taxes. Other states are in various stages of considering proposals that would tax providers of satellite-delivered programming and other communications providers. The adoption of state imposed sales taxes could have adverse consequences to the Company's business.

  There can be no assurance that additional government regulations affecting the digital satellite television industry will not occur in the future.

DEPENDENCE ON PRIMESTAR PARTNERS

  The Company's relationship with PRIMESTAR Partners is critical to the Company and its business. The Company is a 20.86% partner in PRIMESTAR Partners and substantially all the current revenue of the Company is derived from its activities as a distributor of PRIMESTAR(R) programming and equipment, under the name PRIMESTAR By TCI.

  In addition to the Company and GEAS, the partners of PRIMESTAR Partners include Cox Satellite, Inc, a subsidiary of Cox, Comcast DBS, Inc., a subsidiary of Comcast, Continental Satellite Company, Inc., a subsidiary of Continental Cablevision, Inc. ("Continental"), New Vision Satellite, a partnership controlled by a subsidiary of Newhouse Broadcasting Corporation ("Newhouse") and TW Programming Co., a partnership controlled by a subsidiary of Time Warner Inc. ("Time Warner"). Time Warner has substantial interests, through its subsidiaries and controlled partnerships, in video programming and distribution, and is the second largest operator of cable systems in the U.S. (in terms of numbers of basic subscribers), after TCI. Cox, Comcast and Continental are also among the five largest cable system operators. In 1995, the cable systems formerly controlled by Newhouse were contributed to a partnership controlled by Time Warner. In 1996, Continental agreed to be acquired by U.S. WEST, Inc., a regional bell operating company.

  Pursuant to the Limited Partnership Agreement of PRIMESTAR Partners dated as of February 8, 1990, as amended (the "PRIMESTAR Partnership Agreement"), if the Company fails to pay its share of capital contributions or loans that the partners agree to require or that are contemplated by budgets or business plans approved by the partners, or that are otherwise necessary in order to satisfy partnership commitments, the Company's interest in the Partnership will be diluted and, if such interest is diluted to less than 5%, its right to vote or exercise certain other rights may be forfeited. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and notes 4, 5 and 7 to the Unaudited Combined Financial Statements of the Company.

  Although the PRIMESTAR Partnership Agreement contemplates that PRIMESTAR(R) will be marketed and distributed primarily by affiliates of the Partnership's partners, there are no written distribution agreements between PRIMESTAR Partners and any of its distributors. Any dispute between PRIMESTAR Partners and the Company regarding the Company's right to distribute PRIMESTAR(R), or any material dispute regarding the terms and conditions of such distribution rights, could have a material adverse effect on the Company, and no assurance can be given that such a dispute could not arise in the future. However, as the Company is currently the largest distributor of PRIMESTAR(R), serving about 47% of PRIMESTAR Partners' estimated 1.4 million Authorized Units as of June 30, 1996, the Company does not anticipate that any such dispute would call into question the Company's right to continue to distribute PRIMESTAR(R).

  There is currently a dispute between the Company and PRIMESTAR Partners regarding rights to capacity on the Company Satellites under certain agreements. See "Business of the Company--High Power Satellites--Tempo Option." The Company and PRIMESTAR Partners are currently attempting to resolve their disagreement. There can be no assurance, however, that any resolution can be reached, or can be reached on terms acceptable to the Company. However, the Company does not believe that such dispute or its resolution is reasonably likely to have a material adverse effect on the Company.

RISK OF SIGNAL PIRACY

  In common with all providers of subscription television programming, the Company faces the risk that the PRIMESTAR(R) programming signal will be obtained by unauthorized users. If signal piracy became widespread, the Company's revenue could be adversely affected. While management believes that the encryption method utilized by PRIMESTAR Partners, which was developed by an affiliate of General Instrument Corporation ("GI"), has been effective in minimizing signal piracy, and there have been no published reports of breaches in PRIMESTAR(R) security, there can be no assurance that changes in technology will not render less effective the anti-piracy efforts associated with PRIMESTAR(R).

RISK OF TECHNOLOGICAL CHANGES

  Technology in the digital satellite television industry is subject to rapid change, and new technologies are continuously being developed. Some competitors of the Company may have or may obtain access to proprietary technologies that are perceived by the market for satellite services as superior to, or more desirable than, the technology of the Company and/or the technology used in the PRIMESTAR(R) system. There can be no assurance that the Company and/or PRIMESTAR Partners could obtain access to any such technology or that the lack of any such technology would not adversely affect the ability of the Company to compete with such competitors.

RISKS PERTAINING TO FOREIGN SATELLITE LAUNCHES

  One of the Company Satellites is expected to be launched by International Launch Services ("ILS") on behalf of Lockheed-Khrunichev-Energia, Inc. ("LKE"), a joint venture between Lockheed Martin Corporation ("Lockheed-Martin") and two Russian Federation state-owned companies. The proposed launch site is located at the Baikonur Cosmodrome in Kazakhstan, a territory of the former Soviet Union.

  Export licensing authorization from the U.S. government is required for the transport of satellites to certain foreign countries, including Kazakhstan, and for the exchange of certain information necessary to prepare the satellites for launch. Although Loral has advised the Company that Loral has received export licensing authorization with respect to the launch of such Company Satellite, there can be no assurance that additional export licensing authorization from the U.S. government will not be required in connection with such launch. In addition, future launches may require separate export licensing authorization.

  Political and/or economic instability in the former Soviet Union, and political and other factors affecting the availability of U.S. export control authorizations necessary for such a launch, could affect the cost, timing and advisability of utilizing LKE as a launch provider. Any change in the launch providers for the Company Satellites could result in delay in the launch of the Company Satellites and accordingly, a delay in the Company's entrance into the high power segment of the digital satellite industry.

RELATIONSHIP WITH TCI

  On or before the Distribution Date, the Company and TCI will enter into various agreements in connection with the Distribution, including the Reorganization Agreement, the Transition Services Agreement and other agreements described under "Arrangements Between TCI and the Company After the Distribution." These agreements will provide, among other things, for TCI and the Company to indemnify each other from tax and other liabilities relating to their respective businesses following the Distribution, and for TCI to provide to the Company certain services and other benefits, including certain administrative and other services that were provided to the Company by TCI prior to the Distribution. In addition, the Company has entered into a Fulfillment Agreement with TCIC pursuant to which TCIC will continue to provide installation, maintenance and other customer fulfillment services to customers of the Company with respect to the PRIMESTAR(R) medium power service. See "Arrangements Between TCI and the Company After the Distribution--Fulfillment Agreement." Further, TCIC and the Company will enter into the TCIC Credit Facility, which will set forth the Company's obligations with respect to the Company Note and any TCIC Revolving Loans. The terms of the agreements that will govern the relationship between the Company and TCI or TCIC, as applicable, were established by TCI and TCIC in consultation with the Company's management prior to the Distribution, when the Company was a wholly-owned subsidiary of TCI, and are not the result of arms'-length negotiations. Accordingly, although the Company believes that the terms and conditions of these arrangements taken as a whole are reasonable, there can be no assurance that the terms and conditions of these agreements are not more or less favorable to the Company than those that might have been obtained from unaffiliated third parties. In addition, there can be no assurance that comparable services could be obtained from third parties if the Transition Services Agreement or the Fulfillment Agreement were to be terminated. Although the Company believes that its relationship with TCI is excellent, adverse developments or material disputes with TCI following the Distribution could have a material adverse effect on the Company.

  Pursuant to the Transition Services Agreement, the Company will be obligated to pay to TCI a per subscriber per month fee, commencing with the month of January 1997, up to a maximum monthly fee of $3,000,000, and to reimburse TCIC for its direct out-of-pocket expenses to third parties in providing the services to the Company contemplated by that agreement. The Transition Services Agreement will expire on December 31, 1999, unless earlier terminated. Pursuant to the Fulfillment Services Agreement, the Company will pay TCIC for installation and other fulfillment services in accordance with scheduled rates. The installation charges allocated to the Company by TCIC aggregated $28,212,000 and $69,154,000 during the six months ended June 30, 1996 and the year ended December 31, 1995, respectively. If the Fulfillment Agreement had been in effect on January 1, 1995, the estimated installation fees payable by the Company to TCIC would have been $37,177,000 and $91,021,000 during the six months ended June 30, 1996 and the year ended December 31, 1995, respectively. The amount payable in future periods by the Company to TCIC under the Fulfillment Agreement will be dependent upon the level of fulfillment services provided by TCIC to the Company. The Fulfillment Agreement will have an initial term of two years and will be terminable by the Company on 180 days notice to TCIC at any time during the first six months following the Distribution Date. The Company will also be obligated under the TCIC Credit Facility to repay the Company Note (in the original principal amount of $250,000,000) and any TCIC Revolving Loans that it may request be made to it. See "Arrangements Between TCI and the Company After the Distribution."

POTENTIAL CONFLICTS OF INTEREST

  Following the Distribution, the Company may face potential conflicts of interest with TCI and PRIMESTAR Partners.

  Pursuant to the Fulfillment Agreement, after the Distribution, TCIC, the subsidiary of TCI that owns and operates cable systems in the U.S., will continue to provide certain customers of the Company with installation, maintenance and other customer fulfillment services. Although the Company believes that the Fulfillment Agreement will provide the Company with significant benefits, such agreement may result in a potential for conflicts of interest since in those parts of the Company's territories served by cable television, the Company competes for subscribers with the cable systems owned and operated by TCIC. However, in order to offset this potential for conflicts of interest, the Fulfillment Agreement contains specific performance standards designed to ensure that the Company's customers receive appropriate service from TCIC's employees when they perform installation, maintenance and other functions for the Company. In addition, through PRIMESTAR Partners, the Company is a customer or potential customer of programming services affiliated with the Liberty Media Group, TCI's programming and electronic retailing businesses. Consequently, the desire of the Liberty Media Group to maximize the fees it receives for its programming may be in conflict with the desire of the Company and PRIMESTAR Partners to minimize the fees that it pays for such programming. See " --Relationship with TCI" and "Arrangements Between TCI and the Company After the Distribution."

  In addition, John Malone is currently the Chairman of the Board and a director of the Company and is also the President and a director of TCI. See "Management of the Company--Directors and Executive Officers." Dr. Malone is a principal stockholder of TCI and will be a principal stockholder of the Company. See "Principal Stockholders of the Company." TCI's directors and executive officers as a group (17 persons) beneficially owned, as of April 30, 1996, shares of TCI Group Common Stock representing approximately 14.8% of the shares of TCI Group Common Stock outstanding and approximately 45.9% of the total voting power of the shares of TCI Group Common Stock outstanding, and after giving effect to the Distribution, will beneficially own, as a group, shares of the Company Common Stock representing approximately 45.9% of the total voting power of the shares of Company Common Stock outstanding. No formal policies or guidelines have been adopted by the Company Board to deal with Board actions that may involve actual or potential conflicts of interest between the Company and TCI. The directors of the Company, however, have fiduciary obligations under Delaware law to the Company and all of its stockholders. Dr. Malone will also have fiduciary obligations, when acting as a TCI director, to TCI and its stockholders.

  The Company may also face potential conflicts of interest with PRIMESTAR Partners. The Company holds a 20.86% interest in the Partnership, but its customers, at June 30, 1996, represented approximately 47% of PRIMESTAR Partners' estimated installed Authorized Units. PRIMESTAR Partners may have an interest in maximizing the economic benefit to the Partnership of its dealings with its Distributors, which could result in a potential conflict with the Company. However, the PRIMESTAR Partnership Agreement's requirement of a supermajority vote of the Partners Committee (which manages and controls the business and affairs of the Partnership and is composed of representatives of the partners and two independent members) in connection with many material decisions helps offset any potential conflicts of interest. The Company alone, however, would not have sufficient votes to block any such action. See "Business of the Company-- PRIMESTAR Partnership Agreement." In addition, affiliates of each of the other partners of the Partnership, individually and in joint ventures with each other, TCI and others, have substantial other interests in the communications and entertainment industries, some of which may compete with the business of PRIMESTAR Partners and/or the Company. See "--Dependence on PRIMESTAR Partners" and "Business of the Company--High Power Satellites--Tempo Option."


DISPARATE VOTING RIGHTS; SUBSTANTIAL STOCKHOLDERS

  Holders of shares of the Series A Common Stock are entitled to one vote per share, and holders of shares of the Series B Common Stock are entitled to ten votes per share, on each matter presented to a vote of the holders of Company Common Stock. After giving effect to the Distribution, Bob Magness, John Malone and Kearns-Tribune Corporation ("Kearns-Tribune") will beneficially own in the aggregate shares of Company Common Stock that represent approximately 13.1% of the total number of shares of Company Common Stock outstanding and approximately 51.1% of the voting power of the shares of Company Common Stock outstanding. See "Principal Stockholders of the Company." There are currently no agreements among such persons or between such persons and the Company with respect to the ownership, voting or disposition of shares of Company Common Stock.

DIVIDENDS AND DIVIDEND POLICY

  The Company does not anticipate declaring and paying cash dividends on the Company Common Stock at any time in the foreseeable future. The decision whether to apply legally available funds to the payment of dividends on the Company Common Stock will be made by the Company Board from time to time in the exercise of its business judgment, taking into account, among other things, the Company's results of operations and financial condition, any then existing or proposed commitments by the Company for the use of available funds, and the Company's obligations with respect to the holders of any then outstanding indebtedness or preferred stock. In addition, the Company may in the future issue debt securities or preferred stock or enter into loan agreements or other agreements that restrict the payment of dividends on, and repurchases of, the Company's Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Company Capital Stock--Common Stock--Dividends."

POTENTIAL ANTITAKEOVER PROVISIONS

  Certain provisions of the Company's Restated Certificate of Incorporation (the "Company Charter") and the Company's Bylaws may have the effect of making more difficult an acquisition of control of the Company in a transaction not approved by the Company Board. These provisions include the disparate voting rights of the Series A Common Stock and Series B Common Stock; provisions giving the Company Board the power to issue up to 5,000,000 shares of preferred stock, and to fix the rights and preferences thereof, without further authorization of the Company's common stockholders; the requirement of a supermajority vote to approve specified actions; and the other provisions described under "Description of Company Capital Stock--Antitakeover Effects of Certain Statutory Provisions and Provisions of the Company Charter and Bylaws." In addition, the Company Board is divided into three classes, each of which serves for a staggered three-year term, which may make it more difficult for a third party to gain control of the Company Board. Many of these provisions generally are designed to permit the Company to develop its businesses and foster its long-term growth without the disruption caused by the threat of a takeover not deemed by the Company Board to be in the best interests of the Company and its stockholders. These provisions may also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company even though such an attempt might be economically beneficial to the Company and its stockholders. See "Description of Company Capital Stock--Antitakeover Effects of Certain Statutory Provisions and Provisions of the Company Charter and Bylaws."

ABSENCE OF PRIOR TRADING MARKET

  Prior to the date of this Information Statement, there has been no trading market for the Company Common Stock and the Company is unable to predict the extent of the market for the Company Common Stock or the prices at which such shares will trade. The prices at which the Series A Common Stock and Series B Common Stock trade will be determined by the marketplace and may be influenced by many factors, including, among others, investor perception of the Company and of the business of distributing satellite services and general economic and market conditions. The prices at which the Company Common Stock trades may fluctuate broadly.

  A "when-issued" trading market in the Series A Common Stock and the Series B Common Stock may develop on or about the Record Date. The existence of such a market means that shares can be traded prior to the time certificates are actually available or issued. Whether or not there is a "when-issued" market prior to the availability of certificates, until an orderly market for the Series A Common Stock or Series B Common Stock develops, the prices at which shares of such stock will trade may be affected by an imbalance of supply and demand.

  Although the Company has applied for the Series A Common Stock and Series B Common Stock to be listed on the Nasdaq National Market effective concurrently with the Distribution, there can be no assurance that an active trading market will develop or, if one does develop, that it will be maintained.

FORWARD LOOKING STATEMENTS

  This Information Statement contains certain forward-looking statements regarding business strategies, market potential, future financial performance, product launches and other matters. Such forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in such statements. Overall potential risks and uncertainties include such factors as the continued health of the multichannel video programming distribution industry, the satellite services industry and the economy in general; the ability of vendors to deliver required equipment, software and services; potential changes in law and regulation and adverse outcomes from regulatory proceedings; changes in the nature of key strategic relationships with partners and joint venturers; competitor responses to the Company's products and services; and the overall market acceptance of such products and services, including acceptance of the pricing of such products and services.

                                THE DISTRIBUTION

DESCRIPTION OF THE DISTRIBUTION

  The Distribution will be made on the Distribution Date to holders of record of TCI Group Common Stock at the close of business on the Record Date on the basis of one share of Series A Common Stock for each ten shares of Series A TCI Group Common Stock held of record as of such time and one share of Series B Common Stock for each ten shares of Series B TCI Group Common Stock held of record as of such time. No certificates or scrip representing fractional shares of Series A Common Stock or Series B Common Stock will be issued. Fractions of one-half or larger of a share will be rounded up and fractions of less than one-half of a share will be rounded down to the nearest whole number of shares of Series A Common Stock or Series B Common Stock.

  Stock certificates representing the shares of Series A Common Stock and Series B Common Stock to which the TCI Group Stockholders on the Record Date are entitled will be delivered to such shareholders in a separate mailing. The Distribution will not affect the number of shares of TCI Group Common Stock held by the TCI Group Stockholders. The TCI Group Stockholders are not required to take any action or pay any consideration in connection with the Distribution.

EXPENSES OF THE DISTRIBUTION

  It is estimated that the direct legal, financial advisory, accounting, printing, mailing and other expenses (including the fees of TCI's and the Company's transfer agents) will total approximately $3,000,000, and will be borne 50% by TCI and 50% by the Company. These expenses do not include any of the costs associated with the time spent by TCI's and the Company's officers and legal, accounting and other personnel in connection with the Distribution or other internal costs of TCI or the Company. Upon request, TCI will pay the reasonable expenses of brokerage firms, custodians, nominees and fiduciaries who are record holders of TCI shares for forwarding this Information Statement to the beneficial owners of such shares.

REASONS FOR THE DISTRIBUTION

  The Distribution has been designed to separate the TCI Group's interests in the cable distribution business from its interests in the Digital Satellite Business--two businesses that use distinct distribution networks to provide entertainment and other programming potentially to the same customer. The Digital Satellite Business has grown substantially in recent years and, as a result, the joint valuation and operation of these businesses have become less desirable. TCI's management believes that, because of the relative size of the assets and business of the Company compared to that of the TCI Group as a whole, the value of the Company is largely overlooked by the investment community. In addition, the separation of the TCI Group's Digital Satellite Business from its principal cable business will permit management of the Company to focus on the development and expansion of the Digital Satellite Business in a manner best suited to that business and its market, without concern for the objectives of, or competitive effect of such expansion on, the TCI Group's cable business.

  The separation of the TCI Group's Digital Satellite Business from its cable business will enable the market to focus on the individual strengths of the Company and more accurately evaluate the Company's performance compared to other companies in the Digital Satellite Business. By allowing the market to establish a separate valuation for the Company, the Distribution should, in management's opinion, result in an increase in the long-term value of the TCI Group Stockholders' current investment in the TCI Group. The Distribution would also give the TCI Group Stockholders and other potential investors the opportunity to direct their investment to their specific area of interest, satellite or cable, or to continue to retain an interest in both distribution media. The separate reporting of the results of the Company's Digital Satellite Business and the TCI Group's cable business should also create a framework for increased and more focused equity research coverage of both companies by the investment community. Furthermore, as a part of TCI, the Company is currently one of several businesses competing for the allocation of TCI's financial resources. As a separate, publicly traded company, the Company will have increased flexibility to raise capital and effect acquisitions by issuing its own securities.

  In addition, after the Distribution, the Company will be able to focus better on responding to the operational and distribution characteristics and competitive dynamics of the Digital Satellite Business and the Company's management will be able to tailor its business strategies and capital investments to the specific requirements of the Digital Satellite Business. Further, as an independent, publicly traded company, the Company will be able to design more effective incentive compensation programs for its management and employees by linking their compensation to the performance of the Company's Digital Satellite Business, as reflected in the stock market's evaluation of the Company Stock, thereby enhancing the Company's ability to attract, motivate and retain high quality employees.

CERTAIN CONSEQUENCES OF THE DISTRIBUTION

  As a result of the Distribution, TCI's interests in the Digital Satellite Business will be owned and operated by a separate publicly held company. The TCI Group Stockholders will own the same interest in each of the Company and TCI that they held in TCI on the Record Date, but in the form of separate securities, TCI Group Common Stock and Company Common Stock. The Series A Common Stock and the Series B Common Stock are expected to be approved for listing on the Nasdaq National Market under the symbols "TSAT A" and "TSAT B," respectively. The transfer agent and registrar for the Company Common Stock will be The Bank of New York.

  The Distribution will not affect the number of outstanding shares of TCI Group Common Stock or the rights of any TCI Group Stockholder with respect thereto.

RESTRICTIONS ON TRANSFER

  Shares of the Company Common Stock distributed to the TCI Group Stockholders pursuant to the Distribution will be freely transferable under the Securities Act of 1933, as amended (the "Securities Act"), except for shares received by any persons who may be deemed to be "affiliates" of the Company as that term is defined in Rule 144 promulgated under the Securities Act. Persons who may be deemed to be affiliates of the

Company after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, the Company and may include certain officers and directors of the Company as well as principal stockholders of the Company. Persons who are affiliates of the Company will be permitted to sell their shares of the Company Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions provided by Section 4(2) of the Securities Act or Rule 144 thereunder.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion sets forth a summary of the material federal income tax consequences under the Code, to holders of TCI Group Common Stock with respect to the receipt of the Company Common Stock pursuant to the Distribution. The discussion may not address all federal income tax consequences that may be relevant to particular TCI Group Stockholders, e.g., foreign persons, dealers in securities and persons who received TCI Group Common Stock in compensatory transactions. In addition, the discussion does not address any state, local or foreign tax considerations relative to the Distribution. ACCORDINGLY, ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS.

  TCI has not requested a ruling from the Service with respect to the federal income tax consequences of the Distribution. However, as a condition of the consummation of the Distribution, TCI will receive an opinion of Baker & Botts, L.L.P. ("Counsel") that: (i) for federal income tax purposes, the Distribution should be treated as a tax-free transaction qualifying under
Section 355 of the Code; and (ii) the following discussion insofar as it relates to the statements of law or legal conclusions is correct in all material respects.

  In rendering the tax opinion, Counsel will rely upon certain representations and covenants made by TCI, certain of its stockholders and the Company, including the following: (a) following the Distribution, the holders of TCI Group Common Stock must, in the aggregate, maintain a substantial continuing ownership interest in the Company Common Stock they receive in the Distribution; and (b) the Company must continue its historic business. The tax opinion will be explicitly conditioned upon the accuracy of such representations and covenants and upon certain assumptions critical to the Distribution qualifying as a tax-free spinoff under Section 355 of the Code. The tax opinion does not bind the Service nor does it preclude the Service from adopting a contrary position from that taken in the tax opinion. In the event the representations or assumptions are not accurate or the covenants are breached, then TCI and the Company will be unable to rely on the tax opinion. Assuming the Distribution qualifies as a tax-free spinoff under Section 355, the following tax consequences will result:

    (1) No gain or loss will be recognized by or includable in the income of a holder of TCI Group Common Stock solely as a result of the receipt of Company Common Stock pursuant to the Distribution;

    (2) No gain or loss will be recognized by TCI or the Company solely as a result of the Distribution, except as noted below with respect to deferred intercompany gains and excess loss accounts;

    (3) The tax basis of the TCI Group Common Stock held by a TCI Group Stockholder immediately before the Distribution will be apportioned between such TCI Group Common Stock and the Company Common Stock received by such stockholder in the Distribution based upon the relative fair market value of such TCI Group Common Stock and Company Common Stock on the date of the Distribution; and

    (4) Assuming that the TCI Group Common Stock held by a TCI Group Stockholder is held as a capital asset, the holding period for Company Common Stock received in the Distribution will include the period during which such TCI Group Common Stock was held.

  Even if the Distribution qualifies as a tax-free spinoff pursuant to Section 355 of the Code, TCI will recognize as a result of the Distribution any deferred intercompany gain with respect to the Company's assets. TCI estimates that such gain will be approximately $20 million. In addition, the movement of assets in preparation for the Distribution will generate additional deferred intercompany gain which will be recognized as a result of the Distribution. The amount of such gain will depend upon the valuation of certain assets but may be substantial. In addition, immediately prior to the Distribution, TCI may have an excess loss account on the Company Common Stock, which is the equivalent of a negative basis. TCI would be required to recognize the amount of this negative basis as a result of the Distribution. TCI believes that such amount, if any, will be relatively small.

  Notwithstanding the opinion of Counsel referred to above, the application of
Section 355 of the Code to the Distribution is complex and may be subject to differing interpretation. In particular, the Service may challenge the tax-free status of the Distribution on the grounds that it lacks an adequate "business purpose" or that the active business requirement of Section 355(b) of the Code (which requires the continuation after the Distribution of a business conducted for at least five years prior to the Distribution) is not satisfied. Accordingly, there can be no assurance that the Service will not successfully assert that the Distribution is a taxable event.

  If the Distribution does not qualify as a tax-free spinoff under Section 355 of the Code, then: (i) TCI would recognize capital gain equal to the difference between the fair market value of the Company Common Stock on the date of the Distribution and TCI's tax basis in such stock; (ii) each stockholder receiving shares of Company Common Stock in the Distribution may be treated as having received a distribution equal to the value of the Company Common Stock received which would be taxable as ordinary income to the extent of TCI's current and accumulated earnings and profits; (iii) the holding period for determining capital gain treatment of the Company Common Stock received in the Distribution would commence on the date of the Distribution; and (iv) each stockholder would have a tax basis in the shares of Company Common Stock received in the Distribution equal to the fair market value of such shares. Corporate stockholders may be eligible for a dividends-received deduction (subject to certain limitations) with respect to the portion of the Distribution constituting a dividend, and may be subject to the Code's extraordinary dividend provisions which, if applicable, would require a reduction in such holder's tax basis in his or her TCI Group Common Stock to the extent of such deduction.

  THE FOREGOING IS A SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSIDERATIONS OF THE DISTRIBUTION UNDER CURRENT LAW. EACH STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES OF THE DISTRIBUTION TO SUCH STOCKHOLDER, IN LIGHT OF HIS OR HER PERSONAL CIRCUMSTANCES, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

TREATMENT OF OUTSTANDING TCI STOCK OPTIONS AND SARS

  Certain directors, officers and employees of TCI and its subsidiaries (including the Company) have been granted options to purchase shares of Series A TCI Group Common Stock ("TCI Options") and stock appreciation rights with respect to shares of Series A TCI Group Common Stock ("TCI SARs"). The TCI Options and TCI SARs have been granted pursuant to various stock plans of TCI (the "TCI Plans"). The TCI Plans give the committee of the TCI Board that administers the TCI Plans (the "TCI Plan Committee") the authority to make equitable adjustments to outstanding TCI Options and TCI SARs in the event of certain transactions, of which the Distribution is one.

  The TCI Plan Committee and the TCI Board have determined that, immediately prior to the Distribution, each TCI Option will be divided into two separately exercisable options: (i) an option to purchase Series A Common Stock (an "Add-on Company Option"), exercisable for the number of shares of Series A Common Stock that would have been issued in the Distribution in respect of the shares of Series A TCI Group Common Stock subject to the applicable TCI Option, if such TCI Option had been exercised in full immediately prior to the Record Date, and containing substantially equivalent terms as the existing TCI Option, and (ii) an option to purchase Series A TCI Group Common Stock (an "Adjusted TCI Option"), exercisable for the same number of shares of Series A TCI Group Common Stock as the corresponding TCI Option had been. The per share exercise price of each TCI Option will be allocated between the Add-on Company Option and the Adjusted TCI Option into which it is divided, and all other terms of the Add-on Company Option and Adjusted TCI Option will in all material respects be the same as such TCI Option. Similar adjustments will be made to the outstanding TCI

SARs, resulting in the holders thereof holding Adjusted TCI SARs and Add-on Company SARs instead of TCI SARs, effective immediately prior to the Distribution. The foregoing adjustments will be made pursuant to the anti-dilution provisions of the TCI Plans pursuant to which the respective TCI Options and TCI SARs were granted. Notwithstanding the foregoing, in order to give the Company an opportunity to qualify for a registration statement on Form S-3, Add-on Company Options (and Add-on Company SARs) will not be exercisable for Series A Common Stock during the first fifteen months following the Distribution, and Add-on Company Options (and Add-on Company SARs) which would otherwise have expired during the first eighteen months following the Distribution will remain in effect until the expiration of such eighteen month period. Such deferral will not otherwise affect the vesting schedule or other terms and conditions of the Add-on Company Options (and Add-on Company SARs).

  As a result of the foregoing, certain persons who remain TCI employees or non-employee directors after the Distribution and certain persons who were TCI employees prior to the Distribution but become Company employees after the Distribution will hold both Adjusted TCI Options and separate Add-on Company Options and/or will hold both Adjusted TCI SARs and separate Add-on Company SARs. The obligations with respect to the Adjusted TCI Options, Add-on Company Options, Adjusted TCI SARs and Add-on Company SARs held by TCI employees and non-employee directors following the Distribution will be obligations solely of TCI. The obligations with respect to the Adjusted TCI Options, Add-on Company Options, Adjusted TCI SARs and Add-on Company SARs held by persons who are Company employees following the Distribution and are no longer TCI employees will be obligations solely of the Company. Prior to the Distribution, TCI and the Company will enter into an agreement to sell to each other from time to time at the then current market price shares of Series A TCI Group Common Stock and Series A Common Stock, respectively, as necessary to satisfy their respective obligations under such securities.

EFFECTS OF THE DISTRIBUTION ON OUTSTANDING PREFERRED STOCK OF TCI AND TCIC AND CONVERTIBLE NOTES OF TCI UA, INC.

  As a result of the Distribution, the conversion rates of TCI's (i) Series C Convertible Preferred Stock, (ii) Series F Convertible Redeemable Participating Preferred Stock, and (iii) Series G Redeemable Convertible TCI Group Preferred Stock, shall be adjusted in accordance with a formula based on the aggregate fair market value of the Company Common Stock issued in the Distribution, relative to the aggregate market price of the Series A TCI Group Common Stock on the Record Date. Similarly, as a result of the Distribution, the exchange rate of TCIC's Series A Cumulative Exchangeable Preferred Stock shall be adjusted in accordance with a formula based on the aggregate fair market value of the Company Common Stock issued in the Distribution, relative to the aggregate market price of the Series A TCI Group Common Stock on the Record Date.

  As a result of the Distribution, the conversion mechanism for TCI's Series D Convertible Preferred Stock ("TCI Series D Preferred Stock") will be adjusted so that, on conversion, the holders of TCI Series D Preferred Stock will have a right to receive, in addition to shares of TCI Group Common Stock, the same number of shares of Company Common Stock that they would have received had they converted their TCI Series D Preferred Stock to TCI Group Common Stock prior to the Distribution.

  Under the Convertible Notes due December 12, 2021 of TCI UA, Inc., the Distribution will require an adjustment to the conversion mechanism in accordance with a formula, so that either the conversion price will be reduced (and the number of shares of Series A TCI Group Common Stock issuable upon conversion increased), or holders of such notes will be entitled to receive on conversion shares of Series A Common Stock in addition to shares of Series A TCI Group Common Stock, depending on the aggregate fair market value of the Company Common Stock distributed to holders of Series A TCI Group Common Stock in the Distribution.

  For purposes of each of the above adjustments, the determination of the TCI Board as to the fair market value of the Company Common Stock distributed in the Distribution shall be conclusive. See "Arrangements Between TCI and the Company After the Distribution--Other Arrangements."

        ARRANGEMENTS BETWEEN TCI AND THE COMPANY AFTER THE DISTRIBUTION

  Following the Distribution, the Company and TCI will operate independently, and neither will have any stock ownership, beneficial or otherwise, in the other. For the purposes of governing certain of the ongoing relationships between the Company and TCI after the Distribution, and to provide mechanisms for an orderly transition, on or before the Distribution Date, the Company and TCI will enter into various agreements, including the Reorganization Agreement, the Transition Services Agreement, an amendment to TCI's existing Tax Sharing Agreement, the Indemnification Agreements and the Trade Name and Service Mark License Agreement, all of which are described below. In addition, TCIC will continue to provide installation, maintenance, retrieval and other customer fulfillment services for certain customers of the Company, pursuant to the Fulfillment Agreement described below.

REORGANIZATION AGREEMENT

  On or before the Distribution Date, TCI, TCIC and a number of other TCI subsidiaries, including the Company, will enter into a Reorganization Agreement (the "Reorganization Agreement"), which will provide for, among other things, the principal corporate transactions required to effect the Distribution, the conditions thereto and certain provisions governing the relationship between the Company and TCI with respect to and resulting from the Distribution.

  Certain of the Company's assets relating to the Digital Satellite Business have historically been owned by subsidiaries of TCI other than the Company and its predecessors. These assets include the capital stock of Tempo, the 20.86% partnership interests in PRIMESTAR Partners, and the TCI Group's rights under certain agreements relating to the Telesat Transaction. The Reorganization Agreement will provide for, among other things, the transfer of these assets to the Company and for the assumption by the Company of related liabilities. No consideration will be payable by the Company for these transfers, except that two subsidiaries of the Company will purchase the TCI Group's partnership interests in PRIMESTAR Partners for consideration payable by delivery of promissory notes issued by such subsidiaries (the "K-1 Notes"), which promissory notes will be assumed by TCI on or before the Distribution Date in the form of a capital contribution to the Company. The Reorganization Agreement also will provide for certain cross-indemnities designed to make the Company financially responsible for all liabilities relating to the Digital Satellite Business prior to the Distribution, as well as for all liabilities incurred by the Company after the Distribution, and to make TCI financially responsible for all potential liabilities of the Company which are not related to the Digital Satellite Business, including, for example, liabilities arising as a result of the Company's having been a subsidiary of TCI. The Reorganization Agreement further will provide for each of the Company and TCI to preserve the confidentiality of all confidential or proprietary information of the other party, for five years following the Distribution, subject to customary exceptions, including disclosures required by law, court order or government regulation.

  Pursuant to the Reorganization Agreement, on or before the Distribution Date, the Company will issue to TCIC the Company Note, in the principal amount of $250,000,000, representing a portion of the Company's intercompany balance owed to TCIC on such date. See "--TCIC Credit Facility," below. Pursuant to the Reorganization Agreement, the remainder of the Company's intercompany balance owed to TCIC on the Distribution Date, as well as the indebtedness represented by the K-1 Notes, will be assumed by TCI in the form of (i) a $100,000,000 capital contribution to the Company and (ii) consideration for the Company's assumption of TCIs obligations under options granted to Brendan
R. Clouston and Larry E. Romrell to purchase shares of Series A Common Stock representing 1.0%, and to David P. Beddow to purchase shares of Series A Common Stock representing 0.5%, of the shares of Company Common Stock issued and outstanding on the Distribution Date, determined immediately after giving effect to the Distribution but before giving effect to the issuance of the shares of Series A Common Stock issuable upon exercise of such options. See the Condensed Pro Forma Combined Financial Statements of the Company.

  The Reorganization Agreement may be terminated, and the Distribution may be abandoned, at any time prior to the Distribution Date, by and in the sole discretion of the TCI Board, without the approval of TCI Group Stockholders or any other persons. In the event of any such termination or abandonment, TCI will have no liability to any person under the Reorganization Agreement or any obligation to effect the Distribution thereafter.

TRANSITION SERVICES AGREEMENT

  Pursuant to the Transition Services Agreement between TCI and the Company, following the Distribution, TCI will provide to the Company certain services and other benefits, including certain administrative and other services that were provided by TCI prior to the Distribution. Such services shall include
(i) tax reporting, financial reporting, payroll, employee benefit administration, workers' compensation administration, telephone, fleet management, package delivery, management information systems, billing, lock box, remittance processing and risk management services, (ii) other services typically performed by TCI's accounting, finance, treasury, corporate, legal, tax, benefits, insurance, facilities, purchasing, fleet management and advanced information technology department personnel, (iii) use of telecommunications and data facilities and of systems and software developed, acquired or licensed by TCI from time to time for financial forecasting, budgeting and similar purposes, including without limitation any such software for use on personal computers, in any case to the extent available under copyright law or any applicable third-party contract, (iv) technology support and consulting services, and (v) such other management, supervisory, strategic planning or other services as the Company and TCI may from time to time mutually determine to be necessary or desirable.

  Pursuant to the Transition Services Agreement, TCI has also agreed to provide the Company with certain most-favored-customer rights to programming services that TCI or a wholly owned subsidiary of TCI may own in the future and access to any volume discounts that may be available to TCI for purchase of HSDs, satellite receivers and other equipment.

  As compensation for services rendered to the Company and for the benefits made available to the Company pursuant to the Transition Services Agreement, the Company will pay TCI a fee of $1.50 per qualified subscribing household or other customer unit (regardless of the number of satellite receivers) per month, commencing with the month of January 1997, up to a maximum of $3,000,000 per month, and reimburse TCI quarterly for direct, out-of-pocket expenses incurred by TCI to third parties in providing the services.

  The Transition Services Agreement will continue in effect until the close of business on December 31, 1999 and will be renewed automatically for successive one-year periods thereafter, unless earlier terminated by (i) either party at the end of the initial term or the then current renewal term, as applicable, on not less than 180 days' prior written notice to the other party, (ii) TCI upon written notice to the Company following certain changes in control of the Company, and (iii) either party if the other party is the subject of certain bankruptcy or insolvency-related events.

TAX SHARING AGREEMENT

  Through the Distribution Date, the Company's results of operations have been and will be included in TCI's consolidated U.S. federal income tax returns, in accordance with the existing tax sharing arrangements among TCI and its consolidated subsidiaries. Effective July 1, 1995, TCI, TCIC and certain other subsidiaries of TCI entered into a tax sharing agreement (the "Tax Sharing Agreement"), which formalized such pre-existing tax sharing arrangements and implemented additional procedures for the allocation of certain consolidated income tax attributes and the settlement of certain intercompany tax allocations. The Tax Sharing Agreement encompasses U.S. Federal, state, local and foreign tax consequences and relies upon the Code and any applicable state, local and foreign tax law and related regulations. On or before the Distribution Date, the Tax Sharing Agreement will be amended to provide that the Company will be treated as if it had been a party to the Tax Sharing Agreement, effective July 1, 1995. Pursuant to the amended Tax Sharing Agreement, beginning on the July 1, 1995 effective date, the Company is responsible to TCI for its share of current consolidated income tax liabilities. TCI is responsible to the Company to the extent that the Company's income tax attributes generated after the effective date are utilized by TCI to reduce its consolidated income tax liabilities.
Accordingly, all tax
attributes generated by the Company's operations after the effective date including, but not limited to, net operating losses, tax credits, deferred intercompany gains, and the tax basis of assets are inventoried and tracked for the entities comprising the Company.

INDEMNIFICATION AGREEMENTS

  On or before the Distribution Date, the Company will enter into Indemnification Agreements (the "Indemnification Agreements") with TCIC, TCI Technology Ventures, Inc. ("TCITV") and TCI UA 1, Inc. ("TCI UA 1"). The Indemnification Agreement with TCIC will provide for the Company to reimburse TCIC for any amounts drawn under an irrevocable transferable letter of credit issued by the Bank of New York for the account of TCIC to support the Company's share of PRIMESTAR Partners' obligations under an Amended and Restated Memorandum of Agreement, effective as of October 18, 1996, between the Partnership and GE Americom, with respect to PRIMESTAR Partners' use of transponders on GE-2, to be launched by GE Americom (the "GE-2 Agreement"). The original drawable amount of such letter of credit is $25,000,000, increasing to $75,000,000 if PRIMESTAR Partners exercises its option under the GE-2 Agreement to extend the term of such agreement for the remainder of the useful life of GE-2. See "Risk Factors--Risks of Failure or Delay in Launch of GE-2--Risks of Satellite Defect, Loss or Reduced Performance," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of the Company--PRIMESTAR By TCI--The PRIMESTAR(R) Service."

  The Indemnification Agreement with TCITV will provide for the Company to indemnify and hold harmless TCITV and certain related persons from and against any losses, claims and liabilities arising out of certain agreements relating to the proposed Telesat Transaction, which TCITV will assign to the Company in connection with the Distribution. The Indemnification Agreement with TCI UA 1 will provide for the Company to reimburse TCI UA 1 for any amounts drawn under an irrevocable transferable letter of credit issued by Chemical Bank for the account of TCI UA 1 (the "TCI UA 1 Letter of Credit"), which supports a credit facility (the "PRIMESTAR Credit Facility") that was obtained by PRIMESTAR Partners to finance advances to Tempo for payments due in respect of the construction of the Company Satellites and that is supported by letters of credit arranged for by affiliates of the partners of the Partnership (other than GEAS).

  The TCIC and TCI UA 1 Indemnification Agreements further provide for the Company to indemnify and hold harmless TCIC and TCI UA 1, respectively, and certain related persons from and against any losses, claims, and liabilities arising out of the respective letters of credit or any drawings thereunder. The payment obligations of the Company to TCIC and TCI UA 1, under such Indemnification Agreements will be subordinated in right of payment with respect to certain future obligations of the Company to financial institutions.

TRADE NAME AND SERVICE MARK LICENSE AGREEMENT

  Pursuant to the Trade Name and Service Mark License Agreement (the "License Agreement"), TCI will grant to the Company, for an initial term of three years following the Distribution, a non-exclusive non-assignable license to use certain trade names and service marks specifically identified in the License Agreement, including the mark "TCI" in the context of the Digital Satellite Business. The License Agreement will provide, among other things, that all advertising, promotion and use of certain of TCI's trade names and service marks by the Company shall be consistent with TCI guidelines and standards, as well as subject to TCI approval in certain circumstances.

FULFILLMENT AGREEMENT

  TCIC has historically provided the Company with certain customer fulfillment services for PRIMESTAR(R) customers enrolled by the Company's direct sales force or National Call Center. Charges for such services have been allocated to the Company by TCIC based on scheduled rates.

  Pursuant to the Fulfillment Agreement entered into by TCIC and the Company, TCIC will continue to provide fulfillment services to the Company following the Distribution with respect to customers of the PRIMESTAR(R) medium power service. Such services will include installation, maintenance, retrieval, inventory management and other customer fulfillment services. The Fulfillment Agreement will become effective on the first day of the month following the Distribution Date. Among other matters, the Fulfillment Agreement (i) sets forth the responsibilities of TCIC with respect to fulfillment services, including performance standards and penalties for nonperformance, (ii) provides for TCIC's fulfillment sites to be connected to the billing and information systems used by the Company, allowing for on-line scheduling and dispatch of installation and other service calls, and (iii) provides scheduled rates to be charged to the Company for the various customer fulfillment services to be provided by TCIC. The Company retains sole control under the Fulfillment Agreement to establish the retail prices and other terms and conditions on which installation and other services will be provided to the Company's customers. The Fulfillment Agreement also provides that, during the term of the Fulfillment Agreement, TCIC will not provide fulfillment services to any other Ku-band, Ka-band, DBS, BSS, FSS, C-band, wireless or other similar or competitive provider or distributor of television programming services (other than traditional cable). The Fulfillment Agreement will have an initial term of two years and is terminable, on 180 days notice to TCIC, by the Company at any time during the first six months following the Distribution Date. The scheduled rates for the services to be provided by TCIC under the Fulfillment Agreement exceed the scheduled rates upon which charges historically have been allocated to the Company for such services, reflecting in part the value to the Company, as determined by Company management, of the performance standards, exclusivity, termination right and certain other provisions included in the Fulfillment Agreement.

  There can be no assurance that the terms of the Fulfillment Agreement are not more or less favorable than those which could be obtained from unaffiliated third parties, or that comparable services could be obtained by the Company from third parties on any terms if the Fulfillment Agreement is terminated. See "Risk Factors--Relationship with TCI," "Risk Factors-- Potential Conflicts of Interest," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Condensed Pro Forma Combined Financial Statements of the Company.

TCIC CREDIT FACILITY

  TCIC has agreed to make the TCIC Revolving Loans. The terms and conditions of the Company Note and the TCIC Revolving Loans will be provided for by the TCIC Credit Facility. The TCIC Revolving Loans and the Company Note will bear interest at 10% per annum, compounded semi-annually. Commitment fees equal to 3/8% of the average unborrowed availability of TCIC's $500,000,000 commitment under the TCIC Credit Facility will be payable to TCIC annually. Proceeds from the TCIC Revolving Loans may be used to fund (i) working capital requirements,
(ii) capital expenditures contemplated by the October 1996 business plan of the Company, (iii) up to $75,000,000 of other capital expenditures and investments and (iv) the commitment fees payable under the TCIC Credit Facility. The TCIC Credit Facility requires the Company to use its best efforts to obtain external debt or equity financing after the Distribution Date. The TCIC Credit Facility further provides for mandatory prepayment of the TCIC Revolving Loans and the Company Note to the extent and in the amount that the Company has obtained such external financing. Any such prepayment from the proceeds of external financing is required to be applied first to the Company Note and then to repay borrowings and correspondingly reduce the commitments under the TCIC Credit Facility. The outstanding principal of the TCIC Revolving Loans and the Company Note, together with accrued interest, will be due and payable on September 30, 2001, the final maturity date of the TCIC Credit Facility, whether or not sufficient external financing has then been obtained by the Company. There can be no assurance that the Company will be able to obtain such external financing on terms acceptable to the Company, or on any terms, within the time required. Accordingly, the failure of the Company to refinance the TCIC Credit Facility by the final maturity thereof could have a material adverse effect on the Company.

  Borrowings under the TCIC Credit Facility are subject to, among other things, (a) the Company's representations and warranties being true and correct on the date of borrowing, (b) the Company's being in compliance with its covenants in the TCIC Credit Facility, (c) no default having occurred and being continuing on the borrowing date or being caused by such borrowing and
(d) the Company's being in compliance, in all material respects, with the terms and conditions of the Indemnification Agreements, the Transition Services Agreement, the Reorganization Agreement and the Fulfillment Agreement. The TCIC Credit Facility sets forth the covenants the Company has agreed to comply with during the term of the TCIC Credit Facility, including its covenants (i) not to sell, transfer or otherwise dispose of any asset (other than sales of inventory in the ordinary course of business), without the prior written consent of TCIC (other than the sale of assets or securities of a subsidiary if the aggregate consideration payable to the seller in respect of such sale is not less than the fair market value of such assets), (ii) not to merge into or consolidate or combine with any other person, without the prior written consent of TCIC, (iii) not to declare or pay any dividend or make any distribution on its capital stock (other than in common stock), or purchase, redeem or otherwise acquire or retire for value any capital stock of the Company, (iv) to maintain specified minimum numbers of qualified subscribers from December 31, 1996 through December 31, 1997, (v) not to incur indebtedness at any time prior to and including December 31, 1997 that would exceed a specified amount per qualified subscriber, (vi) to maintain specified leverage ratios from January 1, 1998 through September 30, 2001, (vii) to maintain specified minimum ratios of annualized cash flow to annual interest expense,and (viii) to maintain a specified minimum ratio of annualized cash flow to pro forma debt service.

OTHER ARRANGEMENTS

  On or before the Distribution Date, TCI and the Company will enter into an agreement (the "Share Purchase Agreement") to sell to each other from time to time, at the then current market price, shares of Series A TCI Group Common Stock and Series A Common Stock, respectively, as necessary to satisfy their respective obligations (i) under Adjusted TCI Options and Add-on Company Options held after the Distribution Date by their respective employees and non-employee directors and (ii) in connection with any required adjustments to the TCI Series D Preferred Stock and the Convertible Notes due December 12, 2021, of TCI UA, Inc., as a result of the Distribution.

  Certain officers of the Company who were officers or directors of TCI and/or TCIC prior to the Distribution have received undertakings of indemnification from TCI and/or TCIC. Such undertakings will survive the Distribution.

  In June 1996, the TCI Board authorized TCI to permit certain of its executive officers to acquire equity interests in certain of TCI's subsidiaries. In connection therewith, the TCI Board approved the acquisition by each of Brendan R. Clouston and Larry E. Romrell, executive officers of TCI, of 1.0% of the net equity of the Company. The TCI Board also approved the acquisition by Gary S. Howard, an executive officer of TCIC and chief executive officer and a director of the Company, of 1.0% of the net equity of the Company and the acquisition by David P. Beddow, an executive officer of TCITV and a director of the Company, of 0.5% of the net equity of the Company. The TCI Board determined to structure such transactions as grants to such persons of options to purchase shares of Series A Common Stock representing 1.0% (in the case of each of Messrs. Clouston, Romrell and Howard) and 0.5% (in the case of Mr. Beddow) of the shares of Series A Common Stock and Series B Common Stock issued and outstanding on the Distribution Date, determined immediately after giving effect to the Distribution, but before giving effect to any exercise of such options. The aggregate exercise price for each such option will be equal to 1.0% (in the case of each of Messrs. Clouston, Romrell and Howard) and 0.5% (in the case of Mr. Beddow) of TCI's Net Investment (as defined below) as of the first to occur of the Distribution Date and the date on which such option first becomes exercisable, but excluding any portion of TCI's Net Investment that as of such date is represented by a promissory note or other evidence of indebtedness from the Company to TCI. TCI's Net Investment is defined for this purpose as the cumulative amount invested by TCI and its predecessor in the Company and its predecessors prior to and including the applicable date of determination, less the aggregate amount of all dividends and distributions made by the Company and its predecessors to TCI and its predecessor prior to and including such date. The options will be granted on the Distribution Date, will vest in 20% cumulative increments on each of the first five anniversaries of February 1, 1996, and will be exercisable for up to ten years following February 1, 1996. Pursuant to the Reorganization Agreement, and (in the case of the options granted to Messrs. Clouston, Romrell and Beddow) in partial consideration for the capital contribution to be made by TCI to the Company in connection with the Distribution, the Company has agreed, effective as of the Distribution Date, to bear all obligations under such options and to enter into stock option agreements with respect to such options (collectively, the "Stock Option Agreements") with each of Messrs. Clouston, Romrell, Howard and Beddow. See the Condensed Pro Forma Combined Financial Statements of the Company.

                                CAPITALIZATION

  The following table sets forth (i) the historical capitalization of the Company as of June 30, 1996, and (ii) the pro forma capitalization of the Company assuming the Distribution and the TCI Intercompany Agreements were effective on June 30, 1996. See "The Distribution" and "Arrangements Between TCI and the Company After the Distribution." The table should be read in conjunction with the pro forma and historical financial statements, including the notes thereto, of the Company, and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                            JUNE 30, 1996
                                                         ---------------------
                                                                        PRO
                                                         HISTORICAL  FORMA(1)
                                                         ----------  ---------
                                                         AMOUNTS IN THOUSANDS
Payables, accruals and other operating liabilities...... $   81,310     81,310
Due to PRIMESTAR Partners...............................    386,219    386,219
TCIC Credit Facility(2):
  Company Note..........................................        --     250,000
  TCIC Revolving Loans..................................        --         --
Stock compensation obligation...........................        --      39,500
                                                         ----------  ---------
      Total liabilities.................................    467,529    757,029
                                                         ----------  ---------
Equity:
  Common Stock ($1 par value):
    Series A; 185,000,000 shares authorized; 58,437,032
     assumed issued   on a pro forma basis..............        --      58,437
    Series B; 10,000,000 shares authorized; 8,467,550
     assumed issued on a   pro forma basis..............        --       8,468
Additional paid-in capital..............................        --     376,996
Accumulated deficit.....................................   (138,488)  (138,488)
Due to TCIC.............................................    722,101        --
                                                         ----------  ---------
      Total equity......................................    583,613    305,413
                                                         ----------  ---------
      Total liabilities and equity...................... $1,051,142  1,062,442
                                                         ==========  =========

--------

(1) For additional information concerning the pro forma adjustments, see the Condensed Pro Forma Combined Financial Statements of the Company.

(2) For a description of the terms of the TCIC Credit Facility, see "Arrangements Between TCI and the Company After the Distribution--TCIC Credit Facility."

                            SELECTED FINANCIAL DATA

  The following table presents summary financial data relating to the Company's historical financial position and results of operations as of June 30, 1996, and for each of the six month periods ended June 30, 1996 and 1995, and as of and for each of the years in the five-year period ended December 31, 1995. In addition, the following table presents summary financial data relating to the Company's unaudited pro forma financial condition as of June 30, 1996, and the Company's unaudited pro forma results of operations for the six months ended June 30, 1996 and the year ended December 31, 1995. The historical financial data for each of the years in the three-year period ended December 31, 1995, and as of December 31, 1995 and 1994, is derived from the Audited Combined Financial Statements of the Company for the corresponding periods, which combined financial statements have been audited by KPMG Peat Marwick LLP, independent auditors. The historical data for the other periods presented has been derived from unaudited information. The unaudited pro forma statement of operations data gives effect to the Distribution and the TCI Intercompany Agreements as of January 1, 1995. The audited pro forma balance sheet data gives effect to the Distribution and the TCI Intercompany Agreements as of June 30, 1996. The unaudited pro forma data does not purport to be indicative of the results of operations or financial position that may be obtained in the future or that actually would have been obtained had such transactions occurred on such dates. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and is qualified in its entirety by reference to the historical and pro forma combined financial statements, including the notes thereto, of the Company. For a description of the TCI Intercompany Agreements, see "Arrangements Between TCI and the Company After the Distribution."

                          PRO FORMA(1)    HISTORICAL       PRO FORMA(1)              HISTORICAL
                          ------------ ------------------  ------------ -----------------------------------------
                            SIX MONTHS ENDED JUNE 30,                   YEARS ENDED DECEMBER 31,
                          -------------------------------  ------------------------------------------------------
                              1996       1996      1995        1995       1995     1994     1993    1992    1991
                          ------------ ---------  -------  ------------ --------  -------  ------  ------  ------
                                                        AMOUNTS IN THOUSANDS
SUMMARY STATEMENT OF
 OPERATIONS DATA:
Revenue.................   $ 193,647   $ 193,647   61,611     208,902    208,902   30,279  11,679   4,614     165
Operating, selling,
 general and
 administrative
 expenses...............    (187,936)   (186,625) (56,717)   (211,455)  (214,116) (25,107) (7,069) (2,268)   (280)
Depreciation............     (96,160)    (83,230) (26,625)    (76,128)   (68,233) (18,903) (6,513) (2,602)   (283)
                           ---------   ---------  -------    --------   --------  -------  ------  ------  ------
 Operating loss.........     (90,449)    (76,208) (21,731)    (78,681)   (73,447) (13,731) (1,903)   (256)   (398)
Share of losses of
 PRIMESTAR Partners.....      (1,446)     (1,446)  (4,988)     (8,969)    (8,969) (11,722) (5,524) (4,561) (5,146)
Other, net..............      23,462      25,266    9,867      14,608     27,514    9,677   3,491   2,046     906
                           ---------   ---------  -------    --------   --------  -------  ------  ------  ------
 Net Loss...............   $ (68,433)    (52,388) (16,852)    (73,042)   (54,902) (15,776) (3,936) (2,771) (4,638)
                           =========   =========  =======    ========   ========  =======  ======  ======  ======

                                                              HISTORICAL
                                                 ------------------------------------
                              JUNE 30, 1996                  DECEMBER 31,
                         ----------------------- ------------------------------------
                         PRO FORMA(1) HISTORICAL  1995    1994    1993    1992  1991
                         ------------ ---------- ------- ------- ------- ------ -----
                                             AMOUNTS IN THOUSANDS
SUMMARY BALANCE SHEET
 DATA:
Property and equipment,
 net....................  $1,000,669  1,000,669  871,888 393,212  95,323 15,791 1,776
                          ==========  =========  ======= ======= ======= ====== =====
Investment in, and
 related advances to
 PRIMESTAR Partners.....  $   28,847     28,847   17,963   9,793  19,625    485   213
                          ==========  =========  ======= ======= ======= ====== =====
Total assets............  $1,062,442  1,051,542  916,111 405,519 115,653 16,843 2,154
                          ==========  =========  ======= ======= ======= ====== =====
Due to PRIMESTAR
 Partners...............  $  386,219    386,219  382,900 278,772  71,164    --    --
                          ==========  =========  ======= ======= ======= ====== =====
Company Note............  $  250,000        --       --      --      --     --    --
                          ==========  =========  ======= ======= ======= ====== =====
Stock compensation
 obligation.............  $   39,500        --       --      --      --     --    --
                          ==========  =========  ======= ======= ======= ====== =====
Equity..................  $  305,413    583,613  470,686 117,837  42,507 15,797 2,109
                          ==========  =========  ======= ======= ======= ====== =====

--------
(1) For additional information concerning the pro forma adjustments, see the Condensed Pro Forma Combined Financial Statements of the Company.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

  The following discussion and analysis provides information concerning the financial condition and results of operations of the Company and should be read in conjunction with the Company's historical and pro forma combined financial statements.

SUMMARY OF OPERATIONS

  As described in greater detail below, the Company reported net losses of $52,388,000 and $16,852,000 during the six months ended June 30, 1996 and 1995, respectively, and $54,902,000, $15,776,000 and $3,936,000 during the years ended December 31, 1995, 1994 and 1993, respectively. Improvements in the Company's results of operations are largely dependent upon its ability to increase its customer base while maintaining its pricing structure, reducing subscriber churn and effectively managing the Company's costs. No assurance can be given that any such improvements will occur. In addition, the Company incurs significant sales commission and installation costs when its customers initially subscribe to the service. Accordingly, management expects that operating costs will remain high as a percentage of revenue so long as the Company maintains its rapid growth in subscribers. The high cost of obtaining new subscribers also magnifies the negative effects of subscriber churn.

  Since July 1994, when PRIMESTAR Partners completed its conversion from an analog to a digital signal, the Company has experienced significant growth in Authorized Units. In this regard, the number of Authorized Units was 659,000 and 220,000 at June 30, 1996 and 1995, respectively, and 535,000, 100,000 and
35,000 at December 31, 1995, 1994 and 1993, respectively. To the extent not otherwise described, increases in the Company's revenue and operating, selling, general and administrative expenses, as detailed below, are primarily related to such growth in Authorized Units. The Company is operating in an increasingly competitive environment. No assurance can be given that such increasing competition will not adversely affect the Company's ability to continue to achieve significant growth in Authorized Units and revenue. See "Risk Factors--Competitive Nature of the Industry" and "Business of the Company--Competition."

  TCIC has historically provided the Company with certain customer fulfillment services for PRIMESTAR(R) customers enrolled by the Company's direct sales force or National Call Center. Charges for such services have been allocated to the Company by TCIC based on scheduled rates. TCIC will continue to provide fulfillment services to the Company following the Distribution with respect to customers of the PRIMESTAR(R) medium power service, pursuant to the Fulfillment Agreement. Such services will include installation, maintenance, retrieval, inventory management and other customer fulfillment services. The Fulfillment Agreement, which will become effective on the first day of the month following the Distribution Date, provides for, among other matters, (i) the responsibilities of TCIC with respect to fulfillment services, including performance standards and penalties for nonperformance, (ii) TCIC's fulfillment sites to be connected to the billing and information systems used by the Company, allowing for on-line scheduling and dispatch of installation and other service calls, and (iii) scheduled rates to be charged to the Company for the various customer fulfillment services to be provided by TCIC. The Fulfillment Agreement also provides that, during its term, TCIC will not provide fulfillment services to certain other providers or distributors of television programming services. The Fulfillment Agreement will have an initial term of two years, and is terminable, on 180 days notice to TCIC, by the Company at any time during the first six months following the Distribution Date. There can be no assurance that the terms of the Fulfillment Agreement are not more or less favorable than those which could be obtained from unaffiliated third parties, or that comparable services could be obtained by the Company from third parties on any terms if the Fulfillment Agreement is terminated. See "Risk Factors--Relationship with TCI" and "Risk Factors-- Potential Conflicts of Interest."

  Installation charges from TCIC include direct and indirect costs of performing installations. The Company has capitalized a portion of such charges based upon amounts charged by unaffiliated third parties to perform similar services. Following the Distribution, the Company will capitalize the full amount of installation fees paid to TCIC pursuant to the Fulfillment Agreement. Additionally, the scheduled rates for the services to be provided by TCIC under the Fulfillment Agreement exceed the scheduled rates upon which charges, historically, have been allocated to the Company for such services, reflecting in part the value to the Company, as determined by Company management, of the performance standards, exclusivity, termination right and certain other provisions included in the Fulfillment Agreement. For information concerning the pro forma effect of the Fulfillment Agreement, see the Condensed Pro Forma Combined Financial Statements of the Company.

  In connection with the Distribution, the Company and TCI also will enter into the Transition Services Agreement, the Stock Option Agreements and the TCIC Credit Facility. In general, such agreements will result in increases in the expenses to be incurred by the Company following the Distribution, as compared to the amounts allocated to the Company by TCI prior to the Distribution. For information concerning the pro forma effects of such agreements, see the Condensed Pro Forma Combined Financial Statements of the Company.

SIX MONTHS ENDED JUNE 30, 1996 AND 1995

  Certain financial information concerning the Company's operations is presented below (dollar amounts in thousands):

                                             SIX MONTHS ENDED JUNE 30,
                                       ----------------------------------------
                                              1996                 1995
                                       -------------------- -------------------
                                                 PERCENTAGE          PERCENTAGE
                                                  OF TOTAL            OF TOTAL
                                        AMOUNT    REVENUE   AMOUNT    REVENUE
                                       --------  ---------- -------  ----------
Revenue:
 Programming and equipment rental..... $156,870      81%     37,362      61%
 Installation.........................   36,777      19      24,249      39
                                       --------     ---     -------     ---
   Total revenue......................  193,647     100      61,611     100
                                       --------     ---     -------     ---
Operating costs and expenses:
 Charges from PRIMESTAR Partners:
  Programming.........................  (57,463)    (30)    (14,309)    (23)
  Satellite, marketing and distribu-
   tion...............................  (29,422)    (15)     (7,387)    (12)
                                       --------     ---     -------     ---
                                        (86,885)    (45)    (21,696)    (35)
 Other operating:
  Allocations from TCIC...............  (10,505)     (5)     (7,136)    (12)
  Other...............................   (4,345)     (2)       (705)     (1)
                                       --------     ---     -------     ---
                                        (14,850)     (7)     (7,841)    (13)
 Selling, general and administrative:
  Selling and marketing...............  (49,987)    (26)    (18,967)    (31)
  Bad debt............................   (9,779)     (5)     (1,432)     (2)
  Allocations from TCIC...............   (9,576)     (5)     (2,223)     (4)
  Other general and administrative....  (15,548)     (8)     (4,558)     (7)
                                       --------     ---     -------     ---
                                        (84,890)    (44)    (27,180)    (44)
                                       --------     ---     -------     ---
  Operating Cash Flow(1)..............    7,022       4       4,894       8
 Depreciation.........................  (83,230)    (43)    (26,625)    (43)
                                       --------     ---     -------     ---
  Operating loss...................... $(76,208)    (39%)   (21,731)    (35%)
                                       ========     ===     =======     ===

--------

(1) Operating Cash Flow is a commonly used measure of value and borrowing capacity within the Company's industry, and is not intended to be a substitute for a measure of performance in accordance with generally accepted accounting principles and should not be relied upon as such.

  Revenue increased $132,036,000 or 214% during the six months ended June 30, 1996, as compared to the corresponding prior year period. Exclusive of installation revenue, the Company's average monthly revenue per

Authorized Unit increased from $39 during the 1995 period to $44 during the 1996 period. Such increase occurred as the positive effects of (i) an increase in the average monthly revenue derived from premium and pay-per-view services, and (ii) a March 1995 increase in the monthly equipment rental fee more than offset the effects of a second quarter promotional campaign that provided certain new customers with one month of free service.

  PRIMESTAR Partners provides programming services to the Company and other authorized distributors in exchange for a fee based upon the number of Authorized Units receiving the respective programming services. PRIMESTAR Partners also arranges for satellite capacity and uplink services, and provides national marketing and administrative support services, in exchange for a separate authorization fee from each distributor, including the Company, based on such distributor's total number of Authorized Units. The aggregate charges for such programming and other services increased $65,189,000 or 300% during the six months ended June 30, 1996, as compared to the corresponding prior year period. The average aggregate monthly amount per Authorized Unit charged by PRIMESTAR Partners increased from $22 during the 1995 period to $24 during the 1996 period. For additional information concerning the operations of PRIMESTAR Partners, see related discussion below.

  Other operating costs and expenses, which are primarily comprised of amounts related to customer fulfillment activities, increased $7,009,000 or 89% during the six months ended June 30, 1996, as compared to the corresponding prior year period. Most of such operating costs and expenses were allocated from TCIC to the Company based upon a standard charge for each of the various customer fulfillment activities performed by TCIC. As discussed above, TCIC and the Company have entered into a Fulfillment Agreement with respect to installation, maintenance, retrieval and other customer fulfillment services to be provided by TCIC following the Distribution. See the Condensed Pro Forma Combined Financial Statements of the Company.

  Selling, general and administrative expenses increased $57,710,000 or 212% during the six months ended June 30, 1996, as compared to the corresponding prior year period. Selling and marketing expenses, which represented 26% of revenue during the 1996 period, include sales commissions, marketing and advertising expenses, and costs associated with the operation of a customer service call center. Bad debt expense represented 5% of revenue during the 1996 period. The Company is attempting to reduce the percentage of revenue represented by selling, marketing and bad debt expenses. No assurance can be given that such attempts will be successful.

  General and administrative allocations from TCIC are generally based upon the estimated cost of the general and administrative services provided to the Company. Following the Distribution, charges for administrative services provided by TCIC will be made pursuant to the Transition Services Agreement. For information concerning the pro forma effect of the Transition Services Agreement, see the Condensed Pro Forma Combined Financial Statements of the Company.

  The $56,605,000 or 213% increase in depreciation during the six months ended June 30, 1996, as compared to the corresponding prior year period, is the result of increases in the Company's depreciable assets due primarily to capital expenditures with respect to the Company's satellite reception equipment. See the Condensed Pro Forma Combined Financial Statements of the Company.

  The Company's share of PRIMESTAR Partners' net losses decreased $3,542,000 or 71% during the six months ended June 30, 1996, as compared to the corresponding prior year period. Such decrease is primarily attributable to a significant increase in the revenue derived by PRIMESTAR Partners' from the Company and other distributors of PRIMESTAR Partners' programming. Historically, PRIMESTAR Partners' operating deficits have been funded by capital contributions from the Company and the other partners of PRIMESTAR Partners. To the extent that future Authorized Unit growth does not generate increases in PRIMESTAR Partners' revenue sufficient to offset its operating costs and expenses, the Company anticipates that any such operating deficit would be funded by PRIMESTAR Partners' then existing external sources of liquidity (which may include capital contributions from the Company and PRIMESTAR Partners' other partners), or by increases in the above-described programming and authorization fees charged by PRIMESTAR Partners to the Company and other authorized distributors.

  The Company's income tax benefit was $25,073,000 and $9,724,000 during the six months ended June 30, 1996 and 1995, respectively. The effective tax rate associated with such benefits was 32% and 37%, respectively. In connection with the Distribution, the Company expects to become a party to the Tax Sharing Agreement that currently exists among TCI, TCIC and certain other subsidiaries of TCI. The Company's income tax benefits include intercompany allocations from TCI of current income tax benefits of $25,073,000 and $6,337,000 during the six months ended June 30, 1996 and 1995, respectively. Following the Distribution the Company will cease to be a part of the TCI consolidated tax group, and will only be able to realize current income tax benefits to the extent that the Company generates taxable income. During the first several years following the Distribution, the Company believes that it will incur net losses for income tax purposes, and accordingly, will not be in a position to realize income tax benefits on a current basis. For additional information, see note 7 to the Audited Combined Financial Statements of the Company.

YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

  Certain financial information concerning the Company's operations is presented below (dollar amounts in thousands):

                                          YEARS ENDED DECEMBER 31,
                          ------------------------------------------------------------
                                  1995                 1994               1993
                          --------------------- ------------------- ------------------
                                     PERCENTAGE          PERCENTAGE         PERCENTAGE
                                      OF TOTAL            OF TOTAL           OF TOTAL
                           AMOUNT     REVENUE   AMOUNT    REVENUE   AMOUNT   REVENUE
                          ---------  ---------- -------  ---------- ------  ----------
Revenue:
 Programming and equip-
  ment rental...........  $ 133,688      64%     18,641      62%     9,075      78%
 Installation...........     75,214      36      11,638      38      2,604      22
                          ---------     ---     -------     ---     ------     ---
  Total revenue.........    208,902     100      30,279     100     11,679     100
                          ---------     ---     -------     ---     ------     ---
Operating costs and ex-
 penses:
 Programming, satellite,
  marketing and distri-
  bution charges from
  PRIMESTAR Partners....    (78,250)    (37)    (11,632)    (38)    (4,445)    (38)
 Other operating:
 Allocations from TCIC..    (15,916)     (8)     (4,368)    (14)    (1,577)    (14)
 Other..................     (1,884)     (1)        --      --         --      --
                          ---------     ---     -------     ---     ------     ---
                            (17,800)     (9)     (4,368)    (14)    (1,577)    (14)
 Selling, general and
  administrative:
 Selling and marketing..    (81,763)    (39)     (1,777)     (6)       (54)    --
 Bad debt...............    (10,549)     (5)     (1,529)     (5)       (30)    --
 Allocations from TCIC..     (7,817)     (4)     (1,080)     (4)      (795)     (7)
 Other general and ad-
  ministrative..........    (17,937)     (8)     (4,721)    (16)      (168)     (1)
                          ---------     ---     -------     ---     ------     ---
                           (118,066)    (56)     (9,107)    (31)    (1,047)     (8)
                          ---------     ---     -------     ---     ------     ---
  Operating Cash Flow
   (deficit)............     (5,214)     (2)      5,172      17      4,610      40
 Depreciation...........    (68,233)    (33)    (18,903)    (62)    (6,513)    (56)
                          ---------     ---     -------     ---     ------     ---
  Operating loss........  $ (73,447)    (35%)   (13,731)    (45%)   (1,903)    (16%)
                          =========     ===     =======     ===     ======     ===

--------

(1) Operating Cash Flow is a commonly used measure of value and borrowing capacity within the Company's industry, and is not intended to be a substitute for a measure of performance in accordance with generally accepted accounting principles and should not be relied upon as such.

  Revenue increased $178,623,000 or 590% and $18,600,000 or 159% during 1995 and 1994, as compared to the corresponding prior year period. Exclusive of installation revenue, the Company's average monthly revenue per Authorized
Unit was $41, $28 and $27 during 1995, 1994 and 1993, respectively. The 46% increase in the average monthly revenue per Authorized Unit from 1994 to 1995 is primarily attributable to (i) the full year effect of the higher basic service rates and the increased availability of premium and pay-per-view services that followed the July 1994 completion of the conversion from an analog to a digital signal, and (ii) a March 1995 increase in the monthly equipment rental fee.

  Programming, satellite, marketing and distribution charges from PRIMESTAR Partners increased $66,618,000 or 573% and $7,187,000 or 162% during 1995 and 1994, respectively, as compared to the corresponding prior year periods. The average aggregate monthly amount per Authorized Unit charged by PRIMESTAR Partners was $24, $17 and $13 during 1995, 1994 and 1993, respectively. In general, such increases reflect the higher programming, satellite and national marketing expenses that PRIMESTAR Partners began to incur following the July 1994 completion of the conversion from an analog to a digital signal.

  Other operating expenses increased $13,432,000 or 308% and $2,791,000 or 177% during 1995 and 1994, respectively, as compared to the corresponding prior year periods. Most of such operating costs and expenses were allocated from TCIC to the Company based upon a standard charge for each of the various customer fulfillment activities performed by TCIC. As discussed above, TCIC and the Company have entered into a Fulfillment Agreement with respect to installation, maintenance, retrieval and other customer fulfillment services to be provided by TCIC following the Distribution. See the Condensed Pro Forma Combined Financial Statements of the Company.

  Selling, general and administrative expenses increased $108,959,000 or 1,196% and $8,060,000 or 770% during 1995 and 1994, respectively, as compared to the corresponding prior year periods. In 1995, selling and marketing expenses represented 39% of revenue and bad debt expense represented 5% of revenue. Such relatively high percentages are attributable to the Company's efforts to increase its subscriber base.

  General and administrative allocations from TCIC are generally based upon the estimated cost of the general and administrative services provided to the Company. Following the Distribution, charges for administrative services provided by TCIC will be made pursuant to the Transition Services Agreement. For information concerning the pro forma effect of the Transition Services Agreement, see the Condensed Pro Forma Combined Financial Statements of the Company.

  The $49,330,000 or 261% and $12,390,000 or 190% increases in depreciation during 1995 and 1994, respectively, as compared to the corresponding prior year periods, are the result of increases in the Company's depreciable assets due primarily to capital expenditures with respect to the Company's satellite reception equipment. See the Condensed Pro Forma Combined Financial Statements of the Company.

  The Company's 20.86% share of PRIMESTAR Partners' net losses decreased $2,753,000 or 23% and increased $6,198,000 or 112% during 1995 and 1994, respectively, as compared to the corresponding prior year periods. For additional information concerning PRIMESTAR Partners' operations, see related discussion above.

  The Company's income tax benefit was $27,208,000, $9,371,000 and $3,403,000 during 1995, 1994 and 1993, respectively. The effective tax rates associated with such benefits were 33%, 37% and 46%, respectively. The Company's income tax benefits include intercompany allocations from TCI of current income tax benefits of $35,735,000, $9,371,000 and $3,403,000 during 1995, 1994 and 1993 respectively. As described above, during the first several years following the Distribution, the Company believes that it will not be in a position to realize current income tax benefits. For information concerning the Tax Sharing Agreement, see note 7 to the Audited Combined Financial Statements of the Company.

LIQUIDITY AND CAPITAL RESOURCES

  In recent periods, the Company has relied upon non-interest bearing advances from TCI in order to fund the majority of the Company's working capital requirements and capital expenditures. During the six months ended June 30, 1996, and the year ended December 31, 1995, such advances aggregated $165,491,000 and $398,323,000, respectively. Following the Distribution, it is anticipated that TCIC will provide the Company with funding pursuant to the TCIC Credit Facility, subject to the Company's best efforts obligations to refinance the TCIC Credit Facility. Following the termination of the TCIC Credit Facility, whether at maturity or in connection with any such refinancing, it is not expected that TCI will continue to be a source of long-term financing for the Company. For a description of the terms of the TCIC Credit Facility, see "Arrangements Between TCI and the Company After the Distribution-- TCIC Credit Facility."

  The Company also has relied upon advances from PRIMESTAR Partners to finance the majority of the cost of constructing the Company Satellites. Such advances, which aggregate $386,219,000 at June 30, 1996, are reflected as a liability in the combined balance sheets included in the historical combined financial statements of the Company. PRIMESTAR Partners financed such advances to the Company through borrowings under the PRIMESTAR Credit Facility, which was in turn supported by letters of credit arranged for by affiliates of all but one of the partners of PRIMESTAR Partners. PRIMESTAR Partners' indebtedness under the PRIMESTAR Credit Facility aggregated $433,000,000 at June 30, 1996. The Company expects that the amount due to PRIMESTAR Partners will be settled through the sale or lease of all the DBS capacity of the Company Satellites. The ultimate settlement of the amounts advanced from PRIMESTAR Partners is dependent, in part, on the outcome of certain uncertainties. For additional information concerning such uncertainties, see "Risk Factors--Alternative Strategies for Deployment of High Power Satellites," "Risk Factors--Risks of Adverse Government Regulations and Adjudications" and "Business of the Company--High Power Satellites."

  During the six months ended June 30, 1996, and the year ended December 31, 1995, the Company's operating activities provided cash of $60,078,000 and $63,398,000, respectively. Most of the cash provided by the Company's operating activities during such periods is attributable to the intercompany allocation of current income tax benefits from TCI, and to changes in the Company's receivables, prepaids, accruals and payables and subscriber advance payments ("Operating Assets and Liabilities"). As described above, during the first several years following the Distribution, the Company believes that it will not be in a position to realize income tax benefits on a current basis. In addition, the timing and amount of changes in the balances of the Company's Operating Assets and Liabilities are subject to a variety of factors, certain of which are outside of the control of, or not easily predicted by, the Company. Exclusive of the effects of intercompany allocations of current income tax benefits, and changes in the Company's Operating Assets and Liabilities, the Company's operating activities provided (used) cash of $7,052,000 and $(4,007,000) during the six months ended June 30, 1996, and year ended December 31, 1995, respectively. For the first several years following the Distribution, the Company believes that its operating activities will represent a reliable source of liquidity only to the extent that the Company is able to generate Operating Cash Flow.

  During the six months ended June 30, 1996, and the year ended December 31, 1995, the Company used cash of $36,684,000 and $104,128,000, respectively, to fund the cost of constructing the Company Satellites and $175,340,000 and $442,781,000, respectively, to fund (i) the acquisition and installation of satellite reception equipment, and (ii) certain other capital expenditures. See the combined statements of cash flows included in the historical combined financial statements of the Company. The amount of capital required to fund the acquisition and installation of satellite reception equipment in the future will be primarily a function of (i) subscriber growth and churn rates, and (ii) the outcome of the uncertainties associated with the deployment of the Company Satellites. See "Risk Factors--Alternative Strategies for Deployment of High Power Satellites." As described above the scheduled rates for the services to be provided by TCIC pursuant to the Fulfillment Agreement exceed the schedule rates upon which charges, historically, have been allocated to the Company for such services prior to the Distribution. In this regard, the installation charges allocated to the Company by TCIC aggregated $28,212,000 and $69,154,000 during the six months ended June 30, 1996 and the year ended December 31, 1995, respectively. If the Fulfillment Agreement had been in effect on January 1, 1995, the estimated installation fees payable by the Company to TCIC would have been $37,177,000 and $91,021,000 during the six months ended June 30, 1996 and the year ended December 31, 1995, respectively. The amount payable in future periods by the Company to TCIC under the Fulfillment Agreement will be dependent upon the level of fulfillment services provided by TCIC to the Company. See the Condensed Pro Forma Combined Financial Statements of the Company.

  At June 30, 1996, the Company's future minimum commitments to purchase satellite reception equipment aggregated approximately $56,000,000.

  As part of the compensation paid to the Company's four master sales agents, the Company has agreed to pay certain residual sales commissions equal to a percentage of the programming collected from subscribers installed by such master sales agents during specified periods following the initiation of service (generally five years). During the six months ended June 30, 1996, and the year ended December 31, 1995, residual payments to such master sales agents aggregated $4,597,000 and $2,178,000, respectively.

  PRIMESTAR Partners currently broadcasts from K-1, a medium power satellite that is nearing the end of its operational life. Although the Company believes that a replacement satellite will be successfully deployed prior to the expiration of K-1's operational life, such deployment is dependent on a number of factors that are outside of the Company's control and no assurance can be given as to the successful deployment of a replacement satellite. The failure to deploy a fully operational replacement satellite by the end of K-1's operational life (or the operational life of any temporary in-orbit replacement that might be available) could have a material adverse effect on both the Company and PRIMESTAR Partners. See "Risk Factors--Risks of Failure or Delay in Launch of GE-2--Risks of Satellite Defect, Loss or Reduced Performance," "Risk Factors--Risks of Failure or Delay in Launch of GE-2--Risk of Inclined Orbit Operations" and "Business of the Company-- PRIMESTAR By TCI--The PRIMESTAR(R) Service."

  On or before the Distribution Date, the Company will enter into the Indemnification Agreements with TCIC, TCITV and TCI UA 1. The Indemnification Agreement with TCIC will provide for the Company to reimburse TCIC for any amounts drawn under an irrevocable transferable letter of credit issued by the Bank of New York for the account of TCIC to support the Company's share of PRIMESTAR Partners' obligations under the GE-2 Agreement. The original drawable amount of such letter of credit is $25,000,000, increasing to $75,000,000 if PRIMESTAR Partners exercises its option under the GE-2 Agreement to extend the term of such agreement for the remainder of the useful life of GE-2. See "Risk Factors--Risks of Failure or Delay in Launch of GE-2--Risks of Satellite Defect, Loss or Reduced Performance," and "Business of the Company--PRIMESTAR by TCI--The PRIMESTAR(R) Service."

  The Indemnification Agreement with TCITV will provide for the Company to indemnify and hold harmless TCITV and certain related persons from and against any losses, claims and liabilities arising out of certain agreements relating to the proposed Telesat Transaction, which TCITV will assign to the Company in connection with the Distribution. The Indemnification Agreement with TCI UA 1 will provide for the Company to reimburse TCI UA 1 for any amounts drawn under the TCI UA 1 Letter of Credit, which supports the PRIMESTAR Credit Facility that was obtained by PRIMESTAR Partners to finance advances to Tempo for payments due in respect of the Company Satellites and that is supported by letters of credit arranged for by affiliates of the partners of the Partnership (other than GEAS).

  The TCIC and TCI UA 1 Indemnification Agreements further provide for the Company to indemnify and hold harmless TCIC and TCI UA 1, respectively, and certain related persons from and against any losses, claims, and liabilities arising out of the respective letters of credit or any drawings thereunder. The payment obligations of the Company to TCIC and TCI UA1, respectively, under such Indemnification Agreements will be subordinated in right of payment with respect to certain future obligations of the Company to financial institutions.

  At June 30, 1996, the Company had guaranteed approximately $4,200,000 of certain minimum commitments of PRIMESTAR Partners to purchase satellite reception equipment.

  Under the PRIMESTAR Partnership Agreement, the Company has agreed to fund its share of any capital contributions and/or loans to PRIMESTAR Partners that might be agreed upon from time to time by the partners of PRIMESTAR Partners. Additionally, those subsidiaries of the Company that are general partners of PRIMESTAR Partners are liable as a matter of partnership law for all debts of PRIMESTAR Partners in the event the liabilities of PRIMESTAR Partners were to exceed its assets. The Company has additional contingent liabilities related to PRIMESTAR Partners. See note(s)
4, 5 and 7 to the Unaudited Combined Financial Statements of the Company.

  The Company has agreed to bear all obligations with respect to stock options that will be granted on the Distribution Date pursuant to the Stock Option Agreements. Based upon preliminary estimates of (i) the market value of the shares underlying the Stock Option Agreements and (ii) the exercise price that would have been calculated if the stock options evidenced by the Stock Option Agreements were granted on June 30, 1996, the Company estimates that the pro forma stock compensation obligation associated with the Stock Option Agreements would have been $39,500,000 at June 30, 1996. Such obligation will be settled by the Company's issuance of Series A Common Stock to the extent options are exercised in accordance with the terms of the Stock Option Agreements. For additional information, see "Arrangements Between TCI and the Company After the Distribution--Other Arrangements," and the Condensed Pro Forma Combined Financial Statements of the Company.

  Effective as of October 21, 1996, the Company acquired 4.99% of the issued and outstanding capital stock of ResNet Communications, Inc., a Delaware corporation ("ResNet"), which, prior to the investment by the Company, was a wholly owned subsidiary of LodgeNet Entertainment Corporation, a Delaware corporation ("LodgeNet"). ResNet was formed by LodgeNet in February 1996 to engage in the business of operating as a "private cable operator" under applicable federal law, providing video on demand, basic and premium cable television programming, and other interactive, multi-media entertainment and information services to subscribers in multiple dwelling units with facilities that do not use any public right-of-way (the "ResNet Business"). ResNet agreed to purchase from the Company up to $40 million in satellite-reception equipment, to be used in connection with the ResNet Business exclusively over a five-year period (subject to a one-year extension at the option of ResNet if ResNet has not purchased the full $40 million in equipment during the five-year initial term). The Company also agreed to make a subordinated convertible term loan to ResNet, the proceeds of which can be used only to purchase such equipment from the Company. The term of the loan is five years with an option by ResNet to extend the term for one additional year. The total principal and accrued and unpaid interest under the loan is convertible over a four-year period into shares of common stock of ResNet that will provide the Company with the right to acquire an additional 32% of the issued and outstanding common stock of ResNet. The Company's only recourse with respect to repayment of the loan is conversion into ResNet stock or warrants as described below. Under current interpretations of the FCC rules and regulations related to restrictions on cross-ownership of cable and satellite master antenna television operations, the Company would be prohibited from holding 5% or more of the stock of ResNet and consequently could not exercise the conversion rights under the convertible loan agreement. The Company is required to convert the convertible loan at such time as conversion would not violate such currently applicable regulatory restrictions. In addition, ResNet granted the Company an option to acquire an additional 13.01% of the issued and outstanding common stock of ResNet at appraised fair market value at the time of exercise of the option. The option is exercisable between December 21, 1999 and the maturity of the convertible loan. Upon the maturity date of the convertible loan, if the Company has been prevented from converting the loan or exercising the option in full due to the previously described regulatory restriction, ResNet will issue warrants to the Company to acquire the stock that has not been issued pursuant to conversion of the loan and the stock that the Company has a right to acquire by exercise of the option. The exercise price of the warrants to be issued in respect of the convertible loan will be de minimus, and the exercise price of the warrants to be issued in respect of the option will be equivalent to the exercise price under such option. The Company has agreed to customary standstill provisions with respect to acquisitions of more than 10% of the outstanding stock of LodgeNet and any additional shares of ResNet. For additional information concerning the ResNet Transaction, see "Business of the Company--PRIMESTAR By TCI--ResNet Transaction."




  Following the Distribution, the Company will require significant additional capital to meet its operating plan. Such capital will be used primarily to purchase additional inventory of satellite reception equipment for sale or rental to subscribers, to finance the cost of installing new customers and to provide for working capital and other liquidity requirements that may arise.

  As described above, the TCIC Credit Facility is intended to provide the Company with a source of liquidity until such time as the Company is able to arrange for permanent financing. In this regard, the Company currently is seeking to arrange for a possible bank financing and may, in the future seek to obtain additional financing through an institutional private placement, a public offering of debt securities or a combination of such sources. The Company anticipates that it will use proceeds from any bank or other permanent financing, together with any net cash provided by operations, to (i) repay all amounts due under the TCIC Credit Facility and (ii) fund the Company's projected liquidity requirements for the next eighteen months. Although the Company believes that it will be able to obtain such permanent financing, there can be no assurance that this will be the case. Additionally, faster-than-anticipated subscriber growth or other contingencies may require additional financing. The Company expects that, if additional financing is needed, it would seek to obtain such financing through the capital markets, including the high-yield debt market. No assurance can be given however that such additional financing would be available on terms satisfactory to the Company, or that sufficient financing to meet the Company's needs would be available on any terms.

  The degree to which the Company becomes leveraged may adversely affect the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally, and could limit its ability to pursue business opportunities that may be in the interests of the Company and its stockholders. The Company's ability to service its debt will require growth in the Company's Operating Cash Flow. There can be no assurance that the Company will be successful in increasing its Operating Cash Flow by a sufficient magnitude or in a timely manner or in raising additional equity or debt financing to enable it to meet its debt service requirements. In addition, a failure of the Company to have adequate access to capital may adversely affect the Company's ability, or choice, to launch proposed products and services in the time frames discussed herein. See "Risk Factors--Dependence on Additional Capital; Substantial Leverage" and "Risk Factors--Limited Operating History; Operating Losses of the Company."

                            BUSINESS OF THE COMPANY

GENERAL

  The Company was formed in connection with the Distribution to own and operate certain businesses of the TCI Group constituting all of the TCI Group's interests in the Digital Satellite Business. At the time of the Distribution, TCI will cause to be transferred to the Company and its subsidiaries the ownership interests in (i) the business of distributing PRIMESTAR(R), known as PRIMESTAR By TCI, which as of June 30, 1996 had an installed base of approximately 659,000 Authorized Units, (ii) an aggregate 20.86% partnership interest in PRIMESTAR Partners, (iii) Tempo, which holds TCI's high power satellite interests, and (iv) TCI's rights under the Operating Services Agreement, dated as of May 6, 1996 between Telesat and TCITV, a subsidiary of TCI (the "Operating Services Agreement"), and related agreements with Telesat.

  TCI, through various subsidiaries, has been engaged in the business of distributing PRIMESTAR(R) since December 1990. TCI Digital Satellite Entertainment, Inc., a Colorado corporation ("Digital"), was incorporated in February 1995 in order to consolidate the PRIMESTAR By TCI distribution business into one subsidiary. In connection with the Distribution, Digital will be merged with and into the Company, as a means of reincorporating Digital in Delaware.

OVERVIEW OF DIGITAL SATELLITE TELEVISION INDUSTRY

  Digital satellite television services use communications satellites, broadcasting at Ku-band or higher frequencies, to transmit multichannel video programming directly to consumers, who receive such signals on home satellite dishes or HSDs. Such satellites operate in geosynchronous orbit above the equator, from orbital positions or "slots" allocated by international agreement to the U.S. and other national governments and assigned by such governments in accordance with local law. Orbital slots are designated by their location East or West of the zero meridian, measured in degrees of longitude, and comprise both a physical location and an assignment of broadcast spectrum in the applicable frequency band, divided into 32 frequency channels, each with a useable bandwidth of 24 MHZ. Such frequency channels are sometimes referred to as "transponders" because each transponder on a satellite generally transmits on one of such channels. With digital compression technology, each frequency channel can be converted on average into five or more analog channels of programming, thereby enabling the digital satellite service operator to offer a broader variety of programming choices than analog satellite systems and enabling subscribers of digital satellite services to receive laser disc-quality picture and compact disc-quality sound from the satellite.

  The operator of a digital satellite television service typically enters into agreements with programmers, who deliver their programming content to the digital satellite service operator via commercial satellites, fiber optics or microwave transmissions. The digital satellite service operator generally monitors such signals for quality, and may add promotional messages, public service programming or other system-specific content. The signals are then digitized, compressed, encrypted and combined with other programming sharing a given transponder and other necessary data streams (such as conditional access information). Each transponder's signal is then uplinked, or transmitted, to the transponder owned or leased by the service operator on the service's satellite, which receives and transmits the signal to HSDs configured to receive it.

  In order to receive the programming, a subscriber requires (i) a properly installed HSD, which includes an antenna (i.e., a dish), LNB and related equipment. (ii) an integrated receiver/decoder ("IRD," sometimes referred to herein as the "satellite receiver" or "set-top box"), which receives the data stream from each broadcasting transponder, separates it into separate digital programming signals, decrypts and decompresses those signals that the subscriber is authorized to receive and converts such digital signals into analog radio frequency signals, and (iii) a television set, to view and listen to the programming contained in such analog signals. A subscriber's IRD is generally connected to the digital satellite service operator's authorization center by telephone, to report the purchase of premium and pay-per-view channels.

  The FCC authorizes two types of satellite services for transmission of television programming: Broadcast Satellite Service ("BSS"), which operates at high power (120 to 240 watts per channel) in the Ku-band, and Fixed Satellite Service ("FSS"), which includes medium power (20 to 100 watts per channel) services transmitting in the Ku-band, as well as low power services transmitting in the C-band. Both high power BSS satellites and medium power FSS satellites are used for digital satellite television services. High power signals can be received by HSDs of approximately 18 inches in diameter, while medium power signals require HSDs of 27 to 39 inches in diameter (depending on the geographical location of the HSD). However, both high power and medium power digital satellite services provide the same high video and audio quality.

MARKET FOR DIGITAL SATELLITE SERVICES

  The Company believes that the market for digital satellite products and services is growing and that there is significant unsatisfied demand for high quality, reasonably priced television programming. According to industry sources, there are approximately 96 million television households in the U.S. and it is estimated that approximately 63 million cable subscribers pay an average of approximately $33 per month for multichannel programming services. The Company believes, therefore, that the potential market in the U.S. for video, audio and data programming services consists of (i) the approximately 8 to 11 million households that do not have access to cable television (not "passed by cable"), (ii) the approximately 20 to 21 million households currently passed by cable television systems with fewer than 40 channels of programming, (iii) other existing cable subscribers who desire a greater variety of programming, improved video and audio quality, better customer service and fewer transmission interruptions, and (iv) the Commercial Market. The large base of potential customers will enhance the Company's ability to increase its installed base of Authorized Units.

  PRIMESTAR Partners estimates that, based on the number of Authorized Units installed, its share of current digital satellite television subscribers was approximately 41.8%, as of September 30, 1996, as compared to an estimated 52.5% share for DirecTv/USSB, an estimated 5.4% share for EchoStar and an estimated 0.3% share for Alphastar, as of such date.

  The Company believes that the following factors will contribute to the growth of the market for digital satellite services:

  Unserved or Underserved by Cable. Approximately 8 to 11 million households are not passed by cable and approximately 20 to 21 million households are in areas served by cable systems with fewer than 40 channels. Cable systems with sufficient channel capacity (generally 54 or more channels) and good quality cable plant will not require costly upgrades to add bandwidth or incur significant maintenance costs in order to offer digital programming services. The Company believes, however, that based on current compression technology, the number of channels that a cable system would have to remove from its existing service offerings in order to use them for digital services may, in the case of cable systems with limited channel capacity, result in the value of their analog programming offering being degraded and their subscribers alienated. Accordingly, such systems will be required to incur substantial costs to upgrade their plant to expand channel capacity before they can introduce digital services. Due to the substantial capital investment required for wide scale deployment of fiber-based digital services, several cable companies have delayed originally-announced deployment schedules. The Company believes areas served by cable systems which have not been fully upgraded provide a prime market for digital satellite services.

  Commercial Market. The Company believes that digital satellite services are well suited for hotels, motels, bars, MDUs, schools and other organizations within the Commercial Market. In addition to the wide variety of entertainment, sports, news and other general programming, the Company expects that some commercial organizations will in the future provide a market for educational, foreign language, and other niche video and audio programming, as well as data services.

  Demand for More Choice in Television Programming, Reliable Service and Better Quality Picture and Sound. Prior to the growth of cable television services, television viewers were offered a relatively limited number of channels. As the number of channels increased, consumer demand for more programming choices also increased. As a result, the multichannel video market has experienced significant growth, both in terms of the number of content producers creating programming and the number of channels available to viewers. The Company expects this trend will continue and that consumers will desire even more programming choices than are available through cable. The Company believes consumers are also demanding more reliable service and improved picture quality compared to what has historically been offered by over-the-air VHF and UHF broadcasters and by cable.

STRATEGY

  The Company's primary objectives are to maintain its position in the market as one of the premier providers of satellite delivered entertainment programming and to become one of the major providers of informational services to the home and business. It is expected that the Company's strategy will be achieved as follows:

  High Quality Programming. The Company offers consumers the PRIMESTAR(R) service, which consists of a wide variety of high quality programming, delivered digitally for laser-disc quality image and compact-disc quality sound, for a competitive price. The Company believes that the image and sound quality of the PRIMESTAR(R) service is superior to that provided by most existing cable systems and wireless cable providers, which transmit analog signals to their subscribers, and is comparable to that of other digital satellite television providers, including those using compression methods based on the MPEG-2 digital compression architecture. The Company further believes that its combination of price and services provides consumers with greater value than the respective price and service offerings of other current digital satellite service providers. In addition, when GE-2 (or its replacement, GE-3) is successfully launched and begins commercial operation, PRIMESTAR(R) will increase its channel offerings from 94 video and audio channels to over 140 channel offerings, while reducing its dish size from 36 inches to approximately 29 inches for subscribers in the majority of the U.S. See "--PRIMESTAR By TCI--The PRIMESTAR(R) Service."

  PRIMESTAR Partners currently broadcasts from K-1, a medium power satellite located at 85(degrees) W.L. that was launched in January 1986 and is nearing the end of its useful operational life. K-1 is ultimately expected to be replaced by GE-2, a medium power satellite that is currently scheduled to be launched on January 31, 1997 and to be operational within 60 days after launch. In November 1996, pending the availability of GE-2, K-1 will be replaced by K-2, another medium power satellite, which is currently located at 81(degrees) W.L. and will be moved to 85(degrees) W.L. K-2 is expected to begin inclined orbit operations in January 1997, however, and if a replacement satellite is unavailable, PRIMESTAR(R) subscribers could begin to experience unacceptable outage levels in the month of June 1997. Thus, a delay in the availability of GE-2 could result in a material adverse effect on PRIMESTAR Partners and the Company. If GE-2 suffers a launch failure, another communications satellite, GE-3, which is currently expected to be available for launch in the summer of 1997, will be launched to replace GE-2. See "Risk Factors--Risks of Failure or Delay in Launch of GE-2--Risks of Satellite Defect, Loss or Reduced Performance" and "Risk Factors--Risks of Failure or Delay in Launch of GE-2--Risk of Inclined Orbit Operations."

  Continued Subscriber Growth. The Company continues to grow its substantial customer base through its multiple sales and distribution channels, which include master sales agents and their sub-agents, direct sales representatives, telemarketing, cable system operators and consumer retail outlets. The Company recently began to distribute its services through Radio Shack, one of the nation's largest consumer electronics retailers. In February 1996, PRIMESTAR Partners entered into a national agreement with Radio Shack under which PRIMESTAR(R) is expected to be sold through more than 6,500 Radio Shack stores nationwide. As of October 1996, PRIMESTAR(R) is available for sale in approximately 2,200 Radio Shack stores located in the Company's authorized distribution territories, and the Company estimates that when the arrangement is fully implemented, PRIMESTAR(R) will be available for sale in over 2,500 such stores. In addition, the Company supports its multiple distribution channels with a wide variety of advertising, marketing and promotional activities. See "--PRIMESTAR By TCI--Distribution" and "-- PRIMESTAR By TCI--Marketing."

  Differentiating the Company's Offerings Through Superior Customer
Service. The Company believes that providing outstanding service, convenience and value is essential in developing long term customer relationships. The Company offers consumers a "one-stop shopping" service which includes programming, installation, maintenance, reliable customer service and satellite reception equipment. The Company maintains its own National Call Center, providing customers with round-the-clock telephone support for sales, installation, authorization and billing, as well as to schedule repair and customer service calls, 365 days per year. See "--PRIMESTAR By TCI-- Distribution."

  Providing Consumers Attractive Alternatives to Obtain Equipment. The Company's equipment rental program, which includes free maintenance and repair, provides significant benefits to customers, who are not required to buy satellite equipment in order to receive the PRIMESTAR(R) service. Because PRIMESTAR By TCI is marketed as a service, with programming, equipment rental, maintenance and 24-hour customer service included in the monthly charge, the up-front costs to new subscribers of PRIMESTAR By TCI are generally lower than the up-front costs to new subscribers of the Company's competitors, who must typically purchase and install HSDs, satellite receivers and related equipment. Moreover, since the Company generally owns, services and installs all customer premises equipment for its rental customers, the Company protects its subscribers from the inconvenience of equipment failure, maintenance concerns, obsolete technology, self-installation and expired warranties. In addition, the Company recently began offering consumers several options for purchasing, rather than renting, the necessary equipment, and intends to implement a consumer financing program in late 1996 through an independent financial institution. See "--PRIMESTAR By TCI--Equipment and Installation."

  Expanding Commercial Opportunities For Digital Satellite Services. The Company believes that the Commercial Market offers a substantial opportunity for growth and is therefore of strategic importance. With an enhanced channel capacity in its audio and video entertainment programming, subject to the successful launch and operation of GE-2 (or its replacement, GE-3), the Company anticipates having the ability to successfully penetrate the Commercial Market. The Company also intends to pursue opportunities to provide private network service to businesses, and to participate in the growing market for distance learning. In that connection, the Company is exploring opportunities to work together with At Home Corporation, a joint venture among TCI, Kleiner Perkins Caufield & Byers, Comcast and Cox, to deliver Internet content to personal computers, and ETC w/tci, Inc., a majority-owned subsidiary of TCI, formed to develop and distribute content and technology applications for education, training and communications, as well as other Internet and educational content providers.

  Strategic Marketing Alliances. The Company intends to broaden its product and service offerings to further complement its existing video services by forming alliances with strategic partners, such as its existing non-exclusive relationships with Bose and Apple. See "--PRIMESTAR By TCI--Marketing." The Company believes that such alliances can be important not only to expand the market awareness of the Company's name and service offerings, but also to increase the Company's potential market by expanding the scope of the use of its product and services.

  Focusing on Customers Currently Underserved by Multichannel Programming. The Company seeks to maximize penetration in the "underserved" marketplace, defined by the Company as those areas not passed by cable, or served by cable systems with fewer than 40 channels. To date, the Company's primary market focus has been the rural market, which is underserved for variety, choice and convenience in audio and video entertainment programming. With the successful launch of GE-2 (or its replacement, GE-3), the Company also intends to pursue subscriber growth in the more urban and suburban markets within its territories.

  High Power Opportunities. The Company continues to assess strategies for delivering high power digital satellite signals to the consumer's home. The Company's ultimate strategy could include one or a combination of the following options: (i) implementing a high power DBS system at 82(degrees) W.L. pursuant to the proposed Telesat Transaction, (ii) implementing a high power DBS system at 119(degrees) W.L. under its Construction Permit, either as a limited service complementary to off-the-air television, basic cable and other programming services, or, subject to future advances in digital channel compression, as a full-service, stand-alone offering, and (iii) securing additional spectrum capacity through any new opportunities that may arise. These strategic options may provide the Company the ability to complement or effectively upgrade its current service. The Company is currently evaluating the viability and attractiveness of each of the foregoing options from a regulatory, economic and technological perspective.

PRIMESTAR BY TCI

  The PRIMESTAR(R) Service. PRIMESTAR Partners was formed as a limited partnership in 1990 by subsidiaries of TCI, several other cable operators and G.E. Initially, PRIMESTAR Partners' product was an analog service limited to seven broadcast television superstations, TV Japan and three pay-per-view stations. In 1994, PRIMESTAR Partners was among the first satellite television providers to use digital compression technology for superior delivery of picture and sound. PRIMESTAR Partners currently provides 94 channels of entertainment programming throughout the continental U.S., via medium power satellite, to HSDs approximately 36 inches in diameter. During the first quarter of 1997, subject to the successful launch and operation of GE-2, PRIMESTAR Partners will have the capacity to increase its offerings to about 140 channels of programming while reducing its dish size to approximately 29 inches for subscribers in the majority of the U.S. These smaller dishes can be attached more easily to a subscriber's wall or roof.

  PRIMESTAR(R) includes a variety of advertiser-supported networks (sometimes referred to as "basic cable" channels), a broad selection of movie services, national and regional sports packages and other premium services, and multiplexed pay-per-view programming. See "--Programming." PRIMESTAR Partners secures its rights to broadcast such programming by entering into non-exclusive affiliation agreements with programming vendors. In addition to video services, PRIMESTAR(R) includes digital audio and data services, including Ingenius, which provides access to news, business news, stock quotes, sports, weather and entertainment information to subscribers through their personal computers.

  PRIMESTAR Partners currently broadcasts from 14 transponders on K-1, a medium power Ku-band satellite owned and operated by GE Americom. Digital satellite television service requires that subscribers install HSDs for a clear line of sight to the transmitting satellite. K-1 is located at 85 W.L. in the FSS arc and provides coverage to the entire continental U.S. with favorable "look" angles, meaning that the satellite is viewable from the entire continental U.S. at angle elevations high enough to facilitate installation of HSDs in most areas. Additionally, K-1's orbital location over the East coast of the U.S. is considered favorable because the signal travels a shorter path through the relatively moist air of the Eastern sea board, minimizing potential interference from bad weather. The overall PRIMESTAR system is designed for high availability and operates consistently without any significant interference approximately 99.8% of the time. Pursuant to its agreement with GE Americom, up to 10 of PRIMESTAR Partners' transponders are subject to preemption if transponders on GE Americom's second FSS satellite, K-2, cease to be operational. However, the Company does not believe that PRIMESTAR Partners' use of preemptible transponders is likely to interfere in any material respect with the operation of the PRIMESTAR(R) service.

  PRIMESTAR Partners currently uses proprietary authorization, encryption and digital compression technology developed by an affiliate of GI. The Company believes that the compression technology used by PRIMESTAR Partners, which is known as DigiCipher-1(R), produces picture and sound quality comparable to that of other digital satellite television providers, including those using compression methods based on the MPEG-2 digital compression architecture. Uplinking, encoding and compression services are provided by WTCI, an affiliate of TCI, under a Master Digital Transmission Agreement between WTCI and the Partnership. Although the DigiCipher-1(R) satellite receiver used by PRIMESTAR(R) customers is not currently compatible with MPEG-2 compression systems, it can be upgraded to be compatible through equipment provided by GI, the cost of which equipment is projected to range from $150 to $200 at commercial volumes.

  PRIMESTAR Partners has entered into the GE-2 Agreement, pursuant to which GE Americom has agreed to provide the Partnership with service on 24 transponders on GE-2, subject to the successful launch of that satellite. GE-2, which is currently scheduled to be launched on January 31, 1997 and to be operational within 60 days thereafter, would replace K-1, which is nearing the end of its useful life. See "Risk Factors--Risks of Failure or Delay in Launch of GE-2--Risks of Satellite Defect, Loss or Reduced Performance" and "Risk Factors--Risks of Failure or Delay in Launch of GE-2--Risk of Inclined Orbit Operations." The additional transponders on GE-2 would enable PRIMESTAR Partners to offer about 140 channels of programming. In addition, the use of higher power transponders on GE-2, as compared to K-1, is expected to enable PRIMESTAR(R) subscribers to utilize 29 inch HSDs in the majority of the U.S., rather than the 36-inch dishes currently required, without a meaningful increase in signal interference.

  The GE-2 Agreement is for an initial term of four years from the date on which service is made available to the Partnership on GE-2 following GE-2's becoming commercially operational. The term is extendible for the remainder of the useful life of GE-2 (the "End-of-Life Option") at the option of PRIMESTAR Partners exercised prior to the later of December 31, 1996 and 45 days after written notice from GE Americom to the Partnership that delivery of GE-2 has occurred under GE Americom's construction contract. Nonpreemptible service will be provided to the Partnership on 18 of the transponders on GE-2 and preemptible service will be provided on six transponders. Preemptible transponders will be reassigned to restore service to protected customers and services should such protected customers or services experience satellite failure. The Company does not believe, however, that, during the early stages of GE-2's operational life, the use of preemptible transponders by PRIMESTAR Partners is likely to interfere in any material respect with the operation of the PRIMESTAR(R) service. Under the GE-2 Agreement, if PRIMESTAR Partners exercises the End-of-Life Option, GE Americom would be required to make available another communications satellite, GE-3, to serve as an in-orbit spare for GE-2 (referred to as "orbital location protected service"). After orbital location protected service is being provided and effective upon the successful launch of GE-4 (as described below), the Partnership's transponders would become nonpreemptible. If GE-2 suffers a launch failure, GE-3 (which is currently expected to be available for launch in the summer of 1997) will be launched to replace GE-2. In that event, GE-3 will not be available to serve as an in-orbit spare for GE-2; however, if PRIMESTAR Partners exercises the End-of-Life Option, GE Americom would make available another communications satellite, GE-4, to replace GE-3, sometime in the second half of 1998. If a launch failure or other defect or damage affecting GE-2 and GE-3 were to prevent or materially delay the commercial operation of both such satellites, the business of both PRIMESTAR Partners and the Company could be materially and adversely affected.

  If, after exercise of the End-of-Life Option, PRIMESTAR Partners intends to use more than six of its transponders for uses other than providing PRIMESTAR(R) service, GE Americom may reduce service from orbital location protected service to nonpreemptible or preemptible service, as the case may be. However, the Partnership shall be entitled to restoration on GE-3 of the transponders on GE-2 which suffer a transponder failure, which restored transponders shall continue to be nonpreemptible or preemptible, as the case may be, until such time as GE-4 becomes operational, at which time they shall become nonpreemptible transponders. If PRIMESTAR Partners exercises the End-of-Life Option, PRIMESTAR Partners will have a further right to negotiate to obtain capacity on any successor satellite to GE-2 launched by GE Americom at 85(degrees) W.L.

  As contemplated by the PRIMESTAR Partnership Agreement, the Partnership does not distribute its programming directly, but utilizes distributors to market the PRIMESTAR(R) service and contract with subscribers. Currently, affiliates of each of the Partnership's partners other than GEAS, including the Company, are authorized Distributors of PRIMESTAR(R). However, the PRIMESTAR Partnership Agreement does not require that Distributors be affiliated with the Partnership's partners. None of the Distributors currently has a formal written distribution agreement with PRIMESTAR Partners, although PRIMESTAR Partners and the Distributors have attempted to negotiate such an agreement from time to time since 1990. All of the Partnership's distribution arrangements are currently non-exclusive. The PRIMESTAR Partnership Agreement also contemplates the possibility that the Partnership may establish a separate national marketing company to distribute PRIMESTAR(R); however, the Partnership has not taken any action to create such a national marketing company, and the creation of such a national marketing company would require a supermajority vote of the Partners Committee.

  The Company and other Distributors set their own retail pricing and are responsible in their respective territories for installation, maintenance and retrieval of customer premises equipment, authorization of subscribers, and billing and collection of monthly and other fees, and bear all risks of loss relating thereto. The Partnership negotiates and enters into agreements with programmers, arranges for satellite capacity through its agreements with GE Americom and is responsible, through its Master Digital Transmission Agreement with WTCI, for the uplinking and compression of programming signals. In addition, the Partnership provides marketing and administrative support, including national advertising and a national toll-free number, "1-800-PRIMESTAR," that automatically transfers potential customers to one of the Distributors, based on the potential customers' zip codes. Potential customers in the Company's service areas who call the "1-800" number and key in their zip codes are transferred automatically to the Company's National Call Center. In return for such services, the Partnership collects from the Distributors a monthly programming fee based on the number of Authorized Units receiving such programming plus a separate monthly authorization fee based on each Distributor's total number of Authorized Units.

  The Company markets and distributes the Partnership's equipment and services to households and businesses in its assigned territories under the name PRIMESTAR By TCI. The Company's territories as a PRIMESTAR(R) Distributor comprise communities in the vicinity of TCI's cable television franchise areas and other areas assigned by the management of PRIMESTAR Partners, in each case on a non-exclusive basis. The Company's territories cover approximately 45% of the geographic area of the U.S. and 19,163 zip codes, as of June 1996. The Company estimates that approximately 38% of the country's 96.3 million television households reside in the Company's territories.

  Programming. The Company currently offers consumers three primary programming packages, which provide a wide variety of programming selections, as detailed in the chart below. The PrimeFamily(SM) package offers 74 channels of programming with 14 commercial-free premium movie channels in addition to a selection of other channels. The PrimeEntertainment(SM) package offers 64 channels of programming and gives the customer four commercial-free movie channels as well as a combination of a number of popular channels. Lastly, the PrimeValue(SM) package offers customers 52 channels of expanded programming. Each of the packages includes a free monthly programming guide. As of June 30, 1996, the monthly prices for the PrimeFamily(SM) package, the PrimeEntertainment(SM) package and the PrimeValue(SM) package were $44.99, $29.99 and $22.99, respectively. Most of the Company's customers rent their equipment and pay an additional $10 monthly charge for equipment rental, which includes free maintenance and 24-hour customer service.

  The Company also offers 11 channels of pay-per-view movies and events and niche services on an "a la carte" basis such as ABC, NBC, CBS, FOX, PBS, The Golf Channel, TV Japan and Ingenius.

  The Company's three primary programming packages consist of the following:

   PRIMEVALUE(SM)        PRIMEENTERTAINMENT(SM)     PRIMEFAMILY(SM)PACKAGE 74
PACKAGE 52 CHANNELS           PACKAGE 64                  CHANNELS
                             CHANNELS



--------------------------------------------------------------------------------

 A & E                                             All PrimeEntertainment(SM)
                                                   Channels

                          All PrimeValue(SM)Channels


 CSPAN 1
 Cartoon                  Plus:                    Plus:


 CNBC
 CNN                      Classic Sports           Cinemax--Multichannel (2)
 Discovery                CMT                      Cinemax Selecciones (2)
 Disney (2)               CNN International/CNN-FN HBO--Multichannel (3)
 ESPN                     E!                       HBO en Espanol (3)
 Faith & Values           Encore
 Family Channel           Encore Multiplex (2)
 Headline News            ESPN 2
 Learning Channel         Sci-Fi
 Lifetime                 STARZ!
 MTV                      TCM
 Nickelodeon              The Weather Channel
 Prevue
 QVC
 Regional Sports Networks (15)
 TBS
 TNN
 TNT
 Univision
 USA
 Digital Audio Channels (14)

  As of June 30, 1996, the Company had an installed base of approximately 659,000 Authorized Units. Subscriptions to the Company's (i) premier programming package, the PrimeFamily(SM) package, (ii) mid-level PrimeEntertainment(SM) package, and (iii) basic PrimeValue(SM) package comprised approximately 39%, 26% and 35%, respectively of the Company's Authorized Units at June 30, 1996. Exclusive of installation revenue, the Company's average monthly revenue per Authorized Unit was $44 and $41 for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively. At June 30, 1996, the Company's customers represented approximately 47% of PRIMESTAR Partners' estimated 1.4 million installed Authorized Units.

  The Company contracts with and bills its residential and commercial subscribers directly for PRIMESTAR(R) services. Residential subscribers may terminate their service at any time upon notice to the Company while commercial subscribers must provide 90 days' written notice to the Company prior to the expiration of their contractual term to terminate their service. A commercial customer can terminate the contract prior to the expiration of the contractual term by paying 75% of the remaining amount due.

  In an effort to minimize the Company's churn rate, the Company has implemented new policies, including a more stringent automatic disconnect policy for subscriber non-payment and a tightened credit check policy for new subscribers. The Company also believes that its churn rate is affected by subscribers' ability to rent, rather than purchase, the PRIMESTAR(R) satellite reception equipment, which both attracts subscribers unable or unwilling to make the financial commitment required to purchase such equipment and reduces a subscriber's cost of dropping the service.

  Satellite reception equipment reclaimed from terminating subscribers is tested, refurbished as necessary and placed back into service. Used equipment in good working order is used, among other places, in master antenna and other commercial installations where such equipment is not visible to the end user.

  Distribution. The Company distributes PRIMESTAR(R) services through multiple distribution channels. The Company's Master Agent Program, direct sales force, a state-of-the-art National Call Center for orders, information and customer service and a recently implemented agreement with Radio Shack form a wide-reaching distribution network. The Company has engaged four master sales agents, Metron Digital Services, Inc., CVS Systems, Inc., Resource Electronics, Inc. and Recreation Sports and Imports, Inc. (collectively, the "Master Agents"), each of which has extensive experience distributing C-band direct-to-home satellite equipment. Master Agents generally do not sell directly to customers, but recruit, train and maintain a network of sub-agents comprised generally of full service independent satellite retailers in the Company's target markets, including rural and other areas that are not served or are underserved by cable television. The sub-agents sell PRIMESTAR(R) services on behalf of the Company and install, service and maintain customer premises equipment for the Company's subscribers. Authorization of new customers is provided by the National Call Center. At June 30, 1996, the Company's Master Agents had over 1,400 active sub-agents and in the first six months of 1996 the Master Agent Program accounted for approximately 50% of the Company's new business.

  The Company believes that the Master Agents, who are responsible for the acts of their sub-agents, are currently able to manage the diverse network of satellite retailers more effectively than the Company could do so directly. Master Agents are responsible for maintaining their sub-agents' inventories of HSDs and other customer premises equipment, which are provided by the Company on consignment. The Company pays the Master Agents commissions on equipment leased or sold by their sub-agents, as well as an installation reimbursement to cover the cost of each new installation and a 10% commission on monthly programming revenue received from subscribers enrolled through the Master Agent Program, for a contractually determined period of time (generally five years). Master Agents are responsible for compensating their sub-agents.

  The Company's direct sales force solicits potential subscribers by telephone, makes door-to-door sales calls, sets up booths at special events and otherwise markets the Company's products and services to customers in target markets in its authorized distribution areas. At June 30, 1996, the direct sales force consisted of approximately 820 employees throughout the Company's service areas operating out of the Company's five regional offices and several field offices. To date, the main focus of the direct sales force has been rural and semi-rural communities. Direct sales employees are paid pursuant to a tiered compensation plan with varying commission arrangements based on productivity. New subscriptions obtained by the direct sales force are referred to the Company's National Call Center for authorization, which in turn dispatches the new orders to the nearest TCI cable system for installation.

  In order to support its direct sales force, the Company obtains installation, maintenance, retrieval, inventory management and other customer fulfillment services from TCIC for Company customers enrolled by its direct sales force or National Call Center. Pursuant to the Fulfillment Agreement, TCIC will continue to provide fulfillment services to the Company following the Distribution with respect to customers of the PRIMESTAR(R) medium power service. The Fulfillment Agreement, among other things, sets forth the responsibilities of TCIC with respect to fulfillment services, including performance standards and penalties for nonperformance, and provides scheduled rates to be charged to the Company for the various customer fulfillment services to be provided by TCIC. The Company retains sole control under the Fulfillment Agreement to establish the retail prices and other terms and conditions on which installation and other services will be provided to the Company's customers.

  The National Call Center, which, as of June 30, 1996, housed more than 450 employees, takes subscription orders and provides both sales support and customer service. The National Call Center offers customers round-the-clock telephone support for sales, installation, authorization and billing, as well as for repair and customer service, 365 days per year. During the six months ended June 1996, the National Call Center handled over 3.3 million customer service calls and over 400,000 sales calls. In addition, the Company engages teleservices vendors to assist the Company in providing these services. The Company trains the employees of these teleservices vendors and works closely with them to ensure that its existing and potential subscribers receive quality customer service.

  In addition to the Master Agent Program, direct sales force and National Call Center, the Company has recently begun distributing its services through certain national consumer electronics retailers. In February 1996, PRIMESTAR Partners entered into a national agreement with Radio Shack, one of the nation's largest consumer electronics retailers, under which PRIMESTAR(R) is expected to be available through more than 6,500 Radio Shack stores nationwide. Under this agreement, Radio Shack is compensated based on the number of installations generated. As of October 1996, PRIMESTAR(R) is available for sale in approximately 2,200 Radio Shack stores located in the Company's authorized distribution territories, and the Company estimates that when the arrangement is fully implemented, PRIMESTAR(R) will be available for sale in over 2,500 such stores. Retail points of sale will be in the Company's authorized distribution territories. The Company's distribution network is further supported by approximately 900 local market retailers, such as hardware stores and convenience stores, which promote the Company's services and further assist the Company in its distribution efforts.

  The Company believes that its use of a number of different distribution channels has been an important factor in the success of its sales efforts over the past 18 months and will continue to fuel subscriber growth. During 1995, the Company expanded its points of sale over seven-fold, from 325 to approximately 2,400. Furthermore, the Company's sub-agents ranked highest in customer satisfaction in a study conducted by the SBCA in August 1995. The Company's sub-agents scored highest for post-sale customer support and salesperson knowledge of the industry and technology, as well as programming. Moreover, the SBCA research showed that the Company's service strategy ranked first as the customer's choice for a "better buying experience." The Company intends to continue to target multiple distribution channels and to expand on its existing satellite retailer distribution network and presence with consumer electronics outlets.

  Equipment and Installation. Unlike other digital satellite television services, PRIMESTAR(R) does not require consumers to purchase or finance the equipment needed to receive its programming. The Company provides the HSD, satellite receiver and remote control to subscribers for a monthly rental fee starting from about $10 per month, which includes ongoing maintenance and service at no additional charge. (The monthly equipment rental fee is normally included in a service package that includes various levels of basic and premium programming.) Satellite receivers are manufactured by GI, and packaged by GI with remote controls, and HSDs are manufactured by multiple vendors, under agreements with PRIMESTAR Partners. Pursuant to such agreements, each Distributor orders and purchases its inventory of customer premises equipment directly from the vendor, and is responsible for certain minimum purchases based on forecasts provided to the vendor through PRIMESTAR Partners.

  Approximately 99% of the Company's subscribers currently elect to rent their equipment from the Company, and the Company believes that the ability to obtain PRIMESTAR(R) without a large initial cash outlay is a significant factor in the Company's early acceptance by consumers. However, for those subscribers who would prefer to own their equipment, the Company recently implemented two alternative purchase options: (i) subscribers who agree to purchase the PrimeEntertainment(SM) or PrimeFamily(SM) package for one year and who pay in full for such package in advance are given the option to purchase a satellite receiver for $199 plus an installation charge of $199 and (ii) subscribers who wish to purchase two satellite receivers are given the option to purchase the first receiver for $199 and a second used receiver for $325, with the installation charge of the first receiver set at $199 and the installation price of the second receiver reduced to $75, and such subscribers are not required to commit to a one-year subscription and may purchase either the PrimeValue(SM), PrimeEntertainment(SM) or PrimeFamily(SM) package. In order to make the purchase option more attractive and provide subscribers with additional payment choices, the Company will implement a consumer financing program in late 1996 through an independent financial institution. The consumer financing program will be available to customers who elect either of the two purchase options, but all customers participating in such program would be required to purchase their programming package in advance. The Company believes that an attractive financing option may provide customers with a greater incentive to purchase the equipment, increasing revenues and decreasing churn. PRIMESTAR(R) equipment incorporates proprietary technology and must be purchased from the Company or another authorized Distributor or retailer. For those customers who elect one of the purchase options described above, the Company currently provides a free one-year in-home service warranty for the purchased equipment.

  In addition to monthly fees for programming and the purchase or lease of equipment, the Company generally charges new subscribers an installation fee, which is currently $199. In order to insure that HSDs are properly pointed and aligned to receive the PRIMESTAR(R) signal, the Company strongly recommends professional installation. The Company also offers qualified subscribers an opportunity to enter into subscription contracts that allow for the option of paying their installation fee over time. Further, from time to time, the Company offers special installation prices on a promotional basis. Certain of the Company's competitors offer consumers the option of self-installation of the HSD and other equipment for their digital satellite systems, with an installation kit that retails for approximately $70.

  Marketing. The Company engages in extensive local and regional marketing, advertising and promotional activities to increase consumer awareness of PRIMESTAR(R), to promote the sale and lease of PRIMESTAR(R) equipment and to generate subscriptions to PRIMESTAR(R). To complement the national marketing support received from PRIMESTAR Partners, the Company operates a central advertising strategy that also supports regional marketing efforts. The Company's advertising strategy focuses on five important selling points for potential subscribers: (i) program variety, (ii) good value, (iii) digital quality picture and sound, (iv) no equipment to buy, and (v) on-going equipment maintenance and service at no extra charge. The Company also provides its network of sub-agents and direct sales force with marketing support ranging from cooperative advertising funds to customized advertising campaigns. The Company intends to continue these efforts in the future.

  The Company's current regional and local advertising strategy includes television, print and radio advertisements, direct mail campaigns, handouts of brochures and flyers and participation in local events, including the display of posters, banners and pop-up displays. The Company has engaged a media agency to provide media counsel and services to aid the Company in planning, placing and measuring results in regional and local advertising and media programs. The Company has also engaged an advertising agency to develop all strategic and creative efforts in advertising and a marketing fulfillment agency to provide direct mail, collateral materials and other marketing services.

  The Company, from time to time, promotes subscriptions to its programming service by offering discounts or free services for a limited period of time. For example, the Company has offered a discount for annual subscriptions, whereby customers, by paying annually, have been entitled to get one month for free. In addition, the Company has provided coupons to new customers which offer programming discounts, providing customers with the opportunity to try many of the Company's premium services. Finally, the Company has also provided free pay-per-view movies to new subscribers for a limited period of time.

  The Company engages independent retailers as display representatives who display promotional materials about the Company. The Company uses such display representatives to promote its service and to attain customer referrals. The Company pays the display representative a one time referral fee for each eligible subscriber who installs the service within sixty days of the referral.

  The Company has initiated a joint marketing alliance with Bose under the co-brand name "PRIMESTAR/Bose Home Theater systems." Pursuant to this alliance, the Company and Bose will offer a home theater system which includes the Bose Companion satellite surround system, a complete surround sound system designed specifically for use with home satellite systems.

  The Company also engages in two joint marketing efforts with TCI. First, the Company, since March 1996, has been distributing Kid Control(TM), a child-size remote control unit supplied by TCI. The Kid Control(TM) units are channel selectors designed solely for children and help parents monitor and control television viewing. They are pre-programmed with the most popular children's programming to provide a secure lineup of age-appropriate entertainment. Second, as a sign of its commitment to education, the Company, along with TCI, launched the PRIMESTAR Goes To School program which provides schools not wired for cable with free access to PRIMESTAR(R) equipment and 500 hours of commercial-free "Cable in the Classroom" programming per month. This educational package is offered free of charge. The program is designed to provide educational programming and data services and offer access to training to inner city, rural and other schools that do not have access to cable and that are within the Company's territories. From its inception in November 1995 through June 30, 1996, over 1,100 schools have enrolled in the program.

  The Company has also entered into a joint marketing agreement with Apple, pursuant to which the Company is expected to market and resell certain Apple products with value-added enhancements for education and home uses. The Company is authorized to provide schools that obtain PRIMESTAR(R) with discount coupons toward the purchase of Apple computers, and intends to work with Apple (and potentially other personal computer vendors) to bundle home computer sales with PRIMESTAR(R).

  The Company intends to continue and increase its joint marketing efforts to bundle products and services to the marketplace. The Company believes such efforts will assist the Company in maximizing its potential market share.

  ResNet Transaction. Effective as of October 21, 1996, the Company acquired 4.99% of the issued and outstanding capital stock of ResNet. ResNet was formed by LodgeNet in February 1996 to engage in the business of operating as a "private cable operator" under applicable federal law, providing video on-demand, basic and premium cable television programming, and other interactive, multi-media entertainment and information services to subscribers in multiple dwelling units with facilities that do not use any public right-of-way (the "ResNet Business"). ResNet agreed to purchase from the Company up to $40 million in satellite-reception equipment, to be used in connection with the ResNet Business exclusively, over a five-year period (subject to a one-year extension at the option of ResNet if ResNet has not purchased the full $40 million in equipment during the five-year initial term). The Company also agreed to make a subordinated convertible term loan to ResNet, the proceeds of which can be used only to purchase such equipment from the Company. The term of the loan is five years with an option by ResNet to extend the term for one additional year. The total principal and accrued and unpaid interest under the loan is convertible over a four-year period into shares of common stock of ResNet that will provide the Company with the right to acquire an additional 32% of the issued and outstanding common stock of ResNet. The Company's only recourse with respect to repayment of the loan is conversion into ResNet stock or warrants as described below. Under current interpretations of the FCC rules and regulations related to restrictions on the provision of cable and satellite master antenna television services in certain areas, the Company could be prohibited from holding 5% or more of the stock of ResNet and consequently could not exercise the conversion rights under the convertible loan agreement. The Company is required to convert the convertible loan at such time as conversion would not violate such currently applicable regulatory restrictions. In addition, ResNet granted the Company an option to acquire an additional 13.01% of the issued and outstanding common stock of ResNet at appraised fair market value at the time of exercise of the option. The option is exercisable between December 21, 1999 and the maturity of the convertible loan. Upon the maturity date of the convertible loan, if the Company has been prevented from converting the loan or exercising the option in full due to the previously described regulatory restrictions, ResNet will issue warrants to the Company to acquire the stock that has not been issued pursuant to conversion of the loan and the stock that the Company has a right to acquire by exercise of the option. The exercise price of the warrants to be issued in respect of the convertible loan will be de minimus, and the exercise price of the warrants to be issued in respect of the option will be equivalent to the exercise price under such option. The Company has agreed to customary standstill provisions with respect to acquisitions of more than 10% of the outstanding stock of LodgeNet and any additional shares of ResNet.

  The Company also entered into a long-term signal availability agreement with ResNet, pursuant to which the Company will transport to "private cable systems" owned and operated by ResNet, the satellite signal used by PRIMESTAR Partners to transmit its programming services (the "PRIMESTAR Satellite Signal") or the signal of a substantially comparable service. "Private cable system" means a satellite master antenna television system that provides television programming services to residential MDUs through cable plant or other equipment that is located entirely on private property and does not constitute a direct-to home distribution system or a franchised cable system. The Company is acting solely to make the PRIMESTAR Satellite Signal available to ResNet and is not acting as a distributor of any PRIMESTAR(R) programming services to ResNet. ResNet must obtain its own rights from the applicable programming networks to receive the programming services and to distribute them to ResNet's subscribers. WTCI has the right from PRIMESTAR Partners to use the PRIMESTAR Satellite Signal for delivery of programming for the benefit of third parties, including private cable systems (the "simultaneous use rights"). WTCI has agreed with the Company that private cable systems designated by the Company, including the ResNet private cable systems, will receive the transport of the PRIMESTAR Satellite Signal by WTCI in exchange for the payment by the Company of a fee per subscriber per video program signal. The agreement between the Company and WTCI is coextensive with the agreement between WTCI and PRIMESTAR Partners, which expires on March 31, 2001, and there is no assurance that the Company will continue to have the ability to make the PRIMESTAR Satellite Signal available after that date. In its agreement with ResNet, the Company has committed to make the PRIMESTAR Satellite Signal or the signal of a substantially comparable service available for a term that extends substantially beyond March 31, 2001. If the Company loses its contractual ability to make the PRIMESTAR Satellite Signal available and is not able to make the signal of a substantially comparable service available, the Company is obligated to reimburse ResNet for its costs in obtaining a digital signal from another source, including the cost of replacement equipment if the new digital signal is not compatible with ResNet's equipment. While it is not possible at this time to quantify the amount that the Company would be obligated to pay to ResNet under the circumstances described above, the Company believes that the costs could be significant, particularly if it were to lose its ability to make a signal available towards the end of its agreement with ResNet.

  The Company has also entered into a shorter term signal availability agreement with one other customer and intends to pursue other signal availability opportunities as they arise.

  Counsel to PRIMESTAR Partners has advised the Company of the Partnership's position that there are certain preconditions to WTCI's simultaneous use rights which have not yet been satisfied and that such rights are not assignable by WTCI to the Company. The Company believes that its transaction with ResNet and similar transactions are permitted under the agreement between WTCI and the Partnership. The Company does not believe that any potential dispute with the Partnership regarding this issue is likely to have a material adverse effect on the Company.

  Use of PRIMESTAR(R) Name and Marks. The Company markets and distributes the Partnership's equipment and services to households and businesses in its assigned territories under the name PRIMESTAR By TCI. PRIMESTAR(R) is a registered service mark of PRIMESTAR Partners. The Company believes that it has the right to use the PRIMESTAR(R) name and certain related trademarks and service marks as a Distributor, in substantially the same manner as it has been using such name and marks, pursuant to its existing understandings with PRIMESTAR Partners. However, the Company does not have a written license to use the PRIMESTAR(R) name and marks, and there can be no assurance that the Company will be entitled to continue to use the PRIMESTAR(R) name and marks in the future.

HIGH POWER SATELLITES

  The Company is pursuing various alternative strategies to participate in the high power segment of the digital satellite industry. The Company, through Tempo, holds a Construction Permit issued by the FCC authorizing construction of a DBS system consisting of two or more satellites delivering DBS service in 11 frequencies at the 119(degrees) W.L. orbital position and 11 frequencies at the 166(degrees) W.L. orbital position. Tempo is also a party to the Satellite Construction Agreement with Loral, pursuant to which Tempo has agreed to purchase the Company Satellites and has an option to purchase up to three additional satellites. The Company is currently pursuing two parallel strategies for deploying the Company Satellites.

  Telesat Transaction. In May 1996, subject to both American and Canadian regulatory approvals, the Company, through Tempo, entered into agreements for the proposed Telesat Transaction, an arrangement with Telesat to launch one or both of the Company Satellites into the 82(degrees) W.L. orbital position. The 82(degrees) W.L. orbital position is a high power direct broadcast satellite slot allocated by international agreement to Canada. The Telesat Transaction, if consummated, provides that (i) the Company will sell the Company Satellites to Telesat in accordance with the Satellite Purchase Agreement dated as of May 6, 1996 (the "Satellite Purchase Agreement") between Tempo and Telesat and
(ii) Telesat will simultaneously resell 27 of the 32 transponders on the Company Satellites to the Company, in accordance with the Operating Services Agreement between Telesat and TCITV, which agreement will be assigned by TCITV to a subsidiary of the Company prior to the Distribution. It is expected that WTCI would provide uplinking and compression services in connection with any DBS service to be operated using the transponders to be purchased from Telesat.

  The purchase price (the "Satellite Purchase Price") payable by Telesat for each Company Satellite if the Telesat Transaction is consummated is an amount equal to the total cost of constructing, launching and placing into orbit such Company Satellite, including capitalized interest and other financing costs relating thereto. At the closing of the sale of each Company Satellite, in accordance with the Operating Services Agreement, a subsidiary of the Company, by assignment from TCITV, will purchase 27 of the 32 transponders on such Company Satellite, for an initial payment equal to one-half of 27/32nds of the Satellite Purchase Price for such Company Satellite, which payment will be offset against the Satellite Purchase Price to be paid at that closing by Telesat (and the balance of the Satellite Purchase Price remitted by the Company to the Partnership to repay advances under the Tempo Letter Agreements described below). Thereafter, the Company will pay Telesat a quarterly operating fee for use of the transponders, including charges for in-orbit insurance and tracking, telemetry and control of the Company Satellites. The aggregate operating fee per quarter is fixed for the first 48 quarters, subject to adjustment based on the actual Satellite Purchase Price for the Company Satellites. If the Company continues to use the transponders after 48 quarterly payments have been made, the Company will make quarterly payments to Telesat at a rate equal to about one-fourth of the previous quarterly payments.

  The proposed Telesat Transaction is subject to the approval of U.S. and Canadian regulatory authorities. No assurance can be given that such regulatory approval will be obtained or will be obtained on terms satisfactory to the Company. On March 26, 1996, WTCI filed an application with the FCC for authorization to construct and operate an earth station to uplink video programming to the Company Satellites that would be launched into 82(degrees) W.L. pursuant to the Telesat Transaction. On July 1, 1996, four cabinet-level departments of the executive branch of the U.S. government filed the Executive Branch Letter with the FCC recommending that the FCC treat the application as premature and raising concerns regarding the application relating to international agreement obligations, Canadian content restrictions, Canadian licensing restrictions and domestic competition policy. On July 15, 1996, the FCC dismissed WTCI's application, without prejudice, on the ground that the application was premature because Canada has not yet issued licenses to Telesat, which will own and operate the satellite containing the Company's transponders to which WTCI will uplink. The FCC's order expressly did not address any of the substantive issues raised by WTCI's application or by the various petitions to deny WTCI's application that had been received from the Company's competitors. The FCC indicated, however, that if WTCI refiled its application, it would take into account concerns raised by the Executive Branch Letter with respect to the application.

  On August 14, 1996, WTCI filed a petition seeking reconsideration on the ground that, although a formal license has not been issued, Industry Canada has in fact issued all the pre-launch authority it customarily grants to satellite applicants and that Telesat has received from Industry Canada its standard support in principle for its proposal. In addition, WTCI noted that none of the concerns raised by the Executive Branch Letter should impede grant of WTCI's application. There can be no assurance, however, that the FCC will respond favorably to the petition. Furthermore, although the Company believes that WTCI's proposal is in the public interest and fully consistent with applicable FCC rules and policies (as well as applicable treaties and international agreements), there can be no assurance that the FCC will not deny such application on substantive grounds when it reconsiders the matter, and the Company cannot predict whether WTCI will ultimately receive the necessary authorizations to operate the planned uplink station. See "Risk Factors--Risks of Adverse Government Regulations and Adjudications." If Telesat notifies the Company that Telesat has obtained all government approvals and authorizations required to be obtained by Telesat in connection with the Telesat Transaction, prior to the Company obtaining its required government approvals and authorizations, Telesat would have the right to terminate the Telesat Transaction, under its agreement with the Company.

  Construction of one of the Company Satellites ("Satellite No. 1") has been completed and has been outfitted with an antenna for the 82(degrees) W.L. orbital location. Construction of the other Company Satellite ("Satellite No. 2") has been completed except for the installation of an antenna. Loral has advised the Company that the Company must notify Loral of the required antenna configuration of Satellite No. 2 on or about November 1, 1996, for Satellite No. 2 to be ready for launch by the February Launch Date (defined below).

  Pursuant to the Satellite Construction Agreement with Loral, Tempo has arranged for two possible launches, one on a Proton rocket currently scheduled for launch on December 19, 1996 (the "December Launch Date") by ILS on behalf of LKE and the other on an Atlas rocket scheduled for launch by ILS on behalf of Lockheed-Martin on February 27, 1997 (the "February Launch Date"). In order to meet the December Launch Date, one of the Company Satellites would have to be shipped from Loral's facility on or about November 13, 1996. The Company is currently in discussions with Loral and other parties with respect to the possibility of obtaining an additional launch window in 1997 to replace the December Launch Date. However, there can be no assurance that such a launch window can be arranged at this time or will be available on terms acceptable to the Company. If the Company is unable to utilize the December Launch Date or to obtain a replacement launch window in 1997, the Company would not be able to deploy one of the Company Satellites before 1998.

  If the Company receives all necessary regulatory approvals for the Telesat Transaction by November 1, 1996, the Company currently intends to launch Satellite No. 1 into the 82(degrees) W.L. orbital location on the December Launch Date. In addition, Tempo will instruct Loral to install an antenna on Satellite No. 2 that is suitable for operation at the 91(degrees) W.L. orbital location. In such event, Satellite No. 2 will be shipped to Cape Canaveral in time for the February Launch Date and is expected to be deployed temporarily into the 91(degrees) W.L. orbital position before being moved to 82(degrees) W.L.

  If the Company receives all necessary regulatory approvals for the Telesat Transaction after November 1, 1996, but on or before November 13, 1996, then subject to Telesat's agreeing to amend its agreements with the Company to eliminate the references to a satellite being deployed at 91(degrees) W.L., the Company currently intends to launch Satellite No. 1 into the 82(degrees) W.L. orbital location on the December Launch Date. In addition, it is expected that the Company will instruct Loral to install an antenna on Satellite No. 2 that is suitable for operation at the 119(degrees) W.L. orbital location, Satellite No. 2 will be shipped to Cape Canaveral in time for the February Launch Date and will be launched into the 119(degrees) W.L. orbital location.

  If all necessary regulatory approvals are not received by November 13, 1996, or if such approvals are received but the agreements with Telesat have not been amended as described above, Satellite No. 2 will be launched into the 119(degrees) W.L. orbital location on the February Launch Date, the December Launch Date will be deferred with associated penalties and Tempo will place Satellite No. 1 in storage for future launch into the 82(degrees) W.L. orbital location or otherwise to be disposed of or deployed in such manner as Tempo may determine. See "--Tempo Option."

  If regulatory and other conditions to the Telesat Transaction are satisfied and the Telesat Transaction is consummated with either or both of the Company Satellites, the Company and the Partnership have been discussing the Company's making available to PRIMESTAR Partners all of the rights and benefits (including the purchase price for the Company Satellites), and PRIMESTAR Partners assuming all of the obligations (including the repurchase price for the 27 transponders to be repurchased from Telesat), of the Company under the agreements with Telesat. Further, if one of the Company Satellites is launched into 119(degrees) W.L., the discussions between the Company and the Partnership contemplate that the Company would make 100% of the capacity on such satellite available to the Partnership and that the Partnership would reimburse the Company for the costs of operating such satellite. In each of the foregoing circumstances, the Company would be unconditionally released from any obligation it may have to repay PRIMESTAR Partners for its funding of the costs of constructing and launching the Company Satellites. However, if the Company and PRIMESTAR Partners are unable to reach agreement with respect to the foregoing, the Company will consider other potential uses for the available capacity on the Company Satellites, which could include using such capacity in connection with another DBS business opportunity. See "--Tempo Option."

  Tempo DBS System. Tempo's Construction Permit authorizes the construction of a DBS system with 11 frequency channels at 119(degrees) W.L. and 11 frequency channels at 166(degrees) W.L. The 119(degrees) W.L. position is generally visible to HSDs throughout all fifty states; the 166(degrees) is visible only in the western half of the continental U.S. as well as Alaska and Hawaii. Under Tempo's Satellite Construction Agreement with Loral, Loral is committed to supply to Tempo a total of five high power satellites (including the Company Satellites) and other items relating to such satellites. Subject to completion of the Telesat Transaction, the Company has exercised its option under the Satellite Construction Agreement to purchase Satellite No. 3. Under those circumstances, Satellite No. 3 would be designated for deployment in the 119(degrees) W.L. orbital position and scheduled for launch by May 1998 pursuant to Tempo's Construction Permit. See "Risk Factors--Risks of Adverse Government Regulations and Adjudications--Construction Permit."

  If the Telesat Transaction is not consummated, the Company intends to deploy one of the Company Satellites in the 119(degrees) W.L. orbital position and to place the second Company Satellite in storage for future deployment or other disposition as determined by Tempo. See "Risk Factors--Risks of Satellite Defect, Loss or Reduced Performance."

  Satellite Launches. Pursuant to the Satellite Construction Agreement, following the launch of a satellite, Loral will conduct in-orbit testing. Delivery of a satellite takes place upon Tempo's acceptance of such satellite after completion of in-orbit testing ("Delivery"). Subject to certain limits, Loral must reimburse Tempo for Tempo's actual and reasonable expenses directly incurred as a result of any delays in the Delivery of satellites. The in-orbit useful life of each satellite is designed to be a minimum of 12 years. If in-orbit testing confirms that the satellite conforms fully to specifications and the service life of the satellite will be at least 12 years, Tempo is required to accept the satellite. If in-orbit testing determines that the satellite does not fully conform to specifications but at least 50% of its transponders are functional and the service life of the satellite will be at least six years, Tempo is required to accept the satellite but is entitled to receive a proportionate decrease in the purchase price. If Loral fails to deliver a satellite, it has 29 months to deliver, at its own expense, a replacement satellite. Loral may make four attempts to launch the two Company Satellites; however, if the two Company Satellites are not delivered in such four attempts, Tempo may terminate the Satellite Construction Agreement. Tempo also may terminate the contract in the event of two successive satellite failures.

  Loral has warranted that, until the satellites are launched, the satellites will be free from defects in materials or workmanship and will meet the applicable performance specifications. In addition, Loral has warranted that all items other than the satellites delivered under the Satellite Construction Agreement will be free from defects in materials or workmanship for one year from the date of their acceptance and will perform in accordance with the applicable performance specifications. Loral bears the risk of loss of the Company Satellites until Delivery. Upon Delivery, title and risk of loss pass to Tempo. However, Loral is obligated to carry risk insurance on each satellite covering the period from the launch of the satellite through an operating period of 180 days. Such risk insurance will cover (i) the cost of any damages due under the Satellite Construction Agreement; (ii) the cost of delivery of a replacement satellite in the event of a satellite failure; and
(iii) the refund of the full purchase price for each undelivered Company Satellite if Loral fails to deliver both Company Satellites after four attempts. Loral is also required to obtain insurance indemnifying Tempo from any third party claims arising out of the launch of a satellite.

  Tempo Option. In February 1990, Tempo entered into an option agreement with PRIMESTAR Partners (the "Option Agreement"), granting PRIMESTAR Partners the right and option (the "Tempo Option"), upon exercise, to purchase or lease 100% of the capacity of the DBS system to be built, launched and operated by Tempo pursuant to the Construction Permit. Under the Option Agreement, upon the exercise of the Tempo Option, PRIMESTAR Partners would be obligated to pay Tempo $1,000,000 (the "Exercise Price") and lease or purchase the entire capacity with the purchase price (or aggregate loan payments) being sufficient to cover the cost of constructing, launching and operating such proposed system. In connection with the Tempo Option and certain related matters, Tempo and PRIMESTAR Partners subsequently entered into two letter agreements (the "Tempo Letter Agreements"), which provided for, among other things, the funding by PRIMESTAR Partners of milestone and other payments due under the Satellite Construction Agreement, and certain related costs, through advances by the Partnership to Tempo. The Partnership financed such advances to Tempo through borrowings under the PRIMESTAR Credit Facility which was in turn supported by letters of credit arranged for by affiliates of the partners of the Partnership (other than GEAS). At June 30, 1996, the aggregate funding provided to Tempo by PRIMESTAR Partners was $386,219,000, and the balance due under the PRIMESTAR Credit Facility was $433,000,000, including accrued interest.

  The Tempo Letter Agreements permit the Partnership to apply its advances to Tempo against any payments (other than the Exercise Price) due under the Tempo Option and would not require Tempo to repay such advances unless the Partnership elected to stop funding amounts due under the Satellite Construction Agreement or failed to exercise the Tempo Option within the period provided for in the Tempo Letter Agreements, in which event Tempo could, in lieu of making such repayment, elect to assign all of its rights relating to the Company Satellites to the Partnership.

  On February 29, 1996, Tempo notified PRIMESTAR Partners of Tempo's belief that PRIMESTAR Partners had failed to effectively exercise the Tempo Option and that such failure had resulted in the termination of the Tempo Option pursuant to the Tempo Letter Agreements. In that connection, Tempo advised the Partnership that, based on and assuming the effective termination of the Tempo Option, Tempo would reimburse the Partnership for its advances to Tempo by assuming the Partnership's indebtedness for borrowed money under the PRIMESTAR Credit Facility, to the extent used to fund such advances.

  Tempo's belief that PRIMESTAR Partners failed to effectively exercise the Tempo Option is based, among other things, on the fact that despite the Partnership's notice to Tempo at the July 29, 1994 meeting of the Partners Committee of its exercise of the Tempo Option, since such date, PRIMESTAR Partners has failed to take any of the actions contemplated by the Option Agreement to be taken following exercise of the Tempo Option, including (i) advising Tempo whether it intends to purchase or lease the capacity of the DBS system referred to in the Option Agreement, (ii) negotiating an agreement of purchase or lease with Tempo and (iii) paying Tempo the Exercise Price. Moreover, in December 1995, a representative of PRIMESTAR Partners informed the Company that the July 1994 exercise of the Tempo Option had been intended as a conditional exercise, although conditional exercises are not contemplated by the Option Agreement, and that the conditions upon which the Tempo Option had purportedly been exercised had not been met.

  Counsel for PRIMESTAR Partners subsequently notified Tempo that the Partnership disagreed with the positions advanced by Tempo in the February 29 letter, believed that the Partnership has effectively and irrevocably exercised the Tempo Option and was asserting certain rights to the Company Satellites. Counsel for PRIMESTAR Partners also advised Tempo that the Partnership would impede any attempt by Tempo to repay PRIMESTAR Partners' advances. The Partners Committee of the Partnership has failed, however, to vote to confirm that the Partnership has irrevocably and unconditionally exercised the Tempo Option. The Company believes that the Partnership's position is based primarily on equitable arguments relating to the advances made by PRIMESTAR Partners to Tempo under the Tempo Letter Agreements and their misreading of the terms of the Option Agreement and the Tempo Letter Agreements. The Company believes the PRIMESTAR Partners' claims regarding the Company Satellites and the Tempo Option are without merit, but there can be no assurance that Tempo's position would prevail in the event of any litigation regarding this controversy.

  The Company and PRIMESTAR Partners are currently attempting to resolve their disagreement regarding the Tempo Option. In that connection, the Company and PRIMESTAR Partners have discussed the alternatives available to the Company for deployment of the Company Satellites and the terms and provisions under which the Company would make available to PRIMESTAR Partners 100% of the capacity of one or more Company Satellites as so deployed. Although the Company and PRIMESTAR Partners have not reached agreement with respect to any such resolution of their dispute, and there can be no assurance that any such resolution can be reached, or can be reached on terms acceptable to the Company, the Company does currently believe that its dispute with PRIMESTAR Partners will be resolved and does not believe that such dispute or its resolution is reasonably likely to have a material adverse effect on the Company.

COMPETITION

  The business of providing subscription and pay television programming is highly competitive. The Company faces competition from numerous other companies offering video, audio and data products and services. The Company's existing and potential competitors comprise a broad range of companies engaged in communications and entertainment, including cable operators, other digital satellite program providers, wireless cable operators, television networks and home video products companies, as well as companies developing new technologies. Many of the Company's competitors have greater financial, marketing and programming resources than the Company. The Company expects that quality and variety of programming, quality of picture and service and cost will be the key bases of competition. See "Risk Factors--Competitive Nature of Industry."

  Cable Television. Cable television is currently available for purchase by as much as 97% of the approximately 96 million U.S. television households. The cable television industry is an established provider of multichannel programming, with approximately 66% of total U.S. television households subscribing. Cable systems typically offer 25 to 78 channels of programming at an average monthly subscription price of approximately $33.

  The Company expects to encounter a number of challenges in competing with cable television providers. First, cable television providers benefit from their entrenched position in the domestic consumer marketplace. Second, satellite television systems generally have not found it efficient to provide any local broadcast programming and, under the Satellite Home Viewer Act of 1994, cannot provide broadcast network programming to subscribers except in those limited areas where network programming is unavailable through local affiliates. Accordingly, most PRIMESTAR(R) subscribers cannot obtain such programming without utilizing a standard television antenna (traditional rooftop or set-top antenna) or purchasing some level of cable service. Third, since reception of digital satellite signals requires clear line of sight to the satellite, it may not be possible for some households served by cable to receive PRIMESTAR(R) as a result of large adjacent structures or other obstacles. In addition to households lacking a clear line of sight to the satellite, PRIMESTAR(R) is not available to households in apartment complexes or other MDUs that do not facilitate or allow the installation of satellite television equipment. Fourth, because IRDs are significantly more expensive than analog cable converters, existing cable operators are able to offer their subscribers the ability to have fully functional cable on multiple television sets in a household without additional cost.

  The Company believes, however, that it can successfully compete with cable television providers. While cable companies currently serve a majority of the U.S. television market, the Company believes many may not be able to provide the quality and variety of programming offered by digital satellite service providers until they significantly upgrade their coaxial systems. Many cable television providers are in the process of upgrading their systems and other cable operators have announced their intentions to make significant upgrades. Many proposed upgrades, such as conversion to digital format, fiber optic cabling, advanced compression technology and other technological improvements, when fully completed, will permit cable companies to increase channel capacity, thereby increasing programming alternatives, and to deliver a better quality signal. However, although cable systems with adequate channel capacity may offer digital service without major rebuilds and the first such offerings are expected in late 1996, the Company believes that, given the limit of current compression technology, other cable systems that have limited channel capacity will have to be upgraded to add bandwidth in order to provide digital service, which upgrades will require substantial investments of capital and time to complete industry-wide. As a result, the Company believes that there will be a substantial delay before cable systems can offer programming services equivalent to digital satellite television providers on a national basis and that some cable systems may never be upgraded.

  The Company believes that its current strategy of targeting rural and other unpassed or underserved communities which may avoid head-to-head competition with major cable television systems, partially offsets the cable industry's entrenched position in the domestic consumer marketplace. The Company also believes that anticipated advances of cable television, such as interactivity and expanded channel capacity, may not be widely available in the near term at a reasonable cost to the consumer. Moreover, if the substantial capital costs of those advances, when available, are passed on to the consumer, it will ultimately enhance the attractiveness of digital satellite television programming.

  Other Digital Satellite Service Providers. In addition to the Company, several other companies offer, or are expected to offer, digital satellite services and are, or will be, positioned to compete with the Company for home satellite subscribers.

  DirecTv successfully launched its first satellite in December 1993, its second satellite in August 1994 and a third satellite in June 1995 as an in-orbit spare. The third satellite may also be operated by DirecTv to provide additional capacity. DirecTv's satellites, which are high power satellites, are located at 101(degrees) W.L. DirecTv operates 27 transponders on each of its existing satellites, enabling it to offer over 175 channels of digital programming. As of July 31, 1996, according to trade publications, DirecTv served approximately 1.8 million Authorized Units.

  AT&T Corp. ("AT&T") and DirecTv have entered into an exclusive agreement for AT&T to market and distribute DirecTv's DBS service and related equipment to AT&T's large customer base. As part of the agreement, AT&T is making an initial investment of approximately $137.5 million to acquire 2.5% of the equity of DirecTv with an option to increase its investment up to 30% over five years. This agreement provides a significant base of potential customers for the DirecTv DBS system and allows AT&T and DirecTv to offer customers a package of digital entertainment and communications services. As a result, the Company is at a competitive disadvantage marketing to these customers. AT&T and DirecTv also announced plans to jointly develop new multimedia services for DirecTv under the agreement. In addition, affiliates of the National Rural Telecommunications Cooperative have acquired territories in rural areas of the U.S. as distributors of DirecTv programming.

  USSB owns and operates five transponders on DirecTv's first satellite and offers a programming service separate from DirecTv's service, with, as of December 31, 1995, over 25 channels of premium video programming not available from DirecTv. Approximately one-half of DirecTv's 1.8 million Authorized Units receive USSB programming. In addition, USSB has a construction permit from the FCC that would allow it to build and launch two high power DBS systems, one at 110(degrees) W.L. (with three transponders) and one at 148(degrees) W.L. (with eight transponders). The 110(degrees) W.L. orbital location would enable USSB to provide a second high power DBS service to the continental U.S., although with limited channel capacity. The 148(degrees) W.L. slot would allow USSB to transmit signals to viewers in Alaska and Hawaii and could provide programming between the U.S. and the Pacific Rim.

  EchoStar launched a high power satellite in December 1995, commenced national broadcasting of programming channels in March 1996 and, as of June 30, 1996, broadcasts over 100 such channels. It is expected to increase its program offering to approximately 125 channels when its system is fully operational. EchoStar was assigned 11 transponders at 119(degrees) W.L., the same orbital location as Tempo, and acquired 10 transponders at such location, one transponder at 110(degrees) W.L. and 11 transponders at 175(degrees) W.L. through a merger with DirectSat. In addition, EchoStar acquired 24 frequencies at 148(degrees) W.L. for $52.3 million in an FCC auction held in January 1996 of 28 frequencies at the 110(degrees) W.L. orbital location and 24 frequencies at the 148(degrees) W.L. orbital location (the "FCC Auction").

  MCI acquired the 28 frequencies at 110(degrees) W.L. in the FCC Auction for $682.5 million. Thereafter, MCI entered into a joint venture with News Corp. to build and launch a high power digital satellite system at 110(degrees) W.L. The Company expects the MCI/News Corp. joint venture to commence broadcasting operations of 175 programming channels by the end of 1997.

  Alphastar commenced offering approximately 150 digital video and audio channels of programming via a medium power FSS satellite in mid-1996 and plans to expand to 200 channels by the end of 1997. The Alphastar service uses MPEG 2/DVB digital compression technology. Alphastar subscribers must generally use 36 inch satellite dishes, similar in size to those currently used by PRIMESTAR(R) subscribers, rather than the 18 inch satellite dishes used by customers of the high power services of DirecTv, USSB and EchoStar.

  In addition, potential competitors may provide television programming at any time by leasing transponders from an existing satellite operator. However, the number of transponders available for lease on any one satellite is generally limited, making it difficult to provide sufficient channels of programming for a viable system.

  The Company believes that it can successfully compete with other digital satellite service providers. Unlike other current suppliers of digital satellite television, the Company does not require customers to buy satellite reception equipment. PRIMESTAR By TCI is marketed as a service, with programming, equipment rental, maintenance and 24-hour customer service included in the monthly price, which currently ranges from $32.99 to $54.99. In addition, each of the PRIMESTAR By TCI programming packages includes a free monthly programming guide. The up-front costs to new subscribers of PRIMESTAR By TCI, who are charged only an installation fee (currently $199) and the first month's programming and equipment rental fees, are generally lower than the up-front costs to new subscribers of PRIMESTAR(R)'s competitors, who typically must purchase and install an HSD, IRD and related equipment. Moreover, since the Company generally owns, services and installs all home reception equipment, the Company protects its subscribers from the inconvenience of equipment failure, maintenance concerns, obsolete technology, self-installation and expired warranties. The Company believes that when the cost of equipment is factored in, its service is priced competitively, compared to the respective prices of other current digital satellite service providers.

  C-band Satellite Program Distributors. The Company also competes with C-band satellite program distributors, such as the Netlink USA/Superstar Satellite Entertainment joint venture ("Joint Venture"). The Joint Venture is a consolidated subsidiary of United Video Satellite Group, Inc. ("UVSG"). UVSG is a consolidated subsidiary of TCI that is included in the TCI Group. The Liberty Media Group holds the interest in the Joint Venture that is not owned by UVSG. TCI's interests in the C-band satellite business are not being transferred to the Company in connection with the Distribution.

  C-band systems have been popular, (mostly in rural and semi-rural areas) since the late 1970s, and in the aggregate serve approximately 2.1 million subscribers. However, digital satellite television systems use Ku-band frequencies that can be received by less expensive systems with significantly smaller dishes than those used with C-band frequencies. As a result of the smaller dish size, digital satellite television systems are more widely accepted by consumers than C-band systems, particularly in urban areas.

  Wireless Cable Systems. Other potential competitors of the Company are multi-channel multi-point distribution systems ("MMDS"), which deliver programming services over microwave channels to subscribers with special antennas, and other so-called "wireless cable" systems. According to Wireless Cable Association International, there are currently an estimated 190 wireless cable systems operating in the U.S., serving an estimated 950,000 subscribers, mostly with limited channel, analog service. However, the number of wireless cable systems is likely to increase as virtually all markets have been licensed or tentatively licensed, and developments in digital compression technology will significantly increase the number of channels and video and audio quality of wireless cable systems. Moreover, wireless cable systems may provide their customers with local programming, a potential advantage over digital satellite television systems. In 1995, several large telephone companies acquired significant ownership in numerous wireless cable companies. This infusion of money into the wireless cable industry can be expected to accelerate its growth and its competitive impact. However, while it is expected that most large wireless operators backed by local telephone companies will upgrade to digital technology over the next several years, such upgrades will require the installation of new digital decoders in customers' homes and modifications to transmission facilities, at a potentially significant cost. Wireless cable also generally requires direct line of sight from the receiver to the transmitter tower, which creates the potential for substantial interference from terrain, buildings and foliage.

  Telephone Companies. In addition to the DBS system planned by the MCI/News Corp. joint venture and AT&T's agreement with, and investment in, DirecTv, certain regional telephone companies and other long distance telephone companies could become significant competitors in the future, as they have expressed an interest in becoming subscription television providers. Furthermore, legislation recently passed by Congress removes barriers to entry which previously inhibited telephone companies from competing, or made it more difficult for telephone companies to compete, in the provision of video programming and information services. Certain telephone companies have received authorization to test market video and other services in certain geographic areas using fiber optic cable and digital compression over existing telephone lines. Estimates for the timing of wide-scale deployment of such multichannel video service vary, as several telephone companies have pushed back originally announced deployment schedules.

  As more telephone companies begin to provide subscription television programming and other information and communications services to their customers, additional significant competition for subscribers will develop. Among other things, telephone companies have an existing relationship with substantially every household in their service area, substantial financial resources, and an existing infrastructure and may be able to subsidize the delivery of programming through their position as the sole source of telephone service to the home.

  VHF/UHF Broadcasters. Most areas of the U.S. are covered by traditional territorial over-the-air VHF/UHF broadcasters. Consumers can receive from three to ten channels of over-the-air programming in most markets. These stations provide local, network and syndicated programming free of charge, but each major market is generally limited in the number of programming channels. Congress is expected to consider the release of additional digital spectrum for use by VHF/UHF broadcasters later this year.

PRIMESTAR PARTNERSHIP AGREEMENT

  Pursuant to the PRIMESTAR Partnership Agreement, the business and affairs of the Partnership are managed and controlled by the Partners Committee, composed of representatives of the partners and two independent members. The Company has two voting representatives on the Partners Committee, Time Warner has two voting representatives, and Cox, Comcast, Continental, Newhouse and G.E. each have one voting representative. Ordinary decisions of the Partners Committee require the consent of a majority of the members of the Partners Committee, which majority must include a majority of the representatives of the partners. Certain extraordinary decisions of the Partners Committee, including, without limitation, decisions regarding the dissolution, merger or sale of substantially all assets of the Partnership; the admission of additional partners; calls for capital contributions; the approval of the annual budget; the appointment or dismissal of Partnership senior management; the determination of the Partnership's policies with respect to the distribution of its programming services; the selection of satellites (including successor satellite capacity, the decision whether the Partnership should provide services at BSS or higher frequencies and the decision to exercise the End-of-Life Option); the determination to take any action that would cause the amount of the letters of credit required to be issued in connection with the Partnership's obligations under the GE-2 Agreement to exceed $100,000,000; the decision to effect certain material changes to the GE-2 Agreement and certain related agreements with respect to the letters of credit issued in connection with the GE-2 Agreement; and the decision to provide any optional letters of credit, or pledge, grant a security interest in or otherwise create a lien on any material assets of the Partnership to secure the payment of reimbursement obligations of the Partnership with respect to letters of credit issued in connection with the GE-2 Agreement require, in addition to a majority vote, the affirmative vote of at least six of the nine partner representatives on the Partners Committee (assuming that no partner representative is required to abstain in such vote), or such other vote as shall be required by the PRIMESTAR Partnership

Agreement if one or more partner representatives are required to abstain in such vote under the terms of the PRIMESTAR Partnership Agreement because of such partner's, or an affiliate's, interest in the outcome thereof.

  Pursuant to the PRIMESTAR Partnership Agreement, if the Company fails to pay its share of capital contributions or loans that the partners agree to require or that are contemplated by budgets or business plans approved by the partners, or that are otherwise necessary in order to satisfy partnership commitments, the Company's interest in the Partnership will be diluted and, if such interest is diluted to less than 5%, its right to vote or exercise certain other rights may be forfeited. See "Risk Factors--Dependence on PRIMESTAR Partners."

CERTAIN AGREEMENTS

  In addition, the Company is subject to the provisions of certain agreements that may limit the ability of the Company to engage in, or invest in entities that engage in, certain businesses, other than through the Partnership.

  Tag-Along Agreement. Tempo is a party to the Tag-Along Agreement, originally entered into by and among Cox Enterprises, Inc., Comcast, Continental and Newhouse (subsidiaries of each of which are partners of the Partnership), Tempo, TCIC and TCI Development Corporation, a subsidiary of TCIC. The Tag-Along Agreement provides that if any party to the agreement, directly or indirectly through any person controlled by such party (an "Investing Party"), engages in, or makes an equity investment in any entity engaging or proposing to engage in, the business of providing television programming by uplink to BSS or higher frequency domestic satellite transponders, or otherwise becomes entitled to exercise a management role with respect to any such entity, at any time that such party or a person controlled by such party is a partner in the Partnership, or within one year after it ceases to be a partner, then, subject to certain exceptions, such party shall provide the other parties with a written offer to participate in such investment or other transaction on terms and conditions comparable to those available to the Investing Party, pro rata in accordance with their respective percentage interests in the Partnership at the time of such offer. The Tag-Along Agreement further provides that if a party transfers assets to a person that is not majority owned or controlled by such party but which person either is the "ultimate parent" of, or has the same "ultimate parent" as, such party, then such party must cause such affiliate to become a party to the Tag-Along Agreement. The term "ultimate parent" as used in the Tag-Along Agreement has the meaning ascribed to such term in the Hart-Scott-Rodino Antitrust Improvement Act of 1974, as amended ("HSR Act"). Generally under the HSR Act, the "ultimate parent" of a person is an entity that directly or indirectly owns at least 50% of the voting securities of such person or has the contractual right to designate 50% or more of a board of directors of such person. The Tag-Along Agreement will terminate upon the termination or dissolution of the Partnership, or, if earlier, when the parties to the Tag-Along Agreement and their affiliates cease to be partners of the Partnership.

  Partnership Agreement Provisions Regarding Investments in Similar Businesses. The PRIMESTAR Partnership Agreement provides, among other things, that if any partner, or an affiliate of a partner, engages in, or makes an equity investment in any entity engaging or proposing to engage in, the business of providing television programming by uplink to FSS, BSS or higher frequency domestic satellite transponders, directly or indirectly to HSDs, or otherwise becomes entitled to exercise a management role with respect to any such entity, then such partner (the "Notifying Partner") shall be required to give notice of such investment or other transaction to the Partnership and the other partners, and the Partnership, by vote of the Partners Committee, with the Notifying Partner abstaining, shall have the right, but not the obligation, to elect one of the following courses of action: (i) to remove the Notifying Partner's representative from the Partners Committee, in which case the Notifying Partner will no longer be entitled to make capital contributions to the Partnership or to receive any financial or other information about the Partnership, other than audited year-end financial statements and tax-related information; or (ii) to purchase the Notifying Partner's entire interest in the Partnership for a purchase price equal to the fair market value thereof, payable in cash or, at the option of the Partnership, for a combination of cash and a three-year promissory note. Notwithstanding the foregoing, the Partnership will not have the right to exercise either of the foregoing alternatives if the Notifying Partner, or its affiliate, acquires an equity interest in an entity that engages in, or proposes to engage in, the business of uplinking television programming to BSS or higher frequency domestic satellite transponders, and the Partnership does not then uplink its programming to BSS or higher frequency transponders and does not, within 120 days thereafter, make a commitment to such transmission method comparable to the commitment of such other entity. The Partnership will also not have the right to exercise either of such remedies if the Notifying Partner, or its affiliate, offers each other partner who did not vote against the Partnership making a commitment to such transmission method, or its affiliate, an opportunity to participate with the Notifying Partner or its affiliate in its equity interest in such BSS business.

EMPLOYEES

  The Company had approximately 1,500 employees as of June 30, 1996. None of the Company's employees are represented by a union and the Company believes its employee relations are good.

  After the Distribution, TCI will provide to the Company certain services and other benefits, including certain administrative and other services that were provided to the Company by TCI prior to the Distribution. Such services will include (i) tax reporting, financial reporting, payroll, employee benefit administration, workers' compensation administration, telephone, fleet management, package delivery, management information systems, billing, lock box, remittance processing and risk management services, (ii) other services typically performed by TCI's accounting, finance, treasury, corporate, legal, tax, benefits, insurance, facilities, purchasing, fleet management and advanced information technology department personnel, (iii) use of telecommunications and data facilities and of systems and software developed, acquired or licensed by TCI from time to time for financial forecasting, budgeting and similar purposes, including without limitation any such software for use on personal computers, in any case to the extent available under copyright law or any applicable third-party contract, (iv) technology support and consulting services, and (v) such other management, supervisory, strategic planning or other support services as the Company and TCI may from time to time mutually determine to be necessary or desirable. See "Arrangements Between TCI and the Company After the Distribution--Transition Services Agreement."

PROPERTIES

  The Company owns no real property. The Company has entered into noncancellable operating leases for all of its facilities, all of which expire at various times through 2001. The Company believes that such facilities are in good condition and are suitable and adequate for its business operations for the foreseeable future.

  The following table sets forth certain information concerning the Company's principal properties as of August 31, 1996:

                                                      APPROXIMATE
                                                        SQUARE    EXPIRATION OF
    DESCRIPTION/USE                LOCATION             FOOTAGE       LEASE
    ---------------                --------           ----------- -------------
Corporate Headquarters..  Englewood, Colorado           60,471      6/30/2001
National Call Center....  Englewood, Colorado           50,009      6/30/2001
Northwest Regional Of-
 fice...................  Lake Oswego, Oregon            3,236      3/31/1998
Northeast Regional Of-
 fice...................  State College, Pennsylvania    7,073      8/31/2000
Great Lakes Regional Of-
 fice...................  St. Charles, Missouri          4,300      2/28/1998
South Central Regional
 Office.................  Farmers Branch, Texas          4,328      8/31/1998
Southeast Regional Of-
 fice...................  Atlanta, Georgia               3,835      1/31/1997(1)
Stand-Alone Office......  Hazelhurst, Georgia            2,300       7/1/2000(1)
Stand-Alone Office......  Bogart, Georgia                2,400       5/1/1998(1)

--------

(1) The leases for the Southeast Regional Office and the Stand-Alone Office located in Bogart, Georgia were entered into by TCI of Georgia, Inc. and the lease for the Stand-Alone Office in Hazelhurst, Georgia was entered into by TCI Cablevision of Georgia, in each case for the use and benefit of the Company. The Company pays the rent on these facilities.

  The Company leases additional properties as field offices to support its sales force.

LEGAL PROCEEDINGS

  The Company is not a party to any litigation, other than certain legal proceedings in the ordinary course of business that the Company believes will not have a material adverse effect on the Company's financial position or results of operations.

                              REGULATORY MATTERS

GENERAL

  Tempo, as the holder of a U.S. DBS permit, and WTCI, as an applicant for a new facility to uplink signals to satellites to provide DBS service to the U.S., are subject to the regulatory authority of the FCC. Authorizations and permits issued by the FCC are required for the operation of Tempo's satellites and for its and WTCI's uplink facilities that will be used to transmit signals to such satellites or, if the Telesat Transaction is consummated, the 27 transponders on the Company Satellites to be repurchased by the Company from Telesat in connection with the Telesat Transaction. As a distributor of DBS programming, Tempo and its affiliates may also be affected by numerous laws and regulations, including the Communications Act of 1934, as amended (the "Communications Act").

  Although the non-technical aspects of high power DBS operations are generally subject to less regulation than terrestrial broadcasting, some regulations do apply and others are proposed. For example, high power DBS operators which control the video programs they distribute, and DBS licensees or permittees which are licensed as broadcasters, are subject to equal employment opportunity requirements. Regulations proposed by the FCC (but not yet adopted) include access requirements for Federal political candidates, limitations on charges for advertising by political candidates and (subject to the outcome of a pending constitutional challenge) a requirement that high power DBS providers reserve 4 to 7 percent of channel capacity for noncommercial programming of an educational and informational nature.

  While Tempo and WTCI have generally been successful to date with respect to compliance with regulatory matters, there can be no assurance that they will succeed in obtaining all requisite regulatory approvals for their operations without the imposition of restrictions on or other adverse consequences to Tempo, WTCI or the Company.

FCC PERMITS AND LICENSES

  Tempo DBS Construction Permit. Tempo holds a Construction Permit issued by the FCC authorizing construction of two or more satellites to operate 11 transponders at an orbital location at 119(degrees) W.L. and 11 transponders at an orbital location at 166(degrees) W.L. As the holder of a DBS permit, Tempo is subject to FCC jurisdiction and review primarily for: (i) authorization of individual satellites (i.e., meeting minimum financial, legal, and technical standards) and earth stations, (ii) avoiding interference with other radio frequency transmitters, (iii) complying with rules the FCC has established specifically for holders of U.S. DBS authorizations and receivers, and (iv) complying with applicable provisions of the Communications Act. The FCC's DBS construction permits are also conditioned on satisfaction of ongoing construction and related obligations. The FCC's DBS rules require that a DBS permittee place its satellites in operation within six years following the initial grant of a construction permit. Tempo's Construction Permit was issued in May 1992, and the permit would expire in May 1998, absent completion of the system or an approved extension of time. At present, Tempo must continue to demonstrate that it is exercising due diligence in progressing toward that goal.

  Tempo believes it is currently meeting this requirement through the Satellite Construction Agreement with Loral, which is currently constructing the Company Satellites and related ground equipment. If the Company Satellites are sold to Telesat in the proposed Telesat Transaction, Tempo has exercised an option with Loral for the delivery of an additional satellite prior to the expiration of its permit to complete its DBS system at 119(degrees) W.L.

  There can be no assurance that Tempo will be able to comply with the FCC's due diligence obligations or that the FCC will determine that Tempo has complied with such due diligence obligations. Tempo's permit and its compliance with construction due diligence requirements have been contested in FCC proceedings by current and potential DBS competitors, including MCI/News Corp., DirecTv, EchoStar, USSB, Dominion Video Satellite, Inc. and DirectSat. If Tempo is unable to meet the terms of its permit, it would be necessary to apply to the FCC for an extension of time to complete its DBS system. Tempo cannot be certain that an extension would be granted.

  In addition to the general conditions placed on DBS permits, Tempo's permit was originally subject to the condition that in areas served by TCI-affiliated cable systems, Tempo or any related entities shall not offer or provide its DBS service (1) to subscribers exclusively or primarily as an ancillary or supplementary cable service, and (2) in a manner that would allow subscribers of TCI-affiliated cable systems to receive Tempo's DBS service under terms and conditions different from those offered or provided to consumers who are not subscribers to TCI-affiliated cable systems.

  In a rulemaking proceeding concluded in December 1995, the FCC removed the marketing conditions set forth above. DirecTv, however, has appealed the Commission's decision to the U.S. Court of Appeals for the District of Columbia Circuit, arguing, among other things, that the Commission's decision to remove the conditions on Tempo's permit was arbitrary and capricious. Tempo cannot predict whether the Court of Appeals will uphold the FCC's order.

  In July 1996, WTCI filed an application with the FCC for authorization to construct and operate an earth station to uplink video programming to Tempo's proposed DBS system utilizing the 119(degrees) W.L. orbital slot. In October 1996, EchoStar and DirectSat jointly filed an objection to the application, alleging among other things that WTCI's uplink station would interfere with operations of EchoStar's and DirectSat's DBS satellites at the same orbital location. WTCI filed an opposition to EchoStar's and DirectSat's objection on October 28, 1996 demonstrating that no harmful interference will result from its proposed operations and responding to the objectors' other comments. If the FCC denies WTCI's application, Tempo will be unable to operate its system. WTCI expects, but cannot assure, that its application will be approved.

  In July 1993, Tempo filed an application with the FCC proposing minor modifications to the technical design of the satellites. Numerous existing and potential DBS competitors have opposed Tempo's application. Approval by the FCC of the proposed modifications is necessary before Tempo may launch the satellites. Tempo expects that the FCC will act on the application when Tempo notifies it of Tempo's intention to launch the satellites. Tempo expects, but cannot assure, that the application will be approved.

  Near the expected launch date of its satellites, Tempo will file a request for final launch authority. Tempo will also be required to file an application for a license to operate its satellites in orbit. Tempo expects that the FCC will approve these requests, but cannot assure the ultimate outcome. FCC licenses must be renewed at the end of each ten-year license term. FCC licenses are generally renewed in the ordinary course, absent misconduct by the licensee.

  Uplink License Application for Telesat Transaction. On March 26, 1996, WTCI filed an application with the FCC for authorization to construct and operate an earth station to uplink video programming to Tempo's transponders on the Company Satellites, which will be launched into a Canadian DBS orbital location (82(degrees) W.L.) pursuant to the Telesat Transaction. On July 1, 1996, the Executive Branch Letter was filed with the FCC recommending that the FCC treat the application as premature and raising concerns regarding the application relating to international agreement obligations, Canadian content restrictions, Canadian licensing restrictions, and domestic competition policy. On July 15, 1996, the FCC dismissed WTCI's application, without prejudice, on the ground that the application was premature because Canada had not yet issued licenses to Telesat, which will operate the satellite containing the transponders to which WTCI intended to uplink. The FCC's order expressly did not address any of the substantive issues raised by WTCI's application or by the various petitions to deny WTCI's application that had been received from the Company's competitors. The FCC indicated, however, that if WTCI refiled its application, it would take into account concerns raised in the Executive Branch Letter with respect to the application.

  On August 14, 1996, WTCI filed a petition seeking reconsideration of such dismissal on the grounds that, although a formal license had not been issued, Industry Canada had in fact issued all the pre-launch authority it customarily granted to satellite applicants, and that Telesat had received from Industry Canada its standard support in principle for its proposal. In addition, WTCI contended that none of the concerns raised in the Executive Branch Letter should impede grant of WTCI's application. There can be no assurance, however, that the FCC will respond favorably to the petition. Furthermore, although the Company believes that WTCI's proposal is in the public interest and fully consistent with applicable FCC rules and policies (as well as applicable treaties and international agreements), there can be no assurance that the FCC will not deny such application on substantive grounds when it reconsiders the matter, and the Company cannot predict whether WTCI will ultimately receive the necessary authorizations to operate the planned uplink station. In addition, although the

FCC is not bound by the Executive Branch Letter or the positions taken therein, the Company cannot predict whether the Executive Branch Letter or any subsequent actions taken by such other government departments will affect the outcome at such time as the FCC considers WTCI's application on its merits. See "Risk Factors--Risks of Adverse Government Regulations and Adjudications."

  In May 1996, the FCC adopted a notice of proposed rulemaking ("NPRM"), known as "DISCO II" (an acronym for "Domestic International Satellite Consolidation Order") which would provide rules governing access by users in the U.S. to foreign satellite systems. The notice proposes that the FCC will license uplink stations to foreign satellites only to the extent that U.S. satellite systems have effective competitive opportunities to provide similar services in the foreign market. However, the FCC has tentatively concluded that the proposed policy, if adopted, would be prospective only and would not apply to applications properly on file before the release of the NPRM. As stated above, WTCI filed its application prior to the release of the NPRM, but the FCC dismissed the application without prejudice. Although WTCI filed a petition for reconsideration of the FCC's decision, there can be no assurance that the FCC will act favorably on the petition and there can be no assurance that WTCI's application will not be subject to the outcome of the DISCO II proceeding.

RECENT FCC ACTIONS

  On October 18, 1995, the FCC upheld a decision by its International Bureau denying a request by Advanced Communications Corporation ("ACC") for an extension of its construction permit for channels and orbital assignments at 110(degrees) W.L. and 148(degrees) W.L. This was the FCC's first denial of a request for an extension of a construction permit deadline. The FCC held that an extension of ACC's permit was not warranted in view of ACC's failure to achieve any concrete progress toward the actual construction and operation of its DBS system. Both ACC's appeal of the decision to the U.S. Court of Appeals for the District of Columbia Circuit and its petition for rehearing en banc were denied. ACC has also filed a petition for writ of certiorari in the United States Supreme Court, which is pending.

  In a rulemaking proceeding concluded in December 1995, the FCC announced that it would auction the orbital slots previously held by ACC. In adopting an auction, the FCC abandoned its previous policy of reassigning DBS channels through a method of pro rata distribution to other DBS permittees, without charge. EchoStar and DirecTv appealed the FCC's decision to the U.S. Court of Appeals for the District of Columbia Circuit. The case was heard on October 1, 1996, and its outcome cannot be predicted. In January 1996, the FCC auctioned 28 channels at 110(degrees) W.L. to MCI for $682.5 million, and 24 channels at 148(degrees) W.L. to EchoStar for $52.3 million.

  In the December rulemaking, the FCC also adopted several new service rules for U.S.-licensed DBS operators. The FCC established a requirement that all new DBS permittees provide service to Alaska and Hawaii if such service is technically feasible. The FCC also required that all existing U.S.-licensed DBS permittees provide service to Alaska and Hawaii from at least one of their currently assigned orbital positions. Finally, the FCC revised its rules with respect to the use of DBS systems to provide non-DBS services. The revised rules are expected to make it easier for DBS permittees to use portions of their satellite capacity for non-DBS services such as data transfer. Tempo cannot predict how application of these rules will effect its operations, or the operations of its competitors.

THE TELECOMMUNICATIONS ACT OF 1996

  The Telecommunications Act of 1996 ("1996 Telecom Act") clarifies that the FCC has exclusive jurisdiction over direct-to-home satellite services, and that criminal penalties may be imposed for piracy of direct-to-home satellite services. The 1996 Telecom Act also preempted local (but not state) governments from imposing taxes or fees on direct-to-home services, including DBS, and directed the FCC to promulgate regulations prohibiting local (including state) governments from maintaining zoning regulations that restrict the use of DBS receive-only dishes in residential areas. The FCC has adopted rules it believes comply with the statutory requirement regarding zoning issues. Finally, the 1996 Telecom Act required that multichannel video programming distributors such as DBS operators scramble or block channels providing indecent or sexually explicit adult programming.


EXPORT REGULATION

  Export licensing authorization from either the Department of Commerce or the Department of State is required for the transport of satellites to certain foreign countries, including Kazakhstan, the proposed launch site for the first Company Satellite, and for the exchange of certain information necessary to prepare the satellites for launch. Although the Company has been advised by Loral that Loral has received export licensing authorization from the Department of State with respect to the launch of the first Company Satellite, there can be no assurance that additional export licensing authorization from the Department of Commerce will not be required in connection with such launch. In addition, future launches may require separate export licensing authorization.

ANTITRUST DECREES

  PRIMESTAR Partners and the partners of the Partnership named in the actions described below are subject to the jurisdiction of the U.S. District Court for the Southern District of New York to ensure compliance with two antitrust consent decrees. In United States v. PRIMESTAR Partners, L.P., et al., 93 Civ. 3913 (SDNY, 1993) (the "Federal Decree"), the Partnership and such partners agreed to refrain from (i) enforcing any provisions of the PRIMESTAR Partnership Agreement that affect the availability, price, terms or conditions of sale of programming to any provider of multichannel subscription television, or (ii) entering into certain other agreements restricting the availability of programming services. The Federal Decree expires in April 1999. In The States of New York, et al. v. PRIMESTAR Partners, L.P., et al., 93 Civ. 3068-3907 (SDNY, 1994) (the "State Decree" and, together with the Federal Decree, the "Decrees"), the Partnership and such partners agreed, among other things, to provide access to certain related programming services on reasonable terms to other digital satellite service and MMDS providers, to make certain changes to PRIMESTAR Partners' management structure and the PRIMESTAR Partnership Agreement, and to limit the use of exclusive programming agreements. The State Decree expires in part in October 1997, with the remainder expiring on or before October 1, 1999. The Company was not named as a defendant in either of the above actions, but may be subject to certain provisions of one or both of the Decrees as a successor-in-interest to TCI K-1, Inc. and United Artists K-1 Investments, Inc., indirect subsidiaries of TCI that were original partners in PRIMESTAR Partners and named defendants in the actions. The Company believes that it is currently in compliance with the Decrees in all material respects and that the Decrees do not currently have a material adverse effect on the Company or its operations.

                           MANAGEMENT OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

  The following persons are expected to serve as directors and/or executive officers of the Company as of the date of the Distribution:

      NAME                 AGE                     POSITION
      ----                 ---                     --------
   Gary S. Howard........   45 President and Chief Executive Officer; Director
   Kenneth G. Carroll....   41 Senior Vice President and Chief Financial Officer
   Lloyd S. Riddle III...   36 Senior Vice President and Chief Operating Officer
   Christopher Sophinos..   44 Senior Vice President
   William D. Myers......   38 Vice President and Treasurer
   John C. Malone........   55 Director
   David P. Beddow.......   52 Director
   William E. Johnson....   55 Director
   John W. Goddard.......   55 Director

  The following is a five-year employment history for the directors and executive officers of the Company, including any directorships held in public companies. It is contemplated that Mr. Howard will terminate his position as Senior Vice President of TCIC effective on the date of the Distribution.

  Gary S. Howard has served as Senior Vice President of TCIC since October 1994 and President of the Company since February 1995. Mr. Howard served as Vice President of TCI from December 1991 through October 1994 and as Senior Vice President of United Artists Entertainment Company from June 1989 to December 1991.

  Kenneth G. Carroll has served as Senior Vice President and Chief Financial Officer of the Company since February 1995. Since December 1994, Mr. Carroll has served as Vice President of TCI K-1, Inc. and as Vice President of United Artists K-1 Investments, Inc. From April 1994 through January 1995, Mr. Carroll served as Vice President of Business Operations and Chief Financial Officer of Netlink USA, a subsidiary of TCI and a member of the Liberty Media Group, and from July 1992 to May 1994, Mr. Carroll served as Senior Director of Finance and Business Operations of Netlink. From 1990 to July 1992, Mr. Carroll served as Vice President of Finance of Midwest CATV.

  Lloyd S. Riddle III has served as Senior Vice President and Chief Operating Officer of the Company since February 1995. Mr. Riddle served as State Manager of TCI of New York from February 1993 to February 1995, Area Manager of TCI of Iowa from January 1992 to February 1993 and General Manager of TCI of St. Charles, MO from January 1990 to January 1992.

  Christopher Sophinos has served as Senior Vice President of the Company since February 1996. Mr. Sophinos has served as the President of Boats Unlimited since November 1993 and as a director of Sophinos & Sons, Inc. since November 1993. Mr. Sophinos served as the President of Midwest CATV, a division of UNR Industries, Inc., from July 1987 to November 1993.

  William D. Myers has served as Vice President and Treasurer of the Company since September 1996. Mr. Myers served as Vice President of TCI Cable Management Corporation from November 1994 through August 1996. Mr. Myers served as Director of Finance of TCI from December 1991 to November 1994 and Director of Finance for United Artists Entertainment Company from September 1990 to December 1991.

  John C. Malone has served as Chief Executive Officer and President of TCI since January 1994. Dr. Malone served as Chief Executive Officer of TCIC from March 1992 to October 1994 and as President of TCIC from

1973 to October 1994. Dr. Malone has also served as Chairman of the Board and as a director of Tele-Communications International, Inc. since May 1995. Dr. Malone is also a director of TCI, TCIC, BET Holdings, Inc., Home Shopping Network, Inc. and The Bank of New York.

  David P. Beddow has served as Senior Vice President of TCITV since February 1995. Mr. Beddow served as Vice President of TCI Technology, Inc. from June 1993 to February 1995 and as Executive Vice President and Chief Operating Officer of PRIMESTAR Partners from March 1990 to June 1993. Mr. Beddow has served as a director of UVSG since January 1996.

  William E. Johnson served as Chief Executive Officer for Scientific Atlanta, Inc. from January 1987 to December 1992, at which time he retired. Mr. Johnson has served as a director of Intelligent Electronic, Inc. since November 1994 and as a director of ATX, Inc. since January 1993. Mr. Johnson was a director of I.C.T. from 1991 to 1993.

  John W. Goddard served as President and Chief Executive Officer of the cable division of Viacom International, Inc. from 1980 through July 1996, at which time he retired. Mr. Goddard has served as a director of StarSight Telecast, Inc. since May 1994.

  The directors of the Company will hold office until the next annual meeting of stockholders of the Company and until their successors are duly elected and qualified. The executive officers named above will be elected to serve in such capacities until the next annual meeting of the Company Board, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of the directors.

BOARD COMPOSITION

  The Company's charter provides for a classified Board of Directors of not less than three members, with the exact number of directors to be fixed by resolution of the Company Board. On or before the Distribution Date, the number of directors on the Company Board will be fixed at five. For purposes of determining their terms, directors will be divided into three classes. The Class I director, whose term expires at the 1997 annual stockholders' meeting, will be Mr. Beddow. The Class II directors, whose terms expire at the 1998 annual stockholders' meeting, will be Messrs. Howard and Johnson. The Class III directors, whose terms expire at the 1999 annual stockholders' meeting, will be Dr. Malone and Mr. Goddard. Each director elected at an annual stockholders' meeting will serve for a term ending on the date of the annual stockholders' meeting held in the third year following the year of his election or until his earlier death, resignation or removal.

COMMITTEES OF THE COMPANY BOARD

  The Company Board will establish an Audit Committee and a Compensation Committee.

  The Audit Committee of the Board, whose members will be Messrs. Goddard (Committee Chairman) and Johnson, will consist of only nonemployee directors. The Audit Committee will meet periodically with management and representatives of the Company's independent auditors. The Audit Committee will review the scope and approach of external audit activities and the results of such audits and will be responsible for making the annual recommendation to the Company Board of the firm of independent accountants to be retained by the Company to perform the annual audit.

  The Compensation Committee, whose members will be Messrs. Johnson (Committee Chairman) and Goddard, will consist of only nonemployee directors. The Compensation Committee will be responsible for recommending the salaries and compensation programs for executive officers to the Company Board. This committee will also be responsible for administering the Company's stock incentive plan and certain other benefit programs. None of the members of the Compensation Committee will be entitled to participate in any of the Company's employee benefit plans administered by the Compensation Committee.

  The Company Board may from time to time establish certain other committees of the Company Board and may fill any vacancies on any committee of the Company Board as it deems advisable.

COMPENSATION OF DIRECTORS

  Members of the Company Board who are also full-time employees of the Company or TCI, or any of their respective subsidiaries, will not receive any additional compensation for their services as directors. Directors who are not full-time employees of the Company or TCI, or any of their respective subsidiaries, will receive a retainer of $10,000 per year. All members of the Company Board will also be reimbursed for expenses incurred to attend any meetings of the Company Board or any committee thereof.


  See also "Arrangements Between TCI and the Company After the Distribution-- Other Arrangements."

COMPENSATION OF EXECUTIVE OFFICERS

  The following tables set forth information relating to compensation from the Company (or from TCI or any other subsidiary of TCI) to the Company's Chief Executive Officer and each of the next most highly compensated executive officers of the Company other than the Company's Chief Executive Officer, for services rendered in all capacities to TCI.

  The following table is a summary of all forms of compensation paid to the officers named therein for such services for the fiscal year ended December 31, 1995 (total of four persons).

        SUMMARY COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                     LONG TERM
                                ANNUAL COMPENSATION                 COMPENSATION
                         ----------------------------------- --------------------------
                                                             RESTRICTED
  NAME AND PRINCIPAL                            OTHER ANNUAL   STOCK      SECURITIES     ALL OTHER
       POSITION                                 COMPENSATION   AWARD      UNDERLYING    COMPENSATION
   WITH THE COMPANY      SALARY ($) BONUS ($)      ($)(1)      ($)(2)   OPTIONS/SARS(3)    ($)(4)
  ------------------     ---------- ---------   ------------ ---------- --------------- ------------
Gary S. Howard
 (President and Chief
 Executive Officer)....   $262,500   $23,210(5)   $ 3,415     $309,375      150,000       $15,000
Lloyd S. Riddle III
 (Senior Vice President
 and Chief Operating
 Officer)..............   $123,078   $34,478      $ 1,557          --        17,500       $13,439
Kenneth G. Carroll
 (Senior Vice President
 and Chief Financial
 Officer)..............   $ 98,845   $27,199      $   861          --        17,500       $ 3,668
William D. Myers (Vice
 President and
 Treasurer)............   $108,130       --       $ 2,425          --        10,000       $ 8,839

--------
(1) Consists of amounts reimbursed during the year for the payment of taxes.

(2) Pursuant to the Tele-Communications, Inc. 1994 Stock Incentive Plan (the "TCI 1994 Plan"), on December 13, 1995, Mr. Howard was granted 15,000 restricted shares of Series A TCI Group Common Stock. Such restricted shares vest as to 50% of such shares on December 13, 1999 and as to the remaining 50% on December 13, 2000. The value of such restricted shares at the end of 1995 was $298,125. TCI has not paid cash dividends on the Series A TCI Group Common Stock and does not anticipate declaring and paying cash dividends on the Series A TCI Group Common Stock at any time in the foreseeable future.
(3) For additional information regarding this award, see "--Option and SAR Grants of Series A TCI Group Common Stock to Company Executives in Last Fiscal Year," below.

(4) All amounts shown in this column represent contributions to the TCI Employee Stock Purchase Plan ("ESPP"). All named executive officers of the Company for whom contributions were made in 1995 are fully vested except for Kenneth G. Carroll who is 45% vested in TCI's contribution. The accounts in the ESPP of all employees of the Company will become vested in full as of the effective time of the

   Distribution. Directors who are not employees of TCI are ineligible to participate in the ESPP. The ESPP, a defined contribution plan, enables participating employees to acquire a proprietary interest in TCI and benefits upon retirement. Under the terms of the ESPP, employees are eligible for participation after one year of service. The ESPP's normal retirement age is 65 years. Participants may contribute up to 10% of their compensation and TCI (by annual resolution of the TCI Board) may contribute up to a matching 100% of the participants' contributions. The ESPP includes a salary deferral feature in respect of employee contributions. Forfeitures (due to participants' withdrawal prior to full vesting) are used to reduce TCI's otherwise determined contributions. Generally, participants acquire a vested right in TCI contributions as follows:

             YEARS OF SERVICE           VESTING PERCENTAGE
             ----------------           ------------------
             Less than 1...............          0
               1-2.....................         20
               2-3.....................         30
               3-4.....................         45
               4-5.....................         60
               5-6.....................         80
             6 or more.................        100

  Participant contributions are fully vested. Although TCI has not expressed an intent to terminate the ESPP, it may do so at any time. The ESPP provides for full immediate vesting of all participants' rights upon termination.
(5) This amount reflects the amortization of obligations under an employment contract between Mr. Howard and a prior employer, which were assumed by TCI in connection with the acquisition of such prior employer.

OPTION AND SAR GRANTS OF SERIES A TCI GROUP COMMON STOCK TO COMPANY EXECUTIVES IN LAST FISCAL YEAR

  The following table discloses information regarding stock options granted in tandem with stock appreciation rights to the executive officers named in the above Summary Compensation Table in respect of shares of Series A TCI Group Common Stock under the Tele-Communications, Inc. 1995 Stock Incentive Plan (the "TCI 1995 Plan").

 OPTION AND SAR GRANTS TO PURCHASE SERIES A TCI GROUP COMMON STOCK IN THE LAST
                                  FISCAL YEAR

                            NO. OF     % OF TOTAL
                          SECURITIES  OPTIONS/SARS
                          UNDERLYING   GRANTED TO  EXERCISE OR MARKET PRICE
                         OPTIONS/SARS EMPLOYEES IN BASE PRICE  ON GRANT DATE                  GRANT DATE
          NAME             GRANTED        1995       ($/SH)       ($/SH)     EXPIRATION DATE PRESENT VALUE
          ----           ------------ ------------ ----------- ------------- --------------- -------------
Gary S. Howard..........   150,000       (1)(5)      $17.00      $20.625(3)  August 4, 2005  $2,120,070(4)
Lloyd S. Riddle III.....    17,500       (2)(5)      $17.00      $20.625(3)  August 4, 2005  $  247,342(4)
Kenneth G. Carroll......    17,500       (2)(5)      $17.00      $20.625(3)  August 4, 2005  $  247,342(4)
William D. Myers........    10,000       (2)(5)      $17.00      $20.625(3)  August 4, 2005  $  141,338(4)

--------
(1) Mr. Howard's grant, pursuant to the TCI 1995 Plan, of options in tandem with stock appreciation rights represents 5.4% of the total options granted to purchase Series A TCI Group Common Stock pursuant to the TCI 1995 Plan and, together with the options granted to purchase Series A TCI Group Common Stock pursuant to the TCI 1994 Plan and the Tele-Communications, Inc. 1996 Incentive Plan (the "TCI 1996 Plan"), represents 2.0% of all options granted in 1995 to purchase Series A TCI Group Common Stock.
(2) Mr. Riddle's, Mr. Carroll's and Mr. Myers' grants, pursuant to the TCI 1995 Plan, of options in tandem with stock appreciation rights represent less than 1% of the total options granted to purchase Series A TCI Group Common Stock pursuant to the TCI 1995 Plan and, together with the options granted to purchase Series A TCI Group Common Stock pursuant to the TCI 1994 Plan and the TCI 1996 Plan, represent less than 1% of all options granted in 1995 to purchase Series A TCI Group Common Stock.

(3) Represents the closing market price per share of Series A TCI Group Common Stock on December 13, 1995.
(4) The values shown are based on the Black-Scholes model and are stated in current annualized dollars on a present value basis. The key assumptions used in the model for purposes of this calculation include the following:
    (a) a 5.65% discount rate; (b) a volatility factor based upon the historical trading pattern of Series A TCI Group Common Stock; (c) the 10-year option term; and (d) the closing price of Series A TCI Group Common Stock on February 8, 1996. The actual value an executive may realize will depend upon the extent to which the stock price exceeds the exercise price on the date the option is exercised. Accordingly, the value, if any, realized by an executive will not necessarily be the value determined by the model.
(5) On December 13, 1995, pursuant to the TCI 1994 Plan, certain executive officers of TCI were granted an aggregate of 2,650,000 options in tandem with stock appreciation rights to acquire shares of Series A TCI Group Common Stock. On December 13, 1995, pursuant to the TCI 1995 Plan, certain key employees of TCI were granted an aggregate of 2,757,500 options in tandem with stock appreciation rights to acquire shares of Series A TCI Group Common Stock. On December 13, 1995, pursuant to the TCI 1996 Plan, certain executive officers of TCI were granted an aggregate of 2,000,000 options in tandem with stock appreciation rights to acquire shares of Series A TCI Group Common Stock. Each such grant of options with tandem stock appreciation rights vests evenly over five years with such vesting period beginning August 4, 1995, first becomes exercisable beginning on August 4, 1996 and expires on August 4, 2005.

  The following table provides, for the executives named in the Summary Compensation Table, information on the exercise during the year ended December 31, 1995 of TCI Options granted in tandem with TCI SARs, the number of shares of Series A TCI Group Common Stock represented by unexercised TCI Options and TCI SARs owned by them at December 31, 1995, and the value of those TCI Options and TCI SARs as of the same date.

 AGGREGATED TCI OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-
                           END TCI OPTION/SAR VALUES

                                                   NUMBER OF
                                                  SECURITIES       VALUE OF
                                                  UNDERLYING    UNEXERCISED IN-
                                                  UNEXERCISED      THE-MONEY
                                                OPTIONS/SARS AT  OPTIONS/SARS
                                                 DECEMBER 31,   AT DECEMBER 31,
                                        VALUE      1995 (#)        1995 ($)
                       SHARES ACQUIRED REALIZED  EXERCISABLE /   EXERCISABLE /
   NAME                ON EXERCISE (#)   ($)     UNEXERCISABLE   UNEXERCISABLE
   ----                --------------- -------- --------------- ---------------
Gary S. Howard
  Exercisable.........      9,714      $75,046       95,000        $525,625
  Unexercisable.......        --           --       205,000        $811,875
Lloyd S. Riddle III
  Exercisable.........        --           --         4,300        $ 12,763
  Unexercisable.......        --           --        17,200        $ 51,050
Kenneth Carroll
  Exercisable.........        --           --         4,300        $ 12,763
  Unexercisable.......        --           --        17,200        $ 51,050
William D. Myers
  Exercisable.........        --           --         3,800        $ 11,825
  Unexercisable.......        --           --        15,200        $ 47,300

  Additionally, on the Distribution Date, Mr. Howard will be granted an option to purchase shares of Series A Common Stock representing 1.0% of the number of shares of Company Common Stock issued and outstanding on the Distribution Date, determined immediately after giving effect to the Distribution, but before giving effect to the exercise of such option or the other options to be evidenced by the Stock Option Agreements. The aggregate exercise price for such option is equal to 1.0% of TCI's Net Investment (as previously defined) as of the first to occur of the Distribution Date and the date on which such option first becomes exercisable, but excluding any portion of TCI's Net Investment that as of such date is represented by a promissory note or other evidence of indebtedness from the Company to TCI. Such option will be granted on the Distribution Date, will vest in 20% cumulative increments on each of the first five anniversaries of February 1, 1996 and will be exercisable for up to ten years following February 1, 1996. The Company has agreed to bear all obligations under such option, effective as of the Distribution Date. See "Arrangements Between TCI and the Company After the Distribution--Other Arrangements."

THE TCI SATELLITE ENTERTAINMENT, INC. 1996 STOCK INCENTIVE PLAN

  General. It is expected that, on or before the Distribution Date, the Company Board will adopt, and TCI, as the sole stockholder of the Company prior to the Distribution, will approve, the TCI Satellite Entertainment, Inc. 1996 Stock Incentive Plan (the "1996 Plan"). The 1996 Plan will provide for awards to be made in respect of a maximum of 3,200,000 shares of Series A Common Stock (subject to certain anti-dilution adjustments). Awards may be made as grants of stock options ("Options"), stock appreciation rights ("SARs"), restricted shares ("Restricted Shares"), Stock Units (as defined below), performance awards ("Performance Awards") or any combination thereof (collectively, "Awards"). Awards may be made to employees and to consultants and advisors to the Company who are not employees. Shares of Series A Common Stock that are subject to Awards that expire, terminate or are annulled for any reason without having been exercised (or deemed exercised, by virtue of the exercise of a related SAR), or are forfeited prior to becoming vested, will return to the pool of such shares available for grant under the 1996 Plan.

  The 1996 Plan will be administered by the Compensation Committee of the Company Board, or such other committee as the Company Board may in the future appoint, which shall comprise at least two persons (the "Committee"). Each member of the Committee will be a member of the Company Board who is not a current employee of the Company and is not otherwise disqualified from being
(A) a "non-employee director" with respect to the Company for purposes of Rule 16b-3 under the Exchange Act (or any successor rule) or (B) an "outside director" with respect to the Company for purposes of Section 162(m) of the Code (or any successor statute) and the rules and regulations of the Treasury Department promulgated thereunder.

  The Committee will have broad discretion in administering the 1996 Plan, and is authorized, subject only to the express provisions of the 1996 Plan, to determine the eligible persons to whom Awards may be made, to determine the terms and conditions (which need not be identical) of each Award (including the timing of the grant, the type of Award granted, the pricing and the amount of the Award and terms related to vesting, exercisability, forfeiture and termination), and to interpret the provisions of the 1996 Plan and each agreement relating to Awards granted under the 1996 Plan. The determinations of the Committee are final and binding upon all participants.

  Stock Options. Options granted pursuant to the 1996 Plan may be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Code, or nonqualified stock options ("Nonqualified Options"), which do not qualify under Section 422. The Committee is authorized to determine whether an Option is an Incentive Option or a Nonqualified Option.

  The exercise price of all Options granted under the 1996 Plan will be fixed by the Committee, and may be more than, less than or equal to the fair market value of the Series A Common Stock on the date the Option is granted. However, the Company does not have any current intention to grant Options with an exercise price less than the fair market value of the Series A Common Stock on the date of grant. Except as otherwise provided in the 1996 Plan regarding acceleration of Awards, no participant may be granted Options covering more than 1,000,000 shares of Series A Common Stock in the calendar year ending December 31, 1996, or Options covering more than 500,000 shares of Series A Common Stock in any one subsequent calendar year (in each case as adjusted for stock splits, etc.)

  Subject to the provisions of the 1996 Plan relating to death, retirement and termination of employment, the term of each Option will be fixed by the Committee at the time of grant. Options may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the Committee at the time of grant, and the exercisability of Options may be accelerated by the Committee.

  An Option shall be exercised by written notice to the Committee upon the terms set forth in the agreement relating thereto and in accordance with such other procedures as the Committee may establish.

  The method of payment of the exercise price of an Option will be determined by the Committee and may consist of cash, a check, a promissory note, the surrender of already owned shares of Series A Common Stock or Series B Common Stock, the withholding of shares of Series A Common Stock issuable upon exercise of such Option, delivery of a properly executed exercise notice and irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, any combination of the foregoing methods of payment or such other consideration and method of payment as may be permitted for the issuance of shares under Delaware law, subject, in the case of any permitted method of payment other than cash, to such conditions as the Committee deems appropriate. By way of example, if a holder is permitted to elect to pay such exercise price by the withholding of shares of Series A Common Stock, the Committee may reserve the discretion to approve or disapprove such election.

  Stock Appreciation Rights. An SAR may be granted under the 1996 Plan to the holder of an Option (a "related Option") with respect to all or a portion of the shares of Series A Common Stock subject to the related Option (a "Tandem SAR") or may be granted separately to an eligible participant (a "Free Standing SAR"). A Tandem SAR may be granted either concurrently with the grant of the related Option or, if the related Option is a Nonqualified Option, at any time thereafter and prior to the complete exercise, termination, expiration or cancellation of the related Option. A Tandem SAR will be exercisable only at the time and to the extent that the related Option is exercisable and may be subject to such additional limitations on exercisability as the Committee may determine. Upon exercise of a Tandem SAR, the related Option will be deemed to have been exercised to the extent of the number of shares of Series A Common Stock with respect to which such Tandem SAR is exercised. Conversely, upon the exercise or termination of the related Option, the Tandem SAR will be canceled automatically to the extent of the number of shares of Series A Common Stock with respect to which the related Option was so exercised or terminated. Free Standing SARs will be exercisable at the time, to the extent and upon the terms and conditions determined by the Committee and set forth in the agreement relating to the Award. Except a provided with respect to acceleration, no participant may be granted SARs covering more than 1,000,000 shares of Series A Common Stock in the calendar year ending December 31, 1996, or SARs covering more than 500,000 shares of Series A Common Stock in any one subsequent calendar year (in each case and adjusted for stock splits, etc.)

  The base price of a Tandem SAR will be the same as the exercise price of the related Option unless the Committee provides for a higher base price. The base price of a Free Standing SAR will not be less than the fair market value of the Series A Common Stock on the date of grant of the Free Standing SAR. Upon exercise of a SAR, the holder will be entitled to receive from the Company, for each share of Series A Common Stock with respect to which the SAR is exercised, an amount equal to the excess of the fair market value of a share of Series A Common Stock on the date of exercise over the base price per share of such SAR. Such amount shall be paid in cash, shares of Series A Common Stock (valued at their fair market value on the date of exercise of the SAR) or a combination thereof as specified in the agreement relating to the Award. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for a cash settlement on its expiration date.

  The agreement relating to an Award of SARs may provide for a limit on the amount payable to a holder upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the holder in whole or in part for cash during any specified period, for a limit on the time periods during which a holder may exercise SARs and for such other limits on the rights of the holder and other terms and conditions as the Committee may determine.

  Restricted Shares. At the time of any Award of Restricted Shares, the Committee will designate a period of time which must elapse (the "Restriction Period") and may impose such other restrictions, terms and conditions that must be fulfilled, before the Restricted Shares will become vested. The Committee may determine that (a) Restricted Shares will be issued at the beginning of the Restriction Period, in which case, such shares will constitute issued and outstanding shares of Series A Common Stock for all corporate purposes or (b) Restricted Shares will not be issued until the end of the Restriction Period, in which case the participant receiving the Award will have none of the rights of a stockholder with respect to the shares of Series A Common Stock covered by such Award until such shares shall have been issued to such participant at the end of the Restriction Period. The participant will have the right to vote Restricted Shares issued at the beginning of the Restriction Period and to receive such dividends and other distributions as the Committee may, in its sole discretion, designate that are paid or distributed on such Restricted Shares, and generally to exercise all other rights as a holder of Series A Common Stock, except that, until the end of the Restriction Period: (i) such participant will not be entitled to take possession of the stock certificates representing the Restricted Shares; (ii) such participant may not sell, transfer or otherwise dispose of the Restricted Shares; and (iii) other than such dividends and other distributions as the Committee may designate, the Company will retain custody of all dividends and distributions made or declared with respect to the Restricted Shares ("Retained Distributions") and such Retained Distributions shall not bear interest or be segregated in a separate account. In the case of Restricted Shares issued at the end of the Restriction Period, the participant will be entitled to receive, to the extent specified by the Committee only, cash or property corresponding to all dividends and other distributions (or the economic equivalent thereof) that would have been paid, made or declared on such Restricted Shares had such shares been issued at the beginning of the Restriction Period (collectively, "Dividend Equivalents"), and such Dividend Equivalents will be paid as specified by the Committee in the applicable Award agreement. A breach of any restrictions, terms or conditions established by the Committee with respect to any award of Restricted Shares will cause a forfeiture of such Restricted Shares and any Retained Distributions (including any unpaid Dividend Equivalents) with respect thereto. The 1996 Plan also provides that the Committee may authorize awards of cash to a holder of Restricted Shares, payable at any time after the Restricted Shares become vested.

  Upon expiration of the applicable Restriction Period and the satisfaction of any other applicable conditions, all or part of the Restricted Shares and any Retained Distributions thereon (including any unpaid Dividend Equivalents) will become vested and all or part of any cash amount awarded will become payable. Any Restricted Shares and Retained Distributions thereon (including any unpaid Dividend Equivalents) which do not so vest will be forfeited.

  Stock Units. The 1996 Plan also authorizes the Committee to grant to eligible participants, either alone or in addition to Options, SARs and Restricted Shares, awards of Series A Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the value of the Series A Common Stock ("Stock Units"). The Committee will determine all terms and conditions of such Awards, including any restrictions (including restrictions on transfer), deferral periods, or performance requirements. The provisions of any Award of Stock Units need not be the same with respect to each recipient and are subject to such rules as the Committee may establish at the time of grant.

  Performance Awards. Performance Awards consist of grants made to an eligible person subject to the attainment of one or more performance goals. A Performance Award will be paid, vested or otherwise deliverable solely upon the attainment of one or more pre-established, objective performance goals established by the Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which the performance goals relate, and (ii) the passage of 25% of the period of service, and in any event while the outcome is substantially uncertain. A performance goal may be based upon one or more business criteria that apply to the eligible person, one or more business units of the Company or the Company as a whole, and may include any of the following: revenue, net income, cash flow (as defined for such purpose by the Committee), stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. Subject to the foregoing, the terms, conditions and limitations applicable to any Performance Award will be determined by the Compensation Committee.

  Any Performance Awards granted under the 1996 Plan will be limited so that no individual may be granted Performance Awards consisting of cash or in any other form permitted under the 1996 Plan (other than any Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares, or, in either case, additional cash amounts related to such an Award) in respect of any one-year period having a value determined on the date of grant in excess of $10,000,000.

  Effect of Termination of Employment. Under the terms of the 1996 Plan, if the employment of the holder of an Award (which for this purpose includes the engagement of the holder of an Award as a nonemployee consultant or advisor) terminates by reason of death or total disability, then, unless the agreement relating to such Award provides otherwise, (a) all outstanding Options and SARs granted in such Award will become immediately exercisable in full in respect of the aggregate number of shares covered thereby, (b) the Restriction Period for all Restricted Shares granted in such Award will be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents will become vested and any cash amounts payable pursuant to the related agreement will be adjusted in such manner as may be provided in such agreement, and (c) all Stock Units granted in such Award will become vested in full.

  Under the terms of the 1996 Plan, if the employment of the holder of an Award is terminated during the Restriction Period with respect to any Restricted Shares, or prior to the complete exercise of any Option or SAR or the vesting or complete exercise of any Stock Units, granted in such Award, then such Options, SARs and Stock Units will thereafter be exercisable, and the holder's rights to any such unvested Restricted Shares, Retained Distributions, unpaid Dividend Equivalents and cash amounts and any such unvested Stock Units will thereafter vest, only to the extent provided by the Committee in the agreement relating to such Award, except that (a) if the holder's employment terminates by reason of death or total disability then any Option or SAR granted in the Award will remain exercisable for a period of at least one year after such termination (but not later than the scheduled expiration of such Option or SAR), (b) no Option or SAR may be exercised after the scheduled expiration date thereof, and (c) if the holder's employment is terminated for cause (as defined) then (i) such participant's rights to all Restricted Shares, Retained Distributions, unpaid Dividend Equivalents and any cash amounts covered by such Award will be forfeited immediately, (ii) all Options and SARs and all unvested or unexercised Stock Units granted in such Award will immediately terminate and (iii) such participant's interest in all unvested Performance Awards shall be forfeited immediately.

  Additional Provisions. Unless otherwise required by the Committee in the agreement relating to an Award, each Award will vest and become exercisable in full upon the occurrence of any of the following change in control transactions: (a) the Company Board (or stockholders, if Company Board approval is not required by law) approves any of the following transactions (each an "Approved Transaction"): (i) a merger, consolidation or binding share exchange to which the Company is a party (x) pursuant to which shares of Series A Common Stock would be converted into or exchanged for cash, securities or other property (other than a transaction in which the common stockholders of the Company prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction) or (y) as a result of which the persons who are common stockholders of the Company prior to such transaction would have less than a majority of the combined voting power of the outstanding capital stock of the Company immediately following such transaction; (ii) the sale of substantially all of the assets of the Company; or (iii) the liquidation or dissolution of the Company; (b) any person or other entity (other than the Company, any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any Controlling Person (as defined)) purchases any common stock of the Company pursuant to a tender or exchange offer, without the prior consent of the Company's Board, or any person or other entity (other than the Company, any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any Controlling Person) becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company's outstanding securities, other than in a transaction (or series of related transactions) approved by the Company's Board; or (c) during any two-year period, individuals who at the beginning of such period constitute the entire Board of the Company cease to constitute a majority of the Board, unless the election, or nomination for election, of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period. "Controlling Person" is defined in the 1996 Plan to mean each of (1) the Chairman of the Board, the President and each of the directors of the Company as of the effective date of the 1996 Plan, (2) John
C. Malone, (3) Bob Magness, (4) the respective family members, estates and heirs of each of the persons referred to in clauses (1) through (3) and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs and (5) Kearns-Tribune Corporation. Options, SARs, or, if applicable, Stock Units not theretofore exercised will terminate upon consummation of an Approved Transaction. The Committee will have the discretion, unless otherwise provided in the agreement relating to a particular Award, to determine that any or all outstanding Awards of any or all types granted pursuant to the 1996 Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction or will not terminate if not exercised prior to consummation of the Approved Transaction, if action that, in the opinion of the Committee, is equitable and appropriate is taken by the Company Board or by the surviving or acquiring corporation, as the case may be, to assume such Award or substitute a new award therefor that is, as nearly as may be practicable, equivalent to the old Award.

  The Committee may require in the agreement relating to an Award that if the holder acquires any shares of Series A Common Stock through the exercise of Options or SARs or through the vesting of Restricted Shares or Stock Units granted in the Award, then prior to selling or otherwise transferring any such shares to a third party, such holder must offer to sell such shares to the Company, at their fair market value, pursuant to a right of first refusal.

  No awards may be granted under the 1996 Plan on or after the tenth anniversary of its effective date. The Company Board or the Committee may terminate or amend the 1996 Plan at any time. Without stockholder approval, no amendment to the 1996 Plan shall increase the number of shares of Series A Common Stock subject to the 1996 Plan, change the class of persons eligible to receive Awards under the 1996 Plan, or otherwise materially increase the benefits accruing to participants under the 1996 Plan. Subject to the specific terms of the 1996 Plan, the Committee may accelerate any Award or waive any conditions or restrictions pertaining to such Award at any time.

EMPLOYEE STOCK PURCHASE PLAN

  The Company will establish an employee benefit plan known as the Qualified Employee Stock Purchase Plan (the "Employee Plan"). The Employee Plan is intended to be a qualified employee plan under Sections 401(a) and 401(k) of the Code. The basic terms of the Employee Plan are as follows: An employee must complete one year of service and be at least 18 years of age to participate in the Employee Plan. Upon commencing participation, the participant may elect to make pre-tax contributions, after-tax contributions or both to the Employee Plan (the "Participant Contributions"). All Participant Contributions are made by payroll deduction and all Participant Contributions may not exceed 10% of the participant's wages from the Company. Only the first $155,000 (as adjusted in 1997 and thereafter for cost of living increases) of any participant's compensation is taken into account for all purposes under the Employee Plan, as required by law. Pre-tax Participant Contributions are not subject to income tax when contributed to the Employee Plan, but those pre-tax Participant Contributions will be subject to FICA taxes when contributed to the Employee Plan. Those pre-tax Participant Contributions (and earnings) will be taxed to the participant when the participant receives a distribution from the Employee Plan. Pre-tax Participant Contributions are limited to $9,500 for each year (as adjusted for cost of living increases). After-tax Participant Contributions are subject to income taxes and FICA taxes when contributed to the Employee Plan, but earnings on those contributions will not be taxed to the participant until the participant receives a distribution from the Employee Plan. Participant Contributions always are 100% vested. All Participant Contributions are invested in the Company Common Stock.

  The Company, in its discretion, may make Company matching contributions to the Employee Plan for each participant who makes Participant Contributions. The Company matching contribution may be an amount up to 100% of the Participant Contributions to the Employee Plan. All Company contributions to the Employee Plan are invested in the Company Common Stock. Company contributions to the Employee Plan become vested according to a vesting schedule that provides for 20% vesting after one year of service, 30% vesting after two years of service, 45% vesting after three years of service, 60% vesting after four years of service, 80% vesting after five years of service and 100% vesting after six years of service. Service with TCI or any of its subsidiaries prior to the Distribution Date will be counted toward such vesting schedule. A year of service will be credited if the participant completes 1,000 hours of service during the Plan Year. In addition, a participant will be 100% vested in his Company contributions upon attaining normal retirement age (age 65), upon becoming totally disabled, or upon the participant's death while employed with the Company. Company contributions to the Employee Plan (and earnings on those contributions) on behalf of a participant are not taxable to the participant until those amounts are distributed from the Employee Plan. The Company receives a deduction for the amounts it contributes to the Employee Plan.

  A participant can withdraw his Participant Contributions and Company contributions while he remains employed by the Company only in the following limited circumstances: Upon attaining age 59 1/2, and if the participant is 100% vested in his Company contributions, the participant may request one withdrawal of all or any portion of his Company contributions account (including earnings on such contributions) and his pre-tax Participant Contributions account (including earnings on such contributions). A Participant may withdraw any portion of his after-tax Participant Contributions at any time but, if the Participant is not yet 59 1/2, a withdrawal of after-tax Participant Contributions will result in the Participant not being eligible to make any Participant Contributions to the Employee Plan for a period of six months from the date of the withdrawal. Upon experiencing a financial hardship, a Participant may request a withdrawal of his pre-tax Participant Contributions (but not the earnings on such contributions) in an amount necessary to meet the financial need, subject to certain limitations.

  Upon terminating employment with the Company, the participant may receive a distribution of his entire vested account in the Employee Plan. Distributions will be made in whole shares of the Company Common Stock, which may be rolled over to an IRA or other qualified plan upon the election of the participant.

  The shares of stock that are attributable to after-tax Participant Contributions will be distributed to the participant tax-free because that stock is purchased with after-tax dollars. Subsequent sales of the stock by the participant may result in taxation to the participant. The appreciation on all stock generally is not taxed until the shares are sold by the participant if the participant receives the stock in a lump sum. A 10% federal penalty tax may be imposed on certain early distributions from the Employee Plan. The tax is 10% of the taxable amount of the distribution.

STOCK OWNERSHIP OF MANAGEMENT

  TCI currently owns all the issued and outstanding shares of capital stock of the Company. The following table lists the number of shares of Company Common Stock that are expected to be owned beneficially by each director, each of the executive officers named in the above Summary Compensation Table, and all directors and executive officers as a group immediately following the Distribution, based on their respective holdings of TCI Group Common Stock as of April 30, 1996, according to data furnished by the persons named. The number of shares and percentage amounts have been calculated in each case assuming, solely for purposes of this disclosure, (x) that the number of shares of TCI Group Common Stock beneficially owned by such directors and executive officers on the Record Date, and the total number of shares of TCI Group Common Stock outstanding on the Record Date, are in each case identical to such amounts on April 30, 1996, and (y) that the Company Common Stock will be distributed to TCI Group Stockholders on a 1:10 ratio. Shares issuable upon exercise of options and upon vesting of restricted shares are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons expected to beneficially own such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power expected of any other person. Voting power in the table is computed with respect to a general election of directors. The number of shares in the table is based on amounts which include interests of the named directors or executive officers or members of the group of directors and executive officers in shares held by the trustee of TCI's ESPP and shares held by the trustee of the United Artist Entertainment Employee Stock Ownership Plan for their respective accounts. So far as is known to the Company, the persons indicated below will have sole voting and investment power with respect to the shares indicated as expected to be owned by them except for the shares held by the trustee of TCI's ESPP for the benefit of such person, which shares are voted at the discretion of the trustee. The following table does not reflect the options to be granted to Gary S. Howard and David P. Beddow on the Distribution Date pursuant to the Stock Option Agreements. Mr. Howard's option will entitle him to purchase shares of Series A Common Stock equal to 1.0%, and Mr. Beddow's option will entitle him to purchase shares of Series A Common Stock equal to 0.5%, of the number of shares of Company Common Stock outstanding following the Distribution Date, in each case without giving effect to the exercise of any of the options to be evidenced by the Stock Option Agreements. See "Arrangements Between TCI and the Company After the Distribution--Other Arrangements."

                           NUMBER OF SHARES
                          BENEFICIALLY OWNED                PERCENT OF CLASS(1)
                          ---------------------------       --------------------
          NAME            SERIES A          SERIES B        SERIES A  SERIES B   VOTING POWER(1)
          ----            --------          ---------       --------- ---------- ---------------
Directors:
  Gary S. Howard........   34,852(2)              --              *        --           *
  John C. Malone........  217,203(3)        2,533,208(5)          *        29.9%      17.8%
  David P. Beddow.......   32,445(4)              --              *        --           *
  William E. Johnson....    1,900                  10             *         *           *
  John W. Goddard.......    1,807(6)(7)         3,525(7)          *         *           *
Other Named Executive
 Officers:
  Kenneth G. Carroll....    2,303(8)              --              *        --           *
  Lloyd S. Riddle III...    2,674(8)              --              *        --           *
  William D. Myers......    2,359(9)              --              *        --           *
All directors and
 executive officers as a  295,543(2)(3)(4)  2,536,745(5)(7)       *        29.9%      17.9%
 group (nine persons)...         (6)(7)(8)
                                 (9)

--------
 *  Less than one percent.
(1) Assuming 58,336,191 shares of Series A Common Stock and 8,468,163 shares of Series B Common Stock outstanding immediately following the Distribution, based on 583,361,905 shares of Series A TCI Group Common Stock and 84,681,629 shares of Series B TCI Group Common Stock outstanding on April 30, 1996.
(2) Assumes the receipt of Add-On Company Options and Add-On Company SARs in respect of the following TCI Options and TCI SARs, respectively, and the exercise in full of all such Add-On Company Options on the Distribution Date, whether or not then exercisable or in-the-money: (i) stock options granted in tandem with stock appreciation rights in November of 1992 to acquire 50,000 shares of Series A TCI Group Common Stock, of which options to acquire 30,000 shares are currently exercisable; (ii) stock options in tandem with stock appreciation rights granted in November of 1993 to acquire 50,000 shares of Series A TCI Group Common Stock, of which options to acquire 25,000 shares are currently exercisable; (iii) stock options in tandem with stock appreciation rights granted in November of 1994 to acquire 50,000 shares of Series A TCI Group Common Stock, of which options to acquire 10,000 shares are currently exercisable; and (iv) stock options granted in tandem with stock appreciation rights in December of 1995 to purchase 150,000 shares of Series A TCI Group Common Stock, of which options to acquire 30,000 shares are currently exercisable. Additionally assumes that shares of Series A Common Stock to be issued in the Distribution in respect of 15,000 restricted shares of Series A TCI Group Common Stock are issued to Mr. Howard. None of the restricted shares is currently vested.
(3) Assumes the receipt of Add-On Company Options and Add-On Company SARs in respect of the following TCI Options and TCI SARs, respectively, and the exercise in full of all such Add-On Company Options on the Distribution Date, whether or not then exercisable or in-the-money: (i) stock options granted in tandem with stock appreciation rights in November of 1992 to acquire 1,000,000 shares of Series A TCI Group Common Stock, of which options to acquire 600,000 shares are currently exercisable; and (ii) stock options granted in tandem with stock appreciation rights in December of 1995 to acquire 1,000,000 shares of Series A TCI Group Common Stock, of which options to purchase 200,000 shares are currently exercisable.
(4) Assumes the receipt of Add-On Company Options and Add-On Company SARs in respect of the following TCI Options and TCI SARs, respectively, and the exercise in full of all such Add-On Company Options on the Distribution Date, whether or not then exercisable or in-the-money: (i) stock options granted in tandem with stock appreciation rights in November of 1993 to acquire 7,500 shares of Series A TCI Group Common Stock, of which options to acquire 4,500 shares are currently exercisable; (ii) stock options granted in tandem with stock appreciation rights in November of 1994 to acquire 50,000 shares of Series A TCI Group Common Stock, of which options to purchase 10,000 shares are currently exercisable; and (iii) stock options granted in tandem with stock appreciation rights in December of 1995 to purchase 250,000 shares of Series A TCI Group Common Stock, of which options to purchase 50,000 shares are currently exercisable.

    Additionally assumes that shares of Series A Common to be issued in the Distribution in respect of 15,000 restricted shares of Series A TCI Group Common Stock are issued to Mr. Beddow. None of the restricted shares is currently vested.
(5) Includes 117,300 shares of Series B Common Stock to be held by Dr. Malone's wife, Mrs. Leslie Malone, but Dr. Malone is expected to disclaim any beneficial ownership of such shares.
(6) Includes 477 shares of Series A Common Stock to be held by Mr. Goddard's wife, but Mr. Goddard is expected to disclaim any beneficial ownership of such shares.

(7) Includes 200 shares of Series A Common Stock and 1,029 shares of Series B Common Stock to be held by a trust in which Mr. Goddard will be beneficial owner as trustee.

(8) Assumes the receipt of Add-On Company Options and Add-On Company SARs in respect of the following TCI Options and TCI SARs, respectively, and the exercise in full of all such Add-On Company Options on the Distribution Date, whether or not then exercisable or in-the-money: (i) stock options granted in tandem with stock appreciation rights in November of 1994 to acquire 4,000 shares of Series A TCI Group Common Stock, of which options to acquire 800 shares of Series A TCI Group Common Stock are currently exercisable; and (ii) stock options granted in tandem with stock appreciation rights in December of 1995 to purchase 17,500 shares of Series A TCI Group Common Stock, of which options to purchase 3,500 shares of Series A TCI Group Common Stock are currently exercisable.

(9) Assumes the receipt of Add-On Company Options and Add-On Company SARs in respect of the following TCI Options and TCI SARs, respectively, and the exercise in full of all such Add-On Company Options on the Distribution Date, whether or not then exercisable or in-the-money: (i) stock options granted in tandem with stock appreciation rights in November of 1994 to acquire 9,000 shares of Series A TCI Group Common Stock, of which options to acquire 1,800 shares of Series A TCI Group Common Stock are currently exercisable; and (ii) stock options granted in tandem with stock appreciation rights in December of 1995 to purchase 10,000 shares of Series A TCI Group Common Stock, of which options to purchase 2,000 shares are currently exercisable.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

  TCI currently owns all of the outstanding shares of Company Common Stock. The following table lists shareholders expected by the Company to be the beneficial owners of more than five percent of the outstanding Company Common Stock upon completion of the Distribution, assuming each such person continued to own beneficially on the Record Date the same number of shares of TCI Group Common Stock believed by TCI to be owned beneficially by such person on April 30, 1996. The number of shares has been calculated in each case assuming that the Company Common Stock will be distributed to TCI Group Stockholders on a 1:10 ratio.

                                       TITLE    NUMBER OF SHARES      PERCENT     VOTING
NAME AND ADDRESS OF BENEFICIAL OWNER  OF CLASS BENEFICIALLY OWNED   OF CLASS (1) POWER (1)
------------------------------------  -------- ------------------   ------------ ---------
Bob Magness................           Series A       562,965(2)(3)         *       26.3%
 5619 DTC Parkway                     Series B     3,713,208(2)         43.9%
 Englewood, Colorado
John C. Malone.............           Series A       217,203(4)            *       17.8%
 5619 DTC Parkway                     Series B     2,533,208(5)         29.9%
 Englewood, Colorado
Kearns-Tribune                        Series A       879,251             1.5%       7.0%
Corporation................
 400 Tribune Building                 Series B       911,250            10.8%
 Salt Lake City, Utah
The Associated Group,                 Series A     1,247,998             2.1%       5.8%
Inc........................
 200 Gateway Towers                   Series B       707,185             8.4%
 Pittsburgh, Pennsylvania
The Equitable Companies               Series A     4,119,345(6)          7.1%       2.9%
Incorporated...............
 787 Seventh Avenue                   Series B           --              --
 New York, New York; and
 The Mutuelles AXA and AXA
 101-100 Terrasse Boieldieu
 92042 Paris La Defense
 France
The Capital Group                     Series A     3,954,687(7)          6.8%       2.8%
Companies, Inc.............
 333 South Hope Street                Series B           --              --
 Los Angeles, California

--------
  * Less than one percent.
(1) Assuming 58,336,191 shares of Series A Common Stock and 8,468,163 shares of Series B Common Stock outstanding immediately following the Distribution, based on 583,361,905 shares of Series A TCI Group Common Stock and 84,681,629 shares of Series B TCI Group Common Stock outstanding on April 30, 1996.
(2) Mr. Magness, as the executor of the Estate of Betsy Magness, will be the beneficial owner of all shares of Series A Common Stock and Series B Common Stock to be held of record by the Estate of Betsy Magness after the Distribution. The number of shares to be held by Mr. Magness will include 210,533 shares of Series A Common Stock and 634,621 shares of Series B Common Stock of which Mr. Magness will be beneficial owner as executor.
(3) Assumes the receipt of Add-On Company Options and Add-On Company SARs in respect of the following TCI Options and TCI SARs, respectively, and the exercise in full of all such Add-On Company Options on the Distribution Date, whether or not then exercisable or in-the-money: (i) stock options granted in tandem with stock appreciation rights in November of 1992 to acquire 1,000,000 shares of Series A TCI Group Common Stock, of which options to acquire 600,000 shares are currently exercisable; and (ii) stock options granted in tandem with stock appreciation rights in December of 1995 to acquire 1,000,000 shares of Series A TCI Group Common Stock, of which options to purchase 200,000 shares are currently exercisable.

(4) See note (3) to the table in "Management of the Company--Stock Ownership of Management."
(5) See note (5) to the table in "Management of the Company--Stock Ownership of Management."
(6) The number of shares in the table is based upon a Schedule 13G, dated February 9, 1996, filed by the Equitable Companies Incorporated, which
    Schedule 13G reflects that said corporation has sole voting power over 30,729,443 shares and shared voting power over 1,002,725 shares of Series A TCI Group Common Stock.
(7) Certain operating subsidiaries of The Capital Group Companies, Inc. exercised investment discretion over various institutional accounts which held, as of December 29, 1995, 39,546,870 shares of Series A TCI Group Common Stock. Capital Guardian Trust Company, a bank, and one of such operating companies, exercised investment discretion over 3,636,820 of said shares. Capital Research and Management Company, a registered investment advisor, and Capital International Limited and Capital International, SA., other operating subsidiaries, had investment discretion with respect to 35,565,750, 137,770 and 206,510 shares, respectively, of the above shares. The information set forth above is based upon a Schedule 13G, dated February 9, 1996, filed by The Capital Group Companies, Inc. Assumes such arrangements will continue to apply with regard to the Company Common Stock.

                     DESCRIPTION OF COMPANY CAPITAL STOCK

GENERAL

  The following description of the Company's capital stock is intended as a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable provisions of the Delaware General Corporation Law (the "DGCL") and to the Company Charter and the Company's Bylaws, both of which have been filed as exhibits to the Company Form 10 pursuant to the Exchange Act.

  The Company will be authorized to issue 195,000,000 shares of common stock, par value $1.00 per share and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). The Company Common Stock will be divided into two series, consisting of 185,000,000 authorized shares of Series A Common Stock and 10,000,000 authorized shares of Series B Common Stock. Upon completion of the Distribution, the Company estimates that there will be approximately 58,445,000 shares of Series A Common Stock and 8,466,000 shares of Series B Common Stock outstanding. No shares of Preferred Stock will be issued in connection with the Distribution.

COMMON STOCK

  The rights of holders of Series A Common Stock and Series B Common Stock are identical except for voting and conversion rights. All of the shares of Series A Common Stock and Series B Common Stock distributed to the TCI Group Stockholders pursuant to the Distribution will be validly issued, fully paid and nonassessable.

  Voting. Each share of Series A Common Stock entitles the holder to one vote and each share of Series B Common Stock entitles the holder to ten votes on each matter to be voted upon by the holders of the Company Common Stock. Except as may otherwise be required by the DGCL or, with respect to any series of Preferred Stock, as otherwise provided in any resolution of the Company Board providing for the establishment of such series of Preferred Stock, the holders of the Series A Common Stock and the holders of the Series B Common Stock and the holders of each series of Preferred Stock, if any, entitled to vote thereon will vote as one class on all matters to be voted on by such stockholders of the Company. Neither the holders of Series A Common Stock nor the holders of Series B Common Stock have any rights to vote as a separate class or series on any matter coming before the stockholders of the Company, except for certain limited series voting rights provided under the DGCL. Under the DGCL, the approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve any amendment to the charter that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, provided that, if any amendment would alter or change the powers, preferences or special rights of one or more series of the class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote thereon separately as a class. The Company Charter does not provide for cumulative voting in elections of directors of the Company. Under the Company's Bylaws, directors may be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of officers.

  Conversion. Each share of Series B Common Stock is convertible at any time, at the option of its holder, into one share of Series A Common Stock. The Series A Common Stock is not convertible into Series B Common Stock.

  Dividends. Subject to the preferential rights, if any, of the holders of outstanding shares of any series of Preferred Stock, dividends may be paid on the Company Common Stock as determined by the Company Board out of funds of the Company legally available therefor under the DGCL. Except for dividends declared or paid as described below under "--Share Distributions," any dividends paid on the Series A Common Stock or the Series B Common Stock will be paid only on both series, in equal amounts per share.

  The Company Board will determine its dividend policy with respect to the Company Common Stock based on the Company's results of operations, financial condition, capital requirements and other circumstances, including restrictions that may be contained in agreements pursuant to which the Company may borrow funds. It is the Company Board's present intention to retain cash for the operations of the Company and it is not anticipated that cash dividends will be paid on the Company Common Stock in the foreseeable future.

  Share Distributions. If at any time a distribution paid in Series A Common Stock or Series B Common Stock or any other securities of the Company or of any other corporation, partnership, limited liability company, trust or other legal entity ("Person") (hereinafter sometimes called a "share distribution") is to be made with respect to the Series A Common Stock or Series B Common Stock, such share distribution will be declared and paid only as follows:

    (a) a share distribution consisting of shares of Series A Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series A Common Stock) to holders of Series A Common Stock and Series B Common Stock, on an equal per share basis; or consisting of shares of Series B Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series B Common Stock) to holders of Series A Common Stock and Series B Common Stock, on an equal per share basis; or consisting of shares of Series A Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series A Common Stock) to holders of Series A Common Stock and, on an equal per share basis, shares of Series B Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series B Common Stock) to holders of Series B Common Stock; and

    (b) a share distribution consisting of shares of any class or series of security of the Company or any other Person other than Series A Common Stock or Series B Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series A Common Stock or Series B Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A Common Stock and Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A Common Stock and another class or series of securities to holders of Series B Common Stock, provided that the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exchangeable, or which the distributed securities evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, with holders of shares of Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights and related differences in designation, conversion and share distribution provisions between the Series A Common Stock and the Series B Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Company, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion and share distribution provisions between the Series A Common Stock and the Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

  The term "Convertible Securities" is defined in the Company Charter as any securities of the Company (other than any series of Company Common Stock) that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of Company Common Stock, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise. As used in the Company Charter, the term "Subsidiary" means, when used with respect to any Person, (i) a corporation in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, owns capital stock having a majority of the voting power of such corporation's capital stock to elect directors under ordinary circumstances, and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

  The Company Charter provides that the Company shall not reclassify, subdivide or combine the Series A Common Stock without reclassifying, subdividing or combining the Series B Common Stock, on an equal per share basis, and the Company shall not reclassify, subdivide or combine the Series B Common Stock without reclassifying, subdividing or combining the Series A Common Stock, on an equal per share basis.

  Liquidation Rights. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and subject to the preferential rights, if any, of holders of any then outstanding shares of any series of Preferred Stock, holders of shares of Series A Common Stock and holders of shares of Series B Common Stock would be entitled to share ratably in all assets of the Company available for distribution to holders of Company Common Stock. Neither a consolidation, merger, nor sale of assets will be construed to be a "liquidation", "dissolution" or "winding up" of the Company.

  No Preemptive Rights. Holders of Company Common Stock have no preemptive rights to subscribe for or purchase additional shares of capital stock or other obligations or securities convertible into or exercisable for shares of capital stock that may hereafter be issued by the Company.

PREFERRED STOCK

  The Preferred Stock may be divided and issued in one or more series from time to time as determined by the Company Board, without further stockholder approval. The Company Board is authorized to establish, by resolution, the number of shares of each series, the powers, designations, preferences and relative, participating, optional or other rights of each such series, and the qualifications, limitations, or restrictions thereof. All shares of any one series of Preferred Stock are required to be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by Delaware law. At the date of this Information Statement, the Company Board has not authorized the issuance of any shares of Preferred Stock and the Company has no current plans for the issuance of any shares of Preferred Stock.

ANTITAKEOVER EFFECTS OF CERTAIN STATUTORY PROVISIONS AND PROVISIONS OF THE COMPANY CHARTER AND BYLAWS

  General. The DGCL, the Company Charter and the Company's Bylaws contain provisions which may serve to discourage or make difficult a change in control of the Company without the support of the Company Board or without meeting various other conditions. These provisions are designed to enable the Company Board, particularly in the initial years of the Company's existence as an independent, publicly owned company, to develop the Company's business in a manner that will foster its long-term growth without the potential disruption that might be entailed by the threat of a takeover not deemed by the Company Board to be in the best interests of the Company and its stockholders. Many of these provisions are also present in TCI's Restated Certificate of Incorporation or Bylaws.

  The principal provisions of the DGCL and the aforementioned corporate governance documents are outlined below. The following description of these provisions is intended as a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the DGCL, the Company Charter and the Company's Bylaws.

  Antitakeover Legislation. Section 203 of the DGCL, in general, prohibits a "business combination" between a Delaware corporation and an "interested stockholder" within three years following the time that such stockholder became an "interested stockholder" unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

  The term "business combination" is defined by the DGCL to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person (other than the corporation and any direct or indirect majority owned subsidiary of the corporation) who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through his or its affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of DGCL Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders.

  The Company Charter does not contain any provision "opting out" of the application of DGCL Section 203 and the Company has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of Section 203 will remain applicable to transactions between the Company and any of its "interested stockholders". The Company Board has, however, approved the following transactions which could result in certain persons becoming interested stockholders within the meaning of DGCL Section 203, and by such approval has exempted persons who become interested stockholders as a result of such transactions from the application of such section: (a) the acquisition of Company Common Stock by a TCI Group Stockholder pursuant to the Distribution, (b) the grant of Add-on Company Options to holders of TCI Options and the grant of Add-on Company SARs to holders of TCI SARs on the Distribution Date and the issuance of shares of Series A Common Stock upon the exercise thereof, and (c) the grant of Options and other Awards payable in Series A Common Stock to employees and directors of the Company under the 1996 Plan and the Nonemployee Director Plan and the issuance of shares of Series A Common Stock upon the exercise thereof. See "Management of the Company--Compensation of Directors," "Management of the Company--Compensation of Executive Officers," "Management of the Company--The TCI Satellite Entertainment, Inc. 1996 Stock Incentive Plan" and "The Distribution--Treatment of Outstanding Stock Options and SARs."

  Classified Board of Directors. The Company Charter provides for a Company Board of not less than three members, divided into three classes, as nearly equal in number as possible, serving staggered three-year terms. The initial terms of the Company's Class I, Class II and Class III directors expire at the 1997, 1998 and 1999 annual stockholders' meetings, respectively. Starting with the 1997 annual meeting of stockholders, one class of directors will be elected each year for a three-year term.

  At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Company Board. The Company believes that such a delay is advantageous to the Company and its stockholders because it may help ensure that the Company's directors, if confronted by a stockholder attempting to force a proxy contest, a tender offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interest of the stockholders. In addition, the Company believes that the longer time required to elect a majority of a classified Company Board will help to ensure continuity and stability of the Company's management and policies. The classification of the Company Board will enhance the ability of the Company's management to effect the Company's long-term business strategies and policies as determined by the Company Board because in most cases a majority of the directors at any given time will have had prior experience as directors of the Company. The Company believes that this, in turn, will permit the Company Board to represent more effectively the interests of all stockholders. The classification provisions will apply to every election of directors, however, regardless of whether a change in the composition of the Company Board would be beneficial to the Company and its stockholders and whether or not a majority of the Company's stockholders believe that such a change would be desirable.

  The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. The classification of the Company Board could thus increase the likelihood that incumbent directors will retain their positions. In addition, because under the Company Charter directors may be removed only for cause, a classified Company Board would delay stockholders who do not agree with the policies of the Company Board from replacing a majority of the Company Board for two years, unless they can demonstrate that the directors should be removed for cause and obtain the requisite vote.

  Number of Directors; Removal; Filling Vacancies. The Company Charter and the Bylaws provide that, subject to the rights of holders of any series of Preferred Stock to elect additional directors, the number of directors will be fixed by the Company Board by resolution, but there shall be no fewer than three directors. The Bylaws provide that the Company Board, by resolution adopted by the affirmative vote of 75% of the members of the Company Board then in office, may increase or decrease the number of directors. In addition, the Company Charter and the Bylaws provide that, subject to the rights of holders of any series of Preferred Stock, vacancies on the Company Board may be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Accordingly, the Company Board could temporarily prevent any stockholder from obtaining majority representation on the Company Board by enlarging the size of the Company Board and filling the new directorships with such stockholder's own nominees.

  Under the DGCL, directors serving on a classified board may be removed by the stockholders only for cause. Moreover, the Company Charter and the Bylaws provide that, subject to the rights of holders of any series of Preferred Stock, directors may be removed for cause only upon the affirmative vote of holders of at least 66 2/3% of the total voting power of the then outstanding shares of Series A Common Stock, Series B Common Stock and any series of Preferred Stock entitled to vote at an election of directors, voting together as a single class.

  Mergers, Consolidations and Sale of Assets. The Company Charter provides that, subject to the rights of holders of any series of Preferred Stock, the affirmative vote of 66 2/3% of the total voting power of the outstanding Voting Securities, voting together as a single class, is required to approve
(a) a merger or consolidation of the Company with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by at least 75% of the members of the Company Board (in which case, in accordance with the DGCL, the affirmative vote of a majority in total voting power of the outstanding Voting Securities would, with certain exceptions, be required for approval), (b) the sale, lease or exchange of all or substantially all of the property and assets of the Company or (c) the dissolution of the Company. "Voting Securities" is currently defined in the Company Charter as the Series A Common Stock, the Series B Common Stock and any series of Preferred Stock entitled to vote with the holders of Company Common Stock generally upon all matters that may be submitted to a vote of stockholders at any annual meeting or special meeting thereof.

  Amendment of the Company Charter and the Bylaws. Under the DGCL, the stockholders have the right to adopt, amend or repeal the certificate of incorporation and bylaws of a corporation. In addition, if the certificate

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

of incorporation so provides, the bylaws may be amended by the board of directors. The Company Charter provides that the affirmative vote of 66 2/3% in total voting power of the outstanding Voting Securities, voting together as a single class, is required to approve any amendment, alteration or repeal of any provision of the Company Charter or the addition or insertion of other provisions therein. The Company Charter further provides that provisions of the Company's Bylaws may be adopted, amended or repealed by the affirmative vote of (i) 66 2/3% in total voting power of the outstanding Voting Securities, voting together as a single class, or (ii) 75% of the members of the Company Board. These voting requirements will have the effect of making more difficult any amendment by stockholders of the Company's Bylaws or the Company Charter, even if a majority of the Company's stockholders believe that such amendment would be in their best interests.

  No Stockholder Action by Written Consent; Special Meetings of
Stockholders. The Company Charter and the Company's Bylaws provide that, subject to the rights of holders of any series of Preferred Stock, stockholder action can be taken only at an annual or special meeting of stockholders and no action may be taken by the written consent of stockholders in lieu of a meeting. The Company Charter and the Company's Bylaws provide that, except as otherwise provided by law or in the terms of any series of Preferred Stock, special meetings of stockholders may be called by the Secretary of the Company
(i) upon the written request of the holders of not less than 66 2/3% in total voting power of the outstanding Voting Securities or (ii) at the request of not less than 75% of the members of the Company Board then in office.

  The provisions of the Company Charter and the Company's Bylaws prohibiting stockholder action by written consent in lieu of a meeting will prevent the holders of a majority of the voting power of the Company from using the written consent procedure to take stockholder action, thereby ensuring that all of the stockholders will have the opportunity to participate at a duly called meeting in determining future corporate actions. In addition, the requirement that special meetings of stockholders be called upon the request of 66 2/3% of the total voting power of the Voting Securities or 75% of the members of the Company Board will prevent the calling of a special meeting by the holders of less than the percentage of the total voting power of the Voting Securities necessary to approve a merger or consolidation of the Company or an amendment to the Company Charter or the Bylaws.

  These provisions may be deemed to have an antitakeover effect because such provisions will limit the ability of stockholders to call special meetings in order to consider a merger or consolidation or amendment to the Company Charter or the Company's Bylaws and, absent the request of holders having the voting power required to approve such transactions, will enable 26% of the members of the incumbent Company Board to delay until an annual meeting stockholder consideration of such matters, even if the holders of a majority of the outstanding voting power of the Company favored such a special meeting. Such provisions might also have the effect of making more difficult the removal of incumbent management (through, for example, amendments to the Company Charter) at such time as the stockholders might believe such action to be appropriate.

  The Company Board, however, believes that these provisions will prevent the business of the Company from being disrupted between annual meetings by the calling of special meetings by stockholders holding less than the requisite percentage of the voting power of the outstanding Voting Securities required to effectuate any such transaction or amendment or by attempts to take stockholder action by written consent, and will also provide greater time for consideration of any proposal submitted by a stockholder to the extent that his or her proposal would be deferred until the next annual meeting of stockholders. These provisions will not affect the calling of special meetings of stockholders by 75% of the members of the Company Board, if in their opinion, there are matters to be acted upon which are in the interests of the Company and its stockholders.

  Advance Notice Provisions for Stockholder Nominations. The Company's Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors. Nominations of candidates for election to the Company Board may be made at an annual meeting of stockholders (i) pursuant to the Company's notice of meeting, (ii) by, or at the direction of, the Chairman of the Board or the Company Board, or (iii) by a stockholder of the Company who is entitled to vote at the meeting, has given timely written notice to the Secretary of the Company in accordance with the procedures set forth in the Bylaws and was a stockholder of record at the time such notice was given. The Bylaws further provide that at a special meeting at which directors are to be elected, nominations of candidates for election to the Company Board can be made only
(i) by, or at the direction of, the Company Board, or (ii) by a stockholder of the Company who has given timely written notice to the Secretary of the Company.

  For notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be delivered to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting (or if the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, not earlier than the 120th day prior to such annual meeting and not later than the later of (x) the 90th day prior to such annual meeting and (y) the tenth day after public announcement of the date of such meeting is first made). For notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be delivered to the Secretary not earlier than the 120th day before such special meeting and not later than the later of (x) the 90th day prior to such special meeting and (y) the tenth day after public announcement is first made of the date of such special meeting.

  A stockholder's notice to the Company proposing to nominate a person for election as a director must contain certain information, including, without limitation, the identity and address of the nominating stockholder and the beneficial owner, if any, on whose behalf the nomination is made, the series and number of shares of capital stock of the Company which are owned by such stockholder and beneficial owner, a representation that such stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee and the consent of the nominee to serve as a director of the Company if so elected. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated in accordance with the required procedures, such person will not be eligible for election as a director.

  The requirement of advance notice of nominations by stockholders will afford the Company Board a meaningful opportunity to consider the qualifications of the proposed nominee and, to the extent deemed necessary or desirable by the Company Board, to inform stockholders about such qualifications. Although the Company Charter and the Bylaws do not give the Company Board any power to approve or disapprove stockholder nominations for the election of directors, they may have the effect of precluding a contest for the election of directors if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors, without regard to whether consideration of such nominees might be harmful or beneficial to the Company and its stockholders.

  Voting Rights. Each share of Series A Common Stock entitles the holder to one vote and each share of Series B Common Stock entitles the holder to ten votes on each matter presented to stockholders. The Series A Common Stock and the Series B Common Stock vote together as a single class. The voting power afforded to the holders of the Series B Common Stock may be deemed to have an antitakeover effect as such concentration of voting power may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company even though such an attempt might be economically beneficial to the Company and its stockholders. In addition, the disparate voting rights of the two series of Company Common Stock may affect the ability of holders of Series A Common Stock to change the Company Board or to benefit from transactions that are opposed by the holders of a significant number of shares of Series B Common Stock, even though such actions may be in the interests of the holders of a majority of the shares of Company Common Stock. Because such concentration of voting power may make it more difficult to and thereby discourage an effort to acquire the Company, the stockholders may be deprived of an opportunity to sell their shares in a tender offer or to sell their shares at a premium over prevailing market prices.

  Preferred Stock. The Company Charter authorizes the Company Board to issue five million shares of Preferred Stock, in one or more series, and to establish the powers, preferences, rights and privileges thereof to the full extent permitted by law. The Company believes that the ability of the Company Board to issue one or more series of Preferred Stock will provide the Company with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of Preferred Stock, as well as the authorized shares of Company Common Stock, will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. If the approval of the Company's stockholders is not required for the issuance of shares of Preferred Stock or Company Common Stock, the Company Board does not intend to seek stockholder approval. The Company Board will make any determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders. The Company Board, in so acting, could issue Company Common Stock and/or Preferred Stock in connection with an attempt to acquire control of the Company or other transaction, and the terms of such series of Preferred Stock could be designed to discourage such acquisition attempt or other transaction, notwithstanding that some, or a majority, of the Company's stockholders might believe such acquisition or other transaction to be in their best interests or that stockholders might receive a premium for their stock over the then current market price of such stock as a result thereof.

LIMITATION ON DIRECTORS' LIABILITY; INDEMNIFICATION

  The Company Charter provides that, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, a director will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under existing Delaware law, directors would not be liable except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (involving the payment of an unlawful dividend), or (iv) for any transaction from which the director derived improper personal benefit. While the Company Charter provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the Company Charter will have no effect on the availability of equitable remedies, such as an injunction or rescission, based on a director's breach of his or her duty of care.

  Delaware law contains provisions permitting and, in some situations, requiring Delaware corporations, such as the Company, to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities. The Company Charter requires the Company to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. The Company's Bylaws provide that such right of indemnification applies to the respective heirs, personal representatives and successors in interest of members of the Company Board and officers of the Company for or on account of any action performed on behalf of the Company. The Company Charter also requires the Company to pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition upon receipt of an undertaking by the director or officer to repay all advanced amounts if it should ultimately be determined that the director or officer is not entitled to indemnification. If a valid claim for indemnification or payment of expenses is not paid in full within 60 days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, will be entitled to be paid the expense of prosecuting such claim. In any such action, the Company will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

  The Company Charter provides that the indemnification right stated therein is not exclusive of any other rights that a person may have or may in the future acquire under any statute, provision of the Company Charter, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise. The Company

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

Charter further states that no amendment, modification or repeal of the above-described Company Charter provisions shall adversely affect any limitation, right or protection of a director or officer under such Company Charter provision in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

  The Company will enter into indemnification agreements with each of its directors. The indemnification agreements will generally provide (i) for the prompt indemnification to the fullest extent permitted by law against (a) any and all expenses, including attorneys' fees and all other costs paid or incurred in connection with investigating, preparing to defend, defending or otherwise participating in, any threatened, pending or completed action, suit or proceeding related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the Company's request as a director, officer, employee, trustee, agent or fiduciary of another entity, or by reason of anything done or not done by such indemnitee in any such capacity, and (b) any and all judgments, fines, penalties and amounts paid in settlement of any claim, unless the "Reviewing Party" (defined as one or more members of the Company Board or appointee(s) of the Company Board, who are not parties to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of expenses to an indemnitee as well as the reimbursement by such indemnitee of such advancement to the Company if the Reviewing Party determines that the indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements will provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and would therefore not be entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses, including attorneys' fees, and the advancement thereof, if requested, incurred by the indemnitee in any action brought by the indemnitee to enforce an indemnity claim or to collect an advancement of expenses or to recover under a directors' and officers' liability insurance policy, regardless of whether such action is ultimately successful or not. Furthermore, the indemnification agreements will provide that after there has been a "change in control" in the Company (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding rights to indemnification and the advancement of expenses, the Company will seek legal advice as to the right of the indemnitee to indemnification under applicable law only from independent legal counsel selected by the indemnitee and approved by the Company.

  The indemnification agreements will impose upon the Company the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, the Company's Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that indemnitees be provided with the maximum coverage available for any director or officer of the Company if there is such a policy.

  The Company may purchase liability insurance policies covering its directors and officers.

                             INDEPENDENT AUDITORS

  The Company Board has designated KPMG Peat Marwick LLP as the Company's independent auditors for the 1996 fiscal year. TCI, as the Company's sole stockholder, has approved the designation.

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

                               GLOSSARY OF TERMS

  1996 Plan. TCI Satellite Entertainment, Inc. 1996 Stock Incentive Plan.

  1996 Telecom Act. Telecommunications Act of 1996.

  ACC. Advanced Communications Corporation.

  Add-on Company Option. Option to purchase Series A Common Stock, issuable in connection with the Distribution to holders of existing TCI Options. See "The Distribution--Treatment of Outstanding TCI Stock Options and SARs."

  Adjusted TCI Option. Option to purchase Series A TCI Group Common Stock, issuable in connection with the Distribution to holders of existing TCI Options. See "The Distribution--Treatment of Outstanding TCI Stock Options and SARs."

  Alphastar. Alphastar, Inc., a subsidiary of Tee-Com Electronics, Inc., a Canadian company.

  Apple. Apple Computer, Inc., a California corporation.

  AT&T. AT&T Corp.

  Authorized Units. Number of active authorized satellite receivers, more than one of which may be installed in a subscribing household.

  Awards. Grants of Options, SARs, Restricted Shares, Stock Units, Performance Awards or any combination thereof, made pursuant to the 1996 Plan.

  Bose. Bose Corporation, a Massachusetts corporation.

  box. See "IRD" and "satellite receiver."

  BSS. Broadcast Satellite Service, which operates at high power in the Ku-band.

  churn. Subscriber termination of satellite television service.

  Code. Internal Revenue Code of 1986, as amended.

  Comcast. Comcast Corporation.

  Commercial Market. Commercial customers and potential customers of digital satellite television service, such as restaurants, bars, hotels and motels, multiple dwelling units, businesses and schools.

  Committee. Compensation Committee of the Company Board, or such other committee as the Board may in the future appoint to administer the 1996 Plan.

  Communications Act. Communications Act of 1934, as amended.

  Company. TCI Satellite Entertainment, Inc., a Delaware corporation and a wholly owned subsidiary of TCI prior to the Distribution. Unless the context otherwise requires, also refers to (i) TCI's collective interests in the Digital Satellite Business before the Distribution Date, and (ii) TCI Satellite Entertainment, Inc. and its consolidated subsidiaries on and after the Distribution Date.

  Company Board. Board of Directors of the Company.

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

  Company Charter. Restated Certificate of Incorporation of the Company.

  Company Common Stock. Series A Common Stock and Series B Common Stock.

  Company Form 10. Registration Statement on Form 10, including exhibits, schedules and amendments thereto, filed by the Company with the SEC.

  Company Note. A promissory note in the principal amount of $250,000,000 to be issued by the Company to TCIC on or before the Distribution Date pursuant to the Reorganization Agreement and the TCIC Credit Facility, evidencing a portion of the Company's intercompany balance owed to TCIC on the date of issuance.

  Company Satellites. Two high power direct broadcast satellites, which Tempo has agreed to purchase from Loral pursuant to the Satellite Construction Agreement.

  Construction Permit. Construction permit held by Tempo and issued by the FCC to build, launch and operate a DBS system.

  Continental. Continental Cablevision, Inc.

  Counsel. Baker & Botts, L.L.P.

  Cox. Cox Communications, Inc.

  DBS. Direct Broadcast Satellite.

  Decrees. The State Decree and the Federal Decree.

  Delivery. Delivery of a satellite by Loral to Tempo, in accordance with the Satellite Construction Agreement.

  DGCL. Delaware General Corporation Law.

  Digital. TCI Digital Satellite Entertainment, Inc., a Colorado corporation.

  Digital compression. Conversion of the standard analog video signal into a digital signal, and the compression of that signal so as to facilitate multiple channel transmission through a single transponder.

  Digital Satellite Business. Business of distributing multichannel programming services directly to consumers in the U.S. via digital medium power or high power satellite, including the rental and sale of customer premises equipment relating thereto.

  DirectSat. DirectSat Corporation.

  DirecTv. DirecTv, Inc., a subsidiary of Hughes Electronics Corporation, a Delaware corporation.

  DISCO II. Domestic International Satellite Consolidation Order, an NPRM adopted by the FCC in May 1996.

  Distribution. Distribution by TCI to the TCI Group Stockholders of all of the issued and outstanding Company Common Stock.

  Distribution Date.      , 1996, the date the Distribution will be made.

  Distributors. Affiliates of each of the partners of PRIMESTAR Partners other than GEAS, including the Company, who are authorized distributors of PRIMESTAR(R).


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

  Dividend Equivalents. Cash or property corresponding to all dividends and distributions (or the economic equivalent thereof) in respect of Restricted Shares issued at the end of the Restriction Period that would have been paid, made or declared on such Restricted Shares had such shares been issued at the beginning of the Restriction Period.

  EchoStar. EchoStar Communications Corp., a Nevada corporation.

  Employee Plan. Qualified Employee Stock Purchase Plan to be established by the Company.

  End-of-Life Option. PRIMESTAR Partners' option, exercisable prior to the later of December 31, 1996 and 45 days after written notice from GE Americom to the Partnership that delivery of GE-2 has occurred under GE Americom's construction contract, to extend the agreement between PRIMESTAR Partners and GE Americom with respect to the use of up to 24 transponders on GE-2.

  ESPP. TCI Employee Stock Purchase Plan.

  Exchange Act. Securities Exchange Act of 1934, as amended.

  Executive Branch Letter. Joint letter filed with the FCC by four cabinet-level departments of the Executive Branch regarding WTCI's application for FCC authorization to construct and operate an earth station to uplink video programming to the Company Satellites.

  Exercise Price. $1,000,000, which PRIMESTAR Partners would be obligated to pay Tempo upon the exercise of the Tempo Option.

  FCC. Federal Communications Commission.

  FCC Auction. FCC auction held in January 1996 of 28 frequencies at the 110(degrees) W.L. orbital location and 24 frequencies at the 148(degrees) W.L. orbital location.

  Federal Decree. Consent decree entered in United States v. PRIMESTAR Partners, L.P., et al., 93 Civ. 3913 (SDNY, 1993).

  Free Standing SAR. SAR granted under the 1996 Plan to an eligible employee who is not the holder of an Option.

  FSS. Fixed Satellite Service, which includes medium power services transmitting in the Ku-band, as well as low power services transmitting in the C-band.

  Fulfillment Agreement. Agreement entered into between TCIC and the Company, pursuant to which TCIC will continue to provide fulfillment services to the Company following the Distribution with respect to certain customers of the PRIMESTAR(R) medium power service.

  G.E. General Electric Company.

  GE-2. GE Americom medium power satellite that GE Americom currently expects to launch on January 31, 1997 to replace K-1, and make operational within 60 days after launch.

  GE-3. GE Americom medium power satellite that is expected to serve as an in-orbit spare for GE-2. GE-3 is still under construction and is expected to be available for launch in the summer of 1997.

  GE-2 Agreement. Amended and Restated Memorandum of Agreement, effective as of October 18, 1996, between PRIMESTAR Partners and GE Americom.

  GE Americom. GE American Communications, Inc., a Delaware corporation. GE Americom is a subsidiary of G.E. and the parent company of GEAS.

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

  GEAS. G.E. Americom Services, Inc., a Delaware corporation and a partner of PRIMESTAR Partners.

  GI. General Instruments Corporation, a Delaware corporation.

  HSD. Home satellite dish.

  HSR Act. Hart-Scott-Rodino Antitrust Improvement Act of 1974, as amended.

  homes passed. Homes that can be connected to a cable distribution system without further extension of the cable distribution network.

  ILS. International Launch Services.

  Incentive Options. Options granted pursuant to the 1996 Plan which are incentive stock options within the meaning of Section 422 of the Code.

  Indemnification Agreements. Indemnification Agreements between (i) the Company and TCITV, relating to the Telesat Transaction, (ii) the Company and TCI UA 1, relating to a letter of credit issued for the account of TCI UA 1, which supports the PRIMESTAR Credit Facility, and (iii) the Company and TCIC, relating to a letter of credit issued for the account of two subsidiaries of TCI to support the Company's share of PRIMESTAR Partners' obligations under the GE-2 Agreement, with respect to PRIMESTAR Partners' use of transponders on GE-2.

  IRD. Integrated receiver/decoder; a set-top satellite television receiver.

  Joint Venture. Netlink USA/Superstar Satellite Entertainment Joint Venture; a C-band satellite program distributor.

  K-1. Satcom K-1, a GE Americom medium power satellite located at 85(degrees) W.L., from which PRIMESTAR Partners currently broadcasts.

  K-1 Notes. Promissory notes to be issued in connection with the Distribution by two subsidiaries of the Company for the purchase of TCIC's partnership interests in PRIMESTAR Partners, which promissory notes will be assumed by TCI on or before the Distribution Date in the form of a capital contribution to the Company.

  K-2. Satcom K-2, a GE Americom medium power satellite that will replace K-1 in November 1996.

  Kearns-Tribune. Kearns-Tribune Corporation, a Utah corporation.

  Liberty Media Group. TCI's programming and electronic retailing businesses.

  Liberty Media Group Common Stock. Tele-Communications, Inc. Series A Liberty Media Group Common Stock, $1.00 par value per share, and Tele-Communications, Inc. Series B Liberty Media Group Common Stock, $1.00 par value per share.

  License Agreement. Trade Name and Service Mark License Agreement by and between TCI and the Company.

  LKE. Lockheed-Khrunichev-Energia, Inc., a joint venture between Lockheed-Martin and two Russian Federation state-owned companies.

  LMDS. Local multi-point distribution service.

  LNB. Low noise block converter, a component of HSDs.

  Lockheed-Martin. Lockheed Martin Corporation.

  LodgeNet. LodgeNet Entertainment Corporation, a Delaware corporation.

  Loral. Space Systems/Loral, Inc., a New York corporation.

  Master Agents. Four master sales agents engaged by the Company to distribute PRIMESTAR(R), including Metron Digital Services, Inc., CVS Systems, Inc., Resource Electronics, Inc. and Recreation Sports and Imports, Inc.

  MCI. MCI Communications Corp., a Delaware corporation.

  MCI/News Corp. Joint venture between MCI and News Corp. that expects to commence offering high power service by the end of 1997.

  MDU. Multiple dwelling unit.

  MMDS. Multi-channel multi-point distribution service; a one-way radio transmission of television channels over microwave frequencies from a fixed station transmitting to multiple receiving facilities located at fixed points.

  National Call Center. National call center maintained by the Company for orders, information and customer service.

  Newhouse. Newhouse Broadcasting Corporation.

  News Corp. The News Corporation Limited, an Australian corporation.

  Nonqualified Options. Options granted pursuant to the 1996 Plan, which are nonqualified stock options under Section 422 of the Code.

  NPRM. Notice of proposed rulemaking.

  Operating Cash Flow. Operating income before depreciation. Operating Cash Flow is a commonly used measure of value and borrowing capacity within the Company's industry, and is not intended to be a measure of performance in accordance with generally accepted accounting principles and should not be relied upon as such.

  Operating Services Agreement. Operating Services Agreement between Telesat and TCITV, dated as of May 6, 1996, entered into in connection with the Telesat Transaction. Pursuant to the Reorganization Agreement, on or before the Distribution Date, TCITV will assign its rights and obligations under the Operating Services Agreement to a subsidiary of the Company, as contemplated by the Operating Services Agreement.

  Option Agreement. Agreement entered into by Tempo and PRIMESTAR Partners in February 1991, granting PRIMESTAR Partners the Tempo Option.

  Options. Stock options granted pursuant to the 1996 Plan.

  Participant Contributions. Pre-tax contributions, after-tax contributions or both made by a participant to the Employee Plan.

  Partners Committee. Committee of the Partnership, composed of representatives of the partners of the Partnership and two independent members, that manages and controls the business and affairs of PRIMESTAR Partners pursuant to the PRIMESTAR Partnership Agreement.

  Partnership. PRIMESTAR Partners, L.P., a Delaware limited partnership.

  Passed by cable. With access to cable television.

  Performance Awards. Performance awards granted pursuant to the 1996 Plan.

  Person. Any corporation (other than the Company), partnership, limited liability company, trust or other legal entity.

  Preferred Stock. Preferred stock, par value $.01 per share, of TCI Satellite Entertainment, Inc.

  PRIMESTAR(R). The PRIMESTAR(R) programming service.

  PRIMESTAR Credit Facility. Bank credit facility obtained by PRIMESTAR Partners to finance advances to Tempo for payments due in respect of the Company Satellites under the Satellite Construction Agreement, and supported by letters of credit arranged for by affiliates of the partners of the Partnership (other than GEAS).

  PRIMESTAR Partners. PRIMESTAR Partners, L.P., a Delaware limited partnership.

  PRIMESTAR Partnership Agreement. Limited Partnership Agreement of PRIMESTAR Partners (then known as K Prime Partners, L.P.), dated as of February 8, 1990, as amended.

  PRIMESTAR Satellite Signal. Satellite signal used by PRIMESTAR Partners to transmit its programming services.

  Private cable system. Satellite master antenna television system that provides television programming services to residential MDUs through cable plant or other equipment that is located entirely on private property and does not constitute a direct-to home distribution system or a franchised cable system.

  Record Date.       , 1996.

  Reorganization Agreement. Agreement to be entered into on or before the Distribution Date by TCI, TCIC and a number of other TCI subsidiaries, including the Company and its subsidiaries, which will provide for, among other things, the principal corporate transactions required to effect the Distribution, the conditions thereto and certain provisions governing the relationship between the Company and TCI with respect to and resulting from the Distribution.

  ResNet. ResNet Communications, Inc., a Delaware corporation and subsidiary of LodgeNet.

  ResNet Business. ResNet's business of operating as a "private cable operator" under applicable federal law, providing video on-demand, basic and premium cable television programming, and other interactive, multi-media entertainment and information services to subscribers in multiple dwelling units with facilities that do not use any public right-of-way.

  Restricted Shares. Restricted shares granted pursuant to the 1996 Plan.

  Restriction Period. Period of time designated by the Committee at the time of any Award of Restricted Shares, which must elapse before the Restricted Shares will become vested.

  Retained Distributions. Dividends and distributions made or declared with respect to Restricted Shares before the end of the Restriction Period, other than such dividends and other distributions designated by the Committee.

  SARs. Stock appreciation rights granted pursuant to the 1996 Plan.

  Satellite Construction Agreement. Fixed-price satellite construction agreement between Loral and Tempo dated as of February 22, 1990, pursuant to which the Company has agreed to purchase the Company Satellites and has an option to purchase up to three additional satellites.

  Satellite No. 1. Company Satellite which has been completed and outfitted with an antenna for the 82(degrees) W.L. orbital location.

  Satellite No. 2. Company Satellite which has been completed except for the installation of an antenna.

  Satellite No. 3. Satellite which subject to completion of the Telesat Transaction will be designated for the 119(degrees) W.L. orbital position pursuant to Tempo's Construction Permit with the FCC, to be built by Loral under the Satellite Construction Agreement and scheduled to be launched by May 1998.

  Satellite Purchase Agreement. Satellite Purchase Agreement between Tempo and Telesat, dated as of May 6, 1996, entered into in connection with the Telesat Transaction.

  Satellite Purchase Price. Purchase price payable by Telesat for each Company Satellite, in accordance with the Satellite Purchase Agreement.

  satellite receiver. See "IRD."

  SBCA. Satellite Broadcasting and Communications Association.

  SEC. Securities and Exchange Commission.

  Securities Act. Securities Act of 1933, as amended.

  Series A Common Stock. TCI Satellite Entertainment, Inc. Series A Common Stock, $1.00 par value per share.

  Series A Liberty Media Group Common Stock. Tele-Communications, Inc. Series A Liberty Media Group Common Stock, $1.00 par value per share.

  Series A TCI Group Common Stock. Tele-Communications, Inc. Series A TCI Group Common Stock, $1.00 par value per share.

  Series B Common Stock. TCI Satellite Entertainment, Inc. Series B Common Stock, $1.00 par value per share.

  Series B Liberty Media Group Common Stock. Tele-Communications, Inc. Series B Liberty Media Group Common Stock, $1.00 par value per share.

  Series B TCI Group Common Stock. Tele-Communications, Inc. Series B TCI Group Common Stock, $1.00 par value per share.

  Service. Internal Revenue Service.

  set-top box. See "IRD."

  Share Purchase Agreement. Agreement to be entered into by TCI and the Company on or before the Distribution Date, to sell to each other from time to time, at the then current market price, shares of Series A TCI Group Common Stock and Series A Common Stock, respectively, as necessary to satisfy their respective obligations (i) under Adjusted TCI Options and Add-on Company Options held after the Distribution Date by their respective employees and nonemployee directors and (ii) in connection with any required adjustments to the TCI Series D Preferred Stock and the Convertible Notes due December 12, 2021 of TCI UA, Inc., as a result of the Distribution.

  State Decree. Consent decree entered in The States of New York, et al. v. PRIMESTAR Partners, L.P., et al., 93 Civ. 3068-3907 (SDNY, 1994).

  Stock Units. Awards of Series A Common Stock and other awards granted by the Committee under the 1996 Plan that are valued in whole or in part by reference to, or are otherwise based on, the value of the Series A Common Stock.

  Tag-Along Agreement. Agreement dated as of February 8, 1990, originally entered into by and among Cox Enterprises, Inc., Comcast, Continental, Newhouse, Tempo, TCIC and TCI Development Corporation, a subsidiary of TCI.

  Tandem SAR. SAR granted under the 1996 Plan to the holder of an Option with respect to all or a portion of the shares of Series A Common Stock subject to the related Option.

  Tax Sharing Agreement. The Tax Sharing Agreement among TCI, TCIC and certain other consolidated subsidiaries of TCI, as amended. In connection with the Distribution, the Tax Sharing Agreement will be amended to provide that the Company will be treated as if it had been a party to the Tax Sharing Agreement effective July 1, 1995.

  TCI. Tele-Communications, Inc., a Delaware corporation.

  TCI 1994 Plan. Tele-Communications, Inc. 1994 Stock Incentive Plan.

  TCI 1995 Plan. Tele-Communications, Inc. 1995 Stock Incentive Plan.

  TCI 1996 Plan. Tele-Communications, Inc. 1996 Incentive Plan.

  TCI Board. Board of Directors of TCI.

  TCIC. TCI Communications, Inc., a Delaware corporation and the subsidiary of TCI that owns and operates cable systems in the U.S., and its consolidated subsidiaries.

  TCIC Credit Facility. A credit facility, dated as of the Distribution Date, that will provide for TCIC's commitment to make the TCIC Revolving Loans and the Company's obligations with respect to the TCIC Revolving Loans and the Company Note.

  TCIC Revolving Loans. Loans to be made by TCIC from time to time pursuant to the TCIC Credit Facility up to an aggregate outstanding principal amount of $500,000,000.

  TCI Group. TCI's businesses that are not attributed to the Liberty Media
Group.

  TCI Group Common Stock. Series A TCI Group Common Stock and Series B TCI Group Common Stock.

  TCI Group Stockholders. Holders of record of TCI Group Common Stock.

  TCI Intercompany Agreements. The Reorganization Agreement, the Fulfillment Agreement, the Transition Services Agreement and the Stock Option Agreements.

  TCI Options. Options to purchase shares of Series A TCI Group Common Stock.

  TCI Plan Committee. Committee of the TCI Board of Directors that administers the TCI Plans.

  TCI Plans. Various stock plans of TCI, other than the TCI 1992 Plan.

  TCI SARs. Stock appreciation rights with respect to shares of Series A TCI Group Common Stock.

  TCI Series D Preferred Stock. TCI Series D Convertible Preferred Stock.

  TCITV. TCI Technology Ventures, Inc., a Delaware corporation and a subsidiary of TCI.

  TCI UA 1. TCI UA 1, Inc., a Colorado corporation and a subsidiary of TCI.

  TCI UA 1 Letter of Credit. Irrevocable transferable letter of credit issued by Chemical Bank for the account of TCI UA 1, which supports the PRIMESTAR Credit Facility.

  Telesat. Telesat Canada, a Canadian corporation.

  Telesat Transaction. Proposed transaction between the Company and Telesat, which provides, among other things, for (i) the launch by Telesat of one or both of the Company Satellites into the 82(degrees) W.L. orbital position, (ii) the sale of the Company Satellites to Telesat pursuant to the Satellite Purchase Agreement, and (iii) the resale by Telesat of 27 of the 32 transponders on the Company Satellites to the Company or a subsidiary pursuant to the Operating Services Agreement.

  Tempo. Tempo Satellite, Inc., an Oklahoma corporation and a direct, wholly owned subsidiary of the Company.

  Tempo Letter Agreements. Two letter agreements entered into by Tempo and PRIMESTAR Partners in connection with the Tempo Option and certain related matters.

  Tempo Option. PRIMESTAR Partners' right and option, granted by Tempo under the Option Agreement, upon exercise, to purchase or lease 100% of the capacity of a DBS system to be built, launched and operated by Tempo pursuant to the Construction Permit.

  Time Warner. Time Warner, Inc.

  Transition Services Agreement. Agreement between TCI and the Company, pursuant to which TCI will provide to the Company certain services and other benefits, including certain administrative and other services that were provided to the Company by TCI prior to the Distribution.

  transponder. The device on a communications satellite, composed of one or more traveling wave tube amplifiers and related equipment, that receives and transmits radio signals. For an analog signal, there is one transmitting channel per transponder. With digital compression, one transponder can be converted on average into five or more analog programming channels.

  USSB. United States Satellite Broadcasting Corporation, a Minnesota corporation.

  UVSG. United Video Satellite Group, Inc., an Oklahoma corporation and a consolidated subsidiary of TCI that is included in the TCI Group.

  Voting Securities. The Series A Common Stock, the Series B Common Stock and any series of Preferred Stock entitled to vote with the holders of Company Common Stock generally upon all matters that may be submitted to a vote of stockholders at any annual meeting or special meeting thereof.

  wireless cable. Any of a number of methods of distributing multichannel video programming by land-based radio frequency transmissions, including MMDS and LMDS.

  W.L. West longitude. Satellite orbital positions are identified by their position over the equator in degrees of longitude East or West of the zero meridian.

  WTCI. Western Tele-Communications, Inc., a Delaware corporation and a subsidiary of TCIC.

                         INDEX TO FINANCIAL STATEMENTS


PRO FORMA FINANCIAL STATEMENTS

TCI SATELLITE ENTERTAINMENT, INC.
  Condensed Pro Forma Combined Financial Statements, June 30, 1996 (unau-
   dited).................................................................. F-2
  Condensed Pro Forma Combined Balance Sheet, June 30, 1996 (unaudited).... F-3
  Condensed Pro Forma Combined Statement of Operations,
   Six months ended June 30, 1996 (unaudited).............................. F-4
   Year ended December 31, 1995 (unaudited)................................ F-5
  Notes to Condensed Pro Forma Combined Financial Statements, June 30, 1996
   (unaudited)............................................................. F-6

HISTORICAL FINANCIAL STATEMENTS

"TCI SATCO"
 Audited Combined Financial Statements
  Independent Auditors' Report............................................ F-10
  Combined Balance Sheets, December 31, 1995 and 1994..................... F-11
  Combined Statements of Operations, Years ended December 31, 1995, 1994 and 1993............................................................... F-12
  Combined Statements of Parent's Investment, Years ended December 31,
   1995, 1994 and 1993.................................................... F-13
  Combined Statements of Cash Flows, Years ended December 31, 1995, 1994 and 1993............................................................... F-14
  Notes to Combined Financial Statements, December 31, 1995, 1994 and
   1993................................................................... F-15
 Unaudited Combined Financial Statements
  Combined Balance Sheets, June 30, 1996 and December 31, 1995............ F-34
  Combined Statements of Operations, Six months ended June 30, 1996 and
   1995................................................................... F-35
  Combined Statements of Parent's Investment, Six months ended June 30,
   1996................................................................... F-36
  Combined Statements of Cash Flows, Six months ended June 30, 1996 and
   1995................................................................... F-37
  Notes to Combined Financial Statements, June 30, 1996................... F-38

PRIMESTAR PARTNERS, L.P.
 Audited Financial Statements
  Report of Independent Accountants....................................... F-53
  Balance Sheet, December 31, 1995 and 1994............................... F-54
  Statement of Operations, December 31, 1995, 1994 and 1993............... F-55
  Statement of Changes in Partners Capital, Years ended December 31, 1995,
   1994 and 1993.......................................................... F-56
  Statement of Cash Flows, Years ended December 31, 1995, 1994 and 1993... F-57
  Notes to Financial Statements, December 31, 1995, 1994 and 1993......... F-58

                       TCI SATELLITE ENTERTAINMENT, INC.

            CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                              JUNE 30, 1996

                               (UNAUDITED)

"TCI SATCO" is comprised of certain satellite television assets of TCI Communications, Inc. ("TCIC"), a subsidiary of Tele-Communications, Inc. ("TCI"). Upon consummation of the spinoff transaction described in note 1 (the "Distribution"), TCI Satellite Entertainment, Inc. ("TSEI") will own the assets that comprise "TCI SATCO," which assets include (i) a 100% ownership interest in "PRIMESTAR By TCI," the TCIC business that distributes the PRIMESTAR(R) programming service to subscribers within specified areas of the continental United States, (ii) an aggregate 20.86% ownership interest in PRIMESTAR Partners, L.P. ("PRIMESTAR Partners"), (iii) a 100% ownership interest in Tempo Satellite, Inc. ("Tempo"), and (iv) TCI's rights under certain agreements with Telesat Canada ("Telesat").

In the following text, the "Company" may, as the context requires, refer to "TCI SATCO" (prior to the completion of the Distribution), TSEI (subsequent to the completion of the Distribution) or both. Additionally, unless the context indicates otherwise, references to "TCI" and "TCIC" herein are to TCI and TCIC, together with their respective consolidated subsidiaries (other than the Company).

The following unaudited condensed pro forma combined balance sheet of the Company, dated as of June 30, 1996, assumes that (i) the Distribution and (ii) the "Reorganization Agreement" (see note 2), the "Fulfillment Agreement" (see note 3), the "Transition Services Agreement" (see note 4) and the "Stock Option Agreements" (see note 5), (collectively, the "TCI Intercompany Agreements") were effective, as of such date.

The following unaudited condensed pro forma combined statements of operations of the Company for the six months ended June 30, 1996 and the year ended December 31, 1995 assume that the Distribution and the TCI Intercompany Agreements were effective, as of January 1, 1995.

The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the Distribution and the TCI Intercompany Agreements were effective as of January 1, 1995. These condensed pro forma combined financial statements of the Company should be read in conjunction with the historical combined financial statements and the related notes thereto of the Company.

                       TCI SATELLITE ENTERTAINMENT, INC.

                CONDENSED PRO FORMA COMBINED BALANCE SHEET

                                (UNAUDITED)

                                                  JUNE 30, 1996
                                         ------------------------------------
                                          COMPANY     PRO FORMA      COMPANY
                                         HISTORICAL  ADJUSTMENTS    PRO FORMA
                                         ----------  -----------    ---------
                                               AMOUNTS IN THOUSANDS
ASSETS
Cash, receivables and prepaids.......... $   21,626     11,300 (7)     32,926
Investment in, and related advances to,
 PRIMESTAR Partners.....................     28,847        --          28,847
Property and equipment, net of
 accumulated depreciation...............  1,000,669        --       1,000,669
                                         ----------   --------      ---------
                                         $1,051,142     11,300      1,062,442
                                         ==========   ========      =========
LIABILITIES AND EQUITY
Payables, accruals and other operating
 liabilities............................ $   81,310        --          81,310
Due to PRIMESTAR Partners...............    386,219        --         386,219
Company Note............................        --     250,000 (6)    250,000
Stock compensation obligation...........        --      39,500 (7)     39,500
                                         ----------   --------      ---------
    Total liabilities...................    467,529    289,500        757,029
                                         ----------   --------      ---------
Equity:
 Series A Common Stock..................        --      58,437 (8)     58,437
 Series B Common Stock..................        --       8,468 (8)      8,468
 Additional paid-in capital.............        --     472,101 (6)    376,996
                                                       (28,200)(7)
                                                       (66,905)(8)
 Accumulated deficit....................   (138,488)       --        (138,488)
 Due to TCIC............................    722,101   (722,101)(6)        --
                                         ----------   --------      ---------
    Total equity........................    583,613   (278,200)       305,413
                                         ----------   --------      ---------
                                         $1,051,142     11,300      1,062,442
                                         ==========   ========      =========

   See accompanying notes to unaudited condensed pro forma combined financial statements.

                       TCI SATELLITE ENTERTAINMENT, INC.

           CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                (UNAUDITED)

                                      SIX MONTHS ENDED JUNE 30, 1996
                                     ------------------------------------
                                      COMPANY     PRO FORMA      COMPANY
                                     HISTORICAL  ADJUSTMENTS    PRO FORMA
                                     ----------  -----------    ---------
                                           AMOUNTS IN THOUSANDS
Revenue............................. $ 193,647         --         193,647
Operating, selling, general and ad-
 ministrative expenses..............  (186,625)      4,893 (9)   (186,489)
                                                    (4,757)(10)
Stock compensation expense..........       --       (1,447)(11)    (1,447)
Depreciation........................   (83,230)    (12,930)(12)   (96,160)
                                     ---------     -------      ---------
  Operating Loss....................   (76,208)    (14,241)       (90,449)
Interest expense....................       --      (12,500)(13)   (12,500)
Share of losses of PRIMESTAR Part-
 ners...............................    (1,446)        --          (1,446)
Other, net..........................       193         --             193
                                     ---------     -------      ---------
  Loss before income taxes..........   (77,461)    (26,741)      (104,202)
Income tax benefit..................    25,073      10,696 (14)    35,769
                                     ---------     -------      ---------
  Net loss.......................... $ (52,388)    (16,045)       (68,433)
                                     =========     =======      =========
Pro forma net loss per share........                            $   (1.02)(15)
                                                                =========

   See accompanying notes to unaudited condensed pro forma combined financial statements.

                       TCI SATELLITE ENTERTAINMENT, INC.

           CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                (UNAUDITED)

                                          YEAR ENDED DECEMBER 31, 1995
                                        -----------------------------------
                                         COMPANY    PRO FORMA      COMPANY
                                        HISTORICAL ADJUSTMENTS    PRO FORMA
                                        ---------- -----------    ---------
                                              AMOUNTS IN THOUSANDS
Revenue...............................   $208,902        --        208,902
Operating, selling, general and admin-
 istrative expenses...................   (214,116)    12,096 (9)  (206,304)
                                                      (4,284)(10)
Stock compensation expense............        --      (5,151)(11)   (5,151)
Depreciation..........................    (68,233)    (7,895)(12)  (76,128)
                                         --------    -------      --------
  Operating Loss......................    (73,447)    (5,234)      (78,681)
Interest expense......................        --     (25,000)(13)  (25,000)
Share of losses of PRIMESTAR Part-
 ners.................................     (8,969)       --         (8,969)
Other, net............................        306        --            306
                                         --------    -------      --------
  Loss before income taxes............    (82,110)   (30,234)     (112,344)
Income tax benefit....................     27,208     12,094 (14)   39,302
                                         --------    -------      --------
  Net loss............................   $(54,902)   (18,140)      (73,042)
                                         ========    =======      ========
Pro forma net loss per share..........                            $  (1.09)(15)
                                                                  ========

   See accompanying notes to unaudited condensed pro forma combined financial statements.

                       TCI SATELLITE ENTERTAINMENT, INC.

          NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                              JUNE 30, 1996

                               (UNAUDITED)

(1) On June 17, 1996, the Board of Directors of TCI (the "TCI Board") announced its intention to spinoff all the capital stock of the Company to the holders of Tele-Communications, Inc. Series A TCI Group Common Stock (the "Series A TCI Group Common Stock") and Tele-Communications, Inc. Series B TCI Group Common Stock (the "Series B TCI Group Common Stock" and, together with the Series A TCI Group Common Stock, the "TCI Group Common Stock"). The spinoff will be effected as a distribution by TCI to holders of its TCI Group Common Stock of shares of the Series A Common Stock of the Company (the "Series A Common Stock") and Series B Common Stock of the Company (the "Series B Common Stock"). The Distribution will not involve the payment of any consideration by the holders of TCI Group Common Stock (such holders, the "TCI Group Stockholders"), and is intended to qualify as a tax-free spinoff. The Distribution is expected to occur during the fourth quarter of 1996, on a date (the "Distribution Date") to be determined by the TCI Board, and will be made as a dividend to holders of TCI Group Common Stock of record as of the close of business on a record date (the "Record Date") to be determined by the TCI Board.

    Stockholders of record of TCI Group Common Stock on the Record Date will receive one share of Series A Common Stock for each ten shares of Series A TCI Group Common Stock owned of record at the close of business on the Record Date and one share of Series B Common Stock for each ten shares of Series B TCI Group Common Stock owned of record as of the close of business on the Record Date. Fractional shares will not be issued. Fractions of one-half or greater of a share will be rounded up and fractions of less than one-half of a share will be rounded down to the nearest whole number of shares of Series A Common Stock and Series B Common Stock.

(2) The "Reorganization Agreement" will provide for, among other things, the transfer to the Company of the assets of TCI SATCO, and for the assumption by the Company of related liabilities. No consideration will be payable by the Company for these transfers, except that two subsidiaries of the Company will purchase TCIC's partnership interests in PRIMESTAR Partners for consideration payable by delivery of promissory notes issued by such subsidiaries, which notes will be assumed by TCI in connection with the Distribution, in the form of a capital contribution to the Company. The Reorganization Agreement will also provide for certain cross-indemnities designed to make the Company financially responsible for all liabilities relating to the digital satellite business conducted by TCI prior to the Distribution, as well as for all liabilities incurred by the Company after the Distribution, and to make TCI financially responsible for all potential liabilities of the Company which are not related to the digital satellite business, including, for example, liabilities arising as a result of the Company being a subsidiary of TCI.

    The Reorganization Agreement also will provide that, prior to the Distribution, the Company will issue to TCIC a promissory note (the "Company Note"), in the principal amount of $250,000,000, representing a portion of the Company's intercompany balance owed to TCIC on such date. The Company Note will bear interest at the rate of 10.0% per annum, compounded semi-annually. The outstanding principal and accrued interest under the Company Note will be due and payable on September 30, 2001. However, the Company will be required to use its best efforts to refinance the Company Note as soon as possible following the Distribution. Pursuant to the Reorganization Agreement, the remainder of the Company's intercompany balance owed to TCIC on the Distribution Date will be assumed by TCI in the form of a capital contribution to the Company. In addition, the Company will assume TCI's obligations under options to be granted on the Distribution Date to certain key employees of TCI (who are not employees of the Company) representing, in aggregate, 2.5% of the shares of Company Common Stock issued and outstanding on the Distribution Date, after giving effect to the Distribution. See note 5.

                       TCI SATELLITE ENTERTAINMENT, INC.

(3) TCIC historically has provided the Company with certain customer fulfillment services. Charges for such services have been allocated to the Company by TCIC based on scheduled rates. Pursuant to the "Fulfillment Agreement," TCIC will continue to provide fulfillment services to the Company following the Distribution with respect to customers of the PRIMESTAR(R) medium power service. Such services will include installation, maintenance, retrieval, inventory management and other customer fulfillment services. The Fulfillment Agreement, which will become effective on the first day of the month following the Distribution Date, provides for, among other matters, (i) the responsibilities of TCIC with respect to fulfillment services, including performance standards and penalties for non-performance, (ii) TCIC's fulfillment sites to be connected to the billing and information systems used by the Company, allowing for on-line scheduling and dispatch of installation and other service calls, and (iii) scheduled rates to be charged to the Company for the various customer fulfillment services to be provided by TCIC. The Company retains sole control under the Fulfillment Agreement to establish the retail prices and other terms and conditions on which installation and other services will be provided to the Company's customers. The Fulfillment Agreement also provides that, during the term of the Fulfillment Agreement, TCIC will not provide fulfillment services to any other wireless or other similar or competitive provider or distributor of television programming services (other than traditional cable). The Fulfillment Agreement will have an initial term of two years, and is terminable, on 180 days notice to TCIC, by the Company at any time during the first six months following the Distribution Date.

    There can be no assurance that the terms of the Fulfillment Agreement are not more or less favorable than those which could be obtained from unaffiliated third parties, or that comparable services could be obtained by the Company from third parties on any terms if the Fulfillment Agreement is terminated. The cost to the Company of the services provided by TCIC under the Fulfillment Agreement will exceed the standard charges that, historically, have been allocated to the Company for such services, reflecting in part the value to the Company, as determined by Company management, of the performance standards, exclusivity, termination right and certain other provisions included in the Fulfillment Agreement. Installation charges from TCIC include direct and indirect costs of performing installations. The Company has capitalized a portion of such charges based upon amounts charged by unaffiliated third parties to perform similar services. Following the Distribution, the Company will capitalize the full amount of installation fees paid to TCIC pursuant to the Fulfillment Agreement. In this regard, the installation charges allocated to the Company by TCIC aggregated $28,212,000 and $69,154,000 during the six months ended June 30, 1996 and the year ended December 31, 1995, respectively. If the Fulfillment Agreement had been in effect on January 1, 1995, the estimated installation fees payable by the Company to TCIC would have been $37,177,000 and $91,021,000 during the six months ended June 30, 1996 and the year ended December 31, 1995, respectively. The amount payable in future periods by the Company to TCIC under the Fulfillment Agreement will be dependent upon the level of fulfillment services provided by TCIC to the Company.

(4) Pursuant to the Transition Services Agreement between TCI and the Company, following the Distribution, TCI will provide to the Company certain services and other benefits, including administrative and other services that were provided to the Company prior to the Distribution. Pursuant to the Transition Services Agreement, TCI has also agreed to provide the Company with certain most-favored-customer rights to programming services that TCI or a wholly owned subsidiary of TCI may own in the future and access to any volume discounts that may be available to TCI for purchase of home satellite dishes, satellite receivers and other equipment. The Company does not presently purchase programming from SSI and no assurance can be given that the Company will, in the future, purchase programming from SSI. As compensation for

                       TCI SATELLITE ENTERTAINMENT, INC.

    the services rendered and for the benefits made available to the Company pursuant to the Transition Services Agreement, the Company will pay TCI a monthly fee of $1.50 per qualified subscribing household or other customer unit (regardless of the number of satellite receivers), commencing with the month of January 1997, up to a maximum of $3 million per month, and reimburse TCI quarterly for direct, out-of-pocket expenses to third parties. The Transition Services Agreement will continue in effect until the close of business on December 31, 1999, and will be renewed automatically for successive one-year periods thereafter, unless earlier terminated by (i) either party at the end of the initial term or the then current renewal term, as applicable, on not less than 180 days' prior written notice to the other party, (ii) TCI upon written notice to the Company following certain changes in control of the Company, and (iii) either party if the other party is the subject of certain bankruptcy or insolvency-related events.

(5) In June 1996, the TCI Board authorized TCI to permit certain of its executive officers to acquire equity interests in certain of TCI's subsidiaries. In connection therewith, the TCI Board approved the acquisition by each of two executive officers of TCI who are not employees of the Company (the "TCI Officers"), of 1.0% of the net equity of the Company. The TCI Board also approved the acquisition by an executive officer of TCIC who is also the chief executive officer and a director of the Company (the "Company Officer"), of 1.0% of the net equity of the Company and the acquisition by an executive officer of a TCI subsidiary who is also a director, but not an employee, of the Company (the "TCI Subsidiary Officer"), of 0.5% of the net equity of the Company. The TCI Board determined to structure such transactions as grants by the Company to such persons of options to purchase shares of Series A Common Stock representing 1.0% (in the case of each of the TCI Officers and the Company Officer) and 0.5% (in the case of the TCI Subsidiary Officer) of the shares of Series A Common Stock and Series B Common Stock issued and outstanding on the Distribution Date, determined immediately after giving effect to the Distribution, but before giving effect to any exercise of such options. The aggregate exercise price for each such option is equal to 1.0% (in the case of each of the TCI Officers and the Company Officer) and 0.5% (in the case of the TCI Subsidiary Officer) of TCI's Net Investment as of the first to occur of the Distribution Date and the date on which such option first becomes exercisable, but excluding any portion of TCI's Net Investment that as of such date is represented by a promissory note or other evidence of indebtedness from the Company to TCI. TCI's Net Investment is defined for this purpose as the cumulative amount invested by TCI and its predecessor in the Company and its predecessors prior to and including the applicable date of determination, less the aggregate amount of all dividends and distributions made by the Company and its predecessors to TCI and its predecessor prior to and including such date. The options will be granted on the Distribution Date, will vest in 20% cumulative increments on each of the first five anniversaries of February 1, 1996, and will be exercisable for up to ten years following February 1, 1996. Pursuant to the Reorganization Agreement, and (in the case of the TCI Officers and the TCI Subsidiary Officer) in partial consideration for the capital contribution to be made by TCI to the Company in connection with the Distribution, the Company has agreed, effective as of the Distribution Date, to bear all obligations under such options and to enter into stock option agreements with respect to such stock options (collectively, the "Stock Option Agreements") with each of the TCI Officers, the Company Officer and the TCI Subsidiary Officer. See
    note 2.

(6) Represents the issuance of the Company Note in satisfaction of $250,000,000 of the intercompany balance owed to TCIC. The excess of the remaining intercompany balance over the stock compensation obligation described in notes 5 and 7 is reflected as a contribution to additional paid-in capital. See note 2.

(7) Represents the estimated stock compensation obligation associated with the Stock Option Agreements. Such estimated obligation is based upon preliminary estimates of (i) the market value of the shares

                       TCI SATELLITE ENTERTAINMENT, INC.

     underlying the Stock Option Agreements and (ii) the exercise price that would have been calculated if the stock options evidenced by the Stock Option Agreements were granted on June 30, 1996. Accordingly, such estimated obligation is subject to adjustment upon the determination of the actual market value and exercise price on the Distribution Date (the date of grant). The estimated stock compensation obligation includes a $28,200,000 obligation with respect to the TCI Officers and the TCI Subsidiary Officer, and a $11,300,000 obligation with respect to the Company Officer. The recognition of the estimated stock compensation obligation with respect to (i) the TCI Officers and the TCI Subsidiary Officer gives rise to a decrease in TCI's capital contribution to the Company, (ii) the Company Officer gives rise to deferred stock compensation expense that will be amortized over the five-year vesting period set forth in the Stock Option Agreements. See notes 5 and 11.

(8) Reflects the issuance of Series A Common Stock and Series B Common Stock pursuant to the Distribution. The number of shares reflected in the accompanying condensed pro forma combined balance sheet was calculated by applying the one-for-ten distribution ratio to the respective number of issued and outstanding Series A TCI Group Common Stock and Series B TCI Group Common Stock at June 30, 1996 (after elimination of shares held by subsidiaries of TCI).

(9) Eliminates the portion of the installation fees allocated to the Company by TCIC that was not capitalized in the Company's historical combined financial statements. See note 3.

(10) Represents the estimated additional charges that would have been incurred by the Company assuming the Transition Services Agreement had been effective on January 1, 1995. See note 4.

(11) Represents estimated compensation expense resulting from the vesting of the stock options that were assumed to be granted to the Company Officer on January 1, 1995 pursuant to the Stock Option Agreements. See notes 5 and 7.

(12) Represents the estimated additional depreciation expense that would have been incurred by the Company assuming (i) the Fulfillment Agreement had been effective on January 1, 1995 and (ii) the Company had capitalized all installation fees paid to TCIC under the Fulfillment Agreement. See note 3.

(13) Represents assumed interest expense on the Company Note. The pro forma adjustment has been calculated using an interest rate of 10% per annum, the rate that interest will accrue on borrowings under the Company Note. See note 2.

(14) Represents the estimated income tax effect of the pro forma adjustments.

(15) Represents pro forma loss per share assuming 66,904,582 weighted average shares of the Company were outstanding during the six months ended June 30, 1996 and the year ended December 31, 1995. Such weighted average shares represent the number of shares that would have been issued by the Company if the Distribution had occurred on June 30, 1996.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
TCI Communications, Inc.:

  We have audited the accompanying combined balance sheets of "TCI SATCO" (a combination of certain satellite television assets of TCI Communications, Inc., as defined in note 1) as of December 31, 1995 and 1994, and the related combined statements of operations, parent's investment, and cash flows for each of the years in the three-year period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of "TCI SATCO" as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Denver, Colorado

October 21, 1996

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1994

                                                            1995       1994
                                                         ----------  ----------
                                                         AMOUNTS IN THOUSANDS
ASSETS
Cash...................................................  $    1,801        --
Accounts receivable....................................      29,192      4,103
Less allowance for doubtful accounts...................       4,819      1,589
                                                         ----------  ---------
                                                             24,373      2,514
                                                         ----------  ---------
Prepaid expenses.......................................          86        --
Investment in, and related advances to, PRIMESTAR Part-
 ners L.P., ("PRIMESTAR Partners") (note 5)............      17,963      9,793
Property and equipment, at cost:
  Satellite reception systems..........................     539,843    131,742
  Support equipment....................................      12,395        425
  Cost of satellites under construction (note 6).......     382,900    278,772
                                                         ----------  ---------
                                                            935,138    410,939
  Less accumulated depreciation........................      63,250     17,727
                                                         ----------  ---------
                                                            871,888    393,212
                                                         ----------  ---------
                                                         $  916,111    405,519
                                                         ==========  =========
LIABILITIES AND PARENT'S INVESTMENT
Accounts payable.......................................  $   11,378      1,168
Accrued charges from PRIMESTAR Partners (note 5).......      26,420      4,900
Other accrued expenses.................................      11,484      1,078
Subscriber advance payments............................      13,243      1,764
Due to PRIMESTAR Partners (note 6).....................     382,900    278,772
                                                         ----------  ---------
    Total liabilities..................................     445,425    287,682
                                                         ----------  ---------
Parent's investment:
  Accumulated deficit..................................     (86,100)   (31,198)
  Due to TCI Communications, Inc. ("TCIC") (notes 2 and
   8)..................................................     556,786    149,035
                                                         ----------  ---------
    Total parent's investment..........................     470,686    117,837
                                                         ----------  ---------
Commitments and contingencies (notes 2, 5, 6, 8, 9 and
 10)
                                                         $  916,111    405,519
                                                         ==========  =========

            See accompanying notes to combined financial statements.

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

                       COMBINED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                       1995     1994     1993
                                                     --------  -------  ------
                                                      AMOUNTS IN THOUSANDS
Revenue:
  Programming and equipment rental.................. $133,688   18,641   9,075
  Installation......................................   75,214   11,638   2,604
                                                     --------  -------  ------
                                                      208,902   30,279  11,679
                                                     --------  -------  ------
Operating costs and expenses:
  Programming and other charges from PRIMESTAR Part-
     ners (note 5)..................................   78,250   11,632   4,445
  Other operating:
    TCIC (note 8)...................................   15,916    4,368   1,577
    Other...........................................    1,884      --      --
  Selling, general and administrative:
    TCIC (note 8)...................................    7,817    1,080     795
    Other...........................................  110,249    8,027     252
  Depreciation......................................   68,233   18,903   6,513
                                                     --------  -------  ------
                                                      282,349   44,010  13,582
                                                     --------  -------  ------
      Operating loss................................  (73,447) (13,731) (1,903)
Other income (expense):
  Share of losses of PRIMESTAR Partners (note 5)....   (8,969) (11,722) (5,524)
  Other, net........................................      306      306      88
                                                     --------  -------  ------
                                                       (8,663) (11,416) (5,436)
                                                     --------  -------  ------
      Loss before income taxes......................  (82,110) (25,147) (7,339)
Income tax benefit (note 7).........................   27,208    9,371   3,403
                                                     --------  -------  ------
      Net loss...................................... $(54,902) (15,776) (3,936)
                                                     ========  =======  ======

            See accompanying notes to combined financial statements.

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

                   COMBINED STATEMENTS OF PARENT'S INVESTMENT

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                       TOTAL
                                                ACCUMULATED DUE TO    PARENT'S
                                                  DEFICIT     TCI    INVESTMENT
                                                ----------- -------  ----------
                                                     AMOUNTS IN THOUSANDS
Balance at January 1, 1993.....................  $(11,486)   27,283    15,797
  Net loss.....................................    (3,936)      --     (3,936)
  Allocation of TCIC expenses..................       --      2,372     2,372
  Allocation of TCIC installation costs........       --      4,511     4,511
  Intercompany income tax allocation...........       --     (3,403)   (3,403)
  Net cash transfers from TCIC.................       --     27,166    27,166
                                                 --------   -------   -------
Balance at December 31, 1993...................   (15,422)   57,929    42,507
  Net loss.....................................   (15,776)      --    (15,776)
  Allocation of TCIC expenses..................       --      5,448     5,448
  Allocation of TCIC installation costs........       --     15,369    15,369
  Intercompany income tax allocation...........       --     (9,371)   (9,371)
  Net cash transfers from TCIC.................       --     79,660    79,660
                                                 --------   -------   -------
Balance at December 31, 1994...................   (31,198)  149,035   117,837
  Net loss.....................................   (54,902)      --    (54,902)
  Allocation of TCIC expenses..................       --     23,733    23,733
  Allocation of TCIC installation costs........       --     57,058    57,058
  Intercompany income tax allocation...........       --    (35,735)  (35,735)
  Recognition of deferred tax assets in
   connection with intercompany transfer of
   certain property and equipment..............       --      8,527     8,527
  Net cash transfers from TCIC.................       --    354,168   354,168
                                                 --------   -------   -------
Balance at December 31, 1995...................  $(86,100)  556,786   470,686
                                                 ========   =======   =======

            See accompanying notes to combined financial statements.

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

                       COMBINED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                   1995       1994      1993
                                                 ---------  --------  --------
                                                    AMOUNTS IN THOUSANDS
                                                        (SEE NOTE 4)
Cash flows from operating activities:
 Net loss....................................... $ (54,902)  (15,776)   (3,936)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
  Depreciation..................................    68,233    18,903     6,513
  Share of losses of PRIMESTAR Partners.........     8,969    11,722     5,524
  Deferred income tax expense...................     8,527       --        --
  Other non-cash charges (credits)..............       901       (87)      449
  Changes in operating assets and liabilities:
   Change in receivables........................   (21,859)   (1,809)     (263)
   Change in prepaids...........................       (86)      --        --
   Change in accruals and payables..............    42,136     5,624       764
   Change in subscriber advance payments........    11,479     1,304       172
                                                 ---------  --------  --------
    Net cash provided by operating activities...    63,398    19,881     9,223
                                                 ---------  --------  --------
Cash flows from investing activities:
 Capital expended for construction of satel-
  lites.........................................  (104,128) (207,608)  (71,164)
 Capital expended for property and equipment....  (442,781) (109,184)  (14,881)
 Additional investments in and advances to
  PRIMESTAR Partners............................   (17,139)  (32,082)  (24,664)
 Repayment of advances to PRIMESTAR Partners....       --     30,192       --
                                                 ---------  --------  --------
    Net cash used in investing activities:        (564,048) (318,682) (110,709)
                                                 ---------  --------  --------
Cash flows from financing activities:
 Increase in due to PRIMESTAR Partners..........   104,128   207,608    71,164
 Increase in due to TCIC........................   398,323    91,193    30,197
                                                 ---------  --------  --------
    Net cash provided by financing activities...   502,451   298,801   101,361
                                                 ---------  --------  --------
    Net increase (decrease) in cash.............     1,801       --       (125)
    Cash at beginning of period.................       --        --        125
                                                 ---------  --------  --------
    Cash at end of period....................... $   1,801       --        --
                                                 =========  ========  ========

            See accompanying notes to combined financial statements.

                                  "TCI SATCO"
                (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                       DECEMBER 31, 1995, 1994 AND 1993

(1) BASIS OF PRESENTATION

  The accompanying combined financial statements of "TCI SATCO" represent a combination of the historical financial information of certain satellite television assets of TCIC, a subsidiary of Tele-Communications, Inc. ("TCI"). Upon consummation of the spinoff transaction described in note 2, TCI Satellite Entertainment, Inc. ("TSEI") will own the assets that comprise "TCI SATCO," which assets include (i) a 100% ownership interest in "PRIMESTAR By TCI," the TCIC business that distributes the PRIMESTAR(R) programming service to subscribers within specified areas of the continental United States, (ii) an aggregate 20.86% ownership interest in PRIMESTAR Partners, (iii) a 100% ownership interest in Tempo Satellite, Inc. ("Tempo"), and (iv) TCI's rights under certain agreements with Telesat Canada ("Telesat").

  Tempo holds a construction permit issued by the Federal Communications Commission ("FCC") authorizing construction of a direct broadcast satellite ("DBS") system. Tempo is also a party to a construction agreement with Space Systems/Loral, Inc. ("Loral"), pursuant to which Loral is currently constructing two high power communications satellites (the "Company Satellites"). PRIMESTAR Partners, which was formed as a limited partnership in 1990 by subsidiaries of TCIC, several other cable operators and General Electric Company, broadcasts satellite entertainment services that are delivered to the home through PRIMESTAR By TCI and certain other authorized distributors.

  In the following text, the "Company" may, as the context requires, refer to "TCI SATCO" (prior to the completion of the spinoff transaction described in note 2), TSEI and its consolidated subsidiaries (subsequent to the completion of the spinoff transaction described in note 2) or both. Additionally, unless the context indicates otherwise, references to "TCI" and "TCIC" herein are to TCI and TCIC, together with their respective consolidated subsidiaries (other than the Company).

  All significant inter-entity transactions have been eliminated.

  As further discussed in note 8, the accompanying combined statements of operations include allocations of certain costs and expenses of TCI. Although such allocations are not necessarily indicative of the costs that would have been incurred by the Company on a stand-alone basis, management believes the resulting allocated amounts are reasonable.

(2) SPINOFF TRANSACTION

  On June 17, 1996, the Board of Directors of TCI (the "TCI Board") announced its intention to spinoff all the capital stock of the Company to the holders of Tele-Communications, Inc. Series A TCI Group Common Stock (the "Series A TCI Group Common Stock") and Tele-Communications, Inc. Series B TCI Group Common Stock (the "Series B TCI Group Common Stock" and, together with the Series A TCI Group Common Stock, the "TCI Group Common Stock"). The spinoff will be effected as a distribution (the "Distribution") by TCI to holders of its TCI Group Common Stock of shares of Series A Common Stock of the Company (the "Series A Common Stock") and Series B Common Stock of the Company (the "Series B Common Stock"). The Distribution will not involve the payment of any consideration by the holders of TCI Group Common Stock (such holders, the "TCI Group Stockholders"), and is intended to qualify as a tax-free spinoff. The Distribution is expected to occur in the fourth quarter of 1996, on a date (the "Distribution Date") to be determined by the TCI Board, and will be made as a dividend to holders of TCI Group Common Stock of record as of the close of business on a record date (the "Record Date") to be determined by the TCI Board.

                                  "TCI SATCO"
                (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Stockholders of record of TCI Group Common Stock on the Record Date will receive one share of Series A Common Stock for each ten shares of Series A TCI Group Common Stock owned of record at the close of business on the Record Date and one share of Series B Common Stock for each ten shares of Series B TCI Group Common Stock owned of record as of the close of business on the Record Date. Fractional shares will not be issued. Fractions of one-half or greater of a share will be rounded up and fractions of less than one-half of a share will be rounded down to the nearest whole number of shares of Series A Common Stock and Series B Common Stock.

  Following the Distribution, the Company and TCI will operate independently, and neither will have any stock ownership, beneficial or otherwise, in the other. For the purposes of governing certain of the ongoing relationships between the Company and TCI after the Distribution, and to provide mechanisms for an orderly transition, on or before the Distribution Date the Company and TCI will enter into various agreements, including the "Reorganization Agreement", the "Fulfillment Agreement", the "TCIC Credit Facility", the "Transition Services Agreement," an amendment to TCI's existing "Tax Sharing Agreement" and the "Indemnification Agreements."

 Reorganization Agreement

  The Reorganization Agreement will provide for, among other things, the transfer to the Company of the assets of TCI SATCO, and for the assumption by the Company of related liabilities. No consideration will be payable by the Company for these transfers, except that two subsidiaries of the Company will purchase TCIC's partnership interests in PRIMESTAR Partners for consideration payable by delivery of promissory notes issued by such subsidiaries, which promissory notes will be assumed by TCI on or before the Distribution Date, in the form of a capital contribution to the Company. The Reorganization Agreement will also provide for certain cross-indemnities designed to make the Company financially responsible for all liabilities relating to the digital satellite business conducted by TCI prior to the Distribution, as well as for all liabilities incurred by the Company after the Distribution, and to make TCI financially responsible for all potential liabilities of the Company which are not related to the digital satellite business, including, for example, liabilities arising as a result of the Company's having been a subsidiary of TCI.

  Pursuant to the Reorganization Agreement, on or before the Distribution Date, the Company will issue to TCIC a promissory note (the "Company Note"), in the principal amount of $250,000,000, representing a portion of the Company's intercompany balance owed to TCIC on such date. See related discussion below.

  Pursuant to the Reorganization Agreement, the remainder of the Company's intercompany balance owed to TCIC on the Distribution Date will be assumed by TCI in the form of a capital contribution to the Company. In addition, the Company will assume TCI's obligations under options to be granted on the Distribution Date to certain key employees of TCI (who are not employees of the Company) representing, in aggregate, 2.5% of the shares of Company Common Stock issued and outstanding on the Distribution Date, after giving effect to the Distribution. See related discussion below.

 Fulfillment Agreement

  TCIC historically has provided the Company with certain customer fulfillment services for PRIMESTAR(R) customers enrolled by the Company's direct sales force and National Call Center. Charges for such services have been allocated to the Company by TCIC based on scheduled rates.

  Pursuant to the Fulfillment Agreement entered into by TCIC and the Company, TCIC will continue to provide fulfillment services to the Company following the Distribution with respect to customers of the

                                  "TCI SATCO"
                (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

PRIMESTAR(R) medium power service. Such services will include installation, maintenance, retrieval, inventory management and other customer fulfillment services. The Fulfillment Agreement, which will become effective on the first day of the month following the Distribution Date. Among other matters, the Fulfillment Agreement (i) sets forth the responsibilities of TCIC with respect to fulfillment services, including performance standards and penalties for non-performance, (ii) provides for TCIC's fulfillment sites to be connected to the billing and information systems used by the Company, allowing for on-line scheduling and dispatch of installation and other service calls, and (iii) provides scheduled rates to be charged to the Company for the various customer fulfillment services to be provided by TCIC. The Company retains sole control under the Fulfillment Agreement to establish the retail prices and other terms and conditions on which installation and other services will be provided to the Company's customers. The Fulfillment Agreement also provides that, during the term of the Fulfillment Agreement, TCIC will not provide fulfillment services to any other wireless or other similar or competitive provider or distributor of television programming services (other than traditional cable). The Fulfillment Agreement will have an initial term of two years and is terminable, on 180 days notice to TCIC, by the Company at any time during the first six months following the Distribution Date.

  There can be no assurance that the terms of the Fulfillment Agreement are not more or less favorable than those which could be obtained from unaffiliated third parties, or that comparable services could be obtained by the Company from third parties on any terms if the Fulfillment Agreement is terminated. The cost to the Company of the services provided by TCIC under the Fulfillment Agreement will exceed the standard charges that, historically, have been allocated to the Company for such services, reflecting in part the value to the Company, as determined by Company management, of the performance standards, exclusivity, termination right and certain other provisions included in the Fulfillment Agreement. See notes 1 and 8.

 TCIC Credit Facility

  TCIC has agreed to make loans to the Company from time to time up to an aggregate outstanding principal amount of $500,000,000 (the "TCIC Revolving Loans"). The terms and conditions of the TCIC Revolving Loans and Company Note will be provided for by a credit agreement, dated as of the Distribution Date, between the Company and TCIC (the "TCIC Credit Facility"). The TCIC Revolving Loans and the Company Note will bear interest at 10% per annum, compounded semi-annually. Commitment fees equal to 3/8% of the average unborrowed availability of TCIC's $500,000,000 commitment under the TCIC Credit Facility will be payable to TCIC annually. Proceeds from the TCIC Revolving Loans may be used to fund (i) working capital requirements, (ii) capital expenditures contemplated by the October 1996 business plan of the Company, (iii) up to $75,000,000 of other capital expenditures and investments and (iv) the commitment fees payable under the TCIC Credit Facility. The TCIC Credit Facility requires the Company to use its best efforts to obtain external debt or equity financing after the Distribution Date. The TCIC Credit Facility further provides for mandatory prepayment of the TCIC Revolving Loans and the Company Note to the extent and in the amount that the Company has obtained such external financing. Any such prepayment from the proceeds of external financing is required to be applied first to the Company Note and then to repay borrowings and correspondingly reduce the commitments under the TCIC Credit Facility. The outstanding principal of the TCIC Revolving Loans and the Company Note, together with accrued interest, will be due and payable on September 30, 2001, the final maturity date of the TCIC Credit Facility, whether or not sufficient external financing has then been obtained by the Company.

  Borrowings under the TCIC Credit Facility are subject to, among other things, (a) the Company's representations and warranties being true and correct on the date of borrowing, (b) the Company's being in compliance with its covenants in the TCIC Credit Facility, (c) no default having occurred and being continuing

                                  "TCI SATCO"
                (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

on the borrowing date or being caused by such borrowing and (d) the Company's being in compliance, in all material respects, with the terms and conditions of the Indemnification Agreements, the Transition Services Agreement, the Reorganization Agreement and the Fulfillment Agreement. The TCIC Credit Facility sets forth the covenants the Company has agreed to comply with during the term of the TCIC Credit Facility, including its covenants (i) not to sell, transfer or otherwise dispose of any asset (other than sales of inventory in the ordinary course of business), without the prior written consent of TCIC (other than the sale of assets or securities of a subsidiary if the aggregate consideration payable to the seller in respect of such sale is not less than the fair market value of such assets), (ii) not to merge into or consolidate or combine with any other person, without the prior written consent of TCIC,
(iii) not to declare or pay any dividend or make any distribution on its capital stock (other than in common stock), or purchase, redeem or otherwise acquire or retire for value any capital stock of the Company, (iv) to maintain specified minimum numbers of qualified subscribers from December 31, 1996 through December 31, 1997, (v) not to incur indebtedness at any time prior to and including December 31, 1997 that would exceed a specified amount per qualified subscriber, (vi) to maintain specified leverage ratios from January 1, 1998 through September 30, 2001, (vii) to maintain specified minimum ratios of annualized cash flow to annual interest expense, and (viii) to maintain a specified minimum ratio of annualized cash flow to pro forma debt service.



 Transition Services Agreement

  Pursuant to the Transition Services Agreement between TCI and the Company, following the Distribution, TCI will provide to the Company certain services and other benefits, including certain administrative and other services that were provided by TCI prior to the Distribution. Pursuant to the Transition Services Agreement, TCI has also agreed to provide the Company with certain most-favored-customer rights to programming services that TCI or a wholly owned subsidiary of TCI may own in the future and access to any volume discounts that may be available to TCI for purchase of home satellite dishes, satellite receivers and other equipment. As compensation for the services rendered and for the benefits made available to the Company pursuant to the Transition Services Agreement, the Company will pay TCI a monthly fee of $1.50 per qualified subscribing household or other customer unit (regardless of the number of satellite receivers), commencing with the month of January 1997, up to a maximum of $3,000,000 per month, and reimburse TCI quarterly for direct, out-of-pocket expenses incurred by TCI to third parties in providing the services. The Transition Services Agreement will continue in effect until the close of business on December 31, 1999, and will be renewed automatically for successive one-year periods thereafter, unless earlier terminated by (i) either party at the end of the initial term or the then current renewal term, as applicable, on not less than 180 days' prior written notice to the other party, (ii) TCI upon written notice to the Company following certain changes in control of the Company, and (iii) either party if the other party is the subject of certain bankruptcy or insolvency-related events.

 Indemnification Agreements

  On or before the Distribution Date, the Company will enter into Indemnification Agreements (the "Indemnification Agreements") with TCIC, TCI Technology Ventures, Inc. ("TCITV") and TCI UA 1, Inc. ("TCI UA 1"). The Indemnification Agreement with TCIC will provide for the Company to reimburse TCIC for any amounts drawn under an irrevocable transferable letter of credit issued for the account of TCIC to support the Company's share of PRIMESTAR Partners' obligations under an Amended and Restated Memorandum of Agreement, effective as of October 18, 1996, between the Partnership and GE Americom, with respect to PRIMESTAR Partners' use of transponders on a medium power satellite ("GE-2" or the "Replacement Satellite"), to be launched by GE Americom to replace the existing satellite used by PRIMESTAR Partners (the "GE-2 Agreement"). The original drawable amount of such letter of credit is $25,000,000, increasing to

                                  "TCI SATCO"
                (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

$75,000,000 if PRIMESTAR Partners exercises its option under the GE-2 Agreement to extend the term of such agreement for the remainder of the useful life of GE-2. See notes 5 and 9.

  The Indemnification Agreement with TCITV will provide for the Company to indemnify and hold harmless TCITV and certain related persons from and against any losses, claims and liabilities arising out of certain agreements relating to the proposed transaction with Telesat, which TCITV will assign to the Company in connection with the Distribution. See note 6. The Indemnification Agreement with TCI UA 1 will provide for the Company to reimburse TCI UA 1 for any amounts drawn under an irrevocable transferable letter of credit issued for the account of TCI UA 1 (the "TCI UA 1 Letter of Credit"), which supports a credit facility (the "PRIMESTAR Credit Facility") that was obtained by PRIMESTAR Partners to finance advances to Tempo for payments due in respect of the construction of the Company Satellites, and that is supported by letters of credit arranged for by affiliates of all but one of the partners of PRIMESTAR Partners.

  The TCIC and TCI UA 1 Indemnification Agreements further provide for the Company to indemnify and hold harmless TCIC and TCI UA 1, respectively, and certain related persons from and against any losses, claims, and liabilities arising out of the respective letters of credit or any drawings thereunder. The payment obligations of the Company to TCIC and TCI UA1 under such Indemnification Agreements will be subordinated in right of payment with respect to certain future obligations of the Company to financial institutions.

 Other Arrangements

  In June 1996, the TCI Board authorized TCI to permit certain of its executive officers to acquire equity interests in certain of TCI's subsidiaries. In connection therewith, the TCI Board approved the acquisition by each of two executive officers of TCI who are not employees of the Company (the "TCI Officers"), of 1.0% of the net equity of the Company. The TCI Board also approved the acquisition by an executive officer of TCIC who is also the chief executive officer and a director of the Company (the "Company Officer"), of 1.0% of the net equity of the Company and the acquisition by an executive officer of a TCI subsidiary who is also a director, but not an employee, of the Company (the "TCI Subsidiary Officer"), of 0.5% of the net equity of the Company. The TCI Board determined to structure such transactions as grants by the Company to such persons of options to purchase shares of Series A Common Stock representing 1.0% (in the case of each of the TCI Officers and the Company Officer) and 0.5% (in the case of the TCI Subsidiary Officer) of the shares of Series A Common Stock and Series B Common Stock issued and outstanding on the Distribution Date, determined immediately after giving effect to the Distribution, but before giving effect to any exercise of such options. The aggregate exercise price for each such option is equal to 1.0% (in the case of each of the TCI Officers and the Company Officer) and 0.5% (in the case of the TCI Subsidiary Officer) of TCI's Net Investment (as defined below) as of the first to occur of the Distribution Date and the date on which such option first becomes exercisable, but excluding any portion of TCI's Net Investment that as of such date is represented by a promissory note or other evidence of indebtedness from the Company to TCI. TCI's Net Investment is defined for this purpose as the cumulative amount invested by TCI and its predecessor in the Company and its predecessors prior to and including the applicable date of determination, less the aggregate amount of all dividends and distributions made by the Company and its predecessors to TCI and its predecessor prior to and including such date. The options will be granted on the Distribution Date, will vest in 20% cumulative increments on each of the first five anniversaries of February 1, 1996, and will be exercisable for up to ten years following February 1, 1996. Pursuant to the Reorganization Agreement, and (in the case of the TCI Officers and the TCIC Subsidiary Officer) in partial consideration for the capital contribution to be made by TCI to the Company in connection with the Distribution, the Company has agreed effective as of the Distribution Date to bear all obligations under such option and to

                                "TCI SATCO"

              (A COMBINATION OF CERTAIN SATELLITE TELEVISION

         ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

            NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

enter into stock option agreements with respect to such stock options with each of the TCI Officers, the Company Officer and the TCIC Subsidiary Officer.

  In connection with the Distribution, TCI and the Company also will enter into a "Share Purchase Agreement" to sell to each other from time to time, at the then current market price, shares of Series A TCI Group Common Stock and Series A Common Stock, respectively, as necessary to satisfy their respective obligations after the Distribution Date under certain stock options and stock appreciation rights held by their respective employees, and certain other convertible securities. On or prior to the Distribution, the Company will also enter into an amendment to TCI's existing "Tax Sharing Agreement." See note 7.


(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Investment in PRIMESTAR Partners

  The Company uses the equity method to account for its investment in PRIMESTAR Partners. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's share of the net earnings or losses of PRIMESTAR Partners as they occur, rather than as dividends or other distributions are received, limited to the extent of the Company's investment in, and advances and commitments to, PRIMESTAR Partners. The Company's share of net earnings or losses of PRIMESTAR Partners includes the amortization of the difference between the Company's investment and its share of the net assets of PRIMESTAR Partners.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed on a straight-line basis using estimated useful lives of 4 to 6 years for satellite reception systems and 3 to 10 years for support equipment. Satellite reception systems include subscriber installation costs, which costs are depreciated over the estimated average life of a subscriber (4 years). Any subscriber installation costs that have not been fully depreciated at the time service to a subscriber is terminated are charged to depreciation expense during the period in which such termination occurs.

  Installation charges from TCIC include direct and indirect costs of performing installations. The Company has capitalized a portion of such charges based upon amounts charged by unaffiliated third parties to perform similar services.

  Repairs and maintenance are charged to operations, and betterments and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto.

  The cost of the Company Satellites under construction is comprised of amounts paid by the Company pursuant to a fixed price construction contract. See note 6.

  In March of 1995, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("Statement No. 121"), effective for fiscal years beginning after December 15, 1995. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets

                                "TCI SATCO"

              (A COMBINATION OF CERTAIN SATELLITE TELEVISION

         ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

            NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

that are expected to be disposed of. The Company adopted Statement No. 121 effective December 31, 1995. Such adoption did not have a significant effect on the financial position or results of operations of the Company. In accordance with Statement No. 121, the Company periodically reviews the carrying amount of its long-lived assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. The Company considers historical and expected future net operating losses to be its primary indicators of potential impairment. Assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets ("Assets"). The Company deems Assets to be impaired if the Company is unable to recover the carrying value of its Assets over their expected remaining useful life through a forecast of undiscounted future operating cash flows directly related to the Assets. If Assets are deemed to be impaired, the loss is measured as the amount by which the carrying amount of the Assets exceeds their fair values. TCI SATCO generally measures fair value by considering sales prices for similar assets or by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

 Revenue Recognition

  Monthly programming and equipment rental revenue is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. To date, direct selling costs have exceeded installation revenue.

 Marketing and Direct Selling Costs

  Marketing and direct selling costs are expensed as incurred.

 Residual Sales Commissions

  Residual sales commissions, which become payable upon the collection of programming revenue from certain subscribers, are expensed during the period in which such commissions become payable. See note 9.

 Stock Based Compensation

  Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("Statement No. 123") was issued by the FASB in October 1995. Statement No. 123 establishes financial accounting and reporting standards for stock-based employee compensation plans as well as transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. The disclosures required by Statement No. 123, to the extent applicable, will be included in the notes to future financial statements.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) SUPPLEMENTAL DISCLOSURES TO COMBINED STATEMENTS OF CASH FLOWS

  Cash paid for interest and income taxes was not material during the years ended December 31, 1995, 1994 and 1993.

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  With the exception of certain non-cash transactions described in notes 7 and 8, transactions effected through the intercompany account with TCIC have been considered to be constructive cash receipts and payments for purposes of the accompanying combined statements of cash flows.

(5) INVESTMENT IN PRIMESTAR PARTNERS

  Summarized unaudited financial information for PRIMESTAR Partners is as follows (amounts in thousands):

                                                                  DECEMBER 31,
                                                                ----------------
                                                                  1995    1994
                                                                -------- -------
   FINANCIAL POSITION
   Current assets.............................................. $ 72,638  39,756
   Property and equipment, net.................................    9,990   7,703
   Cost of satellites under construction.......................  419,256 289,607
   Other assets, net...........................................   14,078   7,009
                                                                -------- -------
     Total assets.............................................. $515,962 344,075
                                                                ======== =======
   Current liabilities......................................... $ 37,911  17,081
   PRIMESTAR Credit Facility...................................  419,000 290,000
   Other liabilities...........................................    7,210  11,178
   Partners' capital...........................................   51,841  25,816
                                                                -------- -------
     Total liabilities and partners' capital................... $515,962 344,075
                                                                ======== =======

                                                   YEARS ENDED DECEMBER 31,
                                                   ---------------------------
                                                     1995      1994     1993
                                                   ---------  -------  -------
   RESULTS OF OPERATIONS
   Revenue.......................................  $ 180,595   27,841   10,861
   Operating, selling, general and administrative
    expenses.....................................   (216,100) (78,175) (38,433)
   Depreciation and amortization.................     (2,890)  (2,700)  (1,849)
                                                   ---------  -------  -------
     Operating loss..............................    (38,395) (53,034) (29,421)
   Other, net....................................     (3,642)  (2,682)     131
                                                   ---------  -------  -------
     Net loss....................................  $ (42,037) (55,716) (29,290)
                                                   =========  =======  =======

  The PRIMESTAR Credit Facility matures on June 30, 1997 and borrowings thereunder are collateralized by letters of credit issued by affiliates of all but one of the partners. See notes 6 and 9.

  PRIMESTAR Partners currently broadcasts from Satcom K-1 ("K-1"), a medium power satellite that is nearing the end of its operational life. Although the Company believes that the Replacement Satellite will be successfully deployed prior to the expiration of the operational life of K-1, such deployment is dependent on a number of factors that are outside of the Company's control, and no assurance can be given as to the successful deployment of the Replacement Satellite. The failure to deploy a fully operational satellite by the end of K-1's operational life (or the operational life of any temporary in-orbit replacement that might be available) could have a material adverse effect on both the Company and PRIMESTAR Partners.

  PRIMESTAR Partners is obligated to make certain minimum lease payments throughout the remaining operational life of K-1. Pursuant to the GE-2 Agreement, it is anticipated that PRIMESTAR Partners will be

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

required to make minimum lease payments for an initial term of four years from the date of commercial operation, extendible, at the option of PRIMESTAR Partners exercised prior to the later of December 31, 1996 and 45 days after written notice to PRIMESTAR Partners that delivery of the Replacement Satellite has occurred, for the remainder of the operational life of such Replacement Satellite (the "End-Of-Life Option"). See notes 2 and 9.

  PRIMESTAR Partners provides programming services to the Company and other authorized distributors in exchange for a fee based upon the number of subscribers receiving the respective programming services. In addition, PRIMESTAR Partners arranges for satellite capacity and uplink services, and provides national marketing and administrative support services in exchange for a separate authorization fee. In April 1994, PRIMESTAR Partners began to separately identify charges which relate to programming services from those which relate to other items. During the year ended December 31, 1995, the charges from PRIMESTAR Partners included approximately $53,006,000 for programming services and $25,244,000 for other items.

  Under the PRIMESTAR Partners limited partnership agreement, the Company has agreed to fund its share of any capital contributions and/or loans to PRIMESTAR Partners that might be agreed upon from time to time by the partners of PRIMESTAR Partners. Additionally, as a general partner of PRIMESTAR Partners, the Company is liable as a matter of partnership law for all debts of PRIMESTAR Partners in the event the liabilities of PRIMESTAR Partners were to exceed its assets. PRIMESTAR Partners has contingent liabilities related to legal and other matters arising in the ordinary course of business. Management of PRIMESTAR Partners is unable at this time to assess the impact, if any, of such matters on PRIMESTAR Partners' results of operations, financial position, or cash flows.

(6) SATELLITES UNDER CONSTRUCTION

  The Company, through Tempo, holds a "Construction Permit" issued by the FCC authorizing construction of a DBS system consisting of two or more satellites delivering DBS service in 11 frequencies at the 119(degrees) W.L. orbital position and 11 frequencies at the 166(degrees) W.L. orbital position. Tempo is also a party to the Satellite Construction Agreement with Loral, pursuant to which Tempo has agreed to purchase the Company Satellites at a fixed contract price of $487,159,500, and has an option to purchase up to three additional satellites. The cost of constructing the Company Satellites is reflected in "Cost of satellites under construction" in the accompanying combined balance sheets. The Company is currently pursuing two parallel strategies for deploying the Company Satellites.

Telesat Transaction.

  In May 1996, subject to both American and Canadian regulatory approvals, the Company, through Tempo, entered into agreements for the proposed arrangement with Telesat to launch one or both of the Company Satellites into the 82(degrees) W.L. orbital position (the "Telesat Transaction"). The 82(degrees) W.L. orbital position is a high power direct broadcast satellite slot allocated by international agreement to Canada. The Telesat Transaction, if consummated, provides that (i) the Company will sell the Company Satellites to Telesat in accordance with the Satellite Purchase Agreement dated as of May 6, 1996 (the "Satellite Purchase Agreement") between Tempo and Telesat and (ii) Telesat will simultaneously resell 27 of the 32 transponders on the Company Satellites to the Company, in accordance with the "Operating Services Agreement" between Telesat and TCI Technology Ventures, Inc. ("TCITV"), a subsidiary of TCI, which agreement will be assigned by TCITV to a subsidiary of the Company prior to the Distribution. It is expected that Western Tele-Communications, Inc. ("WTCI"), a subsidiary of TCIC, would provide uplinking and compression services in connection with any DBS service to be operated using the transponders to be purchased from Telesat.

                                  "TCI SATCO"
                (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  The purchase price (the "Satellite Purchase Price") payable by Telesat for each Company Satellite if the Telesat Transaction is consummated is an amount equal to the total cost of constructing, launching and placing into orbit such Company Satellite, including capitalized interest and other financing costs relating thereto. At the closing of the sale of each Company Satellite, in accordance with the Operating Services Agreement, a subsidiary of the Company, by assignment from TCITV, will purchase 27 of the 32 transponders on such Company Satellite, for an initial payment equal to one-half of 27/32nds of the Satellite Purchase Price for such Company Satellite, which payment will be offset against the Satellite Purchase Price to be paid at that closing by Telesat (and the balance of the Satellite Purchase Price remitted by the Company to the Partnership to repay advances under the Tempo Letter Agreements described below). Thereafter, the Company will pay Telesat a quarterly operating fee for use of the transponders, including charges for in-orbit insurance and tracking, telemetry and control of the Company Satellites. The aggregate operating fee per quarter is fixed for the first 48 quarters, subject to adjustment based on the actual Satellite Purchase Price for the Company Satellites. If the Company continues to use the transponders after 48 quarterly payments have been made, the Company will make quarterly payments to Telesat at a rate equal to about one-fourth of the previous quarterly payments.

  The proposed Telesat Transaction is subject to the approval of U.S. and Canadian regulatory authorities. No assurance can be given that such regulatory approval will be obtained or will be obtained on terms satisfactory to the Company. On March 26, 1996, WTCI filed an application with the FCC for authorization to construct and operate an earth station to uplink video programming to the Company Satellites that would be launched into 82(degrees) W.L. pursuant to the Telesat Transaction. On July 1, 1996, four cabinet-level departments of the executive branch of the U.S. government filed the Executive Branch Letter with the FCC recommending that the FCC treat the application as premature and raising concerns regarding the application relating to international agreement obligations, Canadian content restrictions, Canadian licensing restrictions and domestic competition policy. On July 15, 1996, the FCC dismissed WTCI's application, without prejudice, on the ground that the application was premature because Canada has not yet issued licenses to Telesat, which will own and operate the satellite containing the Company's transponders to which WTCI will uplink. The FCC's order expressly did not address any of the substantive issues raised by WTCI's application or by the various petitions to deny WTCI's application that had been received from the Company's competitors. The FCC indicated, however, that if WTCI refiled its application, it would take into account concerns raised by the Executive Branch Letter with respect to the application.

  On August 14, 1996, WTCI filed a petition seeking reconsideration on the ground that, although a formal license has not been issued, Industry Canada has in fact issued all the pre-launch authority it customarily grants to satellite applicants and that Telesat has received from Industry Canada its standard support in principle for its proposal. In addition, WTCI noted that none of the concerns raised by the Executive Branch Letter should impede grant of WTCI's application. There can be no assurance, however, that the FCC will respond favorably to the petition. Furthermore, although the Company believes that WTCI's proposal is in the public interest and fully consistent with applicable FCC rules and policies (as well as applicable treaties and international agreements), there can be no assurance that the FCC will not deny such application on substantive grounds when it reconsiders the matter, and the Company cannot predict whether WTCI will ultimately receive the necessary authorizations to operate the planned uplink station. If Telesat notifies the Company that Telesat has obtained all government approvals and authorizations required to be obtained by Telesat in connection with the Telesat Transaction, prior to the Company obtaining its required government approvals and authorizations, Telesat would have the right to terminate the Telesat Transaction, under its agreement with the Company.

  Construction of one of the Company Satellites ("Satellite No. 1") has been completed and has been outfitted with an antenna for the 82(degrees) W.L. orbital location. Construction of the other Company Satellite

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

("Satellite No. 2") has been completed except for the installation of an antenna. Loral has advised the Company that the Company must notify Loral of the required antenna configuration of Satellite No. 2 on or about November 1, 1996, for Satellite No. 2 to be ready for launch by February Launch Date (defined below).

  Pursuant to the "Satellite Construction Agreement" with Loral, Tempo has arranged for two possible launches, one currently scheduled for launch on December 19, 1996 (the "December Launch Date"), and the other scheduled for launch on February 27, 1997 (the "February Launch Date"). In order to meet the December Launch Date, one of the Company Satellites would have to be shipped from Loral's facility on or about November 13, 1996. The Company is currently in discussions with Loral and other parties with respect to the possibility of obtaining an additional launch window in 1997 to replace the December Launch Date. However, there can be no assurance that such a launch window can be arranged at this time or will be available on terms acceptable to the Company. If the Company is unable to utilize the December Launch Date or to obtain a replacement launch window in 1997, the Company would not be able to deploy one of the Company Satellites before 1998.

  If the Company receives all necessary regulatory approvals for the Telesat Transaction by November 1, 1996, the Company currently intends to launch Satellite No. 1 into the 82(degrees) W.L. orbital location on the December Launch Date. In addition, Tempo will instruct Loral to install an antenna on Satellite No. 2 that is suitable for operation at the 91(degrees) W.L. orbital location. In such event, Satellite No. 2 will be shipped to its launch site in time for the February Launch Date and is expected to be deployed temporarily into the 91(degrees) W.L. orbital position before being moved to 82(degrees) W.L.

  If the Company receives all necessary regulatory approvals for the Telesat Transaction after November 1, 1996, but on or before November 13, 1996, then subject to Telesat's agreeing to amend its agreements with the Company to eliminate the references to a satellite being deployed at 91(degrees) W.L., the Company currently intends to launch Satellite No. 1 into the 82(degrees) W.L. orbital location on the December Launch Date. In addition, it is expected that the Company will instruct Loral to install an antenna on Satellite No. 2 that is suitable for operation at the 119(degrees) W.L. orbital location. Satellite No. 2 will be shipped to its launch site in time for the February Launch Date and will be launched into the 119(degrees) W.L. orbital location.

  If all necessary regulatory approvals are not received by November 13, 1996, or if such approvals are received but the agreements with Telesat have not been amended as described above, Satellite No. 2 will be launched into the 119(degrees) W.L. orbital location on the February Launch Date, the December Launch Date will be deferred with associated penalties and Tempo will place Satellite No. 1 in storage for future launch into the 82(degrees) W.L. orbital location or otherwise to be disposed of or deployed in such manner as the Company and PRIMESTAR Partners may determine.

  If regulatory and other conditions to the Telesat Transaction are satisfied and the Telesat Transaction is consummated with either or both of the Company Satellites, the Company and PRIMESTAR Partners have been discussing the Company's making available to PRIMESTAR Partners all of the rights and benefits (including the purchase price for the Company Satellites), and PRIMESTAR Partners assuming all of the obligations (including the repurchase price for the 27 transponders to be repurchased from Telesat), of the Company under the agreements with Telesat. Further, if one of the Company Satellites is launched into 119(degrees) W.L., the discussions between the Company and PRIMESTAR Partners contemplate that the Company would make 100% of the capacity on such satellite available to PRIMESTAR Partners and that PRIMESTAR Partners would reimburse the Company for the costs of operating such satellite. In each of the foregoing circumstances, the Company would be unconditionally released from any obligation it may have to repay PRIMESTAR Partners for its funding of the costs of constructing and launching the Company Satellites. However, if the Company and PRIMESTAR Partners are unable to reach

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

agreement with respect to the foregoing, the Company will consider other potential uses for the available capacity on the Company Satellites, which could include using such capacity in connection with another DBS business opportunity.

 Tempo DBS System.

  Tempo's Construction Permit authorizes the construction of a DBS system with 11 frequency channels at 119(degrees) W.L. and 11 frequency channels at 166(degrees) W.L. The 119(degrees) W.L. position is generally visible to home satellite dishes throughout all fifty states; the 166(degrees) is visible only in the western half of the continental U.S. as well as Alaska and Hawaii. Under Tempo's Satellite Construction Agreement with Loral, Loral is committed to supply to Tempo a total of five high power satellites (including the Company Satellites) and other items relating to such satellites. Subject to completion of the Telesat Transaction, the Company has exercised its option under the Satellite Construction Agreement to purchase Satellite No. 3. Under those circumstances, Satellite No. 3 would be designated for deployment in the 119(degrees) W.L. orbital position and scheduled for launch by May 1998 pursuant to Tempo's Construction Permit.

  If the Telesat Transaction is not consummated, the Company intends to deploy one of the Company Satellites in the 119(degrees) W.L. orbital position and to place the second Company Satellite in storage for future deployment or other disposition as determined by Tempo".

 Satellite Launches.

  Pursuant to the Satellite Construction Agreement, following the launch of a satellite, Loral will conduct in-orbit testing. Delivery of a satellite takes place upon Tempo's acceptance of such satellite after completion of in-orbit testing ("Delivery"). Subject to certain limits, Loral must reimburse Tempo for Tempo's actual and reasonable expenses directly incurred as a result of any delays in the Delivery of satellites. The in-orbit useful life of each satellite is designed to be a minimum of 12 years. If in-orbit testing confirms that the satellite conforms fully to specifications and the service life of the satellite will be at least 12 years, Tempo is required to accept the satellite. If in-orbit testing determines that the satellite does not fully conform to specifications but at least 50% of its transponders are functional and the service life of the satellite will be at least six years, Tempo is required to accept the satellite but is entitled to receive a proportionate decrease in the purchase price. If Loral fails to deliver a satellite, it has 29 months to deliver, at its own expense, a replacement satellite. Loral may make four attempts to launch the two Company Satellites; however, if the two Company Satellites are not delivered in such four attempts, Tempo may terminate the Satellite Construction Agreement. Tempo also may terminate the contract in the event of two successive satellite failures.

  Loral has warranted that, until the satellites are launched, the satellites will be free from defects in materials or workmanship and will meet the applicable performance specifications. In addition, Loral has warranted that all items other than the satellites delivered under the Satellite Construction Agreement will be free from defects in materials or workmanship for one year from the date of their acceptance and will perform in accordance with the applicable performance specifications. Loral bears the risk of loss of the Company Satellites until Delivery. Upon Delivery, title and risk of loss pass to Tempo. However, Loral is obligated to carry risk insurance on each satellite covering the period from the launch of the satellite through an operating period of 180 days. Such risk insurance will cover (i) the cost of any damages due under the Satellite Construction Agreement; (ii) the cost of delivery of a replacement satellite in the event of a satellite failure; and (iii) the refund of the full purchase price for each undelivered Company Satellite if Loral fails to deliver both Company Satellites after four attempts. Loral is also required to obtain insurance indemnifying Tempo from any third party claims arising out of the launch of a satellite.

                                  "TCI SATCO"
                (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

 Tempo Option.

  In February 1990, Tempo entered into an option agreement with PRIMESTAR Partners (the "Option Agreement"), granting PRIMESTAR Partners the right and option (the "Tempo Option"), upon exercise, to purchase or lease 100% of the capacity of the DBS system to be built, launched and operated by Tempo pursuant to the Construction Permit. Under the Option Agreement, upon the exercise of the Tempo Option, PRIMESTAR Partners would be obligated to pay Tempo $1,000,000 (the "Exercise Price") and lease or purchase the entire capacity with the purchase price (or aggregate loan payments) being sufficient to cover the cost of constructing, launching and operating such proposed system. In connection with the Tempo Option and certain related matters, Tempo and PRIMESTAR Partners subsequently entered into two letter agreements (the "Tempo Letter Agreements"), which provided for, among other things, the funding by PRIMESTAR Partners of milestone and other payments due under the Satellite Construction Agreement, and certain related costs, through advances by PRIMESTAR Partners to Tempo. PRIMESTAR Partners financed such advances to Tempo through borrowings under the PRIMESTAR Credit Facility which was in turn supported by letters of credit arranged for by affiliates of all but one of the partners of PRIMESTAR Partners. The aggregate funding provided to Tempo by PRIMESTAR Partners is reflected in "Due to PRIMESTAR Partners" in the accompanying combined balance sheets. At December 31, 1995, the amount borrowed by PRIMESTAR Partners under the PRIMESTAR Credit Facility was $419,000,000, including accrued interest. See note 5.

  The Tempo Letter Agreements permit PRIMESTAR Partners to apply its advances to Tempo against any payments (other than the Exercise Price) due under the Tempo Option and would not require Tempo to repay such advances unless PRIMESTAR Partners elected to stop funding amounts due under the Satellite Construction Agreement or failed to exercise the Tempo Option within the period provided for in the Tempo Letter Agreements, in which event Tempo could, in lieu of making such repayment, elect to assign all of its rights relating to the Company Satellites to PRIMESTAR Partners.

  On February 29, 1996, Tempo notified PRIMESTAR Partners of Tempo's belief that PRIMESTAR Partners had failed to effectively exercise the Tempo Option and that such failure had resulted in the termination of the Tempo Option pursuant to the Tempo Letter Agreements. In that connection, Tempo advised PRIMESTAR Partners that, based on and assuming the effective termination of the Tempo Option, Tempo would reimburse PRIMESTAR Partners for its advances to Tempo by assuming PRIMESTAR Partner's indebtedness for borrowed money under the PRIMESTAR Credit Facility, to the extent used to fund such advances.

  Tempo's belief that PRIMESTAR Partners failed to effectively exercise the Tempo Option is based, among other things, on the fact that despite the Partnership's notice to Tempo at the July 29, 1994 meeting of the Partners Committee of its exercise of the Tempo Option, since such date, PRIMESTAR Partners has failed to take any of the actions contemplated by the Option Agreement to be taken following exercise of the Tempo Option, including (i) advising Tempo whether it intends to purchase or lease the capacity of the DBS system referred to in the Option Agreement, (ii) negotiating an agreement of purchase or lease with Tempo and (iii) paying Tempo the Exercise Price. Moreover, in December 1995, a representative of PRIMESTAR Partners informed the Company that the July 1994 exercise of the Tempo Option had been intended as a conditional exercise, although conditional exercises are not contemplated by the Option Agreement, and that the conditions upon which the Tempo Option had purportedly been exercised had not been met.

  Counsel for PRIMESTAR Partners subsequently notified Tempo that PRIMESTAR Partners disagreed with the positions advanced by Tempo in the February 29 letter, and believed that PRIMESTAR Partners has effectively and irrevocably exercised the Tempo Option and was asserting certain rights to the Company Satellites. Counsel for PRIMESTAR Partners also advised Tempo that PRIMESTAR Partners would impede any

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

attempt by Tempo to repay PRIMESTAR Partners' advances. The Partners Committee of PRIMESTAR Partners has failed, however, to vote to confirm that PRIMESTAR Partners has irrevocably and unconditionally exercised the Tempo Option. The Company believes that PRIMESTAR Partners' position is based primarily on equitable arguments relating to the advances made by PRIMESTAR Partners to Tempo under the Tempo Letter Agreements and their misreading of the terms of the Option Agreement and the Tempo Letter Agreements. The Company believes the PRIMESTAR Partners' claims regarding the Company Satellites and the Tempo Option are without merit, but there can be no assurance that Tempo's position would prevail in the event of any litigation regarding this controversy.

  The Company and PRIMESTAR Partners are currently attempting to resolve their disagreement regarding the Tempo Option. In that connection, the Company and PRIMESTAR Partners have discussed the alternatives available to the Company for deployment of the Company Satellites and the terms and provisions under which the Company would make available to PRIMESTAR Partners 100% of the capacity of one or more Company Satellites as so deployed. Although the Company and PRIMESTAR Partners have not reached agreement with respect to any such resolution of their dispute, and there can be no assurance that any such resolution can be reached, or can be reached on terms acceptable to the Company, the Company does currently believe that its dispute with PRIMESTAR Partners will be resolved and does not believe that such dispute or its resolution is reasonably likely to have a material adverse effect on the Company.


(7) INCOME TAXES

  The Company is included in the consolidated Federal and state income tax returns of TCI. Income tax benefit for the Company is based on those items in TCI's consolidated calculation applicable to the Company. Intercompany tax allocation represents an apportionment of tax expense or benefit (other than deferred taxes) among subsidiaries of TCI in relation to their respective amounts of taxable earnings or losses. The payable or receivable arising from the intercompany tax allocation is recorded as an increase or decrease in "Due to TCIC," as reflected in the accompanying combined balance sheets.

  A tax sharing agreement (the "Tax Sharing Agreement") among TCIC and certain other subsidiaries of TCI was implemented effective July 1, 1995. The Tax Sharing Agreement formalizes certain of the elements of a pre-existing tax sharing arrangement and contains additional provisions regarding the allocation of certain consolidated income tax attributes and the settlement procedures with respect to the intercompany allocation of current tax attributes. The Tax Sharing Agreement encompasses U.S. Federal, state, local and foreign tax consequences and relies upon the U.S. Internal Revenue Code of 1986 as amended, and any applicable state, local and foreign tax law and related regulations. Beginning on the July 1, 1995 effective date, TCIC is responsible to TCI for its share of current consolidated income tax liabilities. TCI is responsible to TCIC to the extent that TCIC's income tax attributes generated after the effective date are utilized by TCI to reduce its consolidated income tax liabilities. Accordingly, all tax attributes generated by TCIC's operations after the effective date including, but not limited to, net operating losses, tax credits, deferred intercompany gains, and the tax basis of assets are inventoried and tracked for the entities comprising TCIC. The Company's intercompany income tax allocation for the six months ended December 31, 1995, has been calculated in accordance with the Tax Sharing Agreement, and is not materially different from the intercompany allocation that would have been calculated under the pre-existing tax sharing arrangement. In connection with the Distribution, the Tax Allocation Agreement will be amended to provide that the Company will be treated as if it had been a party to the Tax Sharing Agreement, effective July 1, 1995.

                                "TCI SATCO"

              (A COMBINATION OF CERTAIN SATELLITE TELEVISION

         ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

            NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Income tax benefit (expense) for the years ended December 31, 1995, 1994 and 1993 consists of (amounts in thousands):

                                                        CURRENT DEFERRED TOTAL
                                                        ------- -------- ------
   Year ended December 31, 1995:
     Intercompany allocation........................... $35,735     --   35,735
     Federal...........................................     --   (7,546) (7,546)
     State and local...................................     --     (981)   (981)
                                                        -------  ------  ------
                                                        $35,735  (8,527) 27,208
                                                        =======  ======  ======
   Year ended December 31, 1994:
     Intercompany allocation........................... $ 9,371     --    9,371
     Federal...........................................     --      --      --
     State and local...................................     --      --      --
                                                        -------  ------  ------
                                                        $ 9,371     --    9,371
                                                        =======  ======  ======
   Year ended December 31, 1993:
     Intercompany allocation........................... $ 3,403     --    3,403
     Federal...........................................     --      --      --
     State and local...................................     --      --      --
                                                        -------  ------  ------
                                                        $ 3,403     --    3,403
                                                        =======  ======  ======

  Income tax benefit (expense) differs from the amounts computed by applying the Federal income tax rate of 35% as a result of the following (amounts in thousands):

                                                   YEARS ENDED DECEMBER 31,
                                                   ----------------------------
                                                     1995      1994     1993
                                                   ---------  -------- --------
Computed "expected" tax benefit..................  $  28,738    8,801    2,569
State and local income taxes, net of Federal
 income tax benefit..............................     (1,661)     (75)    (103)
Change in valuation allowance....................     (3,419)     653      898
Adjustment to deferred tax assets and liabilities
 for enacted change in Federal income tax rate...        --       --        43
Other............................................        (59)      (8)      (4)
                                                   ---------  -------  -------
                                                   $  23,599    9,371    3,403
                                                   =========  =======  =======

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are presented below (amounts in thousands):

                                                                DECEMBER 31,
                                                                --------------
                                                                 1995    1994
                                                                -------  -----
     Deferred tax assets:
       Net operating loss carry forwards....................... $ 6,541    821
       Investment in PRIMESTAR Partners, due principally to
        losses recognized for financial statement purposes in
        excess of losses recognized for income tax purposes....   1,049    978
       Future deductible amounts principally due to non-
        deductible accruals....................................   1,906    629
                                                                -------  -----
         Total deferred tax assets.............................   9,496  2,428
                                                                -------  -----
     Deferred tax liability--
       Property and equipment, principally due to differences
        in depreciation net of increase in tax basis resulting
        from intercompany transfer.............................   5,888  2,239
                                                                -------  -----
         Net deferred tax asset before valuation allowance      $ 3,608    189
     Valuation allowance.......................................  (3,608)  (189)
                                                                -------  -----
         Net deferred tax asset................................ $   --     --
                                                                =======  =====

  On February 22, 1995, the assets (primarily property and equipment) and liabilities comprising PRIMESTAR By TCI were transferred from certain subsidiaries of TCIC to the predecessor of TSEI. Such transfer was recorded at TCIC's carryover basis for financial reporting purposes. In connection with such transfers, the Company recorded an $8,527,000 non-cash increase to the intercompany amount owed to TCIC, and an $8,527,000 non-cash decrease to the Company's deferred tax liability.

  The Company has analyzed the sources and expected reversal periods of its deferred tax assets. The Company believes that the tax benefits attributable to deductible temporary differences will be realized to the extent of future reversals of existing taxable temporary differences. No tax benefit has been recognized on remaining operating loss carryforwards due to the Company's history of operating losses.

  At December 31, 1995, the Company had net operating loss carry forwards for income tax purposes aggregating approximately $18,688,000 of which, if not utilized to reduce taxable income in future periods, $2,347,000 expire in 2006 and $16,341,000 expire in 2010.

(8) TRANSACTIONS WITH RELATED PARTIES

  The effects of all transactions between the Company and TCIC have been reflected as adjustments to the non-interest bearing intercompany account between the Company and TCIC. For a description of certain agreements that the Company and TCI will enter into in connection with the Distribution, see note 2.

  TCIC provides certain installation, maintenance, retrieval and other customer fulfillment services to the Company. The costs associated with such services have been allocated to the Company based upon a standard charge for each of the various customer fulfillment activities performed by TCIC. During the years ended December 31, 1995, 1994 and 1993, the Company's capitalized installation costs included amounts allocated

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

from TCIC of $57,058,000, $15,369,000 and $4,511,000, respectively.
Maintenance, retrieval and other operating expenses allocated from TCIC to the Company aggregated $15,916,000, $4,368,000 and $1,577,000 during the years ended December 31, 1995, 1994 and 1993, respectively. Following the Distribution, charges for customer fulfillment services provided by TCI will be made pursuant to the Fulfillment Agreement. See note 2.

  TCIC also provides corporate administrative services to the Company. Such administrative expenses, which were allocated from TCIC to the Company based primarily on the estimated cost of providing the service, aggregated $7,817,000, $1,080,000 and $795,000 during the years ended December 31, 1995,
1994 and 1993, respectively. Following the Distribution, charges for administrative services provided by TCI will be made pursuant to the Transition Services Agreement. See note 2.

  Certain key employees of the Company hold stock options in tandem with stock appreciation rights with respect to certain common stock of TCI. Estimates of the compensation related to the options and/or stock appreciation rights granted to employees of the Company have been recorded in the accompanying financial statements, but are subject to future adjustment based upon the market value of the underlying TCI common stock and, ultimately, on the final determination of market value when the rights are exercised. Non-cash increases (decreases) to the Company's share of TCI's estimated stock compensation liability, which are included in the above-described TCIC administrative expense allocations, aggregated $901,000, ($87,000) and $449,000 during the years ended December 31, 1995, 1994 and 1993, respectively. See note 2.

(9) COMMITMENTS AND CONTINGENCIES

  At December 31, 1995, the Company's future minimum commitments to purchase satellite reception equipment aggregated approximately $73,000,000.

  In 1994, the Company began to engage master sales agents (the "Master Agents") to recruit, train and maintain a network of agents to sell services on behalf of the Company and to install, service and maintain equipment located at the premises of subscribers. As part of the compensation for such services, the Company has agreed to pay certain residual sales commissions equal to a percentage of the programming revenue collected from a subscriber installed by a Master Agent during specified periods following the initiation of service (generally five years). Residual payments to Master Agents aggregated $2,178,000 during 1995 and were immaterial in prior years.

  The Company leases business offices and uses certain equipment under lease arrangements. Rental expense under such arrangements amounted to $1,257,000 in 1995 and was immaterial in prior years. It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum lease commitments will not be less than the rental expense incurred during 1995.

  As described in note 2, TCI UA 1 has arranged for the issuance of the TCI UA 1 Letter of Credit to support the Company's pro rata share of the PRIMESTAR Credit Facility. The amount of the TCI UA 1 Letter of Credit was $141,250,000 at December 31, 1995. In connection with the Distribution, the Company will agree to indemnify TCI UA 1 for any loss, claim or liability that TCI UA 1 may incur by reason of the TCI UA 1 Letter of Credit. See notes 2, 5 and 6.

  TCIC has arranged for the issuance of a standby letter of credit to support the Company's share of PRIMESTAR Partners' obligations under the GE-2 Agreement with respect to PRIMESTAR Partners' use of a Replacement Satellite. The original maximum drawable amount of such letter of credit is approximately

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

$25,000,000, increasing to approximately $75,000,000 if PRIMESTAR Partners exercises the End-Of-Life Option, as described in note 5. Pursuant to one of the Indemnification Agreements to be entered into by the Company in connection with the Distribution, the Company will be required to reimburse TCIC for any amounts drawn under this standby letter of credit. See note 2.

  At December 31, 1995, the Company had guaranteed approximately $5,600,000 of certain minimum commitments of PRIMESTAR Partners to purchase satellite reception equipment.

  The Company has contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

(10) SUBSEQUENT EVENTS

 Sale of Proprietary Equipment to Subscribers.

  Subsequent to December 31, 1995, the Company initiated a marketing program that allows subscribers to purchase the Company's proprietary satellite reception equipment at a price that is less than the Company's cost. The difference between the Company's costs and the revenue generated from the sale of the proprietary equipment, together with the related subscriber installation costs, represent subscriber acquisition costs that will be deferred and amortized over the estimated weighted average life of a subscriber (4 years). Any subscriber acquisition costs that have not been fully amortized at the time service to a subscriber is terminated will be charged to amortization expense during the period in which such termination occurs.

 Resnet Transaction

  Effective as of October 21, 1996, the Company acquired 4.99% of the issued and outstanding capital stock of ResNet Communications, Inc., a Delaware corporation ("ResNet"). ResNet was formed by LodgeNet Entertainment Corporation, a Delaware corporation, in February 1996 to engage in the business of providing video services to subscribers in multiple dwelling units (the "ResNet Business"). ResNet agreed to purchase from the Company up to $40 million in satellite reception equipment to be used in connection with the ResNet Business exclusively, over a five year period (subject to a one-year extension at the option of ResNet if ResNet has not purchased the full $40 million in equipment during the five-year initial term). The Company also agreed to make a subordinated convertible term loan to ResNet, the proceeds of which can be used only to purchase such equipment from the Company. The term of the loan is five years with an option by ResNet to extend the term for one additional year. The total principal and accrued and unpaid interest under the loan is convertible over a four-year period into shares of common stock of ResNet that will provide the Company with the right to acquire an additional 32% of the issued and outstanding common stock of ResNet. The Company's only recourse with respect to repayment of the loan is conversion into ResNet stock or warrants as described below. Under current interpretations of the FCC rules and regulations related to restrictions on the provision of cable and satellite master antenna television services in certain areas. The Company could be prohibited from holding 5% or more of the stock of ResNet and consequently could not exercise the conversion rights under the convertible loan agreement. The Company is required to convert the convertible loan at such time as conversion would not violate such currently applicable regulatory restrictions. In addition, ResNet granted the Company an option to acquire an additional 13.01% of the issued and outstanding common stock of ResNet at appraised fair market value at the time of exercise of the option. The option is exercisable between December 21, 1999 and the maturity of the convertible loan. Upon the maturity date of the convertible loan, if the Company has been prevented from converting the loan or exercising the option in full due to the previously described regulatory

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

restrictions, ResNet will issue warrants to the Company to acquire the stock that has not been issued pursuant to conversion of the loan and the stock that the Company has a right to acquire by exercise of the option. The exercise price of the warrants will be de minimus, and the exercise price of the warrants to be issued in respect of the option will be equivalent to the exercise price under such option. The Company has agreed to customary standstill provisions with respect to acquisitions of more than 10% of the outstanding stock of LodgeNet and any additional shares of ResNet.

  The Company also entered into a long-term signal availability agreement with ResNet, pursuant to which the Company will transport to certain defined private cable systems owned and operated by ResNet, the satellite signal used by PRIMESTAR Partners to transmit the PRIMESTAR(R) programming service (the "PRIMESTAR Satellite Signal") or the signal of a substantially comparable service. The Company is acting solely to make the PRIMESTAR Satellite Signal available to ResNet and is not acting as a distributor of any PRIMESTAR(R) programming services to ResNet. ResNet must obtain its own rights from the applicable programming networks to receive the programming services and to distribute them to ResNet's subscribers. WTCI has the right from PRIMESTAR Partners to use the PRIMESTAR Satellite Signal for delivery of programming for the benefit of third parties, including private cable systems (the "Simultaneous Use Rights"). WTCI has agreed with the Company that private cable systems designated by the Company, including the ResNet private cable systems, will receive the transport of the PRIMESTAR Satellite Signal by WTCI in exchange for the payment by the Company of a per subscriber per video program signal. The agreement between the Company and WTCI is coextensive with the agreement between WTCI and PRIMESTAR Partners, expiring on March 31, 2001, and there is no assurance that the Company will continue to have the ability to make the PRIMESTAR Satellite Signal available after that date. In its agreement with ResNet, the Company has committed to make the PRIMESTAR Satellite Signal or the signal of a substantially comparable service available for a term that extends substantially beyond March 31, 2001. If the Company loses its contractual ability to make the PRIMESTAR Satellite Signal available and is not able to make the signal of a substantially comparable service available, the Company is obligated to reimburse ResNet for its costs in obtaining a digital signal from another source, including the cost of replacement equipment if the new digital signal is not compatible with ResNet's equipment. While it is not possible at this time to quantify the amount that the Company would be obligated to pay to ResNet under the circumstances described above, the Company believes that the costs could be significant, particularly if it were to lose its ability to make a signal available towards the end of its agreement with ResNet.

  Counsel to PRIMESTAR Partners has advised the Company of the Partnership's position that there are certain preconditions to WTCI's Simultaneous Use Rights which have not yet been satisfied and that such rights are not assignable by WTCI to the Company. The Company believes that its transaction with ResNet and similar transactions are permitted under the agreements between WTCI and PRIMESTAR Partners. The Company does not believe that any potential dispute with the Partnership regarding this issue is likely to have a material adverse effect on the Company.

                                  "TCI SATCO"
                (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

                            COMBINED BALANCE SHEETS
                                  (UNAUDITED)

                                                       JUNE 30,   DECEMBER 31,
                                                         1996         1995
                                                      ----------  ------------
                                                       AMOUNTS IN THOUSANDS
ASSETS
Cash................................................. $    6,335      1,801
Accounts receivable..................................     19,180     29,192
Less allowance for doubtful accounts.................      4,241      4,819
                                                      ----------    -------
                                                          14,939     24,373
                                                      ----------    -------
Prepaid expenses.....................................        352         86
Investment in, and related advances to, PRIMESTAR
 Partners L.P. ("PRIMESTAR Partners") (note 4).......     28,847     17,963
Property and equipment, at cost:
  Satellite reception systems........................    678,022    539,843
  Support equipment..................................     18,129     12,395
  Cost of satellites under construction (note 5).....    419,584    382,900
                                                      ----------    -------
                                                       1,115,735    935,138
  Less accumulated depreciation......................    115,066     63,250
                                                      ----------    -------
                                                       1,000,669    871,888
                                                      ----------    -------
                                                      $1,051,142    916,111
                                                      ==========    =======
LIABILITIES AND PARENT'S INVESTMENT
Accounts payable..................................... $    6,118     11,378
Accrued charges from PRIMESTAR Partners (note 4).....     47,056     26,420
Other accrued expenses...............................     10,465     11,484
Subscriber advance payments..........................     17,671     13,243
Due to PRIMESTAR Partners (note 5)...................    386,219    382,900
                                                      ----------    -------
    Total liabilities................................    467,529    445,425
                                                      ----------    -------
Parent's investment:
  Accumulated deficit................................   (138,488)   (86,100)
  Due to TCI Communications, Inc. ("TCIC") (notes 2
   and 6)............................................    722,101    556,786
                                                      ----------    -------
    Total parent's investment........................    583,613    470,686
                                                      ----------    -------
Commitments and contingencies (notes 2, 4, 5, 6, 7
 and 8)
                                                      $1,051,142    916,111
                                                      ==========    =======

         See accompanying notes to combined financial statements.

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

                       COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                           SIX MONTHS ENDED
                                                               JUNE 30,
                                                         -----------------------
                                                            1996        1995
                                                         -----------  ----------
                                                         AMOUNTS IN THOUSANDS
Revenue:
  Programming and equipment rental...................... $   156,870     37,362
  Installation..........................................      36,777     24,249
                                                         -----------  ---------
                                                             193,647     61,611
                                                         -----------  ---------
Operating costs and expenses:
  Charges from PRIMESTAR Partners (note 4):
    Programming.........................................      57,463     14,309
    Satellite, marketing and distribution...............      29,422      7,387
  Other operating:
    TCIC (note 6).......................................      10,505      7,136
    Other...............................................       4,345        705
  Selling, general and administrative:
    TCIC (note 6).......................................       9,576      2,223
    Other...............................................      75,314     24,957
  Depreciation..........................................      83,230     26,625
                                                         -----------  ---------
                                                             269,855     83,342
                                                         -----------  ---------
      Operating loss....................................     (76,208)   (21,731)
                                                         -----------  ---------
Other income (expense):
  Share of losses of PRIMESTAR Partners (note 4)........      (1,446)    (4,988)
  Other, net............................................         193        143
                                                         -----------  ---------
                                                              (1,253)    (4,845)
                                                         -----------  ---------
      Loss before income taxes..........................     (77,461)   (26,576)
                                                         -----------  ---------
Income tax benefit......................................      25,073      9,724
                                                         -----------  ---------
      Net loss.......................................... $   (52,388)   (16,852)
                                                         ===========  =========

            See accompanying notes to combined financial statements.

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

                   COMBINED STATEMENTS OF PARENT'S INVESTMENT
                                  (UNAUDITED)

                                                                        TOTAL
                                                 ACCUMULATED DUE TO    PARENT'S
                                                   DEFICIT    TCIC    INVESTMENT
                                                 ----------- -------  ----------
                                                      AMOUNTS IN THOUSANDS
Balance at January 1, 1996......................  $ (86,100) 556,786   470,686
  Net loss......................................    (52,388)     --    (52,388)
  Allocation of TCIC expenses...................        --    20,081    20,081
  Allocation of TCIC installation costs.........        --    23,319    23,319
  Intercompany income tax allocation............        --   (25,073)  (25,073)
  Net cash transfers from TCIC..................        --   146,988   146,988
                                                  ---------  -------   -------
Balance at June 30, 1996........................  $(138,488) 722,101   583,613
                                                  =========  =======   =======

            See accompanying notes to combined financial statements.

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                           SIX MONTHS ENDED
                                                               JUNE 30,
                                                         ----------------------
                                                            1996       1995
                                                         ----------  ----------
                                                         AMOUNTS IN THOUSANDS
                                                             (SEE NOTE 3)
Cash flows from operating activities:
 Net loss............................................... $  (52,388)   (16,852)
 Adjustments to reconcile net loss to net cash provided
  by operating activities:
  Depreciation..........................................     83,230     26,625
  Share of losses of PRIMESTAR Partners.................      1,446      4,988
  Deferred income tax benefit...........................        --      (3,387)
  Other non-cash charges (credits)......................       (163)       209
  Changes in operating assets and liabilities:
   Change in receivables................................      9,434     (8,770)
   Change in prepaids...................................       (266)      (177)
   Change in accruals and payables......................     14,357     15,890
   Change in subscriber advance payments................      4,428      3,210
                                                         ----------  ---------
    Net cash provided by operating activities...........     60,078     21,736
                                                         ----------  ---------
Cash flows from investing activities:
 Capital expended for construction of satellites........    (36,684)   (43,631)
 Capital expended for property and equipment............   (175,340)  (139,397)
 Additional investments in and loans to PRIMESTAR Part-
  ners..................................................    (12,330)    (7,027)
                                                         ----------  ---------
    Net cash used in investing activities...............   (224,354)  (190,055)
                                                         ----------  ---------
Cash flows from financing activities:
 Increase in due to PRIMESTAR Partners..................      3,319     43,631
 Increase in due to TCIC................................    165,491    124,688
                                                         ----------  ---------
    Net cash provided by financing activities...........    168,810    168,319
                                                         ----------  ---------
    Net increase in cash................................      4,534        --
    Cash at beginning of period.........................      1,801        --
                                                         ----------  ---------
    Cash at end of period............................... $    6,335        --
                                                         ==========  =========

            See accompanying notes to combined financial statements.

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                 JUNE 30, 1996
                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

  The accompanying combined financial statements of "TCI SATCO" represent a combination of the historical financial information of certain satellite television assets of TCIC, a subsidiary of Tele-Communications, Inc. ("TCI"). Upon consummation of the spinoff transaction described in note 2, TCI Satellite Entertainment, Inc. ("TSEI") will own the assets that comprise "TCI SATCO," which assets include (i) a 100% ownership interest in "PRIMESTAR By TCI," the TCIC business that distributes the PRIMESTAR(R) programming service to subscribers within specified areas of the continental United States, (ii) a 100% ownership interest in Tempo Satellite, Inc. ("Tempo"), (iii) a 20.86% aggregate ownership interest in PRIMESTAR Partners, and (iv) TCI's rights under certain agreements with Telesat Canada ("Telesat").

  Tempo holds a construction permit issued by the Federal Communications Commission ("FCC") authorizing construction of a direct broadcast satellite ("DBS") system. Tempo is also a party to a construction agreement with Space Systems/Loral, Inc. ("Loral"), pursuant to which Loral is currently constructing two high power communications satellites (the "Company Satellites"). PRIMESTAR Partners, which was formed as a limited partnership in 1990 by subsidiaries of TCIC, several other cable operators, and General Electric Company, broadcasts satellite entertainment services that are delivered to the home through PRIMESTAR By TCI and certain other authorized distributors.

  In the following text, the "Company" may, as the context requires, refer to "TCI SATCO" (prior to the completion of the spinoff transaction described in note 2), TSEI and its consolidated subsidiaries (subsequent to the completion of the spinoff transaction described in note 2) or both. Additionally, unless the context indicates otherwise, references to "TCI" and "TCIC" herein are to TCI and TCIC, together with their respective consolidated subsidiaries (other than the Company).

  All significant inter-entity transactions have been eliminated.

  As further discussed in note 6, the accompanying combined statements of operations include allocations of certain costs and expenses of TCIC. Although such allocations are not necessarily indicative of the costs that would have been incurred by the Company on a stand-alone basis, management believes the resulting allocated amounts are reasonable.

  The accompanying interim financial statements are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of such periods. The results of operations for any interim period are not necessarily indicative of results for the full year. The unaudited interim combined financial statements should be read in conjunction with the Company's December 31, 1995 audited combined financial statements and notes thereto.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

(2) SPINOFF TRANSACTION

  On June 17, 1996, the Board of Directors of TCI (the "TCI Board") announced its intention to spinoff all the capital stock of the Company to the holders of Tele-Communications, Inc. Series A TCI Group Common Stock (the "Series A TCI Group Common Stock") and Tele-Communications, Inc. Series B TCI Group Common Stock (the "Series B TCI Group Common Stock" and, together with the Series A TCI Group Common Stock, the "TCI Group Common Stock"). The spinoff will be effected as a distribution (the "Distribution") by TCI to holders of its TCI Group Common Stock of shares of the Series A Common Stock of the Company (the "Series A Common Stock") and Series B Common Stock of the Company (the "Series B Common Stock"). The Distribution will not involve the payment of any consideration by the holders of TCI Group Common Stock (such holders, the "TCI Group Stockholders"), and is intended to qualify as a tax-free spinoff. The Distribution is expected to occur in the fourth quarter of 1996, on a date (the "Distribution Date") to be determined by the TCI Board, and will be made as a dividend to holders of TCI Group Common Stock of record as of the close of business on a record date (the "Record Date") to be determined by the TCI Board.

  Stockholders of record of TCI Group Common Stock on the Record Date will receive one share of Series A Common Stock for each ten shares of Series A TCI Group Common Stock owned of record at the close of business on the Record Date and one share of Series B Common Stock for each ten shares of Series B TCI Group Common Stock owned of record as of the close of business on the Record Date. Fractional shares will not be issued. Fractions of one-half or greater of a share will be rounded up and fractions of less than one-half of a share will be rounded down to the nearest whole number of shares of Series A Common Stock and Series B Common Stock.

  Following the Distribution, the Company and TCI will operate independently, and neither will have any stock ownership, beneficial or otherwise, in the other. For the purposes of governing certain of the ongoing relationships between the Company and TCI after the Distribution, and to provide mechanisms for an orderly transition, on, or before the Distribution Date the Company and TCI will enter into various agreements, including the "Reorganization Agreement," the "Fulfillment Agreement," the "TCIC Credit Facility," the "Transition Services Agreement," an amendment to TCI's existing "Tax Sharing Agreement" and the "Indemnification Agreements."

 Reorganization Agreement

  The Reorganization Agreement will provide for, among other things, the transfer to the Company of the assets of TCI SATCO, and for the assumption by the Company of related liabilities. No consideration will be payable by the Company for these transfers, except that two subsidiaries of the Company will purchase TCIC's partnership interests in PRIMESTAR Partners for consideration payable by delivery of promissory notes issued by such subsidiaries, which promissory notes will be assumed by TCI on or before the Distribution Date in the form of a capital contribution to the Company. The Reorganization Agreement will also provide for certain cross-indemnities designed to make the Company financially responsible for all liabilities relating to the digital satellite business conducted by TCI prior to the Distribution, as well as for all liabilities incurred by the Company after the Distribution, and to make TCI financially responsible for all potential liabilities of the Company which are not related to the digital satellite business, including, for example, liabilities arising as a result of the Company's having been a subsidiary of TCI.

  Pursuant to the Reorganization Agreement, on or before the Distribution Date, the Company will issue to TCIC a promissory note (the "Company Note"), in the principal amount of $250,000,000, representing a portion of the Company's intercompany balance owed to TCIC on such date. See related discussion below.

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

Pursuant to the Reorganization Agreement, the remainder of the Company's intercompany balance owed to TCIC on the Distribution Date will be assumed by TCI in the form of a capital contribution to the Company. In addition, the Company will assume TCI's obligations under options to be granted on the Distribution Date to certain key employees of TCI (who are not employees of the Company) representing, in aggregate, 2.5% of the shares of Company Common Stock issued and outstanding on the Distribution Date, after giving effect to the Distribution. See related discussion below.

 Fulfillment Agreement

  TCIC historically has provided the Company with certain customer fulfillment services for PRIMESTAR(R) customers enrolled by the Company's direct sales force and National Call Center. Charges for such services have been allocated to the Company by TCIC based on scheduled rates.

  Pursuant to the Fulfillment Agreement entered into by TCIC and the Company, TCIC will continue to provide fulfillment services to the Company following the Distribution with respect to customers of the PRIMESTAR(R) medium power service. Such services will include installation, maintenance, retrieval, inventory management and other customer fulfillment services. The Fulfillment Agreement, which will become effective on the first day of the month following the Distribution Date. Among other matters, the Fulfillment Agreement (i) sets forth the responsibilities of TCIC with respect to fulfillment services, including performance standards and penalties for non-performance, (ii) provides for TCIC's fulfillment sites to be connected to the billing and information systems used by the Company, allowing for on-line scheduling and dispatch of installation and other service calls, and (iii) provides scheduled rates to be charged to the Company for the various customer fulfillment services to be provided by TCIC. The Company retains sole control under the Fulfillment Agreement to establish the retail prices and other terms and conditions on which installation and other services will be provided to the Company's customers. The Fulfillment Agreement also provides that, during the term of the Fulfillment Agreement, TCIC will not provide fulfillment services to any other wireless or other similar or competitive provider or distributor of television programming services (other than traditional cable). The Fulfillment Agreement will have an initial term of two years and is terminable, on 180 days notice to TCIC, by the Company at any time during the first six months following the Distribution Date.

  There can be no assurance that the terms of the Fulfillment Agreement are not more or less favorable than those which could be obtained from unaffiliated third parties, or that comparable services could be obtained by the Company from third parties on any terms if the Fulfillment Agreement is terminated. The cost to the Company of the services provided by TCIC under the Fulfillment Agreement will exceed the standard charges that, historically, have been allocated to the Company for such services, reflecting in part the value to the Company, as determined by Company management, of the performance standards, exclusivity, termination right and certain other provisions included in the Fulfillment Agreement. See notes 1 and 6.

 TCIC Credit Facility

  TCIC has agreed to make loans to the Company from time to time up to an aggregate outstanding principal amount of $500,000,000 (the "TCIC Revolving Loans"). The terms and conditions of the TCIC Revolving Loans and Company Note will be provided for in a credit agreement, dated as of the Distribution Date, between the Company and TCIC (the "TCIC Credit Facility"). The TCIC Revolving Loans and the Company Note will bear interest at 10% per annum, compounded semi-annually. Commitment fees equal to 3/8% of the average unborrowed availability of TCIC's $500,000,000 commitment under the TCIC Credit Facility will be payable to TCIC annually. Proceeds from the TCIC Revolving Loans may be used to fund (i) working capital requirements, (ii) capital expenditures contemplated by the October 1996 business plan of the Company, (iii) up to $75,000,000 of other capital expenditures and investments and (iv) the commitment fees payable under the TCIC Credit

                                  "TCI SATCO"
                (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

Facility. The TCIC Credit Facility requires the Company to use its best efforts to obtain external debt or equity financing after the Distribution Date. The TCIC Credit Facility further provides for mandatory prepayment of the TCIC Revolving Loans and the Company Note to the extent and in the amount that the Company has obtained such external financing. Any such prepayment from the proceeds of external financing is required to be applied first to the Company Note and then to repay borrowings and correspondingly reduce the commitments under the TCIC Credit Facility. The outstanding principal of the TCIC Revolving Loans and the Company Note, together with accrued interest, will be due and payable September 30, 2001, the final maturity date of the TCIC Credit Facility, whether or not sufficient external financing has then been obtained by the Company.

  Borrowings under the TCIC Credit Facility are subject to, among other things, (a) the Company's representations and warranties being true and correct on the date of borrowing, (b) the Company's being in compliance with its covenants in the TCIC Credit Facility, (c) no default having occurred and being continuing on the borrowing date or being caused by such borrowing and
(d) the Company's being in compliance, in all material respects, with the terms and conditions of the Indemnification Agreements, the Transition Services Agreement, the Reorganization Agreement and the Fulfillment Agreement. The TCIC Credit Facility sets forth the covenants the Company has agreed to comply with during the term of the TCIC Credit Facility, including its covenants (i) not to sell, transfer or otherwise dispose of any asset (other than sales of inventory in the ordinary course of business), without the prior written consent of TCIC (other than the sale of assets or securities of a subsidiary if the aggregate consideration payable to the seller in respect of such sale is not less than the fair market value of such assets),
(ii) not to merge into or consolidate or combine with any other person, without the prior written consent of TCIC, (iii) not to declare or pay any dividend or make any distribution on its capital stock (other than in common stock), or purchase, redeem or otherwise acquire or retire for value any capital stock of the Company, (iv) to maintain specified minimum numbers of qualified subscribers from December 31, 1996 through December 31, 1997, (v) not to incur indebtedness at any time prior to and including December 31, 1997 that would exceed a specified amount per qualified subscriber, (vi) to maintain specified leverage ratios from January 1, 1998 through September 30, 2001, (vii) to maintain specified minimum ratios of annualized cash flow to annual interest expense and (viii) to maintain a specified minimum ratio of annualized cash flow to pro forma debt service.

 Transition Services Agreement

  Pursuant to the Transition Services Agreement between TCI and the Company, following the Distribution, TCI will provide to the Company certain services and other benefits, including certain administrative and other services that were provided by TCI prior to the Distribution. Pursuant to the Transition Services Agreement TCI has also agreed to provide the Company with certain most-favored-customer rights to programming services that TCI or a wholly owned subsidiary of TCI may own in the future and access to any volume discounts that may be available to TCI for purchase of home satellite dishes, satellite receivers and other equipment. As compensation for the services rendered and for the benefits made available to the Company pursuant to the Transition Services Agreement, the Company will pay TCI a monthly fee of $1.50 per qualified subscribing household or other customer unit (regardless of the number of satellite receivers), up to a maximum of $3,000,000 per month, and reimburse TCI quarterly for direct, out-of-pocket expenses incurred by TCI to third parties in providing the services. The Transition Services Agreement will become effective on January 1, 1997, will continue in effect until the close of business on December 31, 1999, and will be renewed automatically for successive one-year periods thereafter, unless earlier terminated by (i) either party at the end of the initial term or the then current renewal term, as applicable, on not less than 180 days' prior written notice to the other party, (ii) TCI upon written notice to the Company following certain changes in control of the Company, and (iii) either party if the other party is the subject of certain bankruptcy or insolvency-related events.

                                  "TCI SATCO"
                (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

 Indemnification Agreements

  On or before the Distribution Date, the Company will enter into Indemnification Agreements (the "Indemnification Agreements") with TCIC, TCI technology Ventures, Inc. ("TCITV") and TCI UA 1, Inc. ("TCI UA 1"). The Indemnification Agreement with TCIC will provide for the Company to reimburse TCIC for any amounts drawn under an irrevocable transferable letter of credit issued for the account of TCIC to support the Company's share of PRIMESTAR Partners' obligations under an Amended and Restated Memorandum of Agreement, effective as of October 18, 1996, between the Partnership and GE Americom, with respect to PRIMESTAR Partners' use of transponders on a medium power satellite ("GE-2" or the "Replacement Satellite"), to be launched by GE Americom to replace the existing satellite used by PRIMESTAR Partners (the "GE-2 Agreement"). The original drawable amount of such letter of credit is $25,000,000, increasing to $75,000,000 if PRIMESTAR Partners exercises its option under the GE-2 Agreement to extend the term of such agreement for the remainder of the useful life of GE-2. See notes 4 and 7.

  The Indemnification Agreement with TCITV will provide for the Company to indemnify and hold harmless TCITV and certain related persons from and against any losses, claims and liabilities arising out of certain agreements relating to the proposed transaction with Telesat, which TCITV will assign to the Company in connection with the Distribution. See note 6. The Indemnification Agreement with TCI UA 1 will provide for the Company to reimburse TCI UA 1 for any amounts drawn under an irrevocable transferable letter of credit issued for the account of TCI UA 1 (the "TCI UA 1 Letter of Credit"), which supports a credit facility (the "PRIMESTAR Credit Facility") that was obtained by PRIMESTAR Partners to finance advances to Tempo for payments due in respect of the construction of the Company Satellites, and that is supported by letters of credit arranged for by affiliates of the all but one of partners of PRIMESTAR Partners.

  The TCIC and TCI UA 1 Indemnification Agreements further provide for the Company to indemnify and hold harmless TCIC and TCI UA 1, respectively, and certain related persons from and against any losses, claims, and liabilities arising out of the respective letters of credit or any drawings thereunder. The payment obligations of the Company to TCIC and TCI UA 1 under such Indemnification Agreements will be subordinated in right of payment with respect to certain future obligations of the Company to financial institutions.

 Other Arrangements

  In June 1996, the TCI Board authorized TCI to permit certain of its executive officers to acquire equity interests in certain of TCI's subsidiaries. In connection therewith, the TCI Board approved the acquisition by each of two executive officers of TCI who are not employees of the Company (the "TCI Officers"), of 1.0% of the net equity of the Company. The TCI Board also approved the acquisition by an executive officer of TCIC who is also the chief executive officer and a director of the Company (the "Company Officer"), of 1.0% of the net equity of the Company and the acquisition by an executive officer of a TCI subsidiary who is also a director, but not an employee, of the Company (the "TCI Subsidiary Officer"), of 0.5% of the net equity of the Company. The TCI Board determined to structure such transactions as grants by the Company to such persons of options to purchase shares of Series A Common Stock representing 1.0% (in the case of each of the TCI Officers and the Company Officer) and 0.5% (in the case of the TCI Subsidiary Officer) of the shares of Series A Common Stock and Series B Common Stock issued and outstanding on the Distribution Date, determined immediately after giving effect to the Distribution, but before giving effect to any exercise of such options. The aggregate exercise price for each such option is equal to 1.0% (in the case of each of the TCI Officers and the Company Officer) and 0.5% (in the case of the TCI Subsidiary Officer) of TCI's Net Investment (as defined below) as of the first to occur of the Distribution Date and the date on which such option first becomes exercisable, but excluding any portion of TCI's Net Investment that as of such date is represented by a promissory note or other evidence of

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

indebtedness from the Company to TCI. TCI's Net Investment is defined for this purpose as the cumulative amount invested by TCI and its predecessor in the Company and its predecessors prior to and including the applicable date of determination, less the aggregate amount of all dividends and distributions made by the Company and its predecessors to TCI and its predecessor prior to and including such date. The options will be granted on the Distribution Date, will vest in 20% cumulative increments on each of the first five anniversaries of February 1, 1996, and will be exercisable for up to ten years following February 1, 1996. Pursuant to the Reorganization Agreement, and (in the case of the TCI Officers and the TCIC Subsidiary Officer) in partial consideration for the capital contribution to be made by TCI to the Company in connection with the Distribution, the Company has agreed, effective as of the Distribution Date, to bear all obligations under such options and to enter into stock option agreements with respect to such options with each of the TCI Officers, the Company Officer and the TCI Subsidiary Officer.

  In connection with the Distribution, TCI and the Company will also enter into a "Share Purchase Agreement" to sell to each other from time to time, at the then current market price, shares of Series A TCI Group Common Stock and Series A Common Stock, respectively, as necessary to satisfy their respective obligations after the Distribution Date under certain stock options and stock appreciation rights held by their respective employees, and certain other convertible securities. On or prior to the Distribution, the Company will also enter into an amendment to TCI's existing "Tax Sharing Agreement." See note 6.


(3) SUPPLEMENTAL DISCLOSURES TO COMBINED STATEMENTS OF CASH FLOWS

  Cash paid for interest and income taxes was not material during the six months ended June 30, 1996 and 1995.

  See note 6 for a description of certain non-cash activities.

(4) INVESTMENT IN PRIMESTAR PARTNERS

  Summarized unaudited operating information for PRIMESTAR Partners is as follows (amounts in thousands):

                                                           SIX MONTHS ENDED
                                                               JUNE 30,
                                                           ------------------
                                                             1996      1995
                                                           ---------  -------
   RESULTS OF OPERATIONS
   Revenue................................................ $ 185,981   58,322
   Operating, selling, general and administrative ex-
    penses................................................  (191,571) (81,039)
   Depreciation and amortization..........................    (1,626)  (1,381)
                                                           ---------  -------
     Operating loss.......................................    (7,216) (24,098)
   Other income, net......................................       765      666
                                                           ---------  -------
     Net loss............................................. $  (6,451) (23,432)
                                                           =========  =======

  PRIMESTAR Partners' indebtedness under the PRIMESTAR Credit Facility aggregated $433,000,000 at June 30, 1996. The PRIMESTAR Credit Facility matures on June 30, 1997 and borrowings thereunder are collateralized by letters of credit issued by all but one of the partners or their affiliated designees. See notes 5 and 7.

  PRIMESTAR Partners currently broadcasts from Satcom K-1 ("K-1"), a medium power satellite that is nearing the end of its operational life. Although the Company believes that the Replacement Satellite will be

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

successfully deployed prior to the expiration of the operational life of K-1, such deployment is dependent on a number of factors that are outside of the Company's control and no assurance can be given as to the successful deployment of the Replacement Satellite. The failure to deploy a fully operational satellite by the end of K-1's operational life (or the operational life of any temporary in-orbit replacement that might be available) could have a material adverse effect on both the Company and PRIMESTAR Partners.

  PRIMESTAR Partners is obligated to make certain minimum lease payments throughout the remaining operational life of K-1. Pursuant to the GE-2 Agreement, it is anticipated that PRIMESTAR Partners will be required to make minimum lease payments for an initial term of four years from the date of commercial operation, extendible, at the option of PRIMESTAR Partners exercised prior to the later of December 31, 1996 and 45 days after written notice to PRIMESTAR Partners that delivery of the Replacement Satellite has occurred, for the remainder of the operational life of such Replacement Satellite (the "End-Of-Life Option"). See Notes 2 and 7.

  PRIMESTAR Partners provides programming services to the Company and other authorized distributors in exchange for a fee based upon the number of subscribers receiving the respective programming services. In addition, PRIMESTAR Partners arranges for satellite capacity and uplink services, and provides national marketing and administrative support services in exchange for a separate authorization fee.

  Under the PRIMESTAR Partners limited partnership agreement, the Company has agreed to fund its share of any capital contributions and/or loans to PRIMESTAR Partners that might be agreed upon from time to time by the partners of PRIMESTAR Partners. Additionally, as a general partner of PRIMESTAR Partners, the Company is liable as a matter of partnership law for all debts of PRIMESTAR Partners in the event the liabilities of PRIMESTAR Partners were to exceed its assets. PRIMESTAR Partners has contingent liabilities related to legal and other matters arising in the ordinary course of business. Management of PRIMESTAR Partners is unable at this time to assess the impact, if any, of such matters on PRIMESTAR Partners' results of operations, financial position, or cash flows.

(5) SATELLITES UNDER CONSTRUCTION

  The Company, through Tempo, holds a "Construction Permit" issued by the FCC authorizing construction of a DBS system consisting of two or more satellites delivering DBS service in 11 frequencies at the 119(degrees) W.L. orbital position and 11 frequencies at the 166(degrees) W.L. orbital position. Tempo is also a party to the Satellite Construction Agreement with Loral, pursuant to which Tempo has agreed to purchase the Company Satellites at a fixed contract price of $487,159,500, and has an option to purchase up to three additional satellites. The cost of constructing the Company Satellites is reflected in "Cost of satellites under construction" in the accompanying combined balance sheets. The Company is currently pursuing two parallel strategies for deploying the Company Satellites.

 Telesat Transaction

  In May 1996, subject to both American and Canadian regulatory approvals, the Company, through Tempo, entered into agreements for the proposed arrangement with Telesat to launch one or both of the Company Satellites into the 82(degrees) W.L. orbital position (the "Telesat Transaction"). The 82(degrees) W.L. orbital position is a high power direct broadcast satellite slot allocated by international agreement to Canada. The Telesat Transaction, if consummated, provides that (i) the Company will sell the Company Satellites to Telesat in accordance with the Satellite Purchase Agreement dated as of May 6, 1996 (the "Satellite Purchase Agreement") between Tempo and Telesat and (ii) Telesat will simultaneously resell 27 of the 32 transponders on the Company Satellites to the Company, in accordance with the "Operating Services Agreement" between Telesat and TCI Technology

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

Ventures, Inc. ("TCITV"), a subsidiary of TCI, which agreement will be assigned by TCITV to a subsidiary of the Company prior to the Distribution. It is expected that Western Tele-Communications, Inc. ("WTCI"), a subsidiary of TCIC, would provide uplinking and compression services in connection with any DBS service to be operated using the transponders to be purchased from Telesat.

  The purchase price (the "Satellite Purchase Price") payable by Telesat for each Company Satellite if the Telesat Transaction is consummated is an amount equal to the total cost of constructing, launching and placing into orbit the Company Satellite, including capitalized interest and other financing costs relating thereto. At the closing of the sale of each Company Satellite, in accordance with the Operating Services Agreement, a subsidiary of the Company, by assignment from TCITV, will purchase 27 of the 32 transponders on such Company Satellite, for an initial payment equal to one-half of 27/32nds of the Satellite Purchase Price for such Company Satellite, which payment will be offset against the Satellite Purchase Price to be paid at that closing by Telesat (and the balance of the Satellite Purchase Price remitted by the Company to the Partnership to repay advances under the Tempo Letter Agreements described below). Thereafter, the Company will pay Telesat a quarterly operating fee for use of the transponders, including charges for in-orbit insurance and tracking, telemetry and control of the Company Satellites. The aggregate operating fee per quarter is fixed for the first 48 quarters, subject to adjustment based on the actual Satellite Purchase Price for the Company Satellites. If the Company continues to use the transponders after 48 quarterly payments have been made, the Company will make quarterly payments to Telesat at a rate equal to about one-fourth of the previous quarterly payments.

  The proposed Telesat Transaction is subject to the approval of U.S. and Canadian regulatory authorities. No assurance can be given that such regulatory approval will be obtained or will be obtained on terms satisfactory to the Company. On March 26, 1996, WTCI filed an application with the FCC for authorization to construct and operate an earth station to uplink video programming to the Company Satellites that would be launched into 82(degrees) W.L. pursuant to the Telesat Transaction. On July 1, 1996, four cabinet-level departments of the executive branch of the U.S. government filed the Executive Branch Letter with the FCC recommending that the FCC treat the application as premature and raising concerns regarding the application relating to international agreement obligations, Canadian content restrictions, Canadian licensing restrictions and domestic competition policy. On July 15, 1996, the FCC dismissed WTCI's application, without prejudice, on the ground that the application was premature because Canada has not yet issued licenses to Telesat, which will own and operate the satellite containing the Company's transponders to which WTCI will uplink. The FCC's order expressly did not address any of the substantive issues raised by WTCI's application or by the various petitions to deny WTCI's application that had been received from the Company's competitors. The FCC indicated, however, that if WTCI refiled its application, it would take into account concerns raised by the Executive Branch Letter with respect to the application.

  On August 14, 1996, WTCI filed a petition seeking reconsideration on the ground that, although a formal license has not been issued, Industry Canada has in fact issued all the pre-launch authority it customarily grants to satellite applicants and that Telesat has received from Industry Canada its standard support in principle for its proposal. In addition, WTCI noted that none of the concerns raised by the Executive Branch Letter should impede grant of WTCI's application. There can be no assurance, however, that the FCC will respond favorably to the petition. Furthermore, although the Company believes that WTCI's proposal is in the public interest and fully consistent with applicable FCC rules and policies (as well as applicable treaties and international agreements), there can be no assurance that the FCC will not deny such application on substantive grounds when it reconsiders the matter, and the Company cannot predict whether WTCI will ultimately receive the necessary authorizations to operate the planned uplink station. If Telesat notifies the Company that Telesat has obtained all government approvals and authorizations required to be obtained by Telesat in connection with the Telesat

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

Transaction, prior to the Company obtaining its required government approvals and authorizations, Telesat would have the right to terminate the Telesat Transaction under its agreement with the Company.

  Construction of one of the Company Satellites ("Satellite No. 1") has been completed and has been outfitted with an antenna for the 82(degrees) W.L. orbital location. Construction of the other Company Satellite ("Satellite No. 2") has been completed except for the installation of an antenna. Loral has advised the Company that the Company must notify Loral of the required antenna configuration of Satellite No. 2 on or about November 1, 1996, for Satellite No. 2 to be ready for launch by February Launch Date (defined below).

  Pursuant to the "Satellite Construction Agreement" with Loral, Tempo has arranged for two possible launches, one currently scheduled for launch on December 19, 1996 (the "December Launch Date"), and the other scheduled for launch on February 27, 1997 (the "February Launch Date"). In order to meet the December Launch Date, one of the Company Satellites would have to be shipped from Loral's facility on or about November 13, 1996. The Company is currently in discussions with Loral and other parties with respect to the possibility of obtaining an additional launch window in 1997 to replace the December Launch Date. However, there can be no assurance that such a launch window can be arranged at this time or will be available on terms acceptable to the Company. If the Company is unable to utilize the December Launch Date or to obtain a replacement launch window in 1997, the Company would not be able to deploy one of the Company Satellites before 1998.

  If the Company receives all necessary regulatory approvals for the Telesat Transaction by November 1, 1996, the Company currently intends to launch Satellite No. 1 into the 82(degrees) W.L. orbital location on the December Launch Date. In addition, Tempo will instruct Loral to install an antenna on Satellite No. 2 that is suitable for operation at the 91(degrees) W.L. orbital location. In such event, Satellite No. 2 will be shipped to its launch site in time for the February Launch Date and is expected to be deployed temporarily into the 91(degrees) W.L. orbital position before being moved to 82(degrees) W.L.

  If the Company receives all necessary regulatory approvals for the Telesat Transaction after November 1, 1996, but on or before November 13, 1996, then subject to Telesat's agreeing to amend its agreements with the Company to eliminate the references to a satellite being deployed at 91(degrees) W.L., the Company currently intends to launch Satellite No. 1 into the 82(degrees) W.L. orbital location on the December Launch Date. In addition, it is expected that the Company will instruct Loral to install an antenna on Satellite No. 2 that is suitable for operation at the 119(degrees) W.L. orbital location, Satellite No. 2 will be shipped to its launch site in time for the February Launch Date and will be launched into the 119(degrees) W.L. orbital location.

  If all necessary regulatory approvals are not received by November 13, 1996, or if such approvals are received but the agreements with Telesat have not been amended as described above, Satellite No. 2 will be launched into the 119(degrees) W.L. orbital location on the February Launch Date, the December Launch Date will be deferred with associated penalties and Tempo will place Satellite No. 1 in storage for future launch into the 82(degrees) W.L. orbital location or otherwise to be disposed of or deployed in such manner as the Company and PRIMESTAR Partners may determine.

  If regulatory and other conditions to the Telesat Transaction are satisfied and the Telesat Transaction is consummated with either or both of the Company Satellites, the Company and PRIMESTAR Partners have been discussing the Company's making available to PRIMESTAR Partners all of the rights and benefits (including the purchase price for the Company Satellites), and PRIMESTAR Partners assuming all of the obligations (including the repurchase price for the 27 transponders to be repurchased from Telesat), of the Company under

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

the agreements with Telesat. Further, if one of the Company Satellites is launched into 119(degrees) W.L., the discussions between the Company and PRIMESTAR Partners contemplate that the Company would make 100% of the capacity on such satellite available to PRIMESTAR Partners and that PRIMESTAR Partners would reimburse the Company for the costs of operating such satellite. In each of the foregoing circumstances, the Company would be unconditionally released from any obligation it may have to repay PRIMESTAR Partners for its funding of the costs of constructing and launching the Company Satellites. However, if the Company and PRIMESTAR Partners are unable to reach agreement with respect to the foregoing, the Company will consider other potential uses for the available capacity on the Company Satellites, which could include using such capacity in connection with another DBS business opportunity.

Tempo DBS System.

  Tempo's Construction Permit authorizes the construction of a DBS system with 11 frequency channels at 119(degrees) W.L. and 11 frequency channels at 166(degrees) W.L. The 119(degrees) W.L. position is generally visible to home satellite dishes throughout all fifty states; the 166(degrees) is visible only in the western half of the continental U.S. as well as Alaska and Hawaii. Under Tempo's Satellite Construction Agreement with Loral, Loral is committed to supply to Tempo a total of five high power satellites (including the Company Satellites) and other items relating to such satellites. Subject to completion of the Telesat Transaction, the Company has exercised its option under the Satellite Construction Agreement to purchase Satellite No. 3. Under those circumstances, Satellite No. 3 would be designated for deployment in the 119(degrees) W.L. orbital position and scheduled for launch by May 1998 pursuant to Tempo's Construction Permit.

  If the Telesat Transaction is not consummated, the Company intends to deploy one of the Company Satellites in the 119(degrees) W.L. orbital position and to place the second Company Satellite in storage for future deployment or other disposition as determined by Tempo.

Satellite Launches.

  Pursuant to the Satellite Construction Agreement, following the launch of a satellite, Loral will conduct in-orbit testing. Delivery of a satellite takes place upon Tempo's acceptance of such satellite after completion of in-orbit testing ("Delivery"). Subject to certain limits, Loral must reimburse Tempo for Tempo's actual and reasonable expenses directly incurred as a result of any delays in the Delivery of satellites. The in-orbit useful life of each satellite is designed to be a minimum of 12 years. If in-orbit testing confirms that the satellite conforms fully to specifications and the service life of the satellite will be at least 12 years, Tempo is required to accept the satellite. If in-orbit testing determines that the satellite does not fully conform to specifications but at least 50% of its transponders are functional and the service life of the satellite will be at least six years, Tempo is required to accept the satellite but is entitled to receive a proportionate decrease in the purchase price. If Loral fails to deliver a satellite, it has 29 months to deliver, at its own expense, a replacement satellite. Loral may make four attempts to launch the two Company Satellites; however, if the two Company Satellites are not delivered in such four attempts, Tempo may terminate the Satellite Construction Agreement. Tempo also may terminate the contract in the event of two successive satellite failures.

  Loral has warranted that, until the satellites are launched, the satellites will be free from defects in materials or workmanship and will meet the applicable performance specifications. In addition, Loral has warranted that all items other than the satellites delivered under the Satellite Construction Agreement will be free from defects in materials or workmanship for one year from the date of their acceptance and will perform in accordance with the applicable performance specifications. Loral bears the risk of loss of the Company Satellites until Delivery. Upon Delivery, title and risk of loss pass to Tempo. However, Loral is obligated to carry risk insurance on each satellite

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

covering the period from the launch of the satellite through an operating period of 180 days. Such risk insurance will cover (i) the cost of any damages due under the Satellite Construction Agreement; (ii) the cost of delivery of a replacement satellite in the event of a satellite failure; and (iii) the refund of the full purchase price for each undelivered Company Satellite if Loral fails to deliver both Company Satellites after four attempts. Loral is also required to obtain insurance indemnifying Tempo from any third party claims arising out of the launch of a satellite.

Tempo Option.

  In February 1990, Tempo entered into an option agreement with PRIMESTAR Partners (the "Option Agreement"), granting PRIMESTAR Partners the right and option (the "Tempo Option"), upon exercise, to purchase or lease 100% of the capacity of the DBS system to be built, launched and operated by Tempo pursuant to the Construction Permit. Under the Option Agreement, upon the exercise of the Tempo Option, PRIMESTAR Partners would be obligated to pay Tempo $1,000,000 (the "Exercise Price") and lease or purchase the entire capacity with the purchase price (or aggregate loan payments) being sufficient to cover the cost of constructing, launching and operating such proposed system. In connection with the Tempo Option and certain related matters, Tempo and PRIMESTAR Partners subsequently entered into two letter agreements (the "Tempo Letter Agreements"), which provided for, among other things, the funding by PRIMESTAR Partners of milestone and other payments due under the Satellite Construction Agreement, and certain related costs, through advances by PRIMESTAR Partners to Tempo. PRIMESTAR Partners financed such advances to Tempo through borrowings under the PRIMESTAR Credit Facility which was in turn supported by letters of credit arranged for by affiliates of all but one of the partners of the Partnership. The aggregate funding provided to Tempo by PRIMESTAR Partners is reflected in "Due to PRIMESTAR Partners" in the accompanying combined balance sheets. At June 30, 1996, the amount borrowed by PRIMESTAR Partners under the PRIMESTAR Credit Facility was $433,000,000, including accrued interest. See note 5.

  The Tempo Letter Agreements permit PRIMESTAR Partners to apply its advances to Tempo against any payments (other than the Exercise Price) due under the Tempo Option and would not require Tempo to repay such advances unless PRIMESTAR Partners elected to stop funding amounts due under the Satellite Construction Agreement or failed to exercise the Tempo Option within the period provided for in the Tempo Letter Agreements, in which event Tempo could, in lieu of making such repayment, elect to assign all of its rights relating to the Company Satellites to PRIMESTAR Partners.

  On February 29, 1996, Tempo notified PRIMESTAR Partners of Tempo's belief that PRIMESTAR Partners had failed to effectively exercise the Tempo Option and that such failure had resulted in the termination of the Tempo Option pursuant to the Tempo Letter Agreements. In that connection, Tempo advised PRIMESTAR Partners that, based on and assuming the effective termination of the Tempo Option, Tempo would reimburse PRIMESTAR Partners for its advances to Tempo by assuming PRIMESTAR Partner's indebtedness for borrowed money under the PRIMESTAR Credit Facility, to the extent used to fund such advances.

  Tempo's belief that PRIMESTAR Partners failed to effectively exercise the Tempo Option is based, among other things, on the fact that despite PRIMESTAR Partners' notice to Tempo at the July 29, 1994 meeting of the Partners Committee of its exercise of the Tempo Option, since such date, PRIMESTAR Partners has failed to take any of the actions contemplated by the Option Agreement to be taken following exercise of the Tempo Option, including (i) advising Tempo whether it intends to purchase or lease the capacity of the DBS system referred to in the Option Agreement, (ii) negotiating an agreement of purchase or lease with Tempo and (iii) paying Tempo the Exercise Price. Moreover, in December 1995, a representative of PRIMESTAR Partners informed the Company that the July 1994 exercise of the Tempo Option had been intended as a conditional exercise, although conditional exercises are not contemplated by the Option Agreement, and that the conditions upon which the Tempo Option had purportedly been exercised had not been met.

                                "TCI SATCO"

              (A COMBINATION OF CERTAIN SATELLITE TELEVISION

         ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

            NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Counsel for PRIMESTAR Partners subsequently notified Tempo that PRIMESTAR Partners disagreed with the positions advanced by Tempo in the February 29 letter and believed that PRIMESTAR Partners has effectively and irrevocably exercised the Tempo Option and was asserting certain rights to the Company Satellites. Counsel for PRIMESTAR Partners also advised Tempo that PRIMESTAR Partners would impede any attempt by Tempo to repay PRIMESTAR Partners' advances. The Partners Committee of PRIMESTAR Partners has failed, however, to vote to confirm that PRIMESTAR Partners has irrevocably and unconditionally exercised the Tempo Option. The Company believes that PRIMESTAR Partners' position is based primarily on equitable arguments relating to the advances made by PRIMESTAR Partners to Tempo under the Tempo Letter Agreements and their misreading of the terms of the Option Agreement and the Tempo Letter Agreements. The Company believes the PRIMESTAR Partners' claims regarding the Company Satellites and the Tempo Option are without merit, but there can be no assurance that Tempo's position would prevail in the event of any litigation regarding this controversy.

  The Company and PRIMESTAR Partners are currently attempting to resolve their disagreement regarding the Tempo Option. In that connection, the Company and PRIMESTAR Partners have discussed the alternatives available to the Company for deployment of the Company Satellites and the terms and provisions under which the Company would make available to PRIMESTAR Partners 100% of the capacity of one or more Company Satellites as so deployed. Although the Company and PRIMESTAR Partners have not reached agreement with respect to any such resolution of their dispute, and there can be no assurance that any such resolution can be reached, or can be reached on terms acceptable to the Company, the Company does currently believe that its dispute with PRIMESTAR Partners will be resolved and does not believe that such dispute or its resolution is reasonably likely to have a material adverse effect on the Company.


(6) TRANSACTIONS WITH RELATED PARTIES

  The effects of all transactions between the Company and TCIC have been reflected as adjustments to the non-interest bearing intercompany account between the Company and TCIC. For a description of certain agreements that the Company and TCI will enter into in connection with the Distribution, see note 2.

  TCIC provides certain installation, maintenance, retrieval and other customer fulfillment services to the Company. The costs associated with such services have been allocated to the Company based upon a standard charge for each of the various customer fulfillment activities performed by TCIC. During the six months ended June 30, 1996 and 1995, the Company's capitalized installation costs included amounts allocated from TCIC of $23,319,000 and $23,485,000, respectively. Maintenance, retrieval and other operating expenses allocated from TCIC to the Company aggregated $10,505,000 and $7,136,000 during the six months ended June 30, 1996 and 1995, respectively. Following the Distribution, charges for customer fulfillment services provided by TCI will be made pursuant to the Fulfillment Agreement. See note 2.

  TCIC also provides corporate administrative services to the Company. Such administrative expenses, which were allocated from TCIC to the Company based primarily on the estimated cost of providing the service, aggregated $9,576,000 and $2,223,000 during the six months ended June 30, 1996 and 1995, respectively. Following the Distribution, charges for administrative services provided by TCI will be made pursuant to the Transition Services Agreement. See note 2.

  Certain key employees of the Company hold stock options in tandem with stock appreciation rights with respect to certain common stock of TCI. Estimates of the compensation related to the options and/or stock appreciation rights granted to employees of the Company have been recorded in the accompanying financial statements, but are subject to future adjustment based upon the market value of the underlying TCI common

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

stock and, ultimately, on the final determination of market value when the rights are exercised. Non-cash increases (decreases) to the Company's share of TCI's estimated stock compensation liability, which are included in the above-described TCIC administrative expense allocations, aggregated $(176,000) and $209,000 during the six months ended June 30, 1996 and 1995, respectively. See note 2.

  A tax sharing agreement (the "Tax Sharing Agreement") among TCIC and certain other subsidiaries of TCI was implemented effective July 1, 1995. The Tax Sharing Agreement formalizes certain of the elements of a pre-existing tax sharing arrangement and contains additional provisions regarding the allocation of certain consolidated income tax attributes and the settlement procedures with respect to the intercompany allocation of current tax attributes. The Tax Sharing Agreement encompasses U.S. Federal, state, local and foreign tax consequences and relies upon the U.S. Internal Revenue Code of 1986 as amended, and any applicable state, local and foreign tax law and related regulations. Beginning on the July 1, 1995 effective date, TCIC is responsible to TCI for its share of current consolidated income tax liabilities. TCI is responsible to TCIC to the extent that TCIC's income tax attributes generated after the effective date are utilized by TCI to reduce its consolidated income tax liabilities. Accordingly, all tax attributes generated by TCIC's operations after the effective date including, but not limited to, net operating losses, tax credits, deferred intercompany gains and the tax basis of assets are inventoried and tracked for the entities comprising TCIC. The Company's intercompany income tax allocation for the six months ended June 30, 1996, has been calculated in accordance with the Tax Sharing Agreement, and is not materially different from the intercompany allocation that would have been calculated under the pre-existing tax sharing arrangement. In connection with the Distribution, the Tax Sharing Agreement will be amended to provide that the Company will be treated as if it had been a party to the Tax Sharing Agreement effective July 1, 1995.

  On February 22, 1995, the assets (primarily property and equipment) and liabilities comprising PRIMESTAR By TCI were transferred from certain subsidiaries of TCIC to the predecessor of TSEI. Such transfer was recorded at TCIC's carryover basis for financial reporting purposes. In connection with such transfer, the Company recorded an $8,527,000 non-cash increase to the intercompany amount owed to TCIC, and an $8,527,000 non-cash decrease to the Company's deferred tax liability.

(7) COMMITMENTS AND CONTINGENCIES

  At June 30, 1996, the Company's future minimum commitments to purchase satellite reception equipment aggregated approximately $56,000,000.

  In 1994, the Company began to engage master sales agents (the "Master Agents") to recruit, train and maintain a network of sub-agents to sell services on behalf of the Company and to install, service and maintain equipment located at the premises of the subscribers. As part of the compensation paid for such services, the Company has agreed to pay certain residual sales commissions equal to a percentage of the programming revenue collected from a subscriber installed by a Master Agent during specified periods following the initiation of service (generally five years). Residual payments to Master Agents aggregated $4,597,000 and $400,000 during the six months ended June 30, 1996 and 1995, respectively.

  As described in note 2, TCI UA 1 has arranged for the issuance of the TCI UA 1 Letter of Credit to support the Company's pro rata share of the PRIMESTAR Credit Facility. The amount of the TCI UA 1 Letter of Credit was $141,250,000 at June 30, 1996. In connection with the Distribution, the Company will agree to indemnify TCI UA 1 for any loss, claim or liability that TCI UA 1 may incur by reason of the TCI UA 1 Letter of Credit. See notes 2, 4, and 5.

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  TCIC has arranged for the issuance of a standby letter of credit to support the Company's share of PRIMESTAR Partners' obligations under the GE-2 Agreement with respect to PRIMESTAR Partners' use of a Replacement Satellite. The original maximum drawable amount of such letter of credit is approximately $25,000,000, increasing to approximately $75,000,000 if PRIMESTAR Partners exercises the End-Of-Life Option, as described in note 4. Pursuant to one of the Indemnification Agreements to be entered into by the Company in connection with the Distribution, the Company will be required to reimburse TCIC for any amounts drawn under this standby letter of credit. See note 2.

  At June 30, 1996, the Company had guaranteed approximately $4,200,000 of certain minimum commitments of PRIMESTAR Partners to purchase satellite reception equipment.

  The Company has contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

(8) SUBSEQUENT EVENTS

 Sale of Proprietary Equipment to Subscribers.

  Subsequent to June 30, 1996, the Company initiated a marketing program that allows subscribers to purchase the Company's proprietary satellite reception equipment at a price that is less than the Company's cost. The difference between the Company's costs and the revenue generated from the sale of the proprietary equipment, together with the related subscriber installation costs, represent subscriber acquisition costs that will be deferred and amortized over the estimated weighted average life of a subscriber (4 years). Any subscriber acquisition costs that have not been fully amortized at the time service to a subscriber is terminated will be charged to amortization expense during the period in which such termination occurs.

 Resnet Transaction

  Effective as of October 21, 1996, the Company acquired 4.99% of the issued and outstanding capital stock of ResNet Communications, Inc., a Delaware corporation ("ResNet"). ResNet was formed by LodgeNet Entertainment Corporation, a Delaware corporation, in February 1996 to engage in the business of providing video services to subscribers in multiple dwelling units (the "ResNet Business"). ResNet agreed to purchase from the Company up to $40 million in satellite reception equipment to be used in connection with the ResNet Business exclusively, over a five year period (subject to a one-year extension at the option of ResNet if ResNet has not purchased the full $40 million in equipment during the five-year initial term). The Company also agreed to make a subordinated convertible term loan to ResNet, the proceeds of which can be used only to purchase such equipment from the Company. The term of the loan is five years with an option by ResNet to extend the term for one additional year. The total principal and accrued and unpaid interest under the loan is convertible over a four-year period into shares of common stock of ResNet that will provide the Company with the right to acquire an additional 32% of the issued and outstanding common stock of ResNet. The Company's only recourse with respect to repayment of the loan is conversion into ResNet stock or warrants as described below. Under current interpretations of the FCC rules and regulations related to restrictions on the provision of cable and satellite master antenna television services in certain areas. The Company could be prohibited from holding 5% or more of the stock of ResNet and consequently could not exercise the conversion rights under the convertible loan agreement. The Company is required to convert the convertible loan at such time as conversion would not violate such currently applicable regulatory restrictions. In addition, ResNet granted the Company an option to acquire an additional 13.01% of the issued and outstanding common stock of ResNet at appraised fair market

                                  "TCI SATCO"
                 (A COMBINATION OF CERTAIN SATELLITE TELEVISION
           ASSETS OF TCI COMMUNICATIONS, INC., AS DEFINED IN NOTE 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

value at the time of exercise of the option. The option is exercisable between December 21, 1999 and the maturity of the convertible loan. Upon the maturity date of the convertible loan, if the Company has been prevented from converting the loan or exercising the option in full due to the previously described regulatory restrictions, ResNet will issue warrants to the Company to acquire the stock that has not been issued pursuant to conversion of the loan and the stock that the Company has a right to acquire by exercise of the option. The exercise price of the warrants will be de minimis, and the exercise price of the warrants to be issued in respect of the option will be equivalent to the exercise price under such option. The Company has agreed to customary standstill provisions with respect to acquisitions of more than 10% of the outstanding stock of LodgeNet and any additional shares of ResNet.

  The Company also entered into a long-term signal availability agreement with ResNet, pursuant to which the Company will transport to certain defined private cable systems owned and operated by ResNet, the satellite signal used by PRIMESTAR Partners to transmit the PRIMESTAR(R) programming service (the "PRIMESTAR Satellite Signal") or the signal of a substantially comparable service. The Company is acting solely to make the PRIMESTAR Satellite Signal available to ResNet and is not acting as a distributor of any PRIMESTAR(R) programming services to ResNet. ResNet must obtain its own rights from the applicable programming networks to receive the programming services and to distribute them to ResNet's subscribers. WTCI has the right from PRIMESTAR Partners to use the PRIMESTAR Satellite Signal for delivery of programming for the benefit of third parties, including private cable systems (the "Simultaneous Use Rights"). WTCI has agreed with the Company that private cable systems designated by the Company, including the ResNet private cable systems, will receive the transport of the PRIMESTAR Satellite Signal by WTCI in exchange for the payment by the Company of a per subscriber per video program signal. The agreement between the Company and WTCI is coexistive with the agreement between WTCI and PRIMESTAR Partners expiring on March 31, 2001, and there is no assurance that the Company will continue to have the ability to make the PRIMESTAR Satellite Signal available after that date. In its agreement with ResNet, the Company has committed to make the PRIMESTAR Satellite Signal or the signal of a substantially comparable service available for a term that extends substantially beyond March 31, 2001. If the Company loses its contractual ability to make the PRIMESTAR Satellite Signal available and is not able to make the signal of a substantially comparable service available, the Company is obligated to reimburse ResNet for its costs in obtaining a digital signal from another source, including the cost of replacement equipment if the new digital signal is not comparable with ResNet's equipment. While it is not possible at this time to quantify the amount that the Company would be obligated to pay to ResNet under the circumstances described above, the Company believes that the costs could be significant, particularly if it were to lose its ability to make a signal available towards the end of its agreement with ResNet.

  Counsel to PRIMESTAR Partners has advised the Company of the Partnership's position that there are certain preconditions to WTCI's Simultaneous Use Rights which have not yet been satisfied and that such rights are not assignable by WTCI to the Company. The Company believes that its transaction with ResNet and similar transactions are permitted under the agreements between WTCI and PRIMESTAR Partners. The Company does not believe that any potential dispute with the Partnership regarding this issue is likely to have a material adverse effect on the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
PRIMESTAR Partners, L.P.

  In our opinion, the accompanying balance sheet and the related statements of operations, of changes in partners' capital and of cash flows present fairly, in all material respects, the financial position of PRIMESTAR Partners, L.P. at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As described in Note 2 to the financial statements, the Partnership has suffered recurring losses from operations and its 1996 operating budget reflects cash requirements in excess of the current aggregate capital commitment of its partners. These matters raise substantial doubt about the Partnership's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
March 11, 1996, except as to Note 16,
which is as of April 25, 1996

                            PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                                 BALANCE SHEET

                           DECEMBER 31, 1995 AND 1994

                               1995       1994
                             ---------  ---------
                               (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equiva-
   lents.................... $  10,956  $  25,970
  Restricted cash...........       689        391
  Accounts receivable, re-
   lated parties, net.......    60,444     12,199
  Prepaid and other current
   assets...................       549      1,196
                             ---------  ---------
    Total current assets....    72,638     39,756
Property and equipment,
 net........................     9,990      7,703
Costs of satellites under
 construction (notes 6 and
 15)........................   419,256    289,607
Deposits....................        73        830
Deferred financing fees,
 net........................       684      1,262
Other assets, net...........    13,321      4,917
                             ---------  ---------
                             $ 515,962  $ 344,075
                             =========  =========
LIABILITIES AND PARTNERS'
 CAPITAL
Current liabilities:
  Accounts payable and other
   accrued expenses......... $  33,822  $  14,621
  Accrued payroll...........     2,373      1,222
  Accrued interest..........     1,716      1,238
                             ---------  ---------
    Total current liabili-
     ties...................    37,911     17,081
Borrowings under long-term
 credit facility............   419,000    290,000
Deferred rent--related par-
 ty.........................     7,210     11,178
                             ---------  ---------
    Total liabilities.......   464,121    318,259
                             ---------  ---------
Commitments and contingen-
 cies
Partners' capital:
  Contributed capital.......   251,968    183,906
  Accumulated loss..........  (200,127)  (158,090)
                             ---------  ---------
    Total partners' capi-
     tal....................    51,841     25,816
                             ---------  ---------
                             $ 515,962  $ 344,075
                             =========  =========

   The accompanying notes are an integral part of these financial statements.

                            PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                            STATEMENT OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                     1995      1994      1993
                                                   --------  --------  --------
                                                         (IN THOUSANDS)
Income:
  Subscriber revenues, related parties............ $180,595  $ 27,841  $ 10,861
  Interest........................................    1,252       405       131
                                                   --------  --------  --------
                                                    181,847    28,246    10,992
                                                   --------  --------  --------
Expenses:
  Operating.......................................  147,948    41,832    22,469
  Selling, general and administrative.............   68,152    36,343    15,964
  Depreciation and amortization...................    2,890     2,700     1,849
  Interest expense................................        8        61
  Loss on deferred option payments................    4,886     1,767
  Loss on disposal of property and equipment......              1,259
                                                   --------  --------  --------
                                                    223,884    83,962    40,282
                                                   --------  --------  --------
Net loss.......................................... $(42,037) $(55,716) $(29,290)
                                                   ========  ========  ========

   The accompanying notes are an integral part of these financial statements.

                            PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                              CONTRIBUTED ACCUMULATED
                                                CAPITAL      LOSS      TOTAL
                                              ----------- ----------- --------
                                                       (IN THOUSANDS)
Balance at December 31, 1992.................  $ 71,206    $ (73,084) $ (1,878)
Capital contributions........................    34,400                 34,400
Net loss.....................................                (29,290)  (29,290)
                                               --------    ---------  --------
Balance at December 31, 1993.................   105,606     (102,374)    3,232
Capital contributions........................    78,300                 78,300
Net loss.....................................                (55,716)  (55,716)
                                               --------    ---------  --------
Balance at December 31, 1994.................   183,906     (158,090)   25,816
Capital contributions........................    68,062                 68,062
Net loss.....................................                (42,037)  (42,037)
                                               --------    ---------  --------
Balance at December 31, 1995.................  $251,968    $(200,127) $ 51,841
                                               ========    =========  ========

   The accompanying notes are an integral part of these financial statements.

                            PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                            STATEMENT OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                  1995       1994       1993
                                                ---------  ---------  --------
                                                       (IN THOUSANDS)
Cash flows from operating activities:
 Net loss...................................... $ (42,037) $ (55,716) $(29,290)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization................     2,890      2,700     1,849
  Loss on deferred option payments.............     4,886      1,767
  Loss on disposal of property and equipment...                1,259
  Change in assets and liabilities:
   Accounts receivable, related parties........   (48,245)   (10,379)     (570)
   Deposits....................................       757       (808)
   Prepaid and other assets....................   (13,024)    (1,220)     (564)
   Accounts payable, accrued expenses, and
    accrued interest...........................    20,830     10,611     1,299
   Deferred rent...............................    (3,968)    (2,598)     (590)
                                                ---------  ---------  --------
    Net cash used in operating activities......   (77,911)   (54,384)  (27,866)
                                                ---------  ---------  --------
Cash flows from investing activities:
 Purchase of property and equipment and
  payments
  on satellite construction....................  (133,867)  (224,097)  (72,336)
                                                ---------  ---------  --------
Cash flows from financing activities:
 Increase in deferred financing fees...........               (1,573)     (160)
 Loans from partners...........................               48,184    71,164
 Repayment of loans from partners..............             (119,348)
 Capital contributions.........................    68,062     78,300    34,400
 Borrowings under credit facility..............   129,000    290,000
 Increase in restricted cash...................      (298)      (391)
                                                ---------  ---------  --------
    Net cash provided by financing activities..   196,764    295,172   105,404
                                                ---------  ---------  --------
Net (decrease) increase in cash and cash
 equivalents...................................   (15,014)    16,691     5,202
Cash and cash equivalents at beginning of
 year..........................................    25,970      9,279     4,077
                                                ---------  ---------  --------
Cash and cash equivalents at end of year....... $  10,956  $  25,970  $  9,279
                                                =========  =========  ========

   The accompanying notes are an integral part of these financial statements.

                            PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

(1) ORGANIZATION AND BUSINESS

 Formation:

  PRIMESTAR Partners, L.P. (the Partnership), was formed on February 8, 1990 as a Delaware limited partnership.

  The purpose of the Partnership is to engage in the business of acquiring, originating and/or providing television programming services delivered by satellite to subscribers through a network of distributors throughout the continental United States. Presently, there are approximately 630 such distributors, all of which are owned by the Partnership's partners.

 Capital contributions:

  In accordance with the limited partnership agreement (the Agreement), capital contributions by the partners are required as follows:

  . Cash contributions: Nine of the Partnership's ten partners made initial contributions of an aggregate $38,000 in cash. Eight of those nine partners and one former partner have contributed an additional aggregate $207,300 in cash as of December 31, 1995 and have agreed to make minimum additional aggregate cash contributions of $24,000 (see note 17).

  . In-kind contribution: In return for an initial 15% ownership interest in the Partnership, a partner leased certain satellite transponders to the Partnership at below market rates. This in-kind contribution was recorded at its estimated fair market value of $6,700 as of the inception of the Partnership. (See notes 7 and 12.)

 Distributions and allocations:

  Net profits and net losses are allocated to each partner in accordance with their stated percentage ownership interests, as defined by the Agreement. The amount of annual cash distributions, if any, is determined by the Partners Committee. Such distributions are made to the partners on a pro rata basis, in accordance with partners' respective stated percentage ownership interests as of the date of such distributions. Liquidation distributions and distributions of any net proceeds from capital transactions are made pro rata to partners with positive capital account balances (as defined), until such balances have been reduced to zero; the balance of such distributions, if any, is distributed pro rata in proportion to the partners' stated percentage ownership interests. For purposes of all distributions and allocations, respective partners' percentage ownership interests are determined as outlined in the Agreement.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND LIQUIDITY

 Basis of accounting and liquidity:

  The Partnership prepares its financial statements on the accrual basis of accounting. The financial statements have been prepared assuming that the Partnership will continue as a going concern. The Partnership has suffered recurring losses from operations and its 1996 operating budget reflects cash requirements which are in excess of the current aggregate capital commitment of its partners. These matters raise substantial doubt about the Partnership's ability to continue as a going concern. Management believes that the Partnership has adequate capital to continue normal operating activity through approximately May 1996. (See note 17.) Presently, the partners determine the amount of additional capital commitments on a quarterly basis.

                            PRIMESTAR PARTNERS, L.P.

                     DECEMBER 31, 1995, 1994 AND 1993

                          (DOLLARS IN THOUSANDS)
 Revenue recognition:

  Subscriber revenues are billed to distributors and recognized when related programming services are delivered. Included in accounts receivable at December 31, 1995 and 1994 is $27,244 and $5,811, respectively, of unbilled programming services.

 Cash and cash equivalents and restricted cash:

  Cash and cash equivalents are defined as short-term, highly liquid investments with original maturities of three months or less. Restricted cash represents unexpended borrowings under the credit facility which must be used for the satellite construction project and interest and fees associated with the credit facility.

 Property and equipment:

  Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets (5-7 years) using the straight-line method. Maintenance and repairs are expensed as incurred and the cost of betterments are capitalized.

 Intangible assets:

  The intangible asset associated with the in-kind capital contribution is being amortized over the term of the related lease agreement (see note 7).

 Deferred financing fees:

  Deferred financing fees of $1,732 at December 31, 1995 and 1994, relate to securing of the credit facility associated with the satellite construction project (see note 8). Fees are being amortized over the life of the credit facility. Amortization expense was $577 and $470 for the years ended December 31, 1995 and 1994, respectively. See note 6 regarding capitalization of deferred financing fees.

 Income tax reporting:

  Federal and state income taxes are payable by the individual partners; therefore, no provision or liability for income taxes is reflected in the financial statements. Differences between bases of assets and liabilities for tax and financial reporting purposes result primarily from expensing of option payments, capitalization of startup costs and recognition of expense relating to operating leases for tax purposes.

 Use of estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

 Long-lived assets:

  The Partnership plans to adopt Statement of Financial Accounting Standards No. 121 (FAS 121), "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of" in 1996. FAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain intangibles to be

                            PRIMESTAR PARTNERS, L.P.

                     DECEMBER 31, 1995, 1994 AND 1993

                          (DOLLARS IN THOUSANDS)
disposed of. Under FAS 121, the Partnership will periodically review its long-lived assets to assess recoverability through a non-discounted cash flow analysis and any perceived impairment will be charged to operations in the period such impairment becomes evident. The Partnership does not expect a material effect to result from the adoption of FAS 121.

(3) ACCOUNTS RECEIVABLE--RELATED PARTIES

  Accounts receivable, related parties, represent amounts due from distributors, all of whom are owned by the partners, for programming services. The partners and distributors are engaged in the business of providing television programming through cable and satellite to subscribers. Sales to the 5 largest of these distributors represented approximately 9%, 11% and 17% of the Partnership's subscriber revenues for 1995, 1994 and 1993, respectively. The allowance for doubtful accounts was $812 and $146 at December 31, 1995 and 1994, respectively.

(4) NOTES RECEIVABLE

  On November 15, 1990, the Partnership assumed from a partner two revolving credit promissory notes (the "Notes") related to amounts due from a third party. In connection with the assumption, the Partnership agreed to reimburse the partner for the total of all advances made to date under the Notes plus accrued interest on such advances at a rate of 10% per annum. Such reimbursement totaled approximately $767 and was paid in January 1991. The Partnership also advanced approximately $151 to the third party. Because of uncertainty regarding the ultimate collectibility of aggregate advances, the Company had recorded a reserve for the full amount of the notes.

  Under the terms of the revolving credit promissory note with one of the third parties, the principal balance and all unpaid, accrued interest is due and payable in the event the third party enters into an agreement to transfer its DBS construction permit or license. During 1994, one of the third parties entered into an agreement to transfer the permit and, as a result, in 1995, the Partnership recovered $450 representing principal of $375 and interest of $75 through the repayment date. The balance of the remaining Note and related reserve as of December 31, 1995 is approximately $543.

(5) PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1995 and 1994 comprise the following:

                                                                1995     1994
                                                               -------  -------
   Construction-in-progress--engineering laboratory........... $   416
   Control center, compression equipment......................   7,807  $ 6,082
   Other furniture and equipment..............................   5,540    3,463
                                                               -------  -------
                                                                13,763    9,545
   Accumulated depreciation...................................  (3,773)  (1,842)
                                                               -------  -------
                                                               $ 9,990  $ 7,703
                                                               =======  =======

  Depreciation expense for the years ended December 31, 1995, 1994 and 1993 was $1,932, $1,271 and $891, respectively.

(6) COSTS OF SATELLITES UNDER CONSTRUCTION

  In 1993, through various arrangements entered into with and by a wholly-owned subsidiary of a partner (the "Related Party"), the Partnership obtained the rights to a fixed price contract with Space Systems/Loral, Inc. for the

                            PRIMESTAR PARTNERS, L.P.

                     DECEMBER 31, 1995, 1994 AND 1993

                          (DOLLARS IN THOUSANDS)

construction and launch of two satellites. Under that arrangement, each satellite could be constructed either as a Fixed Satellite Service (FSS) or Broadcast Satellite Service (BSS) system and would provide the Partnership in the range of 100-200 channels. The expected cost of the three year construction and subsequent launch of the satellites was to range from $450,000 to $482,000 (excluding capitalized interest), depending on whether the satellites were ultimately finished as FSS or BSS spacecraft. Under the Partnership's original plan, receipt of necessary authorizations from the Federal Communications Commission ("FCC") for orbital locations desired by the Partnership would be the major factor which determined the satellites' final construction specifics. As discussed in note 7, the Partnership has discontinued the dual build program and has decided to build two BSS satellites. Through December 31, 1995 and 1994, the Partnership has reimbursed the Related Party $382,900 and $278,772, respectively, for the construction of the satellites (see note 15).

  The total amount of interest cost (including amortization of deferred financing fees and commitment fees) capitalized in conjunction with the satellite construction project for the years ended December 31, 1995, 1994 and 1993 was $25,521, $10,432 and $403, respectively.

  Satellites are subject to significant risks, including manufacturing defects affecting the satellite or its components; launch failure resulting in damage to, or destruction of, the satellite, or incorrect orbital placement; and damage in orbit caused by asteroids, space debris or electrostatic storms. Such factors may prevent or limit commercial operation or reduce the satellite's useful life.

  The satellite currently being used by the Partnership is nearing the end of its operational life, and is expected to be ultimately replaced by another medium power satellite that an affiliate of a Partner expects to launch in January 1997, to be operational 30 to 60 days thereafter (See Note 7). In November 1996, the current satellite is expected to be temporarily replaced by another existing medium power satellite.

  Limited on-board fuel capacity is a major factor limiting the useful life of satellites. When on-board fuel supplies get low, a satellite may be placed into inclined orbit to extend its useful life for an additional period. The Partnership expects the temporary satellite it will be using in January 1997 could begin inclined orbit operations as early as January 1997 and continue for a period of five months thereafter. If the medium power satellite scheduled for launch in January 1997 is unavailable, the continued usage of the temporary satellite will likely result in subscribers experiencing unacceptable outage levels commencing in the month of June 1997. In this circumstance, a delay in the launch of the medium power satellite in January 1997 could have a material adverse effect on the Partnership. However, it is reasonably possible that the temporary satellite may not be required to be placed into inclined orbit until May 1997. In such case, a delay of less than 2-3 months the launch of the medium power satellite in January 1997 may not have an adverse effect on the Partnership.

(7) OTHER ASSETS

  Other assets at December 31, 1995 and 1994 comprise the following:

                                                                1995     1994
                                                               -------  -------
   Bargain element of transponder lease (see note 12)......... $ 6,706  $ 6,706
   Less: accumulated amortization.............................  (5,747)  (4,790)
                                                               -------  -------
     Net......................................................     959    1,916
   Deferred option payments...................................            3,001
   Prepaid transponder space..................................  12,362
                                                               -------  -------
                                                               $13,321  $ 4,917
                                                               =======  =======

                            PRIMESTAR PARTNERS, L.P.

                     DECEMBER 31, 1995, 1994 AND 1993

                          (DOLLARS IN THOUSANDS)

  In 1990, the Partnership entered into an option agreement with the Related Party. The Related Party ultimately became a FCC authorized BSS satellite licensee with a permit to construct and operate BSS satellites within an 11 channel authorization. The option agreement requires the Partnership to pay the Related Party actual costs incurred by the Related Party related to the agreement, not to exceed $2,000. Under the option agreement, the Partnership retains exclusive rights to lease or purchase all channel capacity in satellite locations allocated to the Related Party under the FCC permit. Within 120 days of the exercise of the option, the Partnership shall pay an additional $1,000 to the Related Party and use its best efforts to negotiate and execute an agreement to lease or buy the channel capacity. The Partnership is also required to pay the Related Party $1,000 if the Partnership leases, acquires or enters into a legally binding commitment or option for similar channel capacity from another party without exercising the option with the Related Party. Since the option agreement is considered an integral part of the Partnership's strategy to upgrade the distribution of its programming from the low-powered satellite presently in use to high-power satellite technology, cumulative payments under the option agreement are capitalized and are to be assigned to the cost of the leased or purchased channel capacity and amortized over the life of the leased or purchased asset.

  In 1994, an affiliate of the Related Party entered into a proposed merger agreement with another FCC BSS licensee which controlled a BSS construction permit and 27 channel authorization at another location. The Partnership agreed to reimburse and otherwise make the Related Party whole for the associated cost, interest and tax expense incurred by the Related Party (whether by merger or by lease) in having the 27 channel capacity available for its use. Through December 31, 1995, the Partnership has capitalized as reimbursement of costs to the Related Party approximately $4,900, of which $4,600 remains in accounts payable. Costs related to this transaction were to be assigned to the cost of the leased or purchased channel capacity.

  Based on representations made by the Related Party (and its affiliates), the Partnership, as a beneficiary in this transaction, formally resolved in 1994 to
(1) elect that its K-1 successor satellite program (see note 6) would be at BSS with the utilization of either the 11 or 27 channel authorizations; (2) terminate the FSS/BSS dual build program; and (3) subject to certain conditions, to reimburse the Related Party for the associated cost, interest and tax expense incurred by the Related Party (whether by merger or lease) in having the 27 authorizations available for the Partnership's use.

  As a result of the above, management determined that it is unlikely that the Partnership will pursue channel capacity at both satellite locations. Accordingly, approximately $1,800 was established as a reserve on amounts capitalized under the agreement in 1994.

  In October 1995, the FCC terminated the license held by the FCC BSS licensee and subsequently sold such license at public auction to another party. The Partnership, the Related Party and the BSS licensee are currently engaged in appeal of the FCC's decision. (See note 17.) Accordingly, approximately $4,900 was established as a reserve on amounts capitalized under the agreement in 1995.

  In 1995, the Partnership entered into an agreement with an affiliate of a Partner for the lease of transponder space beginning in 1997 on an unlaunched satellite. Payments of $12,362 were made in 1995 and recorded in other assets and additional payments of $16,198 will be made in 1996. Prior to October 1996, subject to the occurrence of certain events, the Partnership may cancel the agreement with a refund of all payments made.

(8) CREDIT FACILITY

  On March 9, 1994, the Partnership entered into a $565,000 credit facility with a consortium of 25 banks to provide financing for the construction and launch of the satellites as described in note 6. The facility matures June 30, 1997

                            PRIMESTAR PARTNERS, L.P.

                     DECEMBER 31, 1995, 1994 AND 1993

                          (DOLLARS IN THOUSANDS)
and borrowings are collateralized by letters of credit issued by each of the general partners (or an affiliate) (the Partners/Partner Affiliates)(see note
15). Borrowings bear interest, at the option of the Partnership, at a rate per annum equal to any of the following:

    1. The greater of the following (the "Alternate Base Rate")
      (i) The prime rate of Chemical Bank
      (ii) The weighted average of the rates for overnight funds plus 0.5%;
    or
      (iii) The secondary market rate for three-month certificates of deposit plus 1%;

    2. The sum of (a) 7/16% plus (b) LIBOR for interest periods of one, two, three, six or, if made available by each of the banks, twelve months; or

    3. The sum of (a) 9/16% plus (b) the CD rate for certificates of deposit having a term of 30, 60, 90 or 180 days.

  Interest is payable, to the extent bearing interest based on the Alternate Base Rate, quarterly, in arrears and to the extent bearing interest based on LIBOR or the CD rate, on the last day of the applicable interest period (and, in the case of a CD or LIBOR rate loan having an interest period longer than 90 days or three months, respectively, at intervals of 90 days and three months, respectively, after the first day of such interest period). Borrowings and prepayments shall be in the amount of $5,000 in the case of LIBOR and CD rate loans and $1,000 in the case of Alternate Base Rate loans, or in each case, any greater multiple of $1,000. The Partnership will pay quarterly, in arrears, a commitment fee of 3/16% per annum on the daily unused portion of the facility.

  At December 31, 1995 and 1994, borrowings outstanding totaled $419,000 and $290,000, respectively, which bear interest at rates ranging from 6.13% to 7.88% and mature at varying dates through March 28, 1996 (subsequently extended through June 1996). As borrowings mature, the Partnership intends to refinance them under the same facility as provided by the agreements, therefore, borrowings have been classified as long-term (see note 15).

  Interest expense for the years ended December 31, 1995 and 1994 totaled $24,511 and $8,435, respectively. Commitment fees for the years ended December 31, 1995 and 1994 totaled $419 and $573, respectively. The interest expense and commitment fees were capitalized into costs of satellites under construction.

(9) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

  Financial instruments that are subject to fair value disclosure requirements are carried in the financial statements at amounts that approximate fair value. The fair value of the Partnership's borrowings under the credit facility was estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Partnership for debt of the same remaining maturities at December 31, 1995 and 1994, respectively.

(10) NOTES PAYABLE, RELATED PARTIES

  The Partnership entered into Promissory Notes, payable to the Partners/ Partner Affiliates of the Partnership for the purpose of providing bridge financing for the construction and launch of up to two satellites (see note 6). The total amount of the Notes entered into was $48,184 during 1994. In March 1994, these Notes and related interest of $1,400 were repaid in full with borrowings under the credit facility described in note 8.

(11) RELATED PARTY TRANSACTIONS

  A subsidiary of a partner provides satellite uplink services to the Partnership. Total payments for such services were approximately $10,581, $5,610 and $1,282 in 1995, 1994 and 1993, respectively.

                           PRIMESTAR PARTNERS, L.P.

                     DECEMBER 31, 1995, 1994 AND 1993

                          (DOLLARS IN THOUSANDS)

  See notes 1, 2, 3, 4, 6, 7, 8, 10, 12, 15 and 17 for additional related party transactions.

(12) COMMITMENTS

  The Partnership has long-term lease commitments for office space, equipment and transponders (see note 7) which are accounted for as operating leases.

  At December 31, 1995, future minimum lease payment commitments under these leases, excluding amounts described in note 7, are as follows:

   YEAR                                                      TRANSPONDERS OTHER
   ----                                                      ------------ ------
   1996.....................................................   $30,800    $1,368
   1997.....................................................               1,391
   1998.....................................................               1,387
   1999.....................................................                 794
   2000.....................................................                 242
                                                               -------    ------
     Total minimum rentals..................................   $30,800    $5,182
                                                               =======    ======

  The transponder lease arrangement provides for fixed payments, as well as payments which escalate over the term of the lease; further, the agreement provides for a deferral of payments until later years. The Partnership recognizes the expense related to this agreement by amortizing the total commitments on a straight-line basis. Deferred rent-related party in the accompanying balance sheet represents the difference between the straight-line amortization and cash payments.

  In addition to the fixed minimum rentals above, the transponder lease includes variable charges, based upon the number of subscribers to the Partnership's programming service, of one dollar per subscriber per month for all subscribers up to and including 750,000 subscribers, fifty cents per subscriber per month for all subscribers over 750,000 up to a maximum of 2,000,000 subscribers, and no variable charge with respect to any subscribers over 2,000,000. Such variable charges for the years ended December 31, 1995, 1994 and 1993 were approximately $5,550, $1,035 and $660, respectively.

  Rent expense under operating leases for the years ended December 31, 1995, 1994 and 1993 was approximately $23,500, $22,208 and $16,730, respectively.

  The Partnership has commitments to purchase equipment for use by its subscribers in receiving satellite transmissions. At December 31, 1995, future minimum purchase commitments under this agreement, which certain of the Partners have guaranteed, are approximately $12,000.

(13) BENEFIT PLANS

  In 1991, the Partnership established a 401(k) Retirement Savings Plan covering substantially all employees who have completed one year of service. The Plan permits eligible employees to contribute up to 10% of their annual pre-tax compensation and the Partnership makes matching contributions of up to 50% of participants first 5% of annual pre-tax compensation. The Partnership may also make discretionary contributions to the Plan. The Partnership's contributions to the Plan for the years ended December 31, 1995, 1994 and 1993 totaled approximately $80, $61 and $53, respectively.

                            PRIMESTAR PARTNERS, L.P.

                     DECEMBER 31, 1995, 1994 AND 1993

                          (DOLLARS IN THOUSANDS)

  In 1995, the Partnership adopted a Long-Term Incentive Compensation Program for senior management. The program awards units with a value of $1 based upon meeting certain performance objectives. Awarded units vest pro rata at the end of years three through five subsequent to the year of award. As of December 31, 1995, 2,115 units have been awarded with a value of $2,115 of which approximately $471 represents compensation expense through December 31, 1995. No units are vested at December 31, 1995. Unit holders have the option to convert all or a part of their accumulated and unpaid awards to common stock at the initial offering price in the event of a public offering for the Partnership.

(14) LITIGATION AND CONTINGENT LIABILITIES

  The Antitrust Division of the Department of Justice and the antitrust bureaus of several states began a formal investigation into the affairs of the Partnership in 1990. The Partnership complied with the discovery demands and cooperated in the investigations. On June 9, 1993, complaints and consent judgments were filed by the Department of Justice and the attorneys general of forty states in the federal court for the Southern District of New York alleging violations of federal and state antitrust law by the Partnership and the partners in PRIMESTAR Partners. Five additional states and the District of Columbia filed similar complaints in the same court on August 18, 1993. The defendants agreed to settle the allegations in all the complaints for, and the Partnership paid, $4,750, without any admission of wrongdoing. Final consent judgments were entered by the District Court (over the objections of certain third parties and attempted intervenors) in all of the state actions on September 14, 1993. The time to appeal the judgments in the state actions has expired. The final consent judgment in the Department of Justice matter was entered by the District Court (over the objections of certain third parties) on April 5, 1994. The time to appeal the judgment expired on June 4, 1994.

  On March 16, 1994, the Partnership received a Civil Investigative Demand
(CID) from the Antitrust Division of the Department of Justice (DOJ) relative to the DOJ's investigation of "agreements in restraint of trade and attempted monopolization in markets relating to the delivery of analog and digital video programming." The CID issued by the DOJ does not identify the Partnership as the subject of the investigation or indicate the entities being investigated as possible participants in the alleged agreements. Management does not believe that the Partnership has engaged in any unlawful conduct. The Partnership, nonetheless, cooperated with the DOJ in its investigation and provided certain documents, responded to interrogatories proposed by the DOJ and made certain employees available for depositions. Although the DOJ staff preliminarily found a Section 1 Sherman Act violation in July, 1995, upon further review, the DOJ informed the Partnership on January 24, 1996 that it had concluded that it would not take any further action at that time nor did it presently intend to institute any legal proceedings against the Partnership. The DOJ further informed the Partnership that the investigation would remain open and that it would continue to monitor developments in this area.

  The Partnership, along with several other satellite carriers, is in discussion with national broadcast television networks and their affiliates concerning compliance with the Satellite Home Viewer Act of 1994 which amended the Satellite Home Viewer Act of 1988. At present, those discussions which focus on reporting and signal measurement issues do not appear to involve any matter that would constitute a material loss contingency. In complying with the Act, the Partnership is required to discontinue network service to certain of its subscribers who are able to receive network services over-the-air. The Satellite Home Viewer Act, as amended, does provide for remedies for infringement under the Copyright Act of 1976, as amended, under certain circumstances. The remedies are per claim and such remedies can include actual damages, injunctions, and statutory damages. Statutory damages per claim are limited to five dollars per subscriber per month or $250 in a six-month period. At present, the Partnership is unable to determine

                            PRIMESTAR PARTNERS, L.P.

                     DECEMBER 31, 1995, 1994 AND 1993

                          (DOLLARS IN THOUSANDS)

upon what basis such damages would be calculated or what their amount might be; however, the Partnership has received approximately 114,000 challenges from 350 network affiliates. Currently, in response to such challenges, the Partnership has disconnected 40,000 subscribers. None of the networks or affiliates has asserted any claim for damages under applicable law against the Partnership. Management is unable at this time to assess the impact, if any, of the unasserted claim on the Partnership's results of operations, financial position or cash flows.

  See notes 15, 16 and 17.

(15) SUBSEQUENT EVENT--TEMPO OPTION AGREEMENT

  On February 29, 1996, the Partnership received notification from the Related Party which notification positioned that, assuming the Tempo Option Agreement dated February 8, 1990 had expired, the Related Party: a) had determined to proceed with a direct broadcast satellite system under the BSS Construction Agreement between the Related Party and Space Systems/ Loral (see note 6); b) had issued a stop work order under the BSS Construction Agreement; c) would reimburse the Partnership for progress payments, milestone payments and termination liability payments under the BSS Construction Agreement as well as payments to Telesat or a similar organization under the BSS Construction Agreement for consulting and monitoring services; d) would hold the Partnership and its partners harmless for all indebtedness for amounts borrowed by the Partnership under its credit facility to the extent used to fund such payments (see note 8); and e) would arrange for the cancellation of all promissory notes and/or other instruments evidencing such indebtedness and the release of all letters of credit posted by the Partnership or any Funding Partner. The Partnership believes that the Related Party's assumption that the Option Agreement has terminated is without foundation and directed the Related Party to withdraw any stop work order that has been issued. (Management's understanding, based on representations made by the Related Party, is that the stop work order was immediately rescinded after its issuance.) The Partnership subsequently informed the Related Party that it intends to continue to make payments related to the satellite construction program, and, to the extent not invoiced, the Partnership will make payments of amounts it estimates in good faith will otherwise be due.

  The Partnership and the Related Party have exchanged additional correspondences detailing the legal and factual basis for their respective claims, with the Partnership taking the position that, notwithstanding the Related Party's assertion, the Option Agreement has in fact been exercised unconditionally. At present, neither the Related Party or the Partnership have indicated what next steps will be taken in this matter. Therefore, management is unable at this time to assess the impact, if any, of this matter on the Partnership's results of operations or financial position or cash flows.

(16) SUBSEQUENT EVENTS--LITIGATION AND CONTINGENT LIABILITIES

  On April 16, 1996, the Partnership was served with a complaint from a third party, now pending in the United States District Court. The Plaintiff claims that the Partnership has infringed a patent on an "audio storage and distribution system," supposedly involving the Partnership's digital satellite TV systems. No specific amount of damages is claimed, but the plaintiff requests compensatory damages (trebled), attorneys' fees and costs, and injunctive relief. This is one of at least 18 similar cases pending against different defendants. The Partnership has made a claim for indemnification against a subsidiary of the equipment provider, which sold the systems in question to the Partnership. Management is unable at this time to assess the impact, if any, of the aforesaid claim on the Partnership's results of operations or financial position or cash flows.

                            PRIMESTAR PARTNERS, L.P.

                     DECEMBER 31, 1995, 1994 AND 1993

                          (DOLLARS IN THOUSANDS)

  On April 25, 1996, the Partnership received oral notification of a claim from a third party for alleged patent infringement in an unspecified amount or, in the alternative, a claim for past and future license fees in an amount to be negotiated, arising out of the Partnership's (and its distributors) utilization of DigiCipher Equipment for the provision of the Partnership's service to its distributors (and their customers). The Partnership intends to make a claim for indemnification against the supplier of the DigiCipher Equipment to the Partnership. Management is unable at this time to assess the impact, if any, of the aforesaid claim on the Partnership's results of operations or financial position or cash flows.

(17) UNAUDITED SUBSEQUENT EVENTS

SUBSEQUENT CAPITAL CONTRIBUTIONS AND BORROWINGS:

  The Partnership received an additional $53,000 in capital contributions during the period from January 1, 1996 though September 30, 1996. The Partnership also borrowed an additional $26,000 under its line of credit during the period from January 1, 1996 through October 25, 1996. The notes payable which matured through September 1996 have been extended to various dates through December 1996. The Partners Committee approved an additional capital contribution, on October 1, 1996 of $10,000, payable November 4, 1996. With this capital contribution management currently believes that the Partnership has adequate capital to continue normal operating activity through January 1997.

LITIGATION AND CONTINGENT LIABILITIES:

  As described in Note 14, in complying with the Satellite Home Viewer Act of 1994, the Partnership is required to discontinue network service to certain of its subscribers who are able to receive network services over the air. Through September 1996, the Partnership has received approximately 350,000 challenges from 375 network affiliates. In response to such challenges, the Partnership has disconnected 70,000 subscribers. None of the networks or affiliates has asserted any claim for damages under applicable law against the Partnership. However, public announcements by the National Association of Broadcasters, representing the affiliates and networks, indicate an intention to initiate legal action against violators to enforce the Satellite Home Viewers Act of 1988, as amended. However, discussions are continuing between representatives of the Partnership and representatives of the networks and their affiliates concerning reporting and signal measurement issues under the Act. Management believes it is possible that those discussions will yield an agreement resolving those issues. In that event, management believes that it is unlikely that the networks and their affiliates will initiate litigation against the Partnership. In the event those discussions are not successful, management believes it is likely that the networks and their affiliates will initiate litigation against the Partnership. The Act provides for remedies which can include actual damages, injunctions, and statutory damages. Statutory damages per claim are limited to $5.00 per subscriber, per month, or $250 in a six month period. At present the Partnership remains unable to determine upon what basis such damages would be calculated or what their amount might be. Therefore, management is unable at this time to assess the impact, if any, of the unasserted claim on the Partnership's results of operations, financial position or cash flows.

OPTION AGREEMENT:

  As described in Note 7, the Partnership, the Related Party and the BSS licensee appealed the FCC's decision to terminate the license held by the BSS license. The appellate court denied the appeal.

                            PRIMESTAR PARTNERS, L.P.

                     DECEMBER 31, 1995, 1994 AND 1993

                          (DOLLARS IN THOUSANDS)

TEMPO OPTION AGREEMENT:

  The Related Party has represented to management that it has entered into agreements with a Canadian company to sell the satellites under construction, and subject to both U.S. and Canadian regulatory approvals, to launch one or both of the satellites into one or more orbital positions controlled directly or indirectly by the Canadian company (see Notes 6 and 15). Despite such representation, the Partnership's position with respect to its legal claims regarding the ownership and control of the satellites has not changed. The Parties are currently attempting to resolve their disagreement (See Note 15). The Parties have not reached an agreement with respect to any such resolution of their potential dispute, and there can be no assurance that any such resolution can be reached, or can be reached on terms acceptable to the Partnership. Management is unable at this time to assess the impact, if any, of this matter on the Partnership's results of operations, financial position or cash flows.

SATELLITE:

  As described in Note 7, in 1996 the Partnership has entered into an agreement with an affiliate of a Partner, pursuant to which the affiliate has agreed to provide the Partnership with service on satellite transponders, subject to the successful launch of the satellite. The satellite, which is currently scheduled to launch on January 31, 1997 and to be operational within 60 days thereafter, will replace the current satellite which is nearing the end of its useful life. The agreement is for an initial term of four years from the date on which service is made available, and has an annual rate of $46.8 million when the satellite is fully utilized. The term is extendable for the remainder of the useful life of the satellite at the option of the Partnership if exercised prior to the later of December 31, 1996 and 45 days after written notice from the affiliate to the Partnership that delivery of the satellite has occurred under the contract.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  October 29, 1996

                              TCI SATELLITE ENTERTAINMENT, INC.


                              By:
                                   -----------------------
                                   Kenneth G. Carroll
                                   Senior Vice President and
                                     Chief Financial Officer

                               INDEX TO EXHIBITS

Exhibit
-------
No.
---

2.1 Form of Reorganization Agreement, dated as of ______________, 1996, among Tele-Communications, Inc. ("TCI"), TCI Communications, Inc.("TCIC"), Tempo Enterprises, Inc. ("Enterprises"), TCI Technology Ventures, Inc. ("TCITV"), TCI Digital Satellite Entertainment, Inc. ("Digital"), TCI K-1, Inc. ("TCI K-1"), United Artists K-1 Investments, Inc. ("UA K-1"), TCISE Partner 1, Inc. ("TCISE 1"), TCISE Partner 2, Inc. ("TCISE 2") and TCI Satellite Entertainment, Inc. (the "Company").

2.2 Form of Trade Name and Service Mark License Agreement dated as of _______________, 1996, between TCI and the Company.*

2.3 Form of Transition Services Agreement dated as of ________________, 1996, between TCI and the Company.

2.4 Fulfillment Agreement dated as of August 30, 1996, between TCIC and the Company.*

2.5 Tax Sharing Agreement effective July 1, 1995, among TCIC and certain other subsidiaries of TCI.

2.5.1 First Amendment to Tax Sharing Agreement dated as of October__, 1995, among TCIC and certain other subsidiaries of TCI.

2.5.2 Form of Second Amendment to Tax Sharing Agreement dated as of October__,1996, among TCIC and certain other subsidiaries of TCI.

2.6 Form of Credit Agreement dated as of ________________, 1996, between TCIC and the Company.

2.7 Form of Share Purchase Agreement dated as of ________________, 1996, between TCI and the Company.

3.1       Amended and Restated Certificate of Incorporation of the Company.*

3.2       Bylaws of the Company.

4.1 Specimen form of certificate representing shares of Series A Common Stock of the Company.*

4.2 Specimen form of certificate representing shares of Series B Common Stock of the Company.*

4.3 TPO-1-290 BSS Construction Agreement dated as of February 22, 1990, between Tempo and Space Systems/Loral, Inc.*

---------------------------
*    previously filed

4.4 Satellite Purchase Agreement dated as of May 6, 1996, between Tempo and Telesat Canada ("Telesat").

4.5 Operating Services Agreement dated as of May 6, 1996, between TCITV and Telesat.

4.6 Limited Partnership Agreement dated February 8, 1990, among ATC Satellite Inc., Comcast DBS, Inc., Continental Satellite Company, Inc., Cox Satellite, Inc., G.E. Americom Services, Inc., New Vision Satellite, TCI K-1, UA K-1, Viacom K-Band, Inc. and Warner Cable SSD, Inc.*

4.6.1     Amendment to Limited Partnership Agreement dated September 1,
          1993.*

4.6.2     Amendment to Limited Partnership Agreement dated December 15,
          1993.*

4.6.3     Amendment to Limited Partnership Agreement dated October 18, 1996.

4.7 Tag Along Agreement dated as of February 8, 1990, among Cox Enterprises, Inc., Comcast Corporation, Continental Cablevision, Inc., Newhouse Broadcasting Corporation, Tempo, TCI Development Corporation and TCI.*

4.8 Option Agreement dated February 8, 1990, between Tempo and K Prime Partners, L.P.*

4.9 Letter Agreement dated July 30, 1993, between Tempo and PRIMESTAR Partners, L.P. relating to FSS.*

4.10 Letter Agreement dated July 30, 1993, between Tempo and PRIMESTAR Partners, L.P. relating to BSS.*

4.11 Amended and Restated Reimbursement Agreement dated March 1, 1995, between TCI UA 1, Inc., Chemical Bank and The Toronto Dominion Bank.*

10.1 Form of Indemnification Agreement dated as of ________________, 1996, by and between the Company and TCI UA 1, Inc.

10.2 Form of Indemnification Agreement dated as of ________________, 1996, by and between the Company and TCI Technology Ventures, Inc.*

10.3 Form of Indemnification Agreement dated as of _____________, 1996, between the Company and TCIC.

10.4      TCI Satellite Entertainment, Inc. 1996 Stock Incentive Plan.

10.5      Form of Qualified Employee Stock Purchase Plan.*

10.6 Form of Idemnification Agreement dated ________________, 1996, by and between TCI and Gary S. Howard.

10.7 Form of Option Agreement, dated as of November _____, 1996, by and between the Company and Gary S. Howard.

10.8 Form of Option Agreement, dated as of November _____, 1996, by and between the Company and Larry E. Romrell.

10.9 Form of Option Agreement, dated as of November _____, 1996, by and between the Company and Brendan R. Clouston.

10.10 Form of Option Agreement, dated as of November _____, 1996, by and between the Company and David P. Beddow.

--------------------
       *  previously filed

10.11 1996 Ancillary Agreement Among Partners dated as of October 18, 1996, among PRIMESTAR Partners, L.P., the Participating Partners named therein, GE American Services, Inc. and its affiliate GE American Communications, Inc.

10.11.1   Annex A to the 1996 Ancillary Agreement Among Partners.

10.12 Equipment Sale Agreement, dated as of October 21, 1996, between ResNet Communications, Inc. ("ResNet") and the Company.

10.13 Subordinated Convertible Term Loan Agreement, dated as of October 21, 1996, by and between ResNet, as Borrower, and the Company, as Lender.

10.14 Option Agreement, dated as of October 21, 1996, between ResNet and the Company.

10.15 Standstill Agreement, dated as of October 21, 1996, by and between LodgeNet Entertainment Corporation ("LodgeNet") and the Company.

10.16 Stockholders' Agreement, dated as of October 21, 1996, between LodgeNet and the Company.

10.17 Subscription Agreement, dated as of October 21, 1996, between ResNet and the Company.

21        List of subsidiaries of the Company.

--------------------
* previously filed